File No. 33-59279

       As filed with the Securities and Exchange Commission on May 3, 2002

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 7 ON FORM S-2
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     DynCorp
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                      8744
            (Primary Standard Industrial Classification Code Number)

                                   36-2408747
                     (I.R.S. Employer Identification Number)

                11710 Plaza America Drive, Reston, Virginia 20190
                                 (703) 261-5000
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

                              H. Montgomery Hougen
                      Vice President & Corporate Secretary
                                     DynCorp
                            11710 Plaza America Drive
                           Reston, Virginia 20190-6039
                                 (703) 261-5028
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                   Copies to:
                                  Robert B. Ott
                                 Arnold & Porter
                        1600 Tysons Boulevard, Suite 900
                           McLean, Virginia 22102-4865
                                 (703) 720-7005

                   SUBJECT TO COMPLETION, DATED _______, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


PROSPECTUS
                                       DYNCORP
                             The Art of Technology

                    11,969,313 Shares of DynCorp Common Stock
                           (Par Value $0.10 per Share)

     We originally offered 11,969,313 shares of our common stock, par value $0.10 per share, in 1996. This prospectus has been revised to present current information. Some of those shares have already been sold on our internal stock market or distributed through our benefit plans described below, and 9,720,623 shares remain in this offering.

                            Our Internal Stock Market


     These shares may be offered and sold on our internal stock market, a limited securities trading market established by us to provide employees, benefit plans, and other stockholders the opportunity to buy and sell shares of our common stock on selected days each year at a price determined by our Board of Directors. Sales and purchases are made at the most recent formula price established by our board of Directors. All offers and sales on our internal stock market by stockholders may be attributed to us under the federal securities laws. We may also sell or buy shares of our common stock on our internal stock market for our own account, but we will do so only to address imbalances between the number of shares offered for sale and bid for purchase by stockholders on any particular trade date. Our internal stock market is managed by our subsidiary, DynEx, Inc. The purchases and sales of shares on our internal stock market are carried out by a registered broker-dealer, upon instructions from the respective buyers and sellers. See "Market Information -- Our Internal Stock Market".




     See "Risk Factors" on pages 2 through 6 for information concerning certain factors that should be considered by prospective investors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                             The date of this prospectus is ______, 2002

                       Where You Can Find More Information

     We file annual, quarterly, and special reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the document listed below:

     Our Annual Report on Form 10-K/A for the year ended December 27, 2001.

     You may request a copy of this filing, at no cost, by writing or telephoning: H. Montgomery Hougen, Vice President and Corporate Secretary, DynCorp, 11710 Plaza America Drive, Reston, Virginia 20190-6039, telephone (703) 261-5029, or by e-mail to monty.hougen@dyncorp.com.

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide information other than that provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

     Certain matters discussed or incorporated by reference in this prospectus are forward-looking statements within the meaning of the federal securities laws. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, there can be no assurance that our expectations will be achieved. Factors that could cause our actual results to differ materially from our current expectations include the early termination of, or failure of a customer to exercise option periods under, a significant contract; our inability to generate actual customer orders under indefinite delivery, indefinite quantity contracts; technological change; our inability to manage its growth or to execute internal performance plan; our inability to integrate the operations of acquisitions; our inability to attract and retain the technical and other personnel required to perform our various contracts; general economic conditions; and other risks discussed elsewhere in this report and in our other filings with the Securities and Exchange Commission.

                                     Summary



    There is no present public market for our common stock. So we established an internal stock market in 1996 to provide liquidity for our stockholders as well as a means for current employees to acquire our common stock through our various benefit plans.

     If our internal stock market does not give a stockholder a ready means for selling shares, and our stockholder cannot find another buyer for his or her shares of our common stock, the stockholder's investment could remain illiquid for an indefinite period.

     All of the shares of our common stock offered by this prospectus, including shares purchased on our internal stock market, will be subject to certain internal stock market and by-law restrictions, including restrictions on their transferability.

     The purchase price of our common stock offered by this prospectus is called the formula price. The formula price will be determined by a formula based on our financial performance. The formula price of one share of our common stock is expressed as an equation:

                          [(CF x 7)MF + NOA - IBD]
                            ---------------------
     formula price  =              ESO

     In this formula, "CF" means operating cash flow, which is our earnings before interest, taxes, depreciation, and amortization for the four fiscal quarters preceding the date of a price valuation. "MF" means a market factor, which is a numerical factor that reflects existing securities market conditions relevant to the valuation of our common stock. "NOA" means our non-operating assets at disposition value, net of disposition costs. "IBD" means the sum of interest-bearing debt, net of cash, adjusted to market and other outstanding securities that would be satisfied or repaid in a liquidation before our common stock. "ESO" means the number of shares of stock outstanding as of the end of the preceding quarter, assuming exercise of all outstanding options. See "Market Information -- Determination of Purchase Price".

     Our Board of Directors reviews the formula price, including the market factor, on a quarterly basis, in preparation for internal stock market trade dates. The market factor is reviewed by our Board in conjunction with an appraisal that is prepared by an independent appraisal firm for the trustee of our Savings Plans. Our Board of Directors believes that the valuation process results in a stock price that reasonably reflects the market value of our common stock.


--------------------------------------------------------------------------------
                                     DynCorp


     We are a leading provider of diversified management, technical, and professional services to a wide range of government customers. Our principal markets are information management services, software development, system integration and analysis, facilities management, and aviation maintenance and specialized support services. We are one of the foremost providers of services to the U.S. Government. Current customers include agencies of the Departments of Defense, Energy, State, and Justice and the National Aeronautics and Space Administration, as well as various other U.S. Government, United Nations, state, and local government agencies. We employ approximately 23,000 employees throughout the United States and several foreign countries to perform services for our customers.

     We were incorporated in Delaware in 1946. The address of our principal executive offices is 11710 Plaza America Drive, Reston, Virginia 20190, telephone (703) 261-5000.

     You may find out more about us by visiting our internet home page at www.dyncorp.com.

                                  Risk Factors

--------------------------------------------------------------------------------
         Prior to purchasing the common stock offered by this prospectus, you should carefully consider all of the information contained in and incorporated by reference in this prospectus, and in particular you should carefully consider the following risk factors.
--------------------------------------------------------------------------------


Substantial Leverage and Ability to Service and Refinance Debt

     Our operations and acquisitions are financed largely through debt rather than the sale of stock. Our long-term indebtedness was $264.5 million as of December 2001 <F1>, net of discount of $5.6 million, not including issued but undrawn letters of credit of $11.1 million and excluding unused commitments available for borrowing of $78.9 million. Our stockholders' equity was $40.2 million. For the years ended December 2001, 2000, 1999, 1998, and 1997, earnings were greater than fixed charges by ratios of 3.1 : 1.0, 1.3 : 1.0, 1.5 : 1.0,
2.1 : 1.0, and 1.5 : 1.0, respectively. Subject to the restrictions in our existing financing agreements, we may incur additional indebtedness from time to time to finance acquisitions, working capital, or capital expenditures and for other purposes.

<F1> Since 1999, our fiscal years have ended on the last Thursday in December.
     Before that, they ended on the last day of the calendar year. Accordingly, the fiscal years referred to in this prospectus ended on December 27, 2001, December 28, 2000; December 30, 1999; December 31, 1998; and December 31, 1997.

     The level of our indebtedness could have important consequences, including:

        o a substantial portion of our cash flow from operations must be dedicated to pay interest and repay debt and will not be available for other purposes,

        o our ability to obtain additional debt financing in the future for working capital, capital expenditures, or acquisitions may be limited, and, if additional borrowings can be made, they may not be on favorable trms, and

        o our level of indebtedness could limit our flexibility in reacting to changes in the industry and economic conditions generally.

     Our ability to satisfy our debt obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business, and other factors, many of which are beyond our control. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. If we are unable to repay our debt as it becomes due, our stockholders could lose some or all of their investment.

Restrictions Imposed by Terms of Our Indebtedness

     The terms of our agreements with banks and trustees relating to our indebtedness restrict our ability to incur additional indebtedness, incur liens, pay dividends or make other restricted payments, sell certain assets, and enter into certain kinds of transactions with affiliates, and they impose restrictions on the ability of subsidiaries to pay dividends or make payments to us. These agreements also restrict our ability to merge or consolidate with another company or to sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of our assets.

     In addition, the agreements relating to our various financing arrangements, which are our senior subordinated notes and our revolving credit and term loan facility, contain other restrictive covenants. A breach of any of these covenants could result in a default under those arrangements. Upon the occurrence of an event of default, the lenders could elect to declare all amounts outstanding, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness.

     This aggregate indebtedness is currently secured by substantially all our assets, including the assets of our subsidiaries. If the lenders accelerate the payment of our indebtedness, we cannot assure that our assets would be sufficient to repay our indebtedness in full.

     Unless we maintain certain financial ratios, as defined in the indentures relating to our senior subordinated notes, after giving effect to newly incurred indebtedness, we could not make certain types of additional investments outside the ordinary course of business or incur additional indebtedness beyond the amounts available under our revolving credit and term loan facility. In addition, our revolving credit and term loan facility has absolute limits on additional amounts of indebtedness we may incur. As a result, the amount of indebtedness that we could incur beyond the amounts available under our revolving credit facility is severely limited.

Dependence on U.S. Government Contracts

     We derived 96%, 98%, and 97% of our revenues for the years ended December 2001, 2000, and 1999, respectively, from contracts and subcontracts with the U.S. Government. Prime contracts with agencies of the Department of Defense represented 49%, 44%, and 40% of our revenues for the years ended December 2001, 2000, and 1999, respectively. Continuation and renewal of our existing government contracts and the acquisition of additional government contracts are contingent upon the availability of adequate funding for various U.S. Government agencies, among other things. A significant decline in or reapportioning of U.S. military expenditures could reduce the operations and maintenance portion of the defense budget, which could have a serious effect on our revenues and earnings. The loss or significant curtailment of material government contracts could also have a serious effect on our future revenues and earnings.

Possible Termination of Government Contracts

     Typically, a government contract has an initial term of one year combined with four one-year renewal periods, exercisable at the discretion of the Government. The Government is not obligated to exercise its option to renew a contract. At the time of completion of a government contract, the contract is "recompeted" against all eligible third-party providers.

     Contracts between us and the U.S. Government or the Government's prime contractors also contain standard provisions for termination at the convenience of the Government or the prime contractors. We cannot assure that terminations will not occur, and terminations could adversely affect our business.

No Assurance of Revenues under Indefinite Delivery, Indefinite Quantity
Contracts

     Many government contracts, particularly those involving information technology, are indefinite delivery, indefinite quantity (IDIQ) contracts. An agency may award an IDIQ contract to one or more contractors, but the award does not represent any firm orders for services. Instead the contractor(s) may then identify specific projects and propose to perform the service for a potential customer covered by the IDIQ contract, and the customer may or may not decide to order the services. Thus, having an IDIQ contract does not assure that the contractor will generate any revenues.

Risks Associated with Costs of Performance

     Our government contract services are provided through three types of contracts: fixed price, time and materials, and cost reimbursement. We assume financial risk on fixed-price contracts and time-and-materials contracts, because we assume the risk of performing those contracts at the stipulated prices or negotiated hourly rates. If we do not accurately estimate ultimate costs and control costs during performance of the work, we could lose money or have smaller profits. With cost-reimbursement contracts, so long as actual costs incurred are within the contract ceiling and allowable under the terms of the contract, we are entitled to reimbursement of the costs plus a stipulated profit.

     From time to time the Government audits and questions costs that we believe are payable under contracts. We cannot predict the outcome of ongoing audit findings at this time.

     Government contract payments received by us for allowable direct and indirect costs are subject to adjustment after audit by government auditors and repayment to the Government, if the payments exceed allowable costs as defined in the government contracts. Audits have been completed on our incurred contract costs through 1999, except for two contracts and the Information Services business segment, and are continuing for subsequent periods. We have included an allowance for possible excess billings and contract losses in our financial statements; we believe the amount of this allowance is adequate, based on our interpretation of contracting regulations and past experience. We cannot assure, however, that this allowance will be adequate.

Governmental Investigations

     We are occasionally the subject of investigations by the Department of Justice and other investigative organizations, resulting from employee actions and other allegations regarding business practices. In our opinion, there are no outstanding issues of this nature at April 22, 2002 that will have a material adverse effect on our consolidated financial position, results of operations, or liquidity.

Potential for Suspension or Debarment

     As a U.S. Government contractor, we are subject to federal regulations under which our ability to receive awards of new government contracts, or extensions of existing government contracts, may be unilaterally suspended or barred by the U.S. Government if we should be convicted of a crime or indicted based on allegations of a violation of certain specific federal statutes or other activities. Should the Government initiate suspension or debarment hearings against us or any of our affiliated entities, these actions could have a material adverse impact upon our business and prospects.

Potential for Adverse Judgments in Legal Proceedings

     We and our subsidiaries and affiliates are involved in various claims and lawsuits, including contract disputes and claims based on allegations of negligence and other tortious conduct. We also are potentially liable for certain personal injury, tax, environmental, and contract dispute issues related to the prior operations of divested businesses.

     The total amount of damages currently claimed by the claimants in these cases is estimated to be approximately $7.0 million, including compensatory and punitive damages and penalties. In most cases, we have denied, or believe we have a basis to deny, liability. In some cases, we also have offsetting claims against the claimants, third parties, or insurance carriers.

     We believe that any amounts that might actually be recovered by claimants in these cases will be substantially less than the aggregate amount claimed. After taking into account available insurance, we believe we have adequate reserves with respect to the potential liability for those claims. The estimate set forth above does not reflect claims that may have been incurred but have not yet been filed. We have recorded the damages and penalties that we consider to be probable recoveries against us or our subsidiaries. It is possible, however, that the level of filings will increase more than we have anticipated, increasing our exposures, and we cannot reasonably estimate the upper limit of exposure.

Competition

     The markets we serve are highly competitive. In each of our businesses, our competition is quite fragmented, with no single competitor holding a significant market position. We experience vigorous competition from industrial firms, university laboratories, and nonprofit institutions. Some of our competitors are large, diversified firms with substantially greater financial resources and larger technical staffs than we have.

     Government agencies also compete with us, because they can utilize internal resources to perform certain types of services that might otherwise be performed by us. Most of our revenues are derived from contracts with the U.S. Government and its prime contractors, and these contracts are awarded on the basis of negotiations or competitive bids where price is a significant factor.

We May Be Obligated to Repurchase Shares of Certain ESOP Accounts

     When a participant in one of our Savings Plans receives a distribution of our common stock from his or her ESOP Account prior to the time when our common stock becomes readily tradable stock, either we or the Savings Plan trusts are obligated to repurchase these shares from the participant. To the extent that we repurchase those shares, our availability of cash will be adversely affected. We have the right under the Savings Plans and applicable law to defer indefinitely the repurchase of any shares, if payment to the stockholders would impair our capital. See "Employee Benefit Plans -- ESOP Accounts -- Distributions".

No Payment of Cash Dividends

     We have not paid a cash dividend since 1987 and do not have a policy for the payment of regular dividends. Any payment of dividends in the future would be subject to the discretion of our Board of Directors and may be subject to restrictions imposed by financing arrangements and by legal and regulatory restrictions.

Absence of a Public Market

     There is no present public market for our common stock, although we could establish one in the future. Our internal stock market provides the only mechanism for selling our common stock. There may be insufficient buy orders on a trade date to support current sell orders. We may defer or cancel a trade date, either because of an imbalance of buy and sell orders which would not permit an orderly trade or for other reasons. We cannot assure that the purchasers of our common stock in this offering will be able to resell their shares through our internal stock market should they decide to do so.

     To the extent that our internal stock market does not provide sufficient liquidity for a stockholder, and the stockholder is otherwise unable to locate a buyer for his or her shares, the stockholder's investment could remain illiquid for an indefinite period, and the stockholder could effectively be subject to a total loss of investment. Accordingly, the purchase of our common stock is suitable only for persons who have no need for liquidity in this investment and can afford a total loss of investment. See "Market Information -- Our Internal Stock Market".

Right of First Refusal

     All shares of our common stock offered by this prospectus will be subject to our right of first refusal to purchase these shares before they may be offered to third parties, except on our internal stock market. Shares of our common stock purchased on our internal stock market will be subject to contractual transfer restrictions having the same effect as those contained in the by-laws. See "Description of Capital Stock -- Restrictions on Our Common Stock".

Offering Price Determined by Formula, Not Market Forces

     The offering price for our common stock is, and subsequent offering prices will be, determined by means of the formula set forth on page 1 of this prospectus. The formula takes into consideration our financial performance, the market valuation of comparable companies, and the limited liquidity of the common stock, as determined by our Board of Directors based on a determination by the trustee of our Savings Plans, who in turn acts upon the advice of an independent appraisal. The formula is subject to change by our Board of Directors in its sole discretion. See "Market Information -- Determination of Purchase Price".

Anti-Takeover Effects

     The combined effects of ownership of a substantial portion of the outstanding shares of our common stock by our management and our Savings Plan trusts, together with our right of first refusal, may discourage, delay, or prevent attempts to acquire control of us that are not negotiated with our Board of Directors and the trustee of the Savings Plans. These may, individually or collectively, have the effect of discouraging takeover attempts that some of our stockholders might deem to be in their best interests, including tender offers in which our stockholders might receive a premium for their shares over the formula price available on our internal stock market, as well as making it more difficult for individual stockholders or a group of stockholders to elect directors to our Board of Directors. See "Description of Capital Stock".

Dilution

     Our net tangible book value on December 27, 2001 was a negative $81.2 million, or $(7.93) per share, which is substantially less than the formula price of $44.75 as of such date. This variance is due primarily to the significant amount of goodwill in intangible assets, which relates to the various acquisitions over the years. Should we have to sell our tangible assets in order to meet future debt obligations, we might not have adequate funds left over for our stockholders. We have 1,856,575 outstanding stock options and 103,480 unissued shares of restricted stock. Therefore, purchasers of our common stock in the offering will realize immediate and substantial dilution of $37.77 per share (84%), or $38.25 per share (85%) assuming conversion of all outstanding stock options, and the issuance of all restricted stock shares. The amount of dilution may vary, depending on the formula price.

     The 2,267,763 shares remaining available for issue under our benefit plans described below would dilute the number of shares outstanding. See "Securities Offered by this Prospectus -- Shares Remaining for Issue under Benefit Plans". If all the shares that could be issued upon the exercise of outstanding options (whether or not vested at this time) and as a result of expiration of deferrals under our former Restricted Stock Plan were issued, there would be 12,515,287 shares of our common stock outstanding. As of April 22, 2002, there were 10,560,403 shares outstanding.

                      Securities Offered by This Prospectus

Common Stock Offered by Us

     The shares of our common stock offered by us may be offered through our internal stock market to trustees or agents for the benefit of employees under our employee benefit plans described below or directly to our current and future employees. For purposes of our registration under the Securities Act of 1933, all sales on our internal stock market, whether direct by us, by our officers, directors, and other affiliates, and by other stockholders, may be attributed to us.

     Total sales of our common stock on our internal stock market to date are:

        o        2,945 shares sold directly by us,

        o 297,348 shares sold by our officers, directors, and affiliates (including for this purpose our Savings Plans), and

        o        1,732,941 shares sold by other stockholders.

     In addition, we have issued 218,400 shares directly to employees through our employee benefit plans described below.

     Following these sales and issuances, 9,720,623 shares remain available for this offering, of which 4,042,546 shares are available for sale by us or issuance under our benefit plans, 2,344,175 shares are available for sale on the internal stock market by our officers, directors, and affiliates, and 3,333,903 shares may be sold by other stockholders.

Direct and Contingent Sales to Employees

     We believe that our success is dependent upon the abilities of our employees. Since 1988, we have pursued a policy of offering these employees an opportunity to make an equity investment in our common stock as an inducement to become and remain employees. At the discretion of our Board of Directors or the Compensation Committee of our Board of Directors, and subject to applicable state securities laws employees and directors may be offered an opportunity to purchase shares of our common stock offered by this prospectus.

     All these direct and contingent sales to our employees and directors will be effected through our internal stock market or the employee benefit plans described below and may be attributable to us. Pursuant to our by-laws, all shares of common stock offered by us on or after May 11, 1995, to our employees or directors and all shares of our common stock purchased on our internal stock market are subject to a right of first refusal. See "Description of Capital Stock -- Restrictions on Our Common Stock".

Equity Target Ownership Policy

     We have adopted an Equity Target Ownership Policy, under which certain highly paid employees are encouraged to invest specified multiples of their annual salaries in shares of our common stock over a period of seven years. Under the Policy, employees in our three highest salary bands are encouraged to invest an amount related to their annual salary rate in shares of our common stock as follows:

                              recommended value
Base salary rate of:          of holdings:
--------------------          ------------
President & CEO               4.0 times base salary
$300,000 or more              3.0 times base salary
$200,000 to $299,999          2.5 times base salary
less than $200,000            1.5 times base salary

     Investments under any of the employee benefit plans described below, as well as other shares owned by the employee, will qualify for purposes of the Policy.

     As an incentive to conform to the Policy, we pay 15% of the purchase price plus related withholding taxes for individuals subject to the Policy who directly purchase 250 or more shares of our common stock on our internal stock market on a single trade date.

Savings Plans

     We maintain a Savings and Retirement Plan and a Capital Accumulation and Retirement Plan (the Savings Plans), which are intended to be qualified under
Section 401(a) of the Internal Revenue Code. Generally, all of our employees are eligible to participate in one or the other of the Savings Plans, except for employees of units designated as ineligible, such as units which are subject to the terms of collective bargaining agreements, participate in other site-specific benefit plans, or primarily employ foreign nationals. The Savings Plans permit a participant to elect to defer, for federal income tax purposes, a portion of his or her annual compensation and to have that amount contributed directly by us to the deferred fund of the Savings Plan for his or her benefit. In some circumstances, we may permit an employee to make after-tax contributions, which do not receive matching contributions.

     The plan documents provide that we may make (1) matching contributions to the Savings Plan trust for the benefit of participants who have elected to defer a portion of their compensation, (2) supplemental matching contributions for the benefit of participants who elect to invest a portion of their salary deferral amounts in our common stock investment account, and (3) discretionary contributions to eligible employees. These contributions may be made either in shares of our common stock or in cash to be used by the trusts to purchase our common stock on our internal stock market or from Savings Plans participants exercising their ESOP Account put options. See "Employee Benefit Plans - ESOP Accounts - Distributions".

     Each participant is vested at all times in 100% of his or her personal salary deferral contributions, after-tax contributions, and earnings thereon. Our matching and discretionary contributions become fully vested after one year of service. Benefits are distributable to a participant over certain specified time periods following the participant's retirement, permanent disability, death, or other termination of employment. Pursuant to our by-laws, shares of our common stock distributed to a participant under the Savings Plan are subject to our right of first refusal. See "Employee Benefit Plans -- Savings Plans" and "Description of Capital Stock -- Restrictions on Our Common Stock".

Employee Stock Purchase Plan

     We have established an Employee Stock Purchase Plan (ESPP) for the benefit of substantially all our employees. The ESPP provides for the purchase of our common stock by participating employees through payroll deductions. The ESPP is intended to qualify as a stock purchase plan under Section 423(b) of the Internal Revenue Code. Participants designate a certain amount to be withheld from their regular pay for the purchase of our common stock, and they pay 85% of the purchase price. We either pay the remaining amount in cash or contribute the difference in shares of our common stock for each participant.

     Purchases on behalf of participating employees are made through our internal stock market. All shares purchased pursuant to the ESPP are credited to the participant's directly owned stock account promptly following the trade date on which they were purchased and, pursuant to our by-laws, are subject to our right of first refusal. The Savings Plans may also sell shares in the internal stock market to meet current cash needs. See "Employee Benefit Plans -- Employee Stock Purchase Plan" and "Description of Capital Stock -- Restrictions on Our Common Stock".

1995 Stock Option Plan

     Pursuant to our 1995 Stock Option Plan, we have granted stock options to certain of our employees and directors. As of April 22, 2002, 173,088 stock options have been exercised and 1,063,075 are outstanding. Pursuant to the by-laws, all shares of our common stock issued upon the exercise of those stock options will be subject to our right of first refusal. See "Employee Benefit Plans -- 1995 Stock Option Plan" and "Description of Capital Stock -- Restrictions on Our Common Stock".

Executive Incentive Plan

     Our Executive Incentive Plan (EIP) provides for the payment of annual bonuses to certain of our officers and executive employees. The EIP provides for payment of 20% of the bonuses, net of applicable taxes, in the form of shares of our common stock, valued at the then-current formula price. The shares of our common stock are distributed following each fiscal year. As of April 22, 2002, 45,312 shares have been distributed under the Executive Incentive Plan. Pursuant to our by-laws, shares of our common stock awarded pursuant to this Plan will be subject to our right of first refusal. See "Employee Benefit Plans -- Executive Incentive Plan" and "Description of Capital Stock -- Restrictions on Our Common Stock".

Direct Purchase Plan

     Under the Direct Purchase Plan, active employees and directors who desire to purchase shares directly in their own names on our internal stock market are permitted to do so, subject to availability of shares and applicable state securities laws. Shares are purchased at the current formula price.

Shares Remaining for Issue under Benefit Plans

     Of the shares of our common stock initially registered under this prospectus for issuance by us through our benefit plans, the following shares remain available for issue:

         o    up to 850,000 shares through the Savings Plans,
         o    up to 100,000 shares under the ESPP,
         o    up to 1,063,075 shares through the Stock Option Plan, and
         o    up to 254,688 shares under the EIP.

Common Stock Offered by Our Officers, Directors, and Affiliates

     This prospectus relates to the offer and sale of shares directly by certain of our officers, directors, and affiliates, including the Savings Plans. These persons may, from time to time, sell shares of our common stock being offered by this prospectus on our internal stock market, and 1,732,941 shares have been sold by them on our internal stock market by these persons as of April 22, 2002. The total aggregate shares remaining available for offer and sale by our officers, directors, and affiliates under this prospectus as of April 22, 2002 is 3,333,903 shares.

     While we have registered all shares owned by our officers, directors, and affiliates on a fully diluted basis, including unvested options, we do not know whether some, none, or all of those shares will be so offered or sold. We believe that the Executive Target Ownership Policy acts as a disincentive to some officers and affiliates to sell their common stock at this time. Our officers, directors, and affiliates will not be treated more favorably than our other stockholders participating as sellers on our internal stock market. Like all other stockholders selling shares on our internal stock market (except us and our benefit plans), our officers, directors, and affiliates will pay our designated broker-dealer a commission equal to one percent of the proceeds from their sales. See "Market Information -- Our Internal Stock Market".

     The following table sets forth information as of April 22, 2002 with respect to the number of shares of our common stock owned directly or indirectly by each of our officers, directors, and affiliates. It includes shares issuable upon the exercise of outstanding options, shares issuable as a result of expiration of deferrals under our former Restricted Stock Plan, and shares allocated to the person's accounts under our employee benefit plans, as well as their respective percentages of ownership of equity on a fully diluted basis. The shares are owned of record or beneficially. The table also reflects the relative ownership of these persons in the event of, and after, their individual sales of all the registered shares owned by them in this offering.



                                                                    Percent         Number of
                                                   Number of     ownership of         shares           Percent
                                                    shares       fully diluted   remaining after   ownership after
                                                 beneficially     equity (1)       sale of all       sale of all
Name and Title of Beneficial Owner                 owned (1)    before offering   covered shares    covered shares
------------------------------------------------ -------------- ---------------- ----------------- -----------------

D. R. Bannister, Director & Chairman of the           477,,495       3.8%               0                 *
     Board
T. E. Blanchard, Director                              166,921       1.3%               0                 *
M. P. C. Carns, Director                                10,000         *                0                 *
P. G. Kaminski, Director                                15,000         *                0                 *
P. V. Lombardi, Director & President & Chief           281,948       2.3%               0                 *
     Executive Officer
D. C. Mecum II, Director                                12,825         *                0                 *
D. L. Reichardt, Director & Senior Vice                214,322       1.7%               0                 *
     President & General Counsel
H. B. Thompson, Director                                10,000         *                0                 *
H. S. Winokur, Jr., Director                           432,912       3.5%               0                 *
J. A. Campbell, Vice President                           5,925         *                0                 *
S. J. Cannon, President of International                78,549         *                0                 *
     business unit
J. L. Cunningham, President of Systems &                63,654         *                0                 *
     Solutions business unit
J. J. Fitzgerald, Vice President & Controller           61,761         *                0                 *
P. C. FitzPatrick, Senior Vice President &             172,679       1.4%               0                 *
     Chief Financial Officer
V. K. Gopalan, Vice President                           16,961         *                0                 *
P. T. Graham, Vice President & Treasurer                43,083         *                0                 *
H. M. Hougen, Vice President & Secretary                30,613         *                0                 *
M. S. Mandell, Senior Vice President                   152,258       1.2%               0                 *
W. B. Medley, President of Technical Services           55,689         *                0                 *
     business unit
R. Morrel, Vice President                               47,942         *                0                 *
C. A. Wheeless, Vice President                          24,370         *                0                 *
R. G. Wilson, Vice President & General Auditor          47,738         *                0                 *
                                                        ------                          -
     Total                                           2,422,646       19.4%              0                 *

         *    Indicates less than one percent
         (1) Includes shares issuable upon the exercise of outstanding options, shares issuable as a result of expiration of deferrals under our former Restricted Stock Plan, and shares allocated to these persons' accounts under our employee benefit plans.


                               Market Information


Our Internal Stock Market

     In 1988, following a decision by our Board of Directors to consider offers for the purchase of our company, we became privately owned through a leveraged buy-out involving our management. Public trading of our common stock ceased, and we installed an Employee Stock Ownership Plan, under which shares of our common stock were allocated annually to employees accounts, as our principal retirement benefit plan. In 1996, we permitted employees to invest in our common stock through the Savings and Retirement Plan as well. This investment opportunity continues through the Savings Plans. See "Employee Benefit Plans -- Savings Plans". Approximately 40,000 current and former employees are now beneficial owners of our common stock through the Savings Plans, representing approximately 84.1% of the shares of our common stock outstanding on April 22, 2002.

     After public trading of our common stock ceased in 1988, our management stockholders and outside investors relied on a stockholders agreement as a means of restricting the distribution and permitting limited sales of our common stock. On May 10, 1995, our Board of Directors approved the establishment of our internal stock market as a means of trading our common stock on a regular basis to replace the former stockholders agreement.

     Our internal stock market generally permits our stockholders to sell shares of our common stock on one trade date each calendar quarter, subject to purchase demand. (The trusts, not the participants, of our employee benefit plans constitute stockholders.) All sales of our common stock on our internal stock market are made to active employees and the trustees or administrators of our benefit plans, who may purchase shares of our common stock for their respective trusts and plans, to the extent permitted under applicable state securities laws. Limitations on the number of shares that an individual can purchase directly may be imposed where there are more buy orders than sell orders on a particular trade date.

     Our internal stock market is managed by our wholly owned subsidiary, DynEx, Inc.

     A registered broker-dealer, acting upon instructions from the respective buyers and sellers, carries out the purchase and sale of shares on our internal stock market. Following determination of the applicable formula price for use on the next trade date, the broker-dealer advises the stockholders of record by mail, usually at least 15 days prior to the trade date, as to the amount of the formula price and the trade date. The broker-dealer asks whether the stockholders wish to sell shares on our internal stock market and advises them how to deliver written sell orders and stock certificates. The broker-dealer must receive these orders and certificates at least three business days prior to the trade date to facilitate the sale. This information is also provided through our internal communications systems to participants in the various benefit plans.

     We may, but are not obligated to, purchase shares of our common stock on our internal stock market on any trade date. We would only purchase shares if the number of shares offered for sale by our stockholders exceeds the number of shares sought to be purchased by authorized buyers and if, in our discretion, we determine to make any purchases in our internal stock market. If the number of shares sought to be purchased exceeds the number offered for sale, we may, but again are not obligated to, sell sufficient shares to make up the shortfall. We would only enter our internal stock market to correct an imbalance, and we cannot be both a buyer and a seller on the same trade date.

     If the aggregate number of shares offered for sale on our internal stock market is greater than the aggregate number of shares sought to be purchased by authorized buyers, offers to sell up to the first 500 shares offered by any seller (other than the Savings Plan trusts selling accelerated distribution shares) will be accepted first. If, however, there are insufficient purchase orders to support the primary allocation of 500 shares of common stock, then the purchase orders will be allocated equally among all of the proposed sellers up to the first 500 shares offered for sale by each seller. Thereafter, a similar procedure will be applied to the next 10,000 shares offered by each remaining seller and then again to the next 20,000 shares offered by each remaining seller. If there are remaining purchase orders, offers to sell shares in excess of 30,500 shares will then be accepted on a pro-rata basis determined by dividing the total number of shares remaining under purchase orders by the total number of shares remaining under sell orders. Finally, the Savings Plan trusts may sell accelerated distribution shares put to the trusts from ESOP Accounts or otherwise to generate cash to pay for the liquidation of the shares. See "Employee Benefit Plans -- ESOP Accounts - Distributions".

     All sellers on our internal stock market (except us and our benefit plan trusts) will pay the broker-dealer a commission equal to one percent of the proceeds from their sales. Purchasers on our internal stock market pay no commission. All offers and sales of our common stock made on our internal stock market may be attributed to us.

     If the aggregate purchase orders exceed the number of shares available for sale, the following prospective purchasers will have priority, in the order listed:

1.       the administrator of the Employee Stock Purchase Plan,
2.       the trustee of the Savings Plans, and
3.       eligible employees and directors, on a pro rata basis.

     There is no public market for our common stock, and it is not currently anticipated that a public market will develop. We established our internal stock market in an effort to provide liquidity to our stockholders, but we cannot assure that there will be sufficient liquidity to permit stockholders to resell their shares on our internal stock market or that a regular trading market will develop or be sustained in the future. Our internal stock market will be dependent on the presence of sufficient buyers to support sell orders that will be placed through our internal stock market. Depending on our performance, potential buyers may elect not to buy on our internal stock market. Moreover, although we may enter our internal stock market as a buyer of our common stock under certain circumstances, including an excess of sell orders over buy orders, we have no obligation to engage in internal stock market transactions. Consequently, there is a risk that sell orders could be prorated as a result of insufficient buyer demand or that our internal stock market may not be permitted to open on a trade date because of the lack of sellers or buyers.

     We may defer or cancel a trade date, either because of an imbalance of buy and sell orders which would not permit an orderly trade or for other reasons.

     If our internal stock market does not give a stockholder a ready means for selling shares, and the stockholder is otherwise unable to locate a buyer for his or her shares of our common stock, the stockholder could effectively be subject to a total loss of investment. Accordingly, the purchase of our common stock is suitable only for persons who have no need for liquidity in this investment and who can afford a total loss of investment. See "Risk Factors -- Absence of a Public Market".

Determination of Purchase Price

     The purchase price, or formula price, of the shares of common stock offered by this prospectus will be determined pursuant to the following formula and valuation process. The formula price of our common stock, expressed as a formula, is as follows:

  formula price     =      [(CF x 7)MF + NOA - IBD]
                             ---------------------
                                     ESO
     The formula price per share of our common stock is the product of seven times the operating cash flow (CF) for the four fiscal quarters preceding the date on which a price valuation is made, multiplied by a market factor (MF), plus the non-operating assets at disposition value, net of disposition costs
(NOA), minus the sum of interest-bearing debt, net of cash, adjusted to market and other outstanding securities senior to our common stock (IBD), divided by the number of shares of our common stock outstanding as of the end of the preceding quarter, on a fully diluted basis assuming exercise of all outstanding options (ESO).

     Operating cash flow is the earnings basis which is considered to be representative of our future performance. The basic measurement we use for operating cash flow is our earnings before interest, taxes, depreciation, and amortization for the four fiscal quarters preceding the date of a price valuation. Each of these elements is measured according to generally accepted accounting principles. Before using those objective numbers in the formula, our Board of Directors examines the details used in those earnings to see if any adjustments are needed in order for the earnings number to be representative of our future performance. Following are examples of situations where our Board of Directors may feel it appropriate to make adjustments so that the earnings used in the formula would be more representative of expected future performance:

o the earnings from an acquisition made late in the year may be pro-formed for a full year,

o the earnings from a discontinued activity may be pro-formed out even though the discontinued activity may not qualify as a discontinued business under generally accepted accounting principles, or

o a truly unusual expenditure or windfall profit may be pro-formed out even though it is clearly part of earnings for the current year.

     The market factor is subjective. Our common stock is valued from time to time by the trustee of our Savings Plans, normally as of the end of the year and in anticipation of an internal stock market trade date. The valuation is necessary to determine the fair market value of the shares for purposes of transactions by the Savings Plan trusts. The trustee's valuation is based upon an appraisal of the common stock prepared by an independent advisor retained by the trustee, which looks at our financial performance, including factors such as CF, NOA, and IBD, and the public market pricing for other companies which it believes are comparable to us. Several other companies are considered, but there is no set number of comparable companies. The pricing multiples of net income and other factors for these companies are looked at on a last-twelve-month basis, on a fiscal-year basis, and, where available from analysts' reports, on a projected basis. The appraiser also looks at valuations recently used in the acquisition of other companies.

     Since the formula capitalizes our operating cash flow by a multiple of seven, the appraisal gives our Board of Directors a sense whether the public market is currently at a higher, lower, or roughly the same level as that fixed multiple. Our Board also considers the fact that the Savings Plan trusts are the primary buyers in the internal stock market, so that the trustee's determination is tantamount to the highest bid price in a true auction market. Our Board will then look to the appraisal valuation to determine the market factor to be used in the formula.

     If we discontinue a business, and the net assets of that business are recorded as assets held for sale, those assets would be included in non-operating assets at management's estimate of their disposition value, net of disposition costs. The earnings from those assets would also be excluded from operating cash flow in the formula. If we had a passive investment outside our normal operations, the earnings from that investment would also be excluded from operating cash flow, and the lower of cost or estimated market value would be included in non-operating assets. Other similar situations could give rise to inclusion in non-operating assets, but an asset must be clearly non-operating to be so included.

     Interest-bearing debt includes any securities senior to our common stock. Under generally accepted accounting principles, interest-bearing debt is to be reported net of any unamortized discount at issuance. However, issuance discounts are ignored in the formula, and it is expected that debt will be recorded at its face value. On the other hand, if it is the intent of management to call any portion of our long-term debt in the near term, the amount used for that portion of interest-bearing debt would be at its call price. Similarly, if the debt were publicly traded at a discount, and it was management's intent in the near term to retire debt through open market discounted purchases, the market price would be used for that portion of the debt in the formula. In applying the formula, our Board of Directors would also look at any convertible securities and subjectively decide whether it is likely that these securities would be converted. If, in the opinion of our Board, they will be converted, these securities would be included in the fully diluted common shares and not as interest-bearing debt. Preferred stock, or any similar security senior to our common stock in liquidation, would be considered as interest-bearing debt.

     The number of equivalent shares outstanding assumes the exercise of all outstanding options, if no greater than the current formula price but assuming that as many shares as are issued upon exercise will be issued from treasury, and the conversion of any convertible securities, of which none are outstanding at the current time. See "Risk Factors-- Offering Price Determined by Formula, Not Market Forces".

     Our Board of Directors adopted the formula in its current form on August 15, 1995. The formula is subject to change by our Board.

Availability of Information

     We intend to disseminate the current formula price on at least a quarterly basis to all employees through internal communications, including bulletins and electronic mail messages and to other stockholders by mailed reports, including mailed notices of upcoming trade dates. Participants in the Savings Plans may obtain the current formula price by calling T. Rowe Price's Plan Account Line at 1-800-922-9945 or through the Financial News portion of our web site www.dyncorp.com.

     We also intend to distribute copies of our audited annual financial statements to all stockholders, including record holders and beneficial owners, and to potential participants in our internal stock market through employee benefit plans, either through U.S. mail or inter-company mail. This information is distributed at the time that proxy information is distributed and solicitations are made for voting instructions from participants in the benefit plans, normally in June of each year. We file unaudited quarterly financial information with the SEC, and copies of these filings are available from the SEC. See "Where You Can Find More Information".

Private Transactions

     This prospectus does not apply to private transactions outside our internal stock market.

                                 Use of Proceeds

     The shares of our common stock that may be offered by us are being offered primarily to permit the acquisition of shares by our employee benefit plans as described herein and to permit us to offer shares of our common stock to employees and directors. We do not intend or expect this offering to raise significant capital. Any net proceeds received by us from the sale of our common stock offered will be added to our general funds for working capital and general corporate purposes. Currently, we have no specific plans for the use of any proceeds. It is anticipated that our stockholders, not we, will make the majority of the sales of our common stock on our internal stock market, and we will not receive any portion of the net proceeds from the sale of their shares.

--------------------------------------------------------------------------------
                             Employee Benefit Plans


     We maintain several employee benefit plans pursuant to which some of the shares of common stock being offered by this prospectus may be offered or sold. The primary purpose of these plans is to motivate our employees to contribute to our growth and development by encouraging them to achieve and surpass our annual goals and the operations for which they are responsible and increase the value of our common stock. Following is a summary description of these plans.


SAVINGS PLANS

     We first adopted our Savings and Retirement Plan in 1983. It was amended and restated in 1989. On January 1, 2001, we split our Savings and Retirement Plan into two similar plans known as the Savings and Retirement Plan and the Capital Accumulation and Retirement Plan. At the same time, the former Employee Stock Ownership Plan was merged into the two Savings Plans. The former Employee Stock Ownership Plan accounts of active participants in the Capital Accumulation and Retirement Plan were transferred to their ESOP Accounts in the Capital Accumulation and Retirement Plan. The former Employee Stock Ownership Plan accounts of all other active and former employees were transferred to their ESOP Accounts in the Savings and Retirement Plan. The following discussion does not apply to ESOP Accounts. See "Employee Benefits Plans -- ESOP Accounts".

Eligibility and Participation

     Generally, all employees are eligible to participate in one or the other of the Savings Plans, except for employees of units designated as ineligible, such as units which are subject to the terms of collective bargaining agreements, participate in other site-specific benefit plans, or primarily employ foreign nationals. As of April 22, 2002, there were approximately 18,500 active participants in the Savings Plans; most of them have investments in our common stock through the Savings Plans.

Contributions and Allocations

     The Savings Plans permit a participant to elect to defer a portion of his or her compensation for the plan year and to have the deferred amount contributed directly by us to the Savings Plan trust for allocation to the participant's Savings Plan account. Amounts deferred by participants for the plan year ended December 31, 2001 totaled approximately $8.1 million. The deferred amounts are treated for tax purposes as contributions made by us. The administrative committee determines the maximum amount of compensation that a participant may elect to defer, but in no event may the deferral exceed $11,000 during 2002. This annual limitation is periodically adjusted for cost-of-living changes under rules prescribed by the U.S. Secretary of the Treasury. In some circumstances, we may permit an employee to make after-tax contributions, which do not receive matching contributions.

     A participant in a Savings Plan who has made a deferral election may terminate or alter the rate of his or her deferrals at any time under the terms of the Savings Plan.

     The plan documents provide that we may make (1) matching contributions to the Savings Plan trust for the benefit of participants who have elected to defer a portion of their compensation, (2) supplemental matching contributions for the benefit of participants who elect to invest a portion of their salary deferral amounts in our common stock investment account, and (3) discretionary contributions to eligible employees. These contributions may be made either in shares of our common stock or in cash to be used by the trusts to purchase our common stock on our internal stock market or from Savings Plans participants receiving distributions of their ESOP Accounts and exercising their put options. See "Employee Benefit Plans -- ESOP Accounts - Distributions". We may also make additional contributions to the Savings Plan trusts in order to comply with
Section 401(k) of the Internal Revenue Code.

     Maximum employer contributions to the Savings and Retirement Plan (SARP) and Capital Accumulation and Retirement Plan (CAP) are as follows:
                           SARP               CAP
matching on salary   50% of 1st 8%     25% of 1st 8% of
deferral             of salary         salary deferred
                     deferred
supplemental         50% of 1st 3%     50% if 1st 3% of
matching on          of salary so      salary so
investment in our    invested          invested
stock
discretionary        1% of salary      2% of salary

     These matching and discretionary contributions are made either in the form of our common stock or in cash to be used by the trusts to purchase our common stock in the internal stock market and are allocated to the Savings Plan accounts of those participants. 850,000 shares of our common stock were reserved in 1995 for possible issuance in satisfaction of our stock-match obligations through 2001, but we have not issued any of those shares to date.

     Amounts deferred by participants must be paid to the trustee within 15 business days of the last day of the calendar month in which the deferral occurred. Other employer contributions to the Savings Plans are made by the due date for our federal income tax return for the applicable year. Our practice has been to make matching and discretionary employer contributions quarterly in cash, based on current participant deferrals.

     An eligible employee may transfer a rollover contribution from another qualified retirement plan to the trust fund maintained for the Savings Plans, pursuant to applicable regulations and administrative committee procedures. The transferred funds may be invested in the various investment alternatives, including our common stock, but are not eligible for a matching contribution.

Investment of Funds

     The administrative committee has established a choice of investment alternatives, including our common stock, in which contributions to the Savings Plans, including that portion of compensation which participants elect to defer, may be invested. The investment alternatives currently available to participants in the Savings Plans include 13 T. Rowe Price investment options. Participants may also invest in self-directed investments through T. Rowe Price's TradeLink Plus investment account.

     A participant's entire interest in his or her Savings Plan account may be invested in a mixture of our common stock and any of the other investment options. However, the portion of a participant's compensation deferred under the Savings Plan that was invested in our common stock and thereby generated the supplemental employer match as well as the shares representing matching and discretionary contributions are not exchangeable for other investment alternatives until after a period of 12 months, in the case of the Savings and Retirement Plan, and 24 months, in the case of the Capital Accumulation and Retirement Plan.

     Participants may elect to have contributions allocated or apportioned among the different investment alternatives, subject to restrictions the administrative committee may specify. Separate Savings Plan accounts are established for each investment alternative selected by a participant, and each account is valued separately. Except for restrictions on liquidation of investments in our common stock, participants may transfer amounts from one investment alternative to one or more other investment alternatives on a daily basis.

     All amounts related to our common stock are invested in our common stock, except for cash accumulations held pending purchase of common stock.


At a trade date, the monies attributable to shares which participants have elected to transfer into or out of our common stock are first netted against each other, and the trustee then buys or sells the remaining number of shares on our internal stock market. If there is an insufficient market to allow the trustee to sell all the shares, the investor may not be able to convert the shares into another investment or into cash for a distribution. Accordingly, investment exchanges of participants' investments that are held in our common stock fund may be restricted. See "Risk Factors -- Absence of a Public Market" and "Market Information -- Our Internal Stock Market".

     The following tables summarize, as of the dates indicated, the investment performance, since December 31, 1997, of each of the T. Rowe Price investment options in which Savings Plan funds can be invested. The summary is based on the assumption that a participant made an initial investment of $100.00 in the investment fund or trust.

--------------------------------------------------------------------------------
T. Rowe Price Stable Value Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $106.03                6.0
       12/31/1999          $112.20                5.8
       12/31/2000          $118.93                6.0
       12/31/2001          $125.87                5.8

T. Rowe Price Corporate Income Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $102.28                2.3
       12/31/1999          $101.43              (0.8)
       12/31/2000          $109.52                8.0
       12/31/2001          $120.24                9.8

--------------------------------------------------------------------------------
T. Rowe Price U.S. Treasury Intermediate Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $110.18               10.2
       12/31/1999          $106.64              (3.2)
       12/31/2000          $119.61               12.2
       12/31/2001          $128.61                7.5

T. Rowe Equity Index Trust
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $128.59               28.6
       12/31/1999          $155.53               21.0
       12/31/2000          $141.39              (9.1)
       12/31/2001          $124.45             (12.0)

T. Rowe Price Global Stock Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $122.50               22.5
       12/31/1999          $157.73               28.8
       12/31/2000          $145.13              (8.0)
       12/31/2001          $122.80             (15.4)
T. Rowe Price Growth & Income Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $109.96               10.0
       12/31/1999          $114.12                3.8
       12/31/2000          $124.35                9.0
       12/31/2001          $121.66              (2.2)

T. Rowe Price Growth Stock Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $127.41               27.4
       12/31/1999          $155.63               22.1
       12/31/2000          $156.05                0.3
       12/31/2001          $140.77              (9.8)

T. Rowe Price International Stock Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $116.14               16.1
       12/31/1999          $156.32               34.6
       12/31/2000          $129.60             (17.1)
       12/31/2001          $101.07             (22.0)

T. Rowe Price Mid-Cap Growth Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $122.00               22.0
       12/31/1999          $151.01               23.8
       12/31/2000          $162.23                7.4
       12/31/2001          $160.64              (1.0)

T. Rowe Price New Horizons Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $106.25                6.3
       12/31/1999          $140.80               32.5
       12/31/2000          $138.18              (1.9)
       12/31/2001          $134.26              (2.8)

T. Rowe Price Personal Strategy Balanced Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $113.90               13.9
       12/31/1999          $122.96                8.0
       12/31/2000          $129.85                5.6
       12/31/2001          $126.61              (2.5)

T. Rowe Price Personal Strategy Growth Fund
                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $115.65               15.7
       12/31/1999          $128.61               11.2
       12/31/2000          $134.65                4.7
       12/31/2001          $126.58              (6.0)


T. Rowe Price Personal Strategy Income Fund


                                             % increase/
                          Unit value          (decrease)
                          ----------          ----------
       12/31/1997          $100.00              --
       12/31/1998          $111.50               11.5
       12/31/1999          $117.26                5.2
       12/31/2000          $124.98                6.6
       12/31/2001          $126.17                1.0


Our Company Stock Fund

     Because our common stock has not been publicly traded since 1988, there has not been any historical market-determined price. The prices shown below represent the formula price for the last trade date on or preceding the date shown. See "Market Information -- Determination of Purchase Price".

     The following tables summarize, as of the dates indicated, the investment performance of our common stock since December 31, 1997. The summary is based on the assumption that a participant made an initial investment of $100.00 in our common stock in the Savings and Retirement Plan (SARP).

                   Price per                   % increase
                     share       Unit value    (decrease)
                     -----           ------    ----------
      12/31/1997    $20.00         $100.00         --
      12/31/1998    $20.00        $100.00             0%
      12/31/1999    $23.50        $117.50          17.5%
      12/31/2000    $29.00        $145.00          23.4%
      12/31/2001    $44.75        $223.75          54.3%

     However, investments in our common stock through the SARP were immediately enhanced by a stock match which was, at that time, 100% of the first 1% of salary so invested and 25% of the next 4% of salary so invested. Assuming that a participant in the SARP had elected to defer 5% of salary toward an investment in our common stock for the December 18, 1997 trade date and that we made the appropriate stock match, an investment of $100.00 would have grown as follows:

                  Price per                  % increase
                    share      Unit value    (decrease)
                    -----          ------    ----------
12/18/1997          $20.00    $100.00 (1)        --
12/18/1997          $20.00    $140.00 (2)         40.0%
12/31/1998          $20.00    $140.00                0%
12/31/1999          $23.50    $164.50             17.5%
12/31/2000          $29.00    $203.00             23.4%
12/31/2001          $44.75    $313.25             54.3%
(1)  initial investment    (2)  effect of stock match

Vesting

     Each Savings Plan participant is 100% vested in those portions of his or her Savings Plan account which are attributable to the participant's salary deferrals, after-tax contributions, rollover contributions, and earnings thereon. The matching and discretionary employer contributions will be fully vested after one year of service.

Loans

     Loans from their Savings Plan accounts are available to all participants. Loans have a maximum limit of $50,000, reduced by the participant's highest aggregate outstanding loan balance during the preceding 12-month period. Loans are further limited to 50% of a participant's vested interest in his or her eligible accounts, excluding amounts invested in our common stock. Loans must:

o        bear a reasonable rate of interest,

o        be adequately secured,

o state the date upon which the loans must be repaid, which in any event may not exceed five years from the date on which the loan is made, unless the proceeds are used for the purchase of a principal residence, in which case repayment may not exceed 10 years, and

o be amortized with level payments made not less frequently than quarterly over the term of the loan.

     Active employees' loans must be repaid through payroll deductions. Loans are secured by a pledge of up to 50% of the participant's vested account balances. A loan will result in a withdrawal of the borrowed amounts from the participant's interest in the funds against which the loan is made. Principal and interest payments on the loan are allocated to the account of the borrowing participant in accordance with the current investment choices of the participant. Upon termination of employment for any reason, the entire amount of the loan and interest becomes immediately due and payable.

Distributions and Withdrawals

     If a participant's employment terminates, the participant is entitled to receive a distribution of his or her entire vested interest in his or her Savings Plan account as soon as practicable following the date of termination. If a participant dies while employed, the trustee will make a distribution of the participant's entire interest in his or her Savings Plan account to the participant's spouse, or, if the spouse has given proper consent or if the participant has no spouse, to the beneficiary designated by the participant. If the participant has suffered a permanent disability while employed by us, the trustee may make a distribution of the participant's entire interest in his or her Savings Plan account to the disabled participant.

     Except in the case of qualifying hardship, no withdrawals may be made from the salary deferral portion of a participant's Savings Plan account prior to his or her termination of employment unless and until he or she attains the age of 59 1/2. In the absence of a qualified domestic relations court order to the contrary, a participant's interest in the Savings Plan may not be voluntarily or involuntarily assigned or hypothecated. We have established procedures for hardship withdrawals including:

o        definition of qualifying hardships, and

o requirements for having first withdrawn all after-tax, rollover, matching, and discretionary contributions.

     All distributions from the Savings Plan, including withdrawals, are paid in cash, except that the portion of Savings Plan balances represented by our common stock may be distributed in kind or in cash, at the participant's election. Shares distributed from the Savings Plan are not subject to the put option which applies to shares transferred to ESOP Accounts. See "Employee Benefit Plans -- ESOP Accounts -- Distributions".

     Shares which the trustee is unable to liquidate in time for a timely distribution will be distributed in kind. Shares of our common stock distributed in kind will be subject to our right of first refusal in the event that the participant desires to sell the shares other than on our internal stock market. See "Description of Capital Stock -- Restrictions on Our Common Stock".


ESOP ACCOUNTS

     From January 1, 1988 until December 31, 2000, our Employee Stock Ownership Plan was our principal retirement plan. At the time of the January 1, 2001 merger of the Employee Stock Ownership Plan into the Savings Plans, the Employee Stock Ownership Plan accounts of participants, consisting principally of shares of our common stock, were transferred to the Savings Plans. The foregoing discussions of Eligibility and Participation, Contributions and Allocations, Investment of Funds, Vesting, Loans, and Distributions and Withdrawals do not apply to these ESOP Accounts, to which the rules of the Employer Stock Ownership Plan continue to apply.

Eligibility and Participation

     Only those participants who had accounts in the Employee Stock Ownership Plan have ESOP Accounts in the Savings Plans.

Contributions and Allocations

     We did not make any contributions to the Employee Stock Ownership Plan for the plan year ended December 31, 2001.

     Employer contributions to the Employee Stock Ownership Plan for each plan year were generally allocated to the accounts of participants in the ratio which each that participant's eligible compensation bore to the total eligible compensation of all participants. When the ESOP Accounts were transferred to the Savings Plans on January 1, 2001, there were 7.6 million shares so transferred.

Investment of Funds

     Although it is generally intended that ESOP Accounts will be invested in our common stock, the trust may hold cash and liquid investments pending purchase of our common stock and for current cash needs.

     Participants who have attained the age of 55 and have ten or more years of combined participation in the Savings Plans and the Employee Stock Ownership Plan are entitled to receive distributions of a portion of their ESOP Account balances for diversification purposes. They can invest the cash proceeds of the distribution in another retirement plan, such as an Individual Retirement Account (IRA) or the Savings Plan.

Vesting

     The ESOP Account vesting schedule provides that a participant's interest vests 50% after two years of service, 75% after three years of service, and 100% after four years of service, so that each participant's interest becomes fully vested after the participant is credited with four years of service. A participant's interest also becomes fully vested at the time the participant attains age 65, permanent disability, or death while employed by us, notwithstanding the fact that the participant has not yet been credited with four years of service.

Distributions

     A participant will normally commence receiving distributions of shares of our common stock from the ESOP Account after he or she retires, dies, becomes disabled while employed, has otherwise been separated from employment for five plan years, or is scheduled to receive a diversification distribution. When ESOP Account distributions commence before the time that our common stock has become "readily tradable" stock, as defined in the Internal Revenue Code, the trust or we are obligated to repurchase distributed shares of our common stock. This "put option" gives the holder of the shares the right to require the trust or, if the trust does not honor the put, us, to purchase all or a portion of the shares at the ESOP Account share price during two limited time periods.

     The first of these put option periods is at the time the shares are initially distributed to the participant. The second period is the 60-day period following the beginning of the plan year commencing after the distribution, subject to notification by the trust of the current valuation of our common stock. These shares will also be subject to a right of first refusal by the trust and a subsequent right of first refusal by us if the participant desires to sell these shares other than on our internal stock market. See "Description of Capital Stock -- Restrictions on Our Common Stock".

     The ESOP Account share price is actually two different prices. One price is applicable to the shares first acquired by the Employee Stock Ownership Plan in 1988, incidental to the leveraged buy-out, which constituted a controlling portion of our outstanding common stock. These shares have an "enterprise value" which was $47.00 per share as of the December 31, 2001 valuation made by the trustee upon the advice of the independent appraisal firm. The other price is applicable to shares acquired by the Employee Stock Ownership Plan subsequent to 1988, which carried no controlling factor. These shares have a "minority value" which was $44.75 per share as of the December 31, 2001 valuation. Each participant's ESOP Account tracks the number of enterprise value shares and minority value shares allocated to his or her account and distributable at any given time, and distributions are made pro rata from the two types of shares. If a share is put to the trust or us pursuant to the put option, the applicable ESOP Account share price, depending upon whether the shares bears an enterprise value or a minority value, is payable for the share.

     Commencing January 1, 2001, participants who have terminated employment and are scheduled for ordinary distributions from their ESOP Accounts in 2002 and later years are offered the opportunity to elect accelerated distributions of those shares, provided they immediately put the shares to the trust in accordance with the plan procedures and provided there are buy orders remaining open on the internal stock market. See "Market Information -- Our Internal Stock Market". The aggregate number of shares of all participants making this election which are then distributed on any internal stock market trade date is equivalent to the number of shares the trust is able to sell on the internal stock market to generate cash to honor the puts. Accelerated distribution shares are then allocated pro rata among all electing participants. Shares distributed are taken from participants' ESOP Accounts in inverse order, so the last shares otherwise due for distribution are removed first. Shares not distributed because of an inadequate internal stock market are retained in the participants' ESOP Account until the next trade date or a normal distribution date, whichever is first. Participants may make an election or revocation at any time, provided that elections must be received by the plan administrator ten business days prior to a trade date, and revocations must be received three business days prior to a trade date.

     We estimate an aggregate annual commitment to repurchase shares from the ESOP Accounts as follows: $20.0 million in 2002, $24.3 million in 2003, $26.3 million in 2004, $24.2 million in 2005, $20.9 million in 2006, and $210.6 million thereafter. To the extent that we or the trusts repurchase shares as described above, our ability, and the ability of the trusts, to purchase shares on our internal stock market will be adversely affected. See "Risk Factors -- We May be Obligated to Repurchase Shares of Certain ESOP Accounts".

     A participant may withdraw up to 25% of his or her aggregate vested ESOP Account after age 55 and ten years of participation, in order to diversify the investment of his or her retirement fund account. At the sixth year after this event occurs, the amount which may be withdrawn increases to 50%. This is called a diversification distribution.

     Except for the diversification distribution, participants cannot receive a distribution from the ESOP Account prior to termination of employment. In the absence of a qualified domestic relations order to the contrary, a participant's interest in the ESOP Account may not be voluntarily or involuntarily assigned or hypothecated. Any permitted designee will be subject to the same rules and limitations applicable to the participant.

GENERAL PROVISIONS OF THE SAVINGS PLANS

     The following provisions are applicable to each of the Savings Plans, including ESOP Accounts.

Trustees

     T. Rowe Price Retirement Plan Services, Inc., P. O. Box 17215, Baltimore, Maryland 21297-1215, serves as trustee of the Savings Plans, except that HSBC Corporation, 425 Fifth Avenue, New York, New York 10018-2707 serves as trustee of our common stock accounts held in the trusts, including ESOP Accounts.

Administration

     We administer the Savings Plans through an administrative committee consisting of T. E. Blanchard, P. T. Graham, and H. M. Hougen, whose address is 11710 Plaza America Drive, Reston, Virginia 20190.

     The members of the administrative committee are appointed by and serve at the discretion of our Board of Directors. The members of the committee who are currently employed by us receive no compensation from the plans for services rendered in connection therewith.

     The committee has the power to supervise administration and control of each plan's operations including the power and authority to:

o allocate fiduciary responsibilities, other than trustee responsibili-ties, among the named fiduciaries,

o designate agents to carry out responsibilities relating to the plan, other than fiduciary responsibilities,

o employ legal, actuarial, medical, accounting, programming, and other assistance as the committee may deem appropriate in carrying out the plan,

o establish rules and regulations for the conduct of the committee's business and the administration of the plan,

o administer, interpret, construe, and apply the plan and determine questions relating to the eligibility, the amount of any participant's service, and the amount of benefits to which any participant or beneficiary is entitled,

o        determine the manner in which plan assets are disbursed, and

o direct the trustee regarding investment of plan assets, subject to the directions of participants when provided for in the plans.

Contribution Limitations

     The maximum contribution for any plan year which we may make to our Savings Plans for the benefit of a participant, including contributions as a result of salary deferral elections by participants, plus forfeitures, may not exceed the lesser of (1) $40,000 or (2) 100% of the participant's compensation.

Pass-Through Voting and Tendering of Common Stock

     Each participant in the Savings Plans is a "named fiduciary" under the plan and has the right to instruct the trustee on a confidential basis on how to vote shares of our common stock held in the participant's account. The trustee will vote all shares held in the Savings Plans for which no voting instructions are received in the same proportion as the shares in each plan for which voting instructions have been received are voted. The trustee is required to notify participants of their pass-through voting rights prior to each meeting of stockholders.

     In the event of a tender or exchange offer for our common stock, each participant in the Savings Plans has the right to instruct the trustee on a confidential basis whether or not to tender or exchange his or her proportionate interest in the shares of our common stock held in the Savings Plans. The trustee will not tender or exchange any allocated shares with respect to which no instructions are received from participants. Shares held in the Savings Plans which have not yet been allocated to the accounts of participants will be tendered or exchanged by the trustee, on a plan-by-plan basis, in the same proportion as the allocated shares held in each plan are tendered or exchanged.

     The fiduciary provisions of the Employee Retirement Income Security Act of 1974 (ERISA) govern the trustee's duties with respect to voting and tendering of shares of our common stock. These fiduciary provisions may require, in certain limited circumstances, that the trustee override the participants' voting instructions or decisions whether or not to tender shares and determine, in the trustee's best judgment, how to vote the shares or whether or not to tender the shares.

Trustee

     Generally, the trustee has all the rights afforded a trustee under applicable law, although the trustee generally may exercise those rights at the direction of the administrative committee. Subject to this limitation and those set forth in the plans and master trust agreement, the trustee's rights include, but are not limited to, the right to:

o invest and reinvest the funds held in the plan's trust in any investment of any kind, including qualifying employer securities and qualifying employer real property as these investments are defined in ERISA, and contracts issued by insurance companies, including contracts under which the insurance company holds plan assets in a separate account or commingles separate accounts managed by the insurance company,

o retain or sell the securities and other property held in the plan's trust,

o consent or participate in any reorganization or merger in regard to any corporation whose securities are held in the plan's trust, subject, in the case of our securities, to the participants' pass-through voting rights and right to instruct the trustee in the event of a tender or exchange offer, and to pay calls or assessments imposed on the holder or the securities,

o consent to any contract, lease, mortgage, purchase, or sale of any property between a corporation whose securities are held in the plan's trust and any other parties,

o exercise all the rights of the holder of any security held in the plan's trust, including the right to vote the securities, subject, in the case of our securities, to the participants' pass-through voting rights, convert the securities into other securities, acquire additional securities and exchange the securities, subject, in the case of our securities, to the participants' right to instruct the trustee in the event of a tender or exchange offer, and

o vote proxies and exercise any other similar rights of ownership, subject, in the case of our securities, to the participants' pass-through voting rights.

     The trustee's compensation and other expenses incurred in the establishment, administration, and operation of the plans are borne by the respective trusts, unless we elect to pay these expenses.

Administrative and Custodial Services

     We, as well as commercial service providers, perform administrative services for the plans, principally related to accounting, valuation, and recordkeeping. The costs of the commercial service providers are borne by the trusts.

Account Statements

     Each participant is furnished with a statement of his or her accounts in the respective plans, no less frequently than annually.

Amendment and Termination

     We have reserved the right to amend each of the plans at any time and for any reason, except that no amendment may have the effect of:

o generally causing any assets of the plan trusts to be used for or diverted to any purposes other than providing benefits to participants and their beneficiaries and defraying expenses of the plans, except as permitted by applicable law,

o depriving any participant or beneficiary, on a retroactive basis, of any benefit to which they would otherwise be entitled had the participant's employment terminated immediately prior to the amendment, or

o increasing the liabilities or responsibilities of a trustee or an investment manager without its written consent.

     We have retained the right to terminate any of the plans at any time and for any reason. In addition, we may discontinue contributions to the plans; provided, however, that discontinuation of contributions will not automatically terminate the plans as to funds and assets then held by the trustee.

Employee Retirement Income Security Act

     Each of the Savings Plans is subject to ERISA, including reporting and disclosure obligations, fiduciary standards, and prohibited transaction rules. Because each of the plans is an individual account plan as defined in ERISA, the plans are not subject to the jurisdiction of the Pension Benefit Guaranty Corporation under Title IV of ERISA, and the plans' benefits are not guaranteed by the Pension Benefit Guaranty Corporation.

Federal Income Tax Consequences

     In our view, the following discussion includes a description of all material federal income tax considerations relating to the plans. We have not received an opinion of counsel with respect to this discussion.

     Each of the plans is intended to be qualified under Section 401(a) of the

Internal Revenue Code. Qualification of the plans under Section 401(a) of the Internal Revenue Code has the federal income tax consequences described below.

     A participant will not be subject to federal income tax on employer contributions to the plans at the time contributions are made. A participant will not be subject to federal income tax on any income or appreciation with respect to the participant's accounts under the plans until distributions are made or deemed to be made to the participant.

     Neither a participant nor we will be subject to federal employment taxes on employer contributions to the plans, except as set forth below with respect to certain employer contributions to the Savings Plans. The plan trusts will not be subject to federal income tax on the contributions by us and will not be subject to federal income tax on any of their income or realized gains, assuming that the plans do not realize any unrelated-business taxable income.

     Subject to statutory contribution limitations, we will be able to deduct the amounts that we contribute as matching and discretionary contributions under the plans as compensation expense, with the amount of these deductions generally equaling the amount of the contributions.

     Distributions from the plans will be subject to federal income tax under special, complex rules that apply generally to distributions from tax-qualified retirement plans. In general, a distribution from any of the plans will be taxable in the year of receipt at ordinary income rates on the full amount of the distribution, exclusive of the amount of the distribution attributable to the participant's after-tax contributions, unless the participant:

o is eligible for and elects to roll over the portion of his or her distribution that is an "eligible rollover distribution" to an IRA, other than a Roth IRA, or another qualified plan,

o receives a distribution that is a "lump-sum distribution" and elects to utilize ten-year averaging, five-year averaging, or partial capital gains taxation of the distribution, or

o receives our common stock as part of his or her distribution and elects to defer the tax on "net unrealized appreciation" of our common stock.

These special tax rules are described below.

     However, if a participant receives an in-service distribution of his or her account balance under any of the plans, i.e., a withdrawal, the distribution is first considered a return of the participant's after-tax contributions, if any, pro rata with earnings on after-tax contributions, and to the extent attributable to after-tax contributions, the distribution will not be taxable. The balance of the distribution will be fully taxable as ordinary income unless the participant is eligible for, and elects to use, any of the special tax rules described below.

     Special rules apply to any annuity distributions made under any of the plans.

     Eligible Rollover Distributions. In general, an "eligible rollover distribution" is all or a portion of any distribution, including a withdrawal or a lump-sum distribution, from any of the plans except:

o any distribution that is one of a series of substantially equal periodic payments, not less frequently than annually, made over (1) the participant's life, or the joint lives of the participant and his or her beneficiary, (2) the participant's life expectancy, or the joint life expectancies of the participant and his or her beneficiary, or (3) a specified period of at least ten years,

o any distribution required to be made because of the participant's attainment of age 70 1/2, or

o any distribution to the extent that it consists of after-tax contributions.

     A participant can choose a direct rollover of all or any portion of his or her distribution from one of the plans that qualifies as an eligible rollover distribution. In a direct rollover, the eligible rollover distribution is paid directly from the plan to an IRA or to another qualified plan that accepts rollovers. If a participant chooses a direct rollover, he or she is not taxed on his or her distribution until he or she later takes it out of the IRA or the other qualified plan.

     If an eligible rollover distribution is not directly rolled over from one of the plans to an IRA or to another qualified plan and is, instead, paid to the participant, it is subject to mandatory 20% withholding for income taxes. The distribution is taxed in the year the participant receives it unless, within 60 days of receipt of the distribution, the participant rolls it over to an IRA or to another qualified plan. The portion of the distribution that is rolled over will not be taxed until the participant takes it out of the IRA or the other qualified plan. If the participant does not roll the distribution over, special tax rules may apply, as described below.

     A participant can roll over up to 100% of an eligible rollover distribution paid directly to him or her, including an amount equal to the 20% that was withheld for income taxes. If the participant chooses to roll over 100% of the distribution, he or she must use other money to contribute to the IRA or the other qualified plan to replace the 20% that was withheld from the distribution. If the participant rolls over only the 80% that he or she received, the participant will be taxed on the 20% that was withheld for income taxes but was not rolled over.

     Lump-Sum Distributions. A "lump-sum distribution" is a payment within one taxable year of a participant's entire account balance under one of the plans that is payable because the participant has attained age 59 1/2 or died or otherwise separated from service. In addition, the distribution will qualify as a lump-sum distribution only if the participant has participated in the plan making the distribution for at least five years. The special tax treatment for lump-sum distributions is described below.

     Under five-year averaging, a participant may make a one-time election to calculate the tax on a lump-sum distribution by using "five-year averaging". Five-year averaging often reduces the tax a participant owes because it treats the distribution much as if it were paid over five years. A participant may not elect to use five-year averaging with respect to any distribution received after 1999.

     Under ten-year averaging, a participant who attained age 50 before January 1, 1986 may make a one-time election to calculate the tax on a lump-sum distribution by using "ten-year averaging" at 1986 rates and may elect to have the pre-1974 portion of the lump-sum distribution taxed at 1986 capital gains rates. Like the five-year averaging rules, ten-year averaging often reduces the tax a participant owes with respect to a distribution.

     The special five-year or ten-year averaging treatment, as well as partial capital gains treatment, of lump-sum distributions is applicable to a lump-sum distribution from a plan only if all other lump-sum distributions, whether or not from the same plan or plans of a similar type, received during the same taxable year by the participant are treated in the same manner. So, for example, if a participant receives a lump-sum distribution from his or her regular Savings Plan account and ESOP Account in the same taxable year, he or she could not elect to use five-year or ten-year averaging on one account while electing a rollover to an IRA of the distribution from the other.

     If a participant receives a lump-sum distribution that includes common stock, he or she also may be eligible to use the special rule relating to "net unrealized appreciation" described below.

     Distributions of Common Stock. There is a special rule for a distribution from any of the plans that includes shares of common stock. To use this special rule, (1) the distribution must qualify as a lump-sum distribution, as described above, or would qualify except that the participant does not yet have five years of participation in the plan, or (2) the common stock included in the distribution must be attributable to the participant's after-tax contributions, if any, to the plan. Under this special rule, the participant may have the option of not paying tax on the net unrealized appreciation of the common stock until he or she sells or otherwise disposes of the shares of common stock in a taxable transaction. Net unrealized appreciation generally is the increase in the value of the common stock while it was held by the plan. Upon disposition of the common stock in a subsequent taxable transaction, the gain realized, if any, may be eligible for capital gains treatment. Because the rules governing the tax treatment of capital gains and losses, and their application to tax-qualified plans, are complex and subject to change, participants should consult their tax advisors.

     A participant may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, the net unrealized appreciation will be taxed in the year the participant receives the shares of common stock, unless he or she rolls over the common stock, including the net unrealized appreciation, to an IRA or another qualified plan. However, if the participant rolls over the common stock to an IRA, the special rule for net unrealized appreciation does not apply when the common stock is distributed from the IRA.

     "Early" distributions from the plans will result in an additional 10% excise tax on the taxable portion of the distributions, except to the extent the distribution (1) is rolled over into an IRA or other qualified plan or (2) is used for deductible medical expenses. "Early" distributions are distributions made prior to the date the participant attains age 59 1/2 unless:

o        due to permanent disability of the participant,

o made to a beneficiary or an alternate payee under a qualified domestic relations order, or

o made to a participant who terminated employment during or after the calendar year the participant attained the age of 55.

     In general, the rules summarized above that apply to distributions to participants also apply to distributions to surviving spouses of employees and to spouses or former spouses who are "alternate payees" under a qualified domestic relations order. A qualified domestic relations order is an order issued by a court, usually in connection with a divorce or legal separation. Some of the rules summarized above also apply to a deceased participant's beneficiary who is not a spouse. However, there are some exceptions for distributions to surviving spouses, alternate payees, and other beneficiaries that should be mentioned.

     If a surviving spouse or an alternate payee receives an eligible rollover distribution from any of the plans, he or she has the same choices as the participant with respect to the distribution, except that a surviving spouse may roll over the distribution only to an IRA, and not to another qualified plan. A beneficiary other than a surviving spouse may not roll over any distribution from any of the plans.

     A surviving spouse, an alternate payee, or another beneficiary may be able to use the special tax treatment for lump-sum distributions and the special rule for distributions that include common stock, as described above. A beneficiary who receives a distribution from one of the plans because of the participant's death may be able to treat the distribution as a lump-sum distribution if the participant met the appropriate age requirements, whether or not the participant had five years of participation in the plan.

     A participant's account balances under all the plans must be included in the gross estate of a participant for federal estate tax purposes upon his or her death. If the distributee is the participant's spouse, to the extent of the amount included in the participant's gross estate, an unlimited marital deduction may be available.

     In addition to the federal income tax consequences applicable to all of the plans, the deferred funds of the Savings Plans are intended to be a qualified "cash or deferred arrangement" under Section 401(k) of the Internal Revenue Code. A participant in the Savings Plans who elects to defer a portion of his or her compensation and have us contribute it to the Savings Plans will not be subject to federal income tax on the amounts contributed at the time the contributions are made. However, these contributions will be subject to social security taxes and certain federal unemployment taxes. Elective deferrals by a participant to his or her Savings Plan account are limited to certain annual amounts (adjusted for cost-of-living changes). This annual limit applies on an employee-by-employee basis to all 401(k) plans in which the employee participates, including plans of other employers. For calendar year 2002, the adjusted limit is $11,000.

     Generally, we will be able to deduct the amounts that we contribute to the Savings Plans pursuant to employee elections to defer a portion of their compensation, as well as any matching or additional employer contributions we make to the deferred fund. The deduction will be equal to the amount of contributions made.

     With respect to loans from the Savings Plans commencing after December 31, 1986, any interest paid by the participant will not be deductible, regardless of the purpose of the loan or use of the loan proceeds. Moreover, interest paid on any loan from any of the plans by a "key employee", as defined in Section 416(i) of the Internal Revenue Code, will not be deductible.

     Participants should consult their own tax advisors with respect to all federal, state, and local tax effects of participation in the plans. Moreover, we do not represent that the foregoing tax consequences will apply to any particular participant's specific circumstances or will continue to apply in the future, and we make no undertaking to maintain the tax-qualified status of the plans under Section 401(a) of the Internal Revenue Code.


EMPLOYEE STOCK PURCHASE PLAN

General

     The ESPP was adopted on May 10, 1995, and it became effective July 1, 1995. The ESPP is intended to qualify as a stock purchase plan under Section 423(b) of the Internal Revenue Code. The ESPP provides for the purchase of our common stock by participating employees through voluntary payroll deductions. At each trade date, the ESPP will purchase for the account of each participant that number of shares of our common stock which may be acquired with the funds available in the participant's stock purchase account, together with our contribution described below. The ESPP is not subject to ERISA.

Eligibility

     Generally, all of our employees are eligible to participate in the ESPP. However, no employee who owns our capital stock having more than five percent of the voting power or value of the capital stock would be able to participate. An employee's eligibility to participate in the ESPP will terminate upon termination of employment.

     Employees may participate in the ESPP by completing a payroll deduction authorization and establishing a brokerage account with the broker-dealer handling our internal stock market. The minimum payroll deduction allowed is $7.00 per week, and the maximum deduction is $450 per week. No employee is entitled to purchase an aggregate amount of common stock having a value, measured as of its purchase date, in excess of $25,000 in any calendar year pursuant to the ESPP and any other employee stock purchase plan that may be adopted by us.

Purchase of Shares/Discount

     Shares of our common stock purchased under the ESPP will be acquired on our internal stock market. See "Market Information -- Our Internal Stock Market". The amount of the payroll deductions will be used to purchase shares at a discount established from time to time by the Compensation Committee, not to exceed 15% of the prevailing formula price. We may either pay the discount portion to the ESPP in cash or deliver a sufficient number of shares having a value equal on the applicable trade date to the aggregate amount of the discount. The Compensation Committee has established the current discount rate at 15%. 100,000 shares of our common stock were reserved in 1995 for possible issuance under the ESPP in satisfaction of this contribution obligation, but we have not issued any of these shares to date.

Distribution, Withdrawals, and Sales

     Shares of our common stock acquired under the ESPP will be allocated to each participant's individual ownership account immediately following the trade date in which the acquisition occurred. These shares may not be sold until the participant has owned them for at least one year. However, within 45 days following termination of a participant's employment for any reason, we may in our sole discretion purchase the shares from the participant or his or her estate or legal representatives at the most recent formula price. If required by applicable state securities laws and if the initial purchase price were higher than the most recent formula price, we would have to pay the amount of the initial purchase price for the shares.

     Pursuant to our by-laws, all shares of our common stock purchased through the ESPP will be subject to our right of first refusal in the event that the participant desires to sell the shares other than on our internal stock market. See "Description of Capital Stock -- Restrictions on Our Common Stock".

     Participants may withdraw the money held in their stock purchase accounts at any time prior to its use to purchase shares, although upon doing so the participant will not be eligible to participate in the ESPP until three months after withdrawal. No interest will be paid on the money held in the stock purchase accounts of the participants.

Amendment and Termination

     Our Board of Directors may suspend or amend the ESPP in any respect, except that no amendment may:

o increase the maximum number of shares authorized to be issued under the Plan,

o increase our contribution for each share purchased above 15% of the applicable purchase price for that share,

o cause the ESPP to fail to qualify under Section 423 of the Internal Revenue Code, or

o deny to participating employees the right at any time to withdraw from the ESPP and obtain all amounts then due to their credit in their stock purchase accounts.

     The ESPP will terminate on December 31, 2004, unless extended by our Board of Directors.

Administration

     A commercial service provider performs administrative services for the ESPP, principally related to accounting and recordkeeping. The costs of these administrative services are borne by us.

Federal Income Tax Consequences

     In our view, the following discussion includes a description of all material federal income tax considerations relating to the ESPP. We have not received an opinion of counsel with respect to this discussion.

     For federal income tax purposes, a participant in the ESPP will recognize no taxable income until the taxable year of sale or other disposition of the shares of our common stock acquired under the ESPP.

     When the shares are disposed of by a participant more than two years after the date the shares were purchased for the participant's account, the participant must recognize ordinary income for the taxable year of disposition to the extent of the lesser of:

o the "discount", which is the excess of the fair market value of the shares on the purchase date over the amount of the purchase price paid by the participant, or

o the amount by which the fair market value of the shares at disposition or death exceeds the purchase price.

     In addition, a participant generally will recognize long-term capital gain equal to the excess, if any, of the proceeds from the disposition over the sum of the purchase price paid by the participant for the shares and the amount of ordinary income the participant recognizes. If the proceeds from disposition of the shares are less than the purchase price paid by the participant, the participant generally will be entitled to a capital loss. In the event of a participant's death while owning shares acquired under the ESPP, ordinary income must be recognized in the year of death in the amount specified in the first sentence of this paragraph.

     When the shares are disposed of prior to the expiration of the two-year holding period, a "disqualifying disposition", the participant must recognize ordinary income in the amount of the discount, even if the disposition is by gift or is at a loss. In addition, the participant will generally recognize (1) capital gains equal to the excess, if any, of the proceeds from the disposition over the fair market value of the shares on the purchase date, or (2) capital loss equal to the excess, if any, of the fair market value of the shares as of the purchase date over the proceeds from the disposition of the shares.

     The tax treatment and tax rate applicable to any capital gain a participant recognizes from the disposition of shares acquired under the ESPP depends on the length of time the participant has held the shares, the amount of the participant's other income during the year, and other factors. In general, as of the date of this prospectus, the maximum tax rate applicable to any capital gain arising from a participant's disposition of these shares is 20 percent in the case of shares held for more than one year, and 38.6 percent in the case of shares held for one year or less. For years beginning after December 31, 2000, reduced maximum rates may apply with respect to any capital gain recognized from the disposition of shares that, under special rules, are treated as having been acquired after December 31, 2000 and held for more than five years.

     The deduction of any capital loss you may recognize from the disposition of shares acquired under the ESPP are subject to limitations. Because the rules governing the tax treatment of capital gains and losses are complex and subject to change, participants should consult their tax advisors.

     Participants should consult their own tax advisors with respect to all federal, state, and local tax effects of participation in the ESPP. Moreover, we do not represent that the foregoing tax consequences will apply to any participant's specific circumstances or will continue to apply in the future. We make no undertaking to maintain the qualified status of the ESPP under Section 423 of the Internal Revenue Code.


1995 STOCK OPTION PLAN

General

     Our Board of Directors approved the 1995 Stock Option Plan (Option Plan) on February 10, 1995, and it became effective July 1, 1995. The Option Plan authorized the granting of stock options with respect to an aggregate of 1,250,000 shares of our common stock, during the period July 1, 1995 through June 30, 2001. As of April 22, 2002, 173,088 options have been exercised, 1,063,075 options are outstanding, and no options are available for award.

     The exercise price of options granted under the Option Plan is determined by the Compensation Committee and may not be less than 100% of the most recent formula price of our common stock as of the date of grant.

     All options granted pursuant to the Option Plan are non-transferable except by will or the laws of intestate succession.

Eligibility and Participation

     The persons eligible to receive options under the Option Plan are directors and key employees designated by the Compensation Committee.

Vesting of Options

     Except as otherwise determined by the Compensation Committee, the right to exercise options granted prior to March 5, 1998 under the Option Plan vest at the rate of 20% per year during the five-year period following the date of the grant, and the right to exercise options granted on and after that date vest at the rate of 25% per year during the four-year period following the date of the grant. Options granted prior to March 5, 1998 will expire seven years after the date of grant unless earlier exercised; other options will expire ten years after the date of grant.

     In the event we are involved in a change of control, all options vest immediately and may be exercised within 30 days, unless they are replaced with options of an equal or greater value.

Exercise of Options
     If an optionee's employment terminates as a result of death, all options vest and may be exercised by the employee's estate or legal representative during the six-month period following death. If the employee terminates by reason of disability or retires before age 65, all options vested as of the termination date may be exercised during the six-month period following termination or retirement. If an option retires at or after age 65, all options become vested at the date of retirement and may be exercised within one year. Upon termination of employment for any other reason, all options, whether or not vested, will terminate, unless otherwise authorized by the Compensation Committee, which may authorize the employee to exercise vested options within 30 days.

     Upon the exercise of an option, the exercise price and payroll taxes are payable in cash or in shares of our common stock valued at the formula price on the date of exercise.

Amendment and Termination

     The Option Plan will terminate, and all unexercised options will expire, ten years after the grant of the last option, which will be June 29, 2011.

     The Option Plan may be amended, terminated, or revised by our Board of Directors, except that no amendment may impair any previously granted option without the consent of the holders of outstanding options.

General Provisions

     All shares issued upon exercise of options granted under the Option Plan are subject to (1) our right of first refusal in the event that the optionee desires to sell his or her shares other than on our internal stock market and
(2) our right of repurchase upon termination of the optionee's employment or affiliation. See "Description of Capital Stock -- Restrictions on Our Common Stock".

     If the outstanding shares of our common stock are changed into or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification or similar transaction, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation, or similar transaction, an appropriate adjustment, determined by our Board of Directors in its sole discretion, will be made in the number and kind of shares and the exercise price per share of options which are outstanding.

Administration

     The Compensation Committee of our Board of Directors administers the Option Plan. The current members of the Compensation Committee are H. S. Winokur, Jr.,
M. P. C. Carns, and P. G. Kaminski. The address of each member is 11710 Plaza America Drive, Reston, Virginia 20190. The Compensation Committee is appointed annually by our Board, which may also fill vacancies or replace members of the Compensation Committee. Subject to the express provisions of the Option Plan, the Compensation Committee has the authority to:

o        interpret the Option Plan,

o prescribe, amend, and rescind rules and regulations relating to the Option Plan,

o determine the individuals to whom and the time or times at which options may be granted and the number of shares to be subject to each option granted under the Option Plan,

o determine the terms and conditions of the option agreements under the Option Plan, which need not be identical, and

o make all other determinations necessary or advisable for the admini-stration of the Option Plan.

     The members of the Compensation Committee receive no compensation from the Option Plan for services rendered in connection therewith.

Federal Income Tax Consequences

     In our view, the following discussion includes a description of all material federal income tax considerations relating to the Option Plan. We have not received an opinion of counsel with respect to this discussion.

     All options granted under the Option Plan are non-qualified stock options; that is, they do not receive the same treatment under the Internal Revenue Code as do "qualified" incentive stock options. Generally, the optionee will not be taxed at the time of the grant of a non-qualified stock option. At the time of exercise of an option, the optionee will recognize ordinary income for federal income tax purposes and be liable for FICA and Medicare taxes, based on the excess of fair market value at the time of exercise over the exercise price. We will generally be entitled to a tax deduction at the same time and in the same amount that the optionee realizes ordinary income.

     When common stock acquired upon the exercise of a non-qualified stock option is later sold, the difference between the sale price and the fair market value of the shares on the date of sale is generally taxable, provided the stock is a capital asset in the holder's hands, as long-term or short-term capital gain or loss, depending upon the holding period for the common stock at the time of disposition.

     If payment of the exercise price of a non-qualified stock option is made by surrendering previously owned shares of common stock, the following rules apply:

o No gain or loss will be recognized as a result of the surrender of shares in exchange for an equal number of shares subject to the non-qualified stock option,

o The number of shares received equal to the shares surrendered will have a basis equal to the shares surrendered and a holding period that includes the holding period of the shares surrendered, and

o The additional shares received (1) will be taxed as ordinary income in an amount equal to the fair market value of the shares at the time of exercise, (2) will have a basis equal to the amount included in taxable income by the optionee, and (3) will have a holding period that begins on the date of the exercise.

     The tax treatment of capital gains is discussed above in the discussion of federal income taxes for the ESPP. See "Employee Benefit Plans -- Employee Stock Purchase Plan".

     Holders of options granted under the Option Plan should consult their own tax advisors for specific advice with respect to all federal, state, or local tax effects before exercising any options and before disposing of any shares of our common stock acquired upon the exercise of an option. Moreover, we do not represent that the foregoing tax consequences apply to any particular option holder's specific circumstances or will continue to apply in the future.


1999 LONG-TERM INCENTIVE STOCK PLAN

     On March 3, 1999, we adopted the 1999 Long-Term Incentive Stock Plan, which is an employee benefit plan under which selected employees and directors may receive incentive-based stock options, restricted stock, and other stock-based awards. We may issue up to 900,000 additional shares under this plan. The issuances of shares under that plan are not the subject of this offering or this prospectus.


EXECUTIVE INCENTIVE PLAN

General

     Our EIP became effective in 1993 and has been modified from time to time to reflect management's current incentive goals. The EIP provides for the annual award of discretionary bonuses based on the achievement of specific financial and individual performance goals. The EIP was amended effective January 1, 1996 to provide for the payment of 20% of each award in the form of shares of our common stock, based on the most recent formula price.

     300,000 shares were reserved for possible issuance under the EIP, and 45,312 shares have been issued to date. The EIP is not subject to ERISA and is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

Eligibility and Participation

     Our officers and certain key executive employees are designated by the Compensation Committee to be eligible to participate in and receive bonuses under the EIP.

Awards

     Each year we establish bonus pools representing the aggregate targeted bonuses negotiated in advance with EIP participants. Awards under the EIP are generally made based upon the achievement of previously established individual and financial performance criteria. Awards under the EIP are made based on recommendations of our Chief Executive Officer to the Compensation Committee. Awards of bonuses, including potential shares of common stock, may also be subject to forfeiture, in whole or in part, in the event of termination of the person's employment prior to the date for payment of awards.

     Awards of bonuses under the EIP are generally distributed after the end of the fiscal year to which the bonus relates. After calculation of the bonus amount and allowing for applicable taxes, 20% of the net bonus amount is normally paid in the form of shares of our common stock, valued at the formula price.

     Pursuant to our by-laws, all shares of our common stock distributed under the EIP will be subject to our right of first refusal in the event that the participant desires to sell these shares other than on our internal stock market. See "Description of Capital Stock -- Restrictions on Our Common Stock".

     As an exception to the normal procedure, the Compensation Committee directed that no shares would be issued under the EIP in 2002 as a result of bonuses accrued during 2001.

Federal Income Tax Consequences

     In our view, the following discussion includes a description of all material federal income tax considerations relating to the EIP. We have not received an opinion of counsel with respect to this discussion.

     Awards under the EIP that are not subject to forfeiture are taxable as ordinary income to the recipient at the time of receipt.


     Recipients of awards under the EIP should consult their own tax advisors with respect to all federal, state, and local tax effects of participation in the Incentive Plan. Moreover, we do not represent that the foregoing tax consequences will apply to any particular participant's specific circumstances.

Amendment and Termination

     The EIP may at any time be amended or terminated by the Compensation

Committee.

Administration

     The Compensation Committee of our Board of Directors administers the EIP.

--------------------------------------------------------------------------------
                          Description of Capital Stock

General

     Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.10 per share, of which, as of April 22, 2002, 10,560,536 shares are outstanding, and 123,711 shares of Class C Preferred, par value $0.10 per share, of which none are outstanding. As of April 22, 2002, there were approximately 799 holders of record of our common stock.

     The following is a summary of the material provisions of our certificate of incorporation and by-laws regarding our capital stock. The summary is not complete and is qualified in its entirety by reference to our certificate of incorporation and by-laws, copies of which are incorporated by reference to the registration statement of which this prospectus is a part.

Common Stock

     The holders of our common stock are entitled to one vote per share held of record in elections for directors and on all other matters required or permitted to be approved by a vote of our stockholders. Each share of our common stock is equal in respect of rights and liquidation and rights to dividends and to distributions. Our stockholders will not have any preferred or preemptive rights to subscribe for, purchase, or receive additional shares of any class of our capital stock, or any options or warrants for shares, or any rights to subscribe for or purchase shares, or any securities convertible into or exchangeable for shares which may be issued, sold, or offered for sale by us.

Restrictions on Our Common Stock

     Our Board of Directors amended our by-laws on May 10, 1995, to provide that no share of our common stock issued on or after May 11, 1995 may be sold or transferred by the stockholder to any third party, other than by descent or distribution, bona fide gift, or bona fide sale. A bona fide sale may only occur after the stockholder has first offered in writing to sell the share to us at the same price and under substantially the same terms as apply to the intended sale, and we have failed or declined in writing to accept these terms within 14 days of receipt of the written offer or have refused to proceed to a closing on the transaction within a reasonable time. The sale to the third party following our failure, declination, or refusal must be made on the same terms which were not previously accepted by us and within 60 days following our failure, declination, or refusal, or we must again be offered refusal rights prior to a sale of the shares.

     Our right of first refusal right does not apply to:

        o any transactions made at the current formula price through our internal stock market,

        o any transactions made at any time while our common stock is listed for trading on a national securities exchange or on the over-the-counter market, or

        o shares which have been reissued to the holder in exchange for shares issued prior to May 11, 1995, to the extent the previously issued shares were not subject to any right of first refusal by us or our stockholders.

     Shares of our common stock purchased on our internal stock market will be subject to market-rules transfer restrictions having the same effect as those contained in the by-laws. Shares of our common stock issued prior to May 11, 1995 are not subject to these restrictions. See "Risk Factors -- Right of First Refusal".

--------------------------------------------------------------------------------
                            Validity of Common Stock


     The validity of our common stock offered by this prospectus has been passed upon for us by H. Montgomery Hougen, our Vice President and Secretary and Deputy General Counsel. As of April 22, 2002, Mr. Hougen owned directly and indirectly 16,467 shares of common stock and options to purchase 9,500 shares of our common stock. Mr. Hougen is the beneficial owner of an additional 4,646 shares through our benefit plans.

--------------------------------------------------------------------------------
                                     Experts


     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                                    ---------------------------
                                                            PROSPECTUS
                                                    ---------------------------


No dealer, salesperson, or any other person
has been authorized to give any information
or to make any representations other than
those contained in this prospectus in connection
with the offer contained in this prospectus.
If any such offer is given or made, any informa-
tion or representations must not be relied upon
as having been authorized by us. This prospectus
is not an offer of any securities other than the
shares described in this prospectus. It is not an         11,969,313 Shares
offer to sell, or a solicitation of an offer to buy, any securities to any person in any juris-diction in which such offer or solicitation is not authorized, or to any person to whom it is not lawful to make such an offer or solicitation.
Neither the delivery of this prospectus nor any sale made hereunder at any time implies that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.


---------------------------------------------------


                       TABLE OF CONTENTS



                                            Page               DynCorp

Where You Can Find More Information          ii              Common Stock
Summary                                       1
DynCorp                                       1      par value $0.10 per share
Risk Factors                                  2
Securities Offered by This Prospectus         7
Market Information                           11
Use of Proceeds                              15
Employee Benefit Plans                       15
Description of Capital Stock                 34
Validity of Common Stock                     35
Experts                                      35

                                                       ___________, 2002


---------------------------------------------------

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Not applicable.

Item 15.  Indemnification of Directors and Officers.

     Section 102 of the General Corporation Law of the State of Delaware (GCL) allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, a copy of which is filed as an exhibit to this registration statement, contains a provision which eliminates directors' personal liability as set forth above.

     The Amended and Restated Certificate of Incorporation of the Registrant and the By-Laws of the Registrant provide in effect that the Registrant shall indemnify its directors, officers and employees to the extent permitted by
Section 145 of the GCL. Section 145 of the GCL provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter for which such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Item 16.  Exhibits.


Exhibit         Description

4.1...........  Specimen Common Stock Certificate (incorporated by reference to
                  Registrant's Form 10-K for 1988, File No. 1-3879)

4.2...........  Amended and Restated Certificate of Incorporation of the
                  Registrant (incorporated by reference to Registrant's Form 10-K/A for 1995, File No. 1-3879)

4.3...........  By-Laws of the Registrant (incorporated by reference to
                  Registrant's Form 10-K for 1999, File No. 1-3879)

4.4...........  Capital Accumulation and Retirement Plan, as amended (filed herewith)

4.5...........  Savings and Retirement Plan, as amended (filed herewith)

5.............  Opinion of H. Montgomery Hougen (previously filed)

10.1..........  Executive Incentive Plan (incorporated by reference to
                  Registrant's Form 10-K for 1997, File No. 1-3879)

10.2..........  1995 Stock Option Plan (incorporated by reference Registrant's
                  Form 10-K for 2001, File No. 1-3879)

10.3..........  1999 Long-Term Incentive Stock Plan (incorporated by reference to Registrant's Form 10-K for 2001, File No. 1-3879)

10.4..........  Employee Stock Purchase Plan (incorporated by reference to
                  Registrant's Form S-1, File No. 33-59279)

10.5..........  Equity Target Ownership Policy (incorporated by reference to
                  Registrant's Form S-1, File No. 33-59279)

11............  Computation of Earnings Per Common Share for the Years Ended
                  December 27, 2001, December 28, 2000, and December 30, 1999 (incorporated by reference to Registrant's Form 10-K for 2000, File No. 1-3879)

13............  Registrant's 2001 Annual Report Form 10-K/A (filed with the
                  Securities and Exchange Commission on May xx, 2002, File No. 1-3879)

21............  Subsidiaries of the Registrant (incorporated by reference to
                  Registrant's Form 10-K for 2002, File No. 1-3879)

23............  Consent of Arthur Andersen LLP (filed herewith)

24............  Powers of Attorney (previously filed)

99............  Internal Stock Market Rules (previously filed)

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act").

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions set forth in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in conjunction with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 3, 2002.

                                    DynCorp

                                    By:  /s/ Paul V. Lombardi
                                    Paul V. Lombardi
                                    President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this post-effective amendment to registration statement appears below hereby appoints Paul V. Lombardi, David L. Reichardt and H. Montgomery Hougen, and each of them, any one of whom may act without the joiner of the others, as his or her attorney in fact with full power of substitution and resubstitution to sign on his or her behalf individually and in the capacity stated below, and to sign and file all amendments and post-effective amendments to this post-effective amendment to its registration statement and any and all other documents that may be required in connection with the filing of this post-effective amendment to registration statement, which amendments may make such changes and additions to this post-effective amendment to registration statement as such attorney in fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registrant's registration statement has been signed below by the following persons in the capacities and on the dates indicated:



Signature                  Title                                  Date

     *                      President and Director            May 3, 2002
-----------------------     (Principal Executive Officer)
Paul V. Lombardi

     *                      Senior Vice President and Chief   May 3, 2002
-----------------------     Financial Officer (Principal
Patrick C. FitzPatrick      Financial Officer)

     *                      Senior Vice President, General    May 3, 2002
-----------------------         Counsel and Director
David L. Reichardt

     *                      Vice President and Controller     May 3, 2002
-----------------------     (Principal Accounting Officer)
John J. Fitzgerald

     *                      Director                          May 3, 2002
-----------------------
Dan R. Bannister

     *                      Director                          May 3, 2002
-----------------------
T. Eugene Blanchard

                            Director
-----------------------
Michael P. C. Carns


-----------------------     Director
Paul G. Kaminski

     *                      Director                          May 3, 2002
-----------------------
Dudley C. Mecum II


-----------------------     Director
H. Brian Thompson

     *                      Director                          May 3, 2002
-----------------------
Herbert S. Winokur, Jr.

* By:  /s/ H. Montgomery Hougen                               May 3, 2002
       ------------------------
       H. Montgomery Hougen
       Attorney-in-Fact

Exhibit 4.4

 DYNCORP


                    CAPITAL ACCUMULATION AND RETIREMENT PLAN


                              AMENDED AND RESTATED


                              AS OF JANUARY 1, 2001

                                TABLE OF CONTENTS

                                                                          Page


Article I --  DEFINITIONS....................................................1

Article II--  PARTICIPATION matters..........................................9
       2.01   Eligibility....................................................9
       2.02   Plan Participation.............................................9
       2.03   Re-employment..................................................9
       2.04   Change in Status..............................................10
       2.05   Transfer of SARP Accounts.....................................10
       2.06   Service.......................................................10

Article III--  CONTRIBUTIONS................................................12
       3.01   Salary Deferral Contributions.................................12
       3.02   After-Tax Contributions.......................................13
       3.03   Method of Contribution/Change of Contribution Rate............13
       3.04   Matching Employer Contributions...............................13
       3.05   Supplemental Matching Employer Contributions..................14
       3.06   Matching Credits and Matching Employer Contributions..........14
       3.07   Discretionary Employer Contributions..........................15
       3.08   Discretionary Credits and Discretionary Employer
                Contributions...............................................16
       3.09   Non-Discrimination Test.......................................17
       3.10   Forfeitures...................................................21
       3.11   Time of Payment and Accrual of Contributions for
                Highly-Paid Employees.......................................22
       3.12   Annual Additions Limitation...................................22
       3.13   Return of Contribution........................................24
       3.14   Rollover Contributions........................................25
       3.15   Military Service..............................................25

Article IV--  ADMINISTRATION OF FUNDS.......................................25
       4.01   Investment of Funds...........................................25
       4.02   Investment Elections..........................................26
       4.03   Change of Elections - Investment in Company Stock Fund........26
       4.04   Change of Election - Diversification..........................26
       4.05   Allocation of Contributions...................................27
       4.06   Valuation of Assets...........................................27
       4.07   Voting of Shares..............................................27
       4.08   Tender or Exchange Offer Procedure............................28
       4.09   ERISA Section 404(c) Plan.....................................29
       4.10   Confidentiality...............................................29
       4.11   Fiduciary Designation.........................................29
       4.12   Effect of Certain Withdrawals, Distributions and Transfers....29

Article V--  RETIREMENT BENEFITS............................................30
       5.01   ESOP Account Benefit..........................................30
       5.02   Normal Retirement Benefit.....................................30
       5.03   Deferred Retirement Benefit...................................30
       5.04   Disability Retirement Benefit.................................30
       5.05   Payment of Benefits...........................................30
       5.06   Installment Payments..........................................32
       5.07   Joint-and-Survivor Annuity....................................32
       5.08   Life Annuity..................................................32
       5.09   Additional Allocations on Retirement..........................33
       5.10   Crediting of Investment Earnings..............................33
       5.11   Company Stock.................................................33
       5.12   Waiver of Notice..............................................34

Article VI--  DEATH BENEFITS................................................34
       6.01   ESOP Account Benefit..........................................34
       6.02   Death Benefits................................................34
       6.03   Additional Allocations on Death...............................34
       6.04   Beneficiary Designation.......................................34

Article VII--  VESTING AND SEPARATION FROM SERVICE..........................35
       7.01   Vesting of Account............................................35
       7.02   Payment of Benefits to Terminated Participants................37
       7.03   Re-employment After Distribution and Restoration
               of Contributions.............................................37

Article VIII--  WITHDRAWALS AND LOANS.......................................38
       8.01   Withdrawals While Employed....................................38
       8.02   Loans.........................................................39

Article IX--  ADMINISTRATION................................................42
       9.01   Plan Administrator............................................42
       9.02   Administrative Procedures.....................................42
       9.03   Other Plan Administrator......................................42
       9.04   Claims Procedures.............................................43
       9.05   Expenses......................................................43
       9.06   Service of Process............................................44
       9.07   Purchase of Common Stock; Valuation...........................44
       9.08   Direct Rollovers of Accounts to Qualified Plans...............44
       9.09   Administration and Maintenance of ESOP Accounts...............45
       9.10   Correcting Administrative Errors..............................45

Article X--  AMENDMENT, TERMINATION, AND MERGERS............................46
       10.01  Amendment.....................................................46
       10.02  Plan Termination..............................................47
       10.03  Permanent Discontinuance of Employer Contributions............48
       10.04  Suspension of Employer Contributions..........................48
       10.05  Mergers and Consolidations of Plans...........................48
       10.06  Former Participants in Merged Plans...........................48

Article XI--  WITHDRAWAL OF EMPLOYER........................................49
       11.01  Withdrawal of Employer........................................49
       11.02  Distribution after Withdrawal.................................49

Article XII--  MISCELLANEOUS PROVISIONS.....................................49
       12.01  Non-Alienation of Benefits....................................49
       12.02  No Contract of Employment.....................................50
       12.03  Severability of Provisions....................................50
       12.04  Heirs, Assigns, and Personal Representatives..................50
       12.05  Headings and Captions.........................................50
       12.06  Gender and Number.............................................50
       12.07  Funding Policy................................................50
       12.08  Title to Assets...............................................51
       12.09  Payment to Minors, etc........................................51
       12.10  Situs.........................................................51
       12.11  Missing Payee.................................................51
       12.12  Subject to Trust Agreement....................................51

Article XIII--  TOP-HEAVY PROVISIONS........................................52
       13.01  Determination of Top-Heavy Status.............................52
       13.02  Minimum benefits..............................................55
       13.03  Discontinuance of Article.....................................56

                DYNCORP CAPITAL ACCUMULATION AND RETIREMENT PLAN

                              AMENDED AND RESTATED

                                                         AS OF JANUARY 1, 2001

         WHEREAS, DynCorp (hereinafter sometimes referred to as the "Company") has previously adopted the Deferred Savings Plan of DynCorp and Participating Subsidiaries (hereinafter referred to as the "Plan"), effective as of April 1, 1983, which is to continue to be funded through the medium of a Trust Fund; and

         WHEREAS, the Company desires to amend and restate the Plan to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998; and

         WHEREAS, the Company desires to further amend and restate the Plan to enhance certain of the benefits offered thereunder and to add certain new benefits not previously offered; and

         WHEREAS, the Company has previously adopted the DynCorp Employee Stock Ownership Plan (hereinafter referred to as the "ESOP"), effective January 1, 1988, and concurrently desires to merge the ESOP into the Plan, which, pursuant to a spin-off was bifurcated into two substantially identical qualified savings and retirement plans, effective January 1, 2001, such that all applicable contributions and distributions under the ESOP after such date will be made under the terms and provisions of such Plan documents; and

         WHEREAS, the provisions describing the nonterminable protections and rights with respect to Participants' ESOP Accounts under the ESOP are attached hereto as Appendix A, which is incorporated into and made a part of the Plan.

         NOW, THEREFORE, the Company hereby renames, amends, and restates the Plan, effective as of January 1, 2001 (or such other date or dates otherwise specified herein or such other earlier date or dates as shall be necessary to comply with those changes in applicable law that became effective prior to January 1, 2001) to be hereafter known as the DynCorp Capital Accumulation and Retirement Plan, as follows:

                            Article I -- DEFINITIONS

         1.01 "Account" shall mean with respect to a Participant all of the various accounts, as applicable, maintained to define such Participant's proportionate interest in the Trust Fund as follows:

         (a) A "Salary Deferral Contribution Account" includes the Salary Deferral Contributions made on behalf of the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

         (b) An "After-Tax Contribution Account" includes the Participant's After-Tax Contributions, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

         (c) An "ESOP Account" reflects the account of each Participant under the ESOP that was merged into the Plan, and any allocable share of forfeitures from ESOP Accounts, any cash dividends on Common Stock allocated to ESOP Accounts, and any net income (or loss) of the Trust allocable to ESOP Accounts.

         (d) A "Matching Employer Contribution Account" reflects the Matching Employer Contributions allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

         (e) A "Discretionary Employer Contribution Account" reflects the Discretionary Employer Contributions (including Special SCA Discretionary Contributions and Special SCA Compliance Contributions) allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

         (f) A "Rollover Contribution Account" reflects any rollover/direct transfer contribution made in accordance with Section 3.13, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account; and

         (g) A "Supplemental Matching Employer Account" reflects the Supplemental Matching Employer Contribution allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account.

         1.02 "Active Participant" shall mean Eligible Employees who have satisfied the participation requirements of Section 2.02 as of an applicable Entry Date or who have made a Rollover Contribution, and are not Terminated Vested Participants or Inactive Participants.

         1.03 "Affiliated Organization" shall mean (i) any corporation on or after the date it becomes a member of a controlled group of corporations which includes the Employer, as determined under the provisions of Section 414(b) of the Code, (ii) any trade or business, whether or not incorporated, on or after it comes under common control with the Employer, as determined under Section 414(c) of the Code, (iii) any organization which is an affiliated service organization with the Employer within the meaning of Section 414(m) of the Code, and (iv) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

         1.04 "Age" or "age" shall mean the chronological age attained by the Participant at his most recent birthday or as of such other date of reference as set forth in this Plan.

         1.05 "Beneficiary" shall mean the beneficiary or beneficiaries (including any contingent beneficiary) designated by a Participant pursuant to
Section 6.04 to receive the amount, if any, payable under the Plan (including Appendix A) upon the death of such Participant. A beneficiary designation previously filed pursuant to Section 6.04 shall control until changed by the Participant; provided that where there has been an invalid designation, or no designation, Beneficiary shall mean the beneficiary or beneficiaries to whom such amount would otherwise be payable under the terms of this Plan (including Appendix A).

         1.06 "Board of Directors" shall mean the board of directors of the Company and/or any authorized committee thereof.

         1.07     "Break-in-Service" shall mean the period so described in
Section 2.06(f).

         1.08 "Code" means the Internal Revenue Code of 1986 as the same currently exists, and as it may hereafter be amended or clarified by regulations, rulings, notices or other publications of the Internal Revenue Service having legal effect.

         1.09 "Company Stock" or "Common Stock" means shares of the common stock of the Company.

         1.09A "Columbus Participants" means hourly paid Participants, other than Highly-Paid Employees, who are currently employed at Columbus (Mississippi) Air Force Base.

         1.10 "Company Stock Fund" means an investment fund primarily invested in Company Stock.

         1.11 "Compensation" shall mean, for any applicable period, the total remuneration that is paid to an Employee for services performed for an Employer reportable for federal income tax purposes as provided under Section 3401(a) of the Code on IRS Form W-2, including any Salary Deferral Contribution made on behalf of the Participant under this Plan, and any contributions made by salary reduction to a plan or program established in accordance with Section 125, 129 or 132(f) of the Code. Compensation shall exclude premiums paid to a life insurance plan of the Company for additional coverage above $50,000; the value of Company car or commuting allowances; reimbursements for expenses; and any other fringe benefits, and, for Highly-Paid Employees, shall also exclude distributions of compensation deferred during a prior period and earnings thereon, supplemental executive retirement plans, and long-term incentive plan awards or distributions, such as restricted stock and stock options.

         Anything herein to the contrary notwithstanding, a Participant's Compensation shall not exceed the limitations of Section 401(a)(17)(A) of the Code for any Plan Year, subject to any adjustments to reflect any increases in the cost of living as determined by the Secretary of the Treasury or any other adjustments pursuant to Section 401(a)(17) (B) of the Code.

         1.12 "Contribution" shall mean any or all of the various types of contributions made under the Plan by Participants or the Employer, as described below:

         (a) "ESOP Contribution" shall mean a Contribution made by the Employer pursuant to the ESOP; provided that ESOP Contributions (other than allocation of forfeitures, if any) shall be suspended for Plan Years beginning on or after January 1, 2001.

         (b) "Salary Deferral Contribution" shall mean that portion of the Contribution made to the Plan on behalf of a Participant by his Employer through a salary reduction agreement, as described under Sections 2.02 and 3.01.

         (c) "After-Tax Contribution" shall mean that portion of a Participant's Contribution to the Plan which he elects to make independent of a salary reduction agreement, as described under Section 3.02.

         (d) "Matching Employer Contribution" shall mean a Contribution made by an Employer as described under Section 3.04, based on a Participant's Salary Deferral Contribution (including any Salary Deferral Contributions re-characterized as After-Tax Contributions pursuant to Section 3.09). Effective January 1, 2002, the term "Matching Employer Contributions" shall include the value of Matching Employer Allocations made under Section 3.06.

         (e) "Discretionary Employer Contribution" shall mean a Contribution (including a Special SCA Discretionary Contribution and a Special SCA Compliance Contribution) made by an Employer which is unrelated to any Participant Contributions, as described under Section 3.05. Effective January 1, 2002, the term "Discretionary Employer Contributions" shall include the value of Discretionary Employer Allocations made under Section 3.08.

         (f) "Qualified Non-elective Contribution" shall mean a Contribution made by an Employer (other than those listed above) in order that the Plan will satisfy the requirements of Section 3.07 for a Plan Year. The allocation may be made to all Active Participants who are not Highly-Paid Employees or, with respect to satisfaction of the ADP test, only to those Active Participants who have made Salary Deferral Contributions for a Plan Year and who are not Highly-Paid Employees. Such Contributions shall be treated as Salary Deferral Contributions for all purposes under the Plan and shall be nonforfeitable.

         (g) "Supplemental Matching Employer Contribution" shall mean a Contribution made by an Employer described under Section 3.05, based on a Participant's Salary Deferral Contribution that is directed as an investment in the Company Stock Fund. Effective January 1, 2002, the term "Supplemental Matching Employer Contributions" shall include the value of Supplemental Matching Employer Allocations made under Section 3.06.

         1.13 "Contribution Percentage" shall mean the percentage determined by dividing (i) the sum of the Salary Deferral Contribution, After-Tax Contribution, Matching Employer Contribution, Supplemental Matching Employer Contribution, and any Qualified Non-elective Contribution used to satisfy the non-discrimination requirements of Section 3.07 or any combination of such Contributions, whichever is applicable, made by or on behalf of a Participant for the applicable period by (ii) his compensation, as defined under Code
Section 414(s), earned while eligible to participate in the Plan. "ADP" shall sometimes be used herein to refer to the Average Contribution Percentage with respect to Salary Deferral Contributions or amounts treated as Salary Deferral Contributions. "ACP" shall sometimes be used herein to refer to the Average Contribution Percentage with respect to Matching Employer Contributions, Supplemental Matching Employer Contributions, and After-Tax Contributions, if applicable.

         1.14 "Disability" shall mean the Employee has been determined by appropriate authority to be eligible for Social Security disability benefits or for long-term disability benefits under the applicable insured plan sponsored by the Employer.

         1.14A "Discretionary Credits" means the credits accumulated in a Participant's Discretionary Credits Account pursuant to Section 3.08.

         1.14B "Discretionary Credits Account" means an account, maintained for recordkeeping purposes only, that accumulates Discretionary Credits for eligible Participants on an annual basis in accordance with Section 3.08.

         1.14C "Discretionary Contribution Cash Holding Account" means a Holding Account established to hold Employer Contributions made under Section 3.08 prior to transfer to the Discretionary Contribution Stock Holding Account. The amounts held in the Discretionary Holding Cash Account shall be invested in the T. Rowe Stable Value Fund and may not be invested in Company Stock, except after such amounts are transferred to the Discretionary Contribution Stock Holding Account in accordance with Section 3.08.

         1.14D "Discretionary Contribution Stock Holding Account" means a Holding Account established to hold amounts transferred to such account in accordance with Section 3.08 prior to allocation to Participant Discretionary Employer Contribution Accounts. The amounts held in the Discretionary Contribution Stock Holding Account shall be invested in Company Stock to the extent possible and, until so invested, may be invested in cash or cash equivalents.

         1.15 "Effective Date" of this Plan shall mean April 1, 1983. The effective date of this amended and restated Plan is January 1, 2001.

         1.16 "Eligible Employee" shall mean an Employee of an Employer other than Excluded Employees or Employees who are eligible to participate in the SARP. In addition to the foregoing, the term "Eligible Employee" shall not include (i) any person whose terms and conditions of employment are determined by collective bargaining with a third party and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment, (ii) any Employee of the Employer who, on the basis of the Employer's customary practices consistently applied, is classified by the Employer as an independent contractor, (iii) any leased employee, or (iv) any nonresident alien who receives no compensation from the Employer which constitutes income from sources within the United States.

         1.17 "Employee" shall mean any employee of the Employer who, on the basis of the Employer's customary practices consistently applied, is classified as such, including a leased employee as defined under Section 414(n)(2) of the Code.

         The term "leased employee" means any person (other than an employee of the recipient organization) who pursuant to an agreement between the recipient organization and any other person ("leasing organization") has performed services for the recipient organization (including related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for at least one year, and such services are performed under the primary direction and control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         A leased employee shall not be considered an employee of the recipient organization if such employee is covered by a money purchase pension plan providing immediate participation, full and immediate vesting and a non-integrated employer contribution rate of at least ten percent (10%) of compensation (as defined, for purposes of leased employees, in Section 414(n)(5)(C)(iii) of the Code). Also, the leased employees must not constitute more than twenty percent (20%) of the recipient organization's non-highly compensated workforce.

         1.18 "Employer" shall mean DynCorp (hereinafter sometimes referred to as the "Company"), and any successor thereto which adopts this Plan and joins in the corresponding Trust Agreement. The term "Employer" shall also include any subsidiary or other entity affiliated or associated with the Company or an Employer (including an Affiliated Organization), and joint ventures, which, with the consent of the Plan Administrator, adopts this Plan. The term "Employer" shall not include any subsidiary or affiliate of the Company, unless such subsidiary or affiliate is specifically designated as an Employer in accordance with the foregoing sentence. The designated Employers who have adopted the Plan with the consent of the Plan Administrator are set forth on Appendix C, attached hereto.

         1.19     "Entry Date" shall mean the first day of each payroll period.

         1.20 "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406), including all amendments thereto.

         1.21 "ESOP" means the provisions of the DynCorp Employee Stock Ownership Plan, which, pursuant to the spin-off of the ESOP into two separate plans and merger of the relevant ESOP provisions this into this Plan, are incorporated herein and reflected in Appendix A.

         1.22 "Excluded Employee" means employees who are employed at the excluded operations as set forth on Appendix C hereto. The list of excluded operations as set forth on Appendix C may be revised from time to time by the Plan Administrator. Such revisions shall not be considered amendments to the Plan, and Board of Director approval shall not be required.

         1.23 "Fund" or "Trust Fund" shall mean all of the assets of the Plan held by the Trustees (or any nominees thereof) at any time under the Trust Agreement.

         1.24     "Highly-Paid Employee" means any Employee who:

                  (i) is a greater than five percent (5%) owner of an Employer or an Affiliated Organization (as defined in Section 416(i) of the Code) in the current Plan Year or the twelve (12) months immediately preceding the current Plan Year; or

                  (ii) is among the top one-fifth (1/5th) of all Employees of an Employer and all its Affiliated Organizations (other than those Employees excluded pursuant to Treasury Regulations) ranked by compensation in the twelve (12) months immediately preceding the current Plan Year, if he received more than eighty thousand dollars ($80,000) (as such amount may be adjusted by the Secretary of the Treasury pursuant to Section 414(q) of the Code) in compensation.

         For purposes of this definition, the term "compensation" shall have the meaning described in Section 414(q)(4) of the Code.

         1.25 "Holding Account" means an account established to hold contributions made by an Employer under Sections 3.06 or 3.08 prior to actual allocation to Participant Accounts in accordance with Section 3.06. or 3.08. No Participant shall have any right to amounts contributed to a Holding Account until such amounts are released for actual allocation to the Participant's Account under the Plan.

         1.26 "Inactive Participant" shall mean former Participants who are not Active Participants or Terminated Vested Participants and who continue to be employed in a non-covered class by an Employer or an Affiliated Organization, including, but not limited to, inactive participants under the ESOP who had ESOP Accounts as of December 31, 2000, all of which continue to be maintained under this Plan effective January 1, 2001.

         1.27 "Internal Market" means an arrangement administered and maintained by the Company whereby individuals desiring to sell Company Stock and individuals desiring to purchase Company Stock who are designated by the Company as eligible to participate in the arrangement may execute sales and purchases of Company Stock at a price established by the Board of Directors.

         1.27A "Matching Credits" means the credits accumulated in a Participant's Matching Credits Account pursuant to Section 3.06.

         1.27B "Matching Credits Account" means an account, maintained for recordkeeping purposes only, that accumulates Matching Credits for eligible Participants on an annual basis in accordance with Section 3.06.

         1.27C "Matching Contribution Cash Holding Account" means a Holding Account established to hold Employer contributions made under Section 3.06(b) prior to transfer to the Matching Contribution Stock Holding Account. The amounts held in the Matching Contribution Cash Holding Account shall be invested in the T. Rowe Price Stable Value Fund and may not be invested in Company Stock, except after such amounts are transferred to the Matching Contribution Stock Holding Account in accordance with Section 3.06.

         1.27D "Matching Contribution Stock Holding Account" means a Holding Account established to hold amounts transferred to such account in accordance with Section 3.06 prior to allocation to Participant Matching Employer and Supplemental Matching Employer Contributions Accounts. The amounts held in the Matching Contribution Stock Holding Account shall be invested in Company Stock to the extent possible and, until so invested, may be invested in cash or cash equivalents.

         1.28 "Merged Plan" shall mean a qualified plan previously maintained by an Affiliated Organization which has been merged with or consolidated into this Plan.

         1.29 "Named Fiduciary" shall mean the Employer, the Trustees and the Plan Administrator. Each named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically given him under the Plan and/or the Trust Agreement.

         1.30 "Non-Company Stock Investment Fund" means an investment fund primarily invested in assets other than Company Stock.

         1.31 "Non-Highly-Paid Employee" shall mean any Employee who during the applicable period was not a Highly-Paid Employee.

         1.32 "Normal Retirement Date" shall mean the date on which the Participant has attained Age 65.

         1.33 "Participant" shall mean any Eligible Employee, including, if applicable, Beneficiaries and alternate payees of such Eligible Employees pursuant to QDROs. The term "Participant" includes Active Participants, Terminated Vested Participants, and Inactive Participants. Unless the QDRO expressly provides otherwise, an alternate payee pursuant to a QDRO shall be treated as a Terminated Vested Participant for purposes of Article 8.

         1.34 "Participating Unit" shall mean a division, organizational unit, work location, facility or other group affiliated or associated with the Employer, as designated by the Plan Administrator from time to time.

         1.35 "Plan" shall mean the DynCorp Capital Accumulation and Retirement Plan as set forth herein (including Appendix A), and as the same may from time to time hereafter be amended. The Plan is a "profit sharing plan" as described in Treasury Regulations under Section 401(a)(27) of the Code; Appendix A includes the "nonterminable" protections and rights required by Treasury Regulation Section 54.4975-11 to be provided Participants with ESOP Accounts.

         1.36 "Plan Administrator" shall mean the committee appointed by the Board of Directors, or such other individuals named as such pursuant to the provisions of Article IX hereof.

         1.37 "Plan Year" shall mean a twelve-month period beginning on January 1st and ending on each December 31st.

         1.38 "QDRO" shall mean a qualified domestic relations order as such term is defined under Section 414(p) of the Code.

         1.39     (Reserved)

         1.40 "SARP" shall mean the DynCorp Savings and Retirement Plan, effective January 1, 2001.

         1.41 "Service" shall mean any period of employment or period credited, as described in Section 2.06.

         1.42 "Special SCA Compliance Contribution" shall have the meaning given in Section 3.06. All references to Discretionary Employer Contributions shall be deemed to include Special SCA Compliance Contributions, unless specifically indicated to the contrary.

         1.43 "Special SCA Discretionary Contribution" shall have the meaning given in Section 3.06. All references to Discretionary Employer Contributions shall be deemed to include Special SCA Discretionary Contributions, unless specifically indicated to the contrary.

         1.44 "Terminated Vested Participant" shall mean former Employees who are entitled at some future date to the distribution of benefits from this Plan, including, but not limited to, terminated vested participants under the ESOP who had ESOP Accounts as of December 31, 2000, all of which continue to be maintained under this Plan effective January 1, 2001.

         1.45 "Transferred Employee" shall mean any individual who, immediately prior to becoming an Eligible Employee, was a participant in the SARP, and who has transferred employment to a unit of the Company which has adopted the CAP.

         1.46 "Treasury Regulation" shall mean a regulation or temporary regulation issued pursuant to the Code.

         1.47 "Trust Agreement" shall mean the agreement that provides for the Trust Fund in which the assets of the Plan are held by the Trustee, and any similar agreement amending or superseding said Trust Agreement, which may be amended from time to time.

         1.48 "Trustees" shall mean the party or parties so designated pursuant to the Trust Agreement.

         1.49 "Valuation Date" shall mean the last day of each Plan Year and any other date as of which the Plan Administrator elects to make a valuation of Plan Accounts. The term Valuation Date shall mean with respect to ESOP Accounts, and portions of Plan Accounts invested in the Company Stock Fund, the last day of each calendar quarter and any other date as of which the Plan Administrator elects to make a valuation of such ESOP Accounts, and such portions of Plan Accounts invested in the Company Stock Fund.

         1.50 "Vested Account Balance" shall mean so much of a Participant's Account as is vested in accordance with Sections 7.01 and 10.02(a).

         1.51     "Years of Service" shall mean the period so described in
Section 2.06(f).

                      Article II -- PARTICIPATION MATTERS

2.01     Eligibility.
         -----------

         Each individual who is a Participant immediately prior to the effective date of this amended and restated Plan shall continue to participate as of such effective date. Beginning on and after the effective date of this amended and restated Plan, each individual shall become a Participant on the first Entry Date following the date he first becomes an Eligible Employee, unless specifically authorized by the Plan Administrator to the contrary.

2.02     Plan Participation.
         ------------------

         Each Eligible Employee who has satisfied the requirements of Section
2.01 shall complete such forms and provide such data as is reasonably required by the Plan Administrator as a precondition to Plan participation. In order to receive a Salary Deferral Contribution, a Participant must enter into a salary reduction agreement to be effective as of an Entry Date, electing to reduce his salary by an amount equal to his Salary Deferral Contribution. Except as otherwise established by the Plan Administrator on a non-discriminatory basis, a Participant's Salary Deferral Contribution for any Plan Year shall not exceed the lesser of (i) 50% of his Compensation for the Plan Year or portion of such Plan Year during which he was an Active Participant, subject to the limitations set forth in Article III, (ii) if the Participant is a Highly-Paid Employee, 12% of his Compensation for the Plan Year or portion of such Plan Year during which he was an Active Participant, subject to the limitations set forth in Article III, and (iii) $11,000, or such higher maximum contribution for a taxable year as may be permitted under Section 402(g) of the Code. The Plan Administrator shall determine the minimum and/or maximum permitted salary reduction. Any maximum permitted salary reduction may apply to all Participants or to Participants of one or more Employers or solely to those Participants of one or more Employers who are Highly-Paid Employees. Participants shall make separate elections with respect to Salary Deferral and After-Tax Contributions, and the election of either type of contribution shall not, in any way, be contingent upon any other election made under the Plan. By becoming a Participant, an Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.

2.03     Re-employment.
         -------------

         In the event a Participant terminates employment, and is re-employed, he shall be admitted or readmitted as an Active Participant on the date of his re-employment, provided he is then an Eligible Employee.

2.04     Change in Status.
         ----------------

         In the event that a person who has been an Employee in an employment status not eligible for participation in this Plan subsequently becomes eligible by reason of a change in status, he shall become a Participant on the date such person becomes an Eligible Employee; provided such Eligible Employee has previously satisfied the requirements of Section 2.01.

2.05     Transfer of SARP Accounts.
         -------------------------

         At the election of the Plan Administrator and with the consent of the administrator of the SARP, the SARP account balances of any Transferred Employee, including any outstanding loans to the Transferred Employee, shall be transferred to the Trust Fund in accordance with the requirements of Section
10.05. Subject to the requirement that all optional forms of benefits available under the SARP be preserved in accordance with Section 411(d)(6) of the Code, any amounts transferred to the Trust Fund in respect of a Transferred Employee from the SARP shall be governed by the rules, investment choices, valuation procedures and distribution options that apply under this Plan as of the date of such transfer.

2.06     Service.
         -------

         (a)      Service shall mean periods of employment with:

                  (i)      An Employer;

                  (ii) An Affiliated Organization, on and after the date it becomes an Affiliated Organization (unless the Board of Directors, in its sole discretion, provides credit for Service for periods of employment prior to such date); and

                  (iii) Any company which is a predecessor of an Employer or a company merged, consolidated, converted, or liquidated into an Employer or a predecessor of an Employer, or a company, substantially all of the assets of which have been acquired by an Employer, if the Employer maintains a plan of such a predecessor. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code.

         Notwithstanding the foregoing, an Employee shall receive credit for periods of employment with a company described in subsections (ii) or (iii) above only to the extent that he would be given credit under this Section if he were then in the employ of an Employer.

         (b) An Employee shall receive credit for Service under the Plan from his hire or rehire date to his Severance of Service Date with an Employer, including, by way of illustration but not by way of limitation, the following periods:

                  (i) Any leave of absence from employment which is authorized by the Employer or by an Affiliate or predecessor in accordance with rules applied on a non-discriminatory basis;

                  (ii) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Employer, Affiliate or predecessor within the period his reemployment rights are protected by law; and

                  (iii) Any absence from work for up to a
         twelve-consecutive-month period during which no duties are performed due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee or a caring for such child for a period immediately following birth or placement; provided that, if an Employee is absent beyond such twelve-consecutive-month period for the above-mentioned reasons, an Employee's employment shall be severed on the second anniversary of the first date of such absence, and the period which begins on the first anniversary of the first date of an Employee's absence for one of the reasons described in this subsection shall be a Break-in-Service and shall not be credited to the Employee as Service .


                  For these purposes an Employee's hire (or rehire) date shall be the date on which the Employee first performs an "hour of service" (or first performs a new "hour of service" for the Employer or Affiliate after a Break-in-Service) as determined under Department of Labor regulations, 29 C.F.R. ss.2530.200b-2(a)(1) for the Employer or Affiliate. (c) An Employee's Service shall be severed as of his "Severance from Service Date", which shall be the earlier of the date on which he retires, resigns, is discharged, or dies, or the first anniversary of his first date of absence for any other reason. An Employee's Service shall not be considered severed by reason of a transfer from one Employer or Affiliate to another Employer or Affiliate.

         (d) Reemployment Within Twelve Months. Notwithstanding the foregoing, in the event that an Employee's Service is severed but he is reemployed within the twelve-consecutive-month period commencing on his Severance from Service Date, the period of severance shall constitute Service.

         (e) Service shall be measured in years and days, with each 365 days of Service being equivalent to one Year of Service. Fractional years shall be disregarded; provided, however, that subject to Subsection 2(f) hereof, all periods of Service prior to and subsequent to any period of severance shall be aggregated for purposes of determining the Employee's vested interest in his entire remaining account balance.

         (f) A Break-in-Service shall mean the period of time commencing on the Severance from Service Date and ending on the date on which the Employee again performs an "hour of service" for the Employer or an Affiliate, as determined under Department of Labor regulations 29 C.F.R. ss.2530.200b-2(a)(1). A twelve-month Break-in-Service shall occur if employment is severed and the Employee is not reemployed within the twelve-consecutive-month period commencing on the Severance from Service Date. If an Employee is reemployed after Service is severed and the Employee had no vested interest in any Employer Contributions or Salary Deferral Contributions in the Plan at the time of such severance, Service prior to such severance shall be disregarded if the length of his period of severance equals or exceeds five (5) years.

                          Article III -- CONTRIBUTIONS

3.01     Salary Deferral Contributions.
         -----------------------------

         The Employer will make a Salary Deferral Contribution to the Plan for each Active Participant who has entered into a salary reduction agreement, in accordance with Section 2.02, as determined by such salary reduction agreement. In addition, for any Plan Year, an Employer may elect to make a Qualified Non-elective Contribution (including a qualified matching Contribution) allocable only to those Active Participants who are not Highly-Paid Employees, in order that the Plan will satisfy requirements of Section 3.09 for such Plan Year. Any Contribution made in accordance with the preceding sentence shall be allocated among applicable Participants in proportion to the ratios of each such Participant's Compensation or, with respect to satisfaction of the ADP test, only to those Participants who have made Salary Deferral Contributions. Matching Employer Contributions used to satisfy the test described under Section 3.09 must comply with Treasury Regulation 1.401(k)-1(b)(3).

         "Excess Elective Deferrals" shall mean any Salary Deferral Contributions which exceed the dollar limitation under Code Section 402(g). Such Excess Elective Deferrals shall be treated as annual additions under the Plan unless they are distributed in accordance with this Article.

         A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by providing fifteen (15) days written notification to the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to this Plan. Such notice shall be provided no later than the last date prior to the date which would allow the Plan Administrator sufficient time to pay such amount prior to the first April 15th following the close of the individual's tax year. Excess Elective Deferrals with respect to the combination of Excess Elective Deferrals and deferrals under another plan of deferred compensation of an Employer or an Affiliated Organization will automatically be returned to the Participant.

         Notwithstanding any other provision of the Plan, Excess Elective Deferrals for a taxable year (reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year), plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose Salary Deferral Contribution Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

         Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Salary Deferral Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Salary Deferral Contribution Account without regard to any income or loss occurring during such taxable year.

         Any Supplemental Matching Employer Contributions or Matching Employer Contributions attributable to Excess Elective Deferrals, with the income allocable to such Supplemental Matching Employer Contributions or Matching Employer Contributions calculated in accordance with regulations under Section 401(m) of the Code, shall be withdrawn from the affected Participant's Supplemental Matching Employer Contribution and Matching Employer Contribution Accounts and used by the Employer as future Supplemental Matching Employer Contributions, Matching Employer Contributions or Discretionary Employer Contributions.

         3.02     After-Tax Contributions.
                  -----------------------

         With the consent of the Plan Administrator as to the Employer by which an Employee is then employed, Participants may elect to make After-Tax Contributions to the Trust for each Plan Year in amounts not less than one percent (1%) of Compensation, nor more than ten percent (10%) of Compensation for such Plan Year and all prior Plan Years during which the Plan was in effect, reduced by the total After-Tax Contributions previously made by the Participant not to exceed the maximums permitted under Section 3.09 and 3.12. Such consent may be given in the Plan Administrator's sole discretion, but shall be applied on a non-discriminatory basis. After-Tax Contributions shall not be used to reduce the Participant's taxable income.

         3.03     Method of Contribution/Change of Contribution Rate.
                  --------------------------------------------------

         Salary Deferral and After-Tax Contributions may be made by periodic payroll deductions or on such other basis as shall be determined from time to time by the Plan Administrator. Nothing contained herein shall preclude the Plan Administrator from not allowing Salary Deferral or After-Tax Contributions to be made by any Participant in accordance with Section 3.07 or from limiting the number of payroll periods in a Plan Year during which such Contributions are permitted. A Participant may elect an increase or decrease in his Salary Deferral Contributions or After-Tax Contributions, provided that such election is made in the manner and within the time prescribed by the Plan Administrator. Such election shall become effective as soon as practicable after notice of the election is received by the Plan Administrator or its delegate.

         A Participant may elect to suspend all of his Salary Deferral Contributions or After-Tax Contributions provided such election is made in the manner and within the time prescribed by the Plan Administrator. Such suspension shall become effective as soon as practicable after notice of the Participant's election is received by the Plan Administrator or its delegate. A Participant may elect to resume contributions in the manner prescribed by the Plan Administrator.

         No contributions may be made by or on behalf of any Participant during any period that he is receiving long term disability benefits, worker's compensation benefits or while the Participant is on a leave of absence for which no Compensation is being paid from the Employer.

         3.04     Matching Employer Contributions.
                  -------------------------------

         For Plan Years beginning on or after January 1, 2001 and prior to January 1, 2002, the Employer shall make a Matching Employer Contribution with respect to those Salary Deferral Contributions made by each Participant. Such Matching Employer Contribution for each payroll period will equal 25% of the first 8% of the Participant's Compensation for the payroll period contributed on the Participant's behalf as a Salary Deferral Contribution. The Employer may make Matching Employer Contributions in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Matching Employer Contributions. The cash received by the Trust shall, unless contrary to ERISA, be used to purchase Company Stock to satisfy the Company's put option liability under Appendix A, attached hereto.

         Except as provided in Appendix B, an Employer may only make a Matching Employer Contribution if such Contribution, and the amount of such Contribution, has been authorized by the Plan Administrator. Certain Matching Employer Contributions made under the Plan are subject to the special conditions set forth in Appendix B.

         3.05     Supplemental Matching Employer Contributions.
                  --------------------------------------------

         For Plan Years prior to January 1, 2002, the Employer shall make a Supplemental Matching Employer Contribution with respect to those Salary Deferral Contributions made by each Participant who has directed the investment of such Salary Deferral Contributions in the Company Stock Fund. The Supplemental Matching Employer Contribution for each payroll period will equal 50% of the first 3% of the Participant's Compensation for the payroll period contributed on the Participant's behalf as a Salary Deferral Contribution directed to the Company Stock Fund. The Employer may make Supplemental Matching Contributions in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Supplemental Matching Employer Contributions. The cash received by the Trust shall, unless contrary to ERISA, be used to purchase Company stock to satisfy the Company's put option liability under Appendix A, attached hereto.

         3.06     Matching Credits and Matching Employer Contributions.
                  ----------------------------------------------------

          For Plan Years beginning on or after January 1, 2002, Matching Credits shall be accumulated and Matching Employer Contributions allocated as follows:

(a) Matching Credits. A Matching Credits Account shall be maintained for each Participant who completes an Hour of Service on or after January 1, 2002 for purposes of accumulating a Participant's Matching Credits as determined in accordance with this Section 3.06(a). Each calendar quarter, a Participant's Matching Credits Account shall be credited with a number of Matching Credits equal to 25% of the first 8% of the Participant's Compensation for the calendar quarter contributed on the Participant's behalf as a Salary Deferral Contribution. In addition, each calendar quarter, a Participant shall be credited with a number of Supplemental Matching Credits equal to 50% of the first 3% of the Participant's Compensation for the calendar quarter contributed on the Participant's behalf as a Salary Deferral Contribution and directed to be invested in the Company Stock Fund. A Participant's total Matching Credits and Supplemental Matching Credits for a Plan Year shall equal the sum of all Matching and Supplemental Matching Credits accumulated in the Participant's Matching Credits Account for such Plan Year. A Participant's Matching Credits Account shall only reflect a Participant's Matching and Supplemental Matching Credits for each Plan Year. Matching and Supplemental Matching Credits shall not accumulate from one Plan Year to the next.

(b) Matching Contribution Holding Accounts. The Trustee shall maintain a Matching Contribution Cash Holding Account and a Matching Contribution Stock Holding Account. Each calendar quarter, the Employer may contribute an amount, determined in its sole discretion, to the Matching Contribution Cash Holding Account. Solely to the extent that additional cash amounts are needed by the Trustee to satisfy the put option liability under Appendix A, the necessary amounts to satisfy such obligations shall be transferred from the Matching Contribution Cash Holding Account to the Matching Contribution Stock Holding Account and used to purchase Company Stock from Participants or Beneficiaries, as required by Appendix A. In addition, immediately prior to the last Internal Market trading period of the Plan Year, all amounts allocated to the Matching Contribution Cash Holding Account shall be transferred to the Matching Contribution Stock Holding Account and used to purchase whole and fractional shares of Company Stock, to the extent such purchases are available.

(c) Matching Employer Allocations. As of the end of each Plan Year, the total amount in the Matching Contribution Stock Holding Account shall be allocated to each eligible Participant's Matching Employer Contribution Account and Supplemental Matching Employer Contribution Account as Matching Employer Allocations and Supplemental Matching Employer Allocations in accordance with this Section 3.06(c). Eligible Participants shall include only those Participants for whom Matching and, if applicable, Supplemental Matching Credits are accumulated for such Plan Year. An amount shall be allocated to each eligible Participant's Matching Employer Contribution Account equal to the ratio that the Matching Credits accumulated in such eligible Participant's Matching Credits Account bears to the total number of Matching Credits accumulated for all eligible Participants for such Plan Year. In addition, an amount shall be allocated to each eligible Participant's Supplemental Matching Employer Contribution Account equal to the ratio that the Supplemental Matching Credits accumulated in such eligible Participant's Supplemental Matching Credits Account bears to the total number of Supplemental Matching Credits accumulated for all eligible Participants for such Plan Year. Any amount allocated to a Participant's Matching Employer Contribution Account or Supplemental Matching Employer Contribution Account that is not already in the form of Company Stock (and any earnings thereon) shall be used to purchase Company Stock as soon as practicable thereafter.

         3.07     Discretionary Employer Contributions.
                  ------------------------------------

         For Plan Years beginning prior to January 1, 2002, Employers may make Discretionary Employer Contributions, which shall be allocated to each eligible Participant's Account in an amount equal to at least 2% of the Participant's Compensation; provided that in any Plan Year, the Discretionary Employer Contributions on behalf of certain Participants who are employees of a Participating Unit, when expressed as a percentage of the aggregate Compensation of such Participants, may, but need not be, the same as the contribution on behalf of the Participants who are employees of another Participating Unit. The Discretionary Employer Contributions made pursuant to this Section 3.06 shall be made in a manner that is nondiscriminatory and that meets all of the applicable qualification requirements under the Code. The Employer may designate whether or not the Participant must be an active Employee on the last day of the applicable period in order to be eligible for a share in the Discretionary Employer Contribution. The Employer may designate that the Discretionary Employer Contribution or any portion thereof shall be invested in Company Stock. The Employer may make Discretionary Employer Contributions in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Discretionary Employer Contributions. The cash received by the Trust shall, unless contrary to ERISA, be used to satisfy the Company's put option liability under Appendix A, attached hereto.

         For all Plan Years, Employers may make a special Discretionary Employer Contribution, to be known as a "Special SCA Discretionary Contribution", to Participants who are not Highly-Paid Employees and who are "Service Employees" as defined in Section 22.1001 of the Federal Acquisition Regulations, provided, however that Special SCA Discretionary Contributions shall be allocated to each eligible Participant on the basis of hours paid, not to exceed 40 hours per work week. Special SCA Discretionary Contributions may be made by the Employer in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Special SCA Discretionary Employer Contributions. The cash received by the Trust shall be used to satisfy the Company's put option liability under Appendix A, attached hereto.

         For all Plan Years, Employers may also make a separate Discretionary Employer Contribution in addition to, or in lieu of, the Special SCA Discretionary Contribution, to be known as a "Special SCA Compliance Contribution" to certain Participants who are not Highly-Paid Employees and who are "Service Employees," as defined in Section 22.1001 of the Federal Acquisition Regulations. The Special SCA Compliance Contribution shall be made in an amount necessary to satisfy the area wage determination, consistent with the requirements of the Service Contract Act, on a basis other than hours worked per week, as determined by the Plan Administrator. Special SCA Compliance Contributions may be made by the Employer in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Special SCA Compliance Contributions. The cash received by the Trust shall be used to satisfy the Company's put option liability under Appendix A, attached hereto.

         Notwithstanding any other provision of this Section 3.06, except in the case of such Contributions as are provided for in a collective bargaining agreement or are specified in Appendix B, the amount of a Discretionary Employer Contribution or a decision not to make such Discretionary Employer Contribution must be authorized in advance specifically by the Company. Certain Discretionary Employer Contributions made under the Plan are subject to the special conditions and terms referenced in Appendix B.

         3.08    Discretionary Credits and Discretionary Employer Contributions.
                  --------------------------------------------------------------

          For Plan Years beginning on or after January 1, 2002, Discretionary Credits shall be accumulated and Discretionary Employer Contributions allocated as follows:

          Discretionary Credits. A Discretionary Credits Account shall be maintained for each Participant who completes an Hour of Service on or after January 1, 2002 for purposes of accumulating a Participant's Discretionary Credits, as determined in accordance with this Section 3.08(a). Each calendar quarter, a Participant's Discretionary Credits Account shall be credited with a number of Discretionary Credits equal to 1% of the Participant's Compensation for the calendar quarter. A Participant's total Discretionary Credits for a Plan Year shall equal the sum of all Discretionary Credits accumulated in the Participant's Discretionary Credits Account for such Plan Year. A Participant's Discretionary Credits Account shall only reflect a Participant's Discretionary Credits for each Plan Year. Discretionary Credits shall not accumulate from one Plan Year to the next.

          Discretionary Contribution Holding Accounts. The Trustee shall maintain a Discretionary Contribution Cash Holding Account and a Discretionary Contribution Stock Holding Account. Each calendar quarter, the Employer may contribute an amount, determined in its sole discretion, to the Discretionary Contribution Cash Holding Account. Solely to the extent that additional cash amounts are needed by the Trustee to satisfy the put option liability under Appendix A, the necessary amounts to satisfy such obligations shall be transferred from the Discretionary Contribution Cash Holding Account to the Discretionary Contribution Stock Holding Account and used to purchase Company Stock from Participants or Beneficiaries, as required by Appendix A. In addition, immediately prior to the last Internal Market trading period of the Plan Year, all amounts allocated to the Discretionary Contribution Cash Holding Account shall be transferred to the Discretionary Contribution Stock Holding Account and used to purchase whole and fractional shares of Company Stock, to the extent such purchases are available.

          Discretionary Employer Contribution Allocations. As of the end of each Plan Year, the total amount in the Discretionary Contribution Stock Holding Account shall be allocated to each eligible Participant's Discretionary Employer Contribution Account as Discretionary Employer Contribution Allocations in accordance with this Section 3.08(c). Eligible Participants shall include only those Participants for whom Discretionary Credits are accumulated for such Plan Year. An amount shall be allocated to each eligible Participant's Discretionary Employer Contribution Account equal to the ratio that the Discretionary Credits accumulated in such eligible Participant's Discretionary Credits Account bears to the total number of Discretionary Credits accumulated for all eligible Participants for such Plan Year. Any amount allocated to a Participant's Discretionary Employer Contribution Account that is not already in the form of Company Stock (and any earnings thereon) shall be used to purchase Company Stock as soon as practicable thereafter.

         3.09     Non-Discrimination Test.

         For each Plan Year the average Contribution Percentage for Participants who are Highly-Paid Employees determined based on Salary Deferral Contributions
(ADP) and separately based on the sum of After-Tax Contributions and any Matching Employer Contributions and Supplemental Matching Employer Contributions
(ACP) shall not exceed the greater of:

(a) 1.25 multiplied by the average Contribution Percentage for the preceding Plan Year of all Eligible Employees who are not Highly-Paid Employees; or

(b) the lesser of (i) twice the average Contribution Percentage for the preceding Plan Year of all Participants who are not Highly-Paid Employees; and (ii) the average Contribution Percentage for the preceding Plan Year of all Participants who are not Highly-Paid Employees, plus two percent (2%).

         If the limitation described under subsection (b) above is applied with respect to Salary Deferral Contributions, it shall not be applied with respect to the sum of After-Tax Contributions, Supplemental Matching Employer Contributions and Matching Employer Contributions, and vice-versa, except as otherwise permitted under the following Definitions and Special Rules Section describing the multiple use test.

         For purposes of this Section, an Excess Contribution shall mean the excess of a Highly-Paid Employee's Salary Deferral Contribution (or amounts treated as Salary Deferral Contributions) over the maximum amount of such Contributions as provided under the above test.

         For purposes of this Section, Excess Aggregate Contributions shall mean the excess of the aggregate amount of After-Tax Contributions, Matching Employer Contributions and Supplemental Matching Employer Contributions which were made on behalf of Highly-Paid Employees for any Plan Year, over the maximum amount of such Contributions as provided under the above test.

         The Excess Contributions or Excess Aggregate Contributions, whichever is applicable, shall be allocated by reducing the actual Contribution Percentage of the Highly-Paid Employee with the highest dollar amount of Salary Deferral Contributions or combined Matching Employer Contributions, Supplemental Matching Employer Contributions and After-Tax Contributions, whichever is applicable. Such Contribution Percentage shall be reduced until the Highly-Paid Employee with the highest dollar amount of applicable contributions is equal to that of the Highly-Paid Employee with the next highest dollar amount of applicable contributions or until the above test is passed. This process shall be repeated until the test is passed and such leveling method shall determine the amount of Excess Contributions attributable to each Highly-Paid Employee. The Excess Aggregate Contribution amount shall be determined after any Salary Deferral Contributions are re-characterized as After-Tax Contributions.

         With respect to Plan Years beginning before January 1, 2002, the alternative test (i.e., the lesser of 200% or 2% plus the ADP or ACP, whichever is applicable, of Non-Highly Paid Employees) may only be used to meet one of the mathematical nondiscrimination tests (ADP or ACP) described in this Section. The determination of whether there has been a multiple use of the alternative test shall be made in accordance with Treasury Regulation Section 1.401(m)-2(b). If, for any Plan Year, it is determined that there has been a multiple use of the alternative test, correction shall occur through the following procedure:

         Reduce the ADP of the Highly-Paid Employees utilizing the leveling method described in regulations under Section 401(k) of the Code by returning unmatched Salary Deferral Contributions and income allocable thereto until correction is accomplished.

         If further reductions are needed, reduce the ADP of the Highly-Paid Employees determined (after the adjustments described in the preceding step) using the leveling method described in regulations under Section 401(k) of the Code by returning matched Salary Deferral Contributions and by reducing the Matching Employer Contribution Accounts of the affected Highly-Paid Employees by any Matching Employer Contributions attributable to the returned Salary Deferral Contributions.

         The Plan Administrator shall also have discretionary authority to restructure the Plan and satisfy the above test based on specific common attributes among Employees.

         For purposes of determining the Contribution Percentage test, After-Tax Contributions are considered to have been made in the Plan Year in which contributed to the trust. Salary Deferral Contributions, Matching Employer Contributions, and Qualified Non-elective Contributions will be considered made for a Plan Year only if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

         The Employer shall maintain records sufficient to demonstrate satisfaction of the above tests and the amount of Qualified Non-elective Contributions, including qualified matching Contributions, if applicable, used in the test.

         The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         If in such Plan Year the Employer permits Participants to make After-Tax Contributions, a Participant may treat his Excess Contributions under
Section 3.01 as an amount distributed to the Participant and then contributed by such Participant to the Plan as an After-Tax Contribution. Such re-characterized amounts will remain non-forfeitable and subject to the same distribution requirements as Salary Deferral Contributions. Amounts may not be re-characterized by a Highly-Paid Employee to the extent that such amount, in combination with other After-Tax Contributions made by that Employee, would exceed any stated limit under the Plan on After-Tax Contributions.

         Re-characterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly-Paid Employee is informed in writing of the amount re-characterized and the consequences thereof. Re-characterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

         Excess Contributions or Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to such Contributions is the income or loss allocable to the Participant's Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions or Excess Aggregate Contributions for the year and the denominator of which is the Participant's Account attributable to satisfaction of ADP and ACP test (as applicable) without regard to any income or loss occurring during such Plan Year.

         Notwithstanding the preceding paragraph, any other reasonable method for computing the income allocable to Excess Contributions or Excess Aggregate Contributions may be used, provided that the method is non-discriminatory, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

         Excess Contributions (adjusted for income or loss) shall be returned to affected Highly-Paid Employees, to the extent not recharacterized. The amount of Excess Contributions to be distributed or recharacterized for a Plan Year shall be reduced by Excess Elective Deferrals previously distributed for the taxable year ending in such Plan Year. In addition, any Matching Employer Contributions attributable to returned Excess Contributions (adjusted for income or loss in the manner described in regulations under Section 401(m) of the Code) shall be withdrawn from the affected Participant's Matching Employer Contribution Accounts and used to reduce future Employer contributions.

         Excess Aggregate Contributions (adjusted for income or loss) that are After-Tax Contributions shall be returned to affected Highly-Paid Employees. Any Matching Employer Contributions attributable to returned After-Tax Contributions (adjusted for income or loss in the manner described in regulations under Section 401(m) of the Code) shall be withdrawn from the affected Participants' Matching Employer Contribution Accounts and used to reduce future Employer contributions.

         Excess Aggregate Contributions (adjusted for income or loss) that are Matching Employer Contributions not attributable to returned After-Tax Contributions, shall be distributed to affected Highly-Paid Employees to the extent vested. To the extent such Matching Employer Contributions are not vested they shall be withdrawn from the affected Participants' Matching Employer Contribution Accounts and used to reduce future Employer contributions.

         The return of Excess Contributions and Excess Aggregate Contributions shall occur within 12 months following the end of the Plan Year in which the nondiscrimination tests described in this Section are not satisfied and shall be accomplished by a reduction in the respective Accounts' investments in the Plan's investment funds in amounts determined by the Plan Administrator.

         In the event that this Plan satisfies the requirements of Section 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 3.09 shall be applied by determining the Contribution Percentage of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) or 401(m) of the Code only if they have the same Plan Year.

         The ACP for any Participant who is a Highly-Paid Employee for the Plan Year and who is eligible to make after-tax employee contributions or receive employer matching contributions under two or more arrangements described in
Section 401(m) of the Code that are maintained by the Employer and that are not required to be mandatorily disaggregated shall be determined as if such contributions were made under a single arrangement. If a Highly-Paid Employee participates in two or more arrangements described in Section 401(m) that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         In lieu of applying the nondiscrimination test described in this Section to a single group composed of all Eligible Employees as of the end of the Plan Year, the Plan Administrator may elect to separately apply the test to two groups of Eligible Employees: one group consisting of those Eligible Employees who have not completed the minimum age and service conditions described in Section 410(a) of the Code as of the end of the Plan Year, and the other group consisting of the remaining Eligible Employees.

         In the event that any provisions of this Section 3.09 are no longer required or applicable for qualification of the Plan under the Code, then any applicable provisions of this Section 3.09 shall thereupon be void.

         The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section shall not apply for Plan Years beginning after December 31, 2001.

         3.10     Forfeitures.
                  -----------


(a) Upon termination of employment with all Employers and Affiliated Organizations prior to January 1, 2001 for reasons other than retirement, disability, or death, a Participant shall forfeit his unvested Account, subject to reinstatement as described below, and provided that if less than 100% of a Participant's ESOP Account is to be forfeited, Company Stock held in such Participant's ESOP Account that was acquired with the proceeds of an Exempt Loan (as defined in the pre-merger DynCorp Employee Stock Ownership Plan) shall be forfeited only after all other assets held in such Participant's ESOP Account are forfeited.

(b) Upon incurring five consecutive Breaks-in-Service of 12 months duration following termination of employment with all Employers and Affiliated Organizations on or after January 1, 2001 for reasons other than retirement, disability, or death, a Participant shall forfeit his unvested Account, provided that if less than 100% of a Participant's ESOP Account is to be forfeited, Company Stock held in such Participant's ESOP Account that was acquired with the proceeds of an Exempt Loan (as defined in the pre-merger DynCorp Employee Stock Ownership Plan) shall be forfeited only after all other assets held in such Participant's ESOP Account are forfeited.


(c) If a terminated Participant who was not fully vested in his ESOP, Matching Employer Contribution, Supplemental Matching Employer Contribution and Discretionary Employer Contribution Accounts is subsequently re-employed by the Employer or an Affiliated Organization prior to the occurrence of five consecutive twelve-month Breaks-in-Service after the date of his termination of employment, any amount forfeited shall be reinstated to his Account, subject to the repayment requirements of Section 7.03.

(d) As of the end of each Plan Year, any forfeitures occurring during such Plan Year resulting from a Participant's termination of employment shall first be applied to restore the previously forfeited accounts, if applicable, of former Terminated Vested Participants who have been re-employed and second, to reduce Plan expenses. The cash portion of such forfeitures shall be applied to the cash requirements of such restorations, and the Company Stock portion shall be applied to Company Stock requirements.

(e) Effective for Plan Years beginning prior to January 1, 2002, any portion of the total forfeiture not applied in accordance with (d) above may be applied toward the Matching Employer Contribution or Supplemental Matching Employer Contribution and allocated to remaining Active Participants in the same manner as provided under Sections 3.04 and 3.05, respectively. Any portion of the total forfeiture remaining may be applied toward the Discretionary Employer Contribution, and allocated to remaining Active Participants in the same manner as provided under Section 3.07.

(f) Effective for Plan Years beginning on or after January 1, 2002 (except in the case of ESOP Accounts, for which this subsection (f) shall be effective for Plan Years beginning on or after January 1, 2001):

(i) Any cash portion of the total forfeiture not yet applied in accordance with the foregoing paragraphs shall be transferred to the Matching Contribution Cash Holding Account to the extent determined in the sole discretion by the Plan Administrator;

(ii) Any cash portion of the total forfeiture remaining shall be transferred to the Discretionary Contribution Cash Holding Account;

(iii) Any Company Stock portion of the forfeiture shall be allocated to the Matching Contribution Stock Holding Account, to the extent determined in the sole discretion by the Plan Administrator, and any remaining portion shall be transferred to the Discretionary Contribution Stock Holding Account.

         3.11 Time of Payment and Accrual of Contributions for Highly-Paid Employees.
                  --------------------------------------------------------------

         Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions may be made at any time on or before the date required for deduction of such Contributions on the Employer's Federal income tax return. In the event the Company is unable to satisfy the requirements of Sections 401(a)(4) or 410 of the Code and the Treasury Regulations thereunder for a particular Plan Year, the Plan Administrator may, in its discretion, reduce the contributions to Highly-Paid Employees by using a leveling method similar to that described in the regulations under Section 401(k) of the Code or by using any other method that is approved by the Plan Administrator, but in all cases done in a manner that is nondiscriminatory, and which causes the Plan to satisfy all of the applicable qualification requirements under the Code.

         3.12     Annual Additions Limitation.
                  ---------------------------

         Notwithstanding the above provisions of this Article, in no event shall the annual additions to a Participant's Account exceed the maximum amount permitted under Section 415 of the Code, and all provisions of such Section are hereby incorporated in the Plan by reference. The term "limitation year", as defined under the Code, shall mean the Plan Year.

         Effective January 1, 2002, in determining the amount of annual additions attributable to Matching Employer Contributions and Discretionary Contributions, such amount shall be based on the total dollar amount of the Employer contributions made under Section 3.06(b) and 3.08(b). Therefore, the amount of each Participant's annual addition attributable to Matching Employer Contributions shall equal the product of the ratio of the Participant's Matching Credits and Supplemental Matching Credits to the total Matching Credits and Supplemental Matching Credits accumulated for all eligible Participants for the Plan Year multiplied by the total dollar amount contributed by the Employer to the Matching Contribution Cash Holding Account for such Plan Year. The amount of each Participant's annual addition attributable to Discretionary Employer Contributions shall equal the product of the ratio of the Participant's Discretionary Credits to the total Discretionary Credits assigned to Participants for the Plan Year multiplied by the total dollar amount contributed by the Employer to the Discretionary Contribution Cash Holding Account for such Plan Year.

         As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

         If due to the maximum permitted above there is an excess amount, the excess will be disposed of as follows:

                  (a) Any After-Tax Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

                  (b) If an excess amount still exists, and the Participant is covered by the Plan at the end of a limitation year, the excess amount shall next be adjusted as follows:

                           (i) first by a reduction in the Participant's Salary
                  Deferral Contribution Account by the amount of unmatched Salary Deferral Contributions for the Plan Year, initially from those unmatched contributions invested among Non-Company Stock Investment Funds, on a proportionate basis, and thereafter from those unmatched contributions invested in the Company Stock Fund, plus the amount of earnings, if any, attributable to such Salary Deferral Contributions;

                           (ii) next by a reduction in the Participant's Salary
                  Deferral Contribution Account by the amount of matched Salary Deferral Contributions for the Plan Year, initially from those matched contributions invested among Non-Company Stock Investment Funds, on a proportionate basis, and thereafter from those matched contributions invested in the Company Stock Fund, plus the amount of earnings, if any, attributable to such Salary Deferral Contributions and by a reduction in the Matching Employer Contributions attributable to matched Salary Deferral Contributions and earnings for the Plan Year attributable to such Matching Employer Contributions, initially from those Matching Employer Contributions invested among Non-Company Stock Investment Funds (if any) and thereafter from Matching Employer Contributions invested in the Company Stock Fund;

                           (iii) next by a reduction in the Participant's
                  Supplemental Matching Employer Contributions Account by the amount of any Supplemental Matching Employer Contributions for the current Plan Year; and

                           (iv) next by a reduction in the Participant's
                  Discretionary Employer Contribution Account by the amount of any Discretionary Employer Contributions for the current Plan Year.

                  (c) If an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

                  (d) If a suspense account is in existence at any time during a limitation year pursuant to this Section, such account will not receive an allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer or any Participant contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants, except as provided below.

         In the case where a reasonable error is made so that the limitations of
Section 415 are violated, the aggregate amount of any corrective adjustments to the Salary Deferral Contribution Account of a Participant covered by the Plan shall be accomplished by distributing the excess Salary Deferral Contributions and the earnings, if any, attributable to such excess Salary Deferral Contributions to the affected Participant. The aggregate amount of corrective adjustments that are attributable to Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions shall be held in suspense and applied to reduce any later contributions by the Employer on behalf of all Participants.

         3.13     Return of Contribution.
                  ----------------------

(a) Except as provided in Section 3.12 and this Section, and notwithstanding any other provision of this Plan or of the Trust Agreement, the Employer irrevocably divests itself of any interest or reversion whatsoever in any sums contributed by it to the Trust Fund, and it shall be impossible for any portion of the Trust Fund to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants or their Beneficiaries.

(b) If a contribution by the Employer is conditioned upon initial qualification of the Plan under Section 401 of the Code, and the Plan does not so qualify, the contribution shall be returned to the Employer within one year of the date of denial of such qualification.

(c) If a contribution made by the Employer is based upon a good faith mistake of fact, the contribution shall be returned to the Employer within one year after the payment of the contribution.

(d) If a contribution which is intended to be deductible for Federal income tax purposes is determined to not be deductible and part or all of the deduction is disallowed, the contribution, to the extent disallowed, shall be returned to the Employer within one year after the disallowance of the deduction.

(e) Earnings attributable to any mistaken or non-deductible contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.

(f) If the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction. In the case of a reversion due to initial disqualification of the Plan, the entire assets of the Plan attributable to Employer contributions may be returned to the Employer.

(g) A contribution may be returned to the Employer or a Participant, whichever is applicable, in order to satisfy the requirements of Section 3.09.

         3.14     Rollover Contributions.
                  ----------------------

         An Eligible Employee who is entitled to receive an "eligible rollover distribution" within the meaning of Section 402 of the Code from (i) a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions, or (ii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, may, with the approval of the Plan Administrator authorize the direct rollover of, all or part of such distribution to the Trust Fund for this Plan.

         The Plan will not accept a rollover of any portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or
(b) of the Code.

         The Plan Administrator may develop procedures, and may require the information from the Eligible Employee desiring to make a rollover, as it deems necessary or desirable to determine that the proposed rollover shall satisfy the requirements of this Section. Upon approval by the Plan Administrator, the amount included in the rollover shall be credited to a Rollover Contribution Account established on the Eligible Employee's behalf. Rollover Contributions shall be invested in the manner described in Section 4.02. Upon a rollover by an Eligible Employee who is not yet making contributions to this Plan, his Rollover Contribution Account adjusted for Plan earnings and losses attributable to that amount shall represent his sole interest in this Plan until he begins making contributions.

         3.15     Military Service.
                  ----------------

         Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                     Article IV -- ADMINISTRATION OF FUNDS

4.01     Investment of Funds.
         -------------------

         There shall be established within the Plan's Trust Fund one or more separate investment funds selected by the Company, one of which shall be a Company Stock Fund and the remainder which shall be Non-Company Stock Investment Funds. The Company may add, modify, or eliminate investment funds at its discretion without amending the Plan.

4.02     Investment Elections.
         --------------------

         A Participant may direct the investment of his future Salary Deferral Contributions and future Rollover Contributions among any of the Plan's investment funds according to procedures prescribed by the Plan Administrator. In the absence of any investment direction by the Participant, a Participant's Accounts shall be invested in the investment fund the Plan Administrator directs.

         Except as otherwise required by law, Matching Employer Contributions attributable to Salary Deferral Contributions made on or after July 1, 1995, and prior to January 1, 2001, and any investment earnings on such Matching Employer Contributions, shall remain invested in the Company Stock Fund at all times. Notwithstanding the foregoing, Matching Employer Contributions made with respect to Salary Deferral Contributions of Participants employed by Employers that do not make Matching Employer Contributions in the form of Company Stock on or after July 1, 1995, and Matching Employer Contributions made pursuant to paragraph 1 of Appendix B, shall be invested among the Plan's investment funds in the same proportions as the Salary Deferral Contributions.

4.03     Change of Elections - Investment in Company Stock Fund.
         ------------------------------------------------------

         A Participant may elect to change the investment of his future Salary Deferral Contributions among the Plan's investment funds in the manner and at the times prescribed by the Plan Administrator. Any such election shall be effective as soon as practicable following receipt of the election by the Plan Administrator or its delegate. Notwithstanding the foregoing or any provision of
Section 4.04 to the contrary, Salary Deferral Contributions which the Participant elects to initially invest in the Company Stock Fund, and Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions made on or after January 1, 2001, all of which are to be invested in the Company Stock fund, may not be reinvested in other investment funds until the expiration of eight full calendar quarters following the end of the payroll period to which such contributions relate.

4.04     Change of Election - Diversification.
         ------------------------------------

         Subject to the provisions of Section 4.02 and 4.03, a Participant may elect to change the investment direction of the balance of his Accounts (other than his ESOP Account, if any, which, except as otherwise required by law, shall at all times remain invested in Company Stock, except to the extent that the diversification requirements of Appendix A apply), and amounts invested in the Company Stock fund, among the Plan's investment funds at such times and in accordance with such procedures and limitations prescribed by the Plan Administrator. A Participant's investment direction given pursuant to this Section shall be given effect as soon as administratively practicable following receipt of the investment direction by the Plan Administrator or its delegate.

         With respect to a direction to change investment of Accounts from the Company Stock Fund to Non-Company Stock Investment Funds, a sale of Company Stock in satisfaction of the direction shall not occur before the trading period on the Internal Market next following receipt of the investment direction and shall be subject to the Trustee's ability to sell shares for fair market value on the Internal Market. If the Trustee is unable to sell a sufficient number of shares for fair market value on the Internal Market to fully satisfy all outstanding Participant directions to change investment of account balances from the Company Stock Fund to Non-Company Stock Investment Funds and other directions requiring the sale of Company Stock, the Trustee shall prorate the sale of shares among directing Participants' Accounts based on the total number of shares in each Account required to be sold to fully satisfy the investment direction over the total number of shares required to be sold to satisfy all directions requiring sale of Company Stock. In such event, no further action will be required by the Trustee in satisfaction of the Participants' elections.

4.05     Allocation of Contributions.
         ---------------------------

         Salary Deferral Contributions, After-Tax Contributions, and Rollover Contributions shall be allocated to a Participant's Salary Deferral Contribution Account, After-Tax Contribution Account, or Rollover Contribution Account as soon as is administratively feasible after they are contributed to the Plan or deducted from a Participant's Compensation through payroll deduction. Matching Employer Contributions and Discretionary Contributions shall be allocated to Participants' Accounts as set forth in Article III.

4.06     Valuation of Assets.
         -------------------

         As of each Valuation Date, the assets of the Trust shall be valued at fair market value, and any gains or losses shall be allocated to the same investment alternatives in which they arose.

         All valuations of Common Stock shall be performed in accordance with generally accepted valuation methods and practices. Where such Common Stock is not readily tradable on an established securities market, valuations shall be made by one or more independent appraisers who meet the requirements, if any, of the Code and Regulations. The determination of fair market value of shares of Common Stock shall consider, to the extent permitted by law (and in conformity, where applicable, with the provisions of this Article IV), any enterprise or premium amounts payable to a Participant in the event of exercise of a put option pursuant to Sections 4.2 and 4.3 of Appendix A.

         The Plan Administrator shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts in accordance with provisions of the Plan. From time to time, the Plan Administrator may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the provisions of the Plan.

4.07     Voting of Shares.
         ----------------

         If a Participant's Account is invested in Common Stock, then, at least 30 days before each annual or special meeting of shareholders of the Company (or, if such schedule cannot be met, as early as practicable before such meeting), the Company shall cause the Trustee to send to each Participant whose Account is invested in Common Stock, a copy of the proxy solicitation material therefore, together with a form providing confidential instructions to the Trustee on how to vote the shares of Common Stock held within the Participant's Account. Upon receipt by the Trustee of such instructions directly from Participants, or upon receipt of such instructions from the Plan Administrator that were communicated by the Participant to the Plan Administrator, in conformance with said proxy solicitation material, the Trustee shall vote the shares of Common Stock as instructed. Instructions received from individual Participants by the Trustee shall be held in strictest confidence and shall not be divulged or released to any person, including officers or Employees of an Employer. The Trustees shall vote the shares of Common Stock for which no instructions have been received and the shares of Common Stock held in a Holding Account in the same proportion as the shares for which instructions have been received unless otherwise prohibited by ERISA.

         A Participant's Beneficiary shall be entitled to exercise all notice, voting, tender, or exchange rights provided for in Sections 4.07 and 4.08 with respect to shares of Common Stock allocated to the Account of a deceased Participant as if such Beneficiary were the Participant.

4.08     Tender or Exchange Offer Procedure.
         ----------------------------------

         In the event an offer is received by the Trustee (including, but not limited to, a tender offer or exchange offer) to purchase any shares of Common Stock held by the Trustee in the Trust, the Company shall cause the Trustee to send to each Participant whose Account is invested in Common Stock such information as will be distributed to shareholders of the Company in connection with such offer, and to notify each Participant in writing of the number of shares of Common Stock which are then credited to such Participant's Account. The Trustee shall provide to each Participant a form requesting confidential directions as to the manner in which the Trustee is to respond to the offer with respect to shares of Common Stock allocated to such Participant's Account. Upon timely receipt of such directions, the Trustee shall respond as directed with respect to the tender or exchange of such shares. With respect to shares of Common Stock held in a Holding Account, the Trustees shall tender or exchange the number of shares equal to the product of (i) the number of shares of Common Stock in the Holding Account at such time, times (ii) a fraction, the numerator of which is the number of shares of Common Stock (including fractional shares) allocated to Participants' Accounts that the Participants have, in the aggregate, directed the Trustee to tender or exchange (which direction is not otherwise withdrawn as described below), and the denominator of which is the total number of shares of Common Stock allocated to Participants' Accounts. Instructions received from individual Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or Employees of an Employer. The Trustee shall not tender or exchange shares of Common Stock allocated to a Participant's Account for which the Trustee has not received directions from the Participant.

         A Participant who has directed the Trustee to tender or exchange shares of Common Stock allocated to such Participant's Account may, at any time prior to the offer withdrawal date, direct the Trustee to withdraw such shares from the offer prior to the withdrawal deadline, in which case the Trustee shall carry out such directive.

         In the event that shares of Common Stock held in a Participant's Account are tendered or exchanged pursuant to this Section 4.08, the proceeds received upon the acceptance of such tender or exchange shall be credited to such Participant's Account, and shall be invested in the manner determined by the Company or as otherwise provided in the Plan. In the event that shares of Common Stock held in a Holding Account are tendered or exchanged pursuant to this Section 4.08, the proceeds received upon the acceptance of such tender or exchange shall be credited to such Holding Account and shall be invested in the manner determined by the Company or as otherwise provided in the Plan.

4.09     ERISA Section 404(c) Plan.
         -------------------------

         Other than for Accounts which are required to be invested in the Company Stock Fund, the Plan is intended to constitute a plan described in
Section 404(c) of ERISA and shall be administered in accordance with such intent and in compliance with Department of Labor Regulations Section 2550.440c-1.

4.10     Confidentiality.
         ---------------

         Information relating to the purchase, holding, and sale of Common Stock in a Participant's Account and the exercise of voting, tender, and similar rights with respect to such stock by Participants and their beneficiaries shall be maintained in accordance with such procedures as the Trustee shall establish designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

4.11     Fiduciary Designation.
         ---------------------

         The Trustee is designated as the Plan fiduciary responsible for ensuring that the procedures implemented pursuant to Section 4.10 are sufficient to safeguard the confidentiality of information described in that Section, that such procedures are being followed, and that an independent fiduciary is appointed to carry out activities which the Plan Administrator determines involve a potential for undue influence by any Employer upon Participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights with respect to Common Stock. A Participant who gives instructions to the Trustee pursuant to Sections 4.07 and 4.08 shall be deemed to be acting as a "named fiduciary", as such term is defined in Section 402(a)(1) of ERISA.

4.12     Effect of Certain Withdrawals, Distributions and Transfers.
         ----------------------------------------------------------

         Notwithstanding any other provision of this Plan, in the event (a) a Participant is a person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, (b) who has invested any portion of his Account in the Company Stock Fund and (c) who has made any withdrawal or received any distribution from his Account for any reason other than a distribution on account of death, retirement, disability, termination of employment, or a QDRO, such former Participant may not make any further investments in the Company Stock Fund until a period of six months has expired since his last such withdrawal or distribution. In addition, in the case of a Participant who is a person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, such Participant may not make a change of investments between the Company Stock Fund and any other investment fund unless (a) such change of investments is made no earlier than six months after any previous such change, whether into or out of the Company Stock Fund, and (b) such change of investments is elected within the period beginning on the third business day and ending on the twelfth business day following the Company's filing of its Annual Report, Form 10-K, or Quarterly Report, Form 10-Q, with the Securities and Exchange Commission; affected Participants may ascertain the respective filing dates from the Company's Controller.

                        Article V -- RETIREMENT BENEFITS

5.01     ESOP Account Benefit.
         --------------------

         Except as otherwise specifically provided in Section 5.05, a Participant's ESOP Account shall be payable solely pursuant to the terms of
Article II and III of Appendix A, attached hereto. A Participant's Accounts, other than ESOP Accounts, if any, shall be payable pursuant to the terms of this
Article V and Section 7.02. Accordingly, unless expressly provided otherwise, all references in this Article V to capitalized terms (e.g., Vested Account Balance, Retirement Benefits, Installment Payments, Joint-and-Survivor Annuity, and Annuity Starting Date) shall refer to a Participant's Account without reference to amounts allocated to such Participant's ESOP Account, if any.

5.02     Normal Retirement Benefit.
         -------------------------

         A Normal Retirement Benefit shall be payable to any Participant upon his Normal Retirement, unless such Participant has elected to receive a Deferred Retirement Benefit. Payment of the Normal Retirement Benefit shall commence no later than 60 days following the last day of the Plan Year in which his Normal Retirement Date occurs.

5.03     Deferred Retirement Benefit.
         ---------------------------

         If a Participant so elects in writing to defer his receipt of benefits until some date or event after his Normal Retirement Date, a Deferred Retirement Benefit shall be payable to the Participant upon the occurrence of such date or event.

5.04     Disability Retirement Benefit.

         A Disability Retirement Benefit (collectively with Normal Retirement Benefits and Deferred Retirement Benefits "Retirement Benefits") shall be payable to any Participant who has suffered a Disability and who retires from service of the Employer by reason of such Disability. Payment shall commence no later than sixty (60) days following the last day of the Plan Year in which such retirement occurs.

5.05     Payment of Benefits.
         -------------------

         If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is $5,000 or less, the Plan Administrator shall direct the Trustee to distribute the Participant's Retirement Benefit in a single lump sum, without any requirement for such Participant's consent. Solely for purposes of determining whether the Plan Administrator may, pursuant to this
Section 5.05, compel the distribution of a Participant's Vested Account Balance that is $5,000 or less, the value of a Participant's ESOP Account, if any, provided under Appendix A shall be taken into account, and, effective for distributions after February 28, 2002, the value of a Participant's Rollover Contribution Account shall be excluded.

         If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is greater than $5,000, the Participant's Vested Account Balance shall be paid in a lump sum, unless the Participant elects in writing to receive Installment Payments, a Life Annuity, or a Joint-and-Survivor Annuity, in which case payments shall be made accordingly. No less than 30, and no more than 90 days before payment of the Retirement Benefit of a Participant is due to commence, the Employer shall explain to affected Participants the material features of, and explain the relative values of, a Joint-and-Survivor Annuity and other forms of benefit available under the Plan. An election may be changed at any time by delivery of a written change to the Plan Administrator, up to the time the Plan Administrator has ordered payment of a Retirement Benefit by the Trustee or has paid for the purchase of an annuity described below.

         Any benefits that become distributable to the Participant pursuant to this Article shall be paid as soon as reasonably practicable after the Participant's termination of employment subject, where applicable, to the Trustee's ability to sell shares of Company Stock in which the Participant's Accounts are invested for fair market value on the Internal Market. Unless the Participant otherwise elects, benefits shall be paid no later than 60 days after the end of the Plan Year in which occurs the latest of:

(i)      the Participant's Normal Retirement Date;

(ii)     the 10th anniversary of the commencement of his Plan participation; or

(iii)    his termination of employment.

         Notwithstanding the foregoing, if the value of a terminating Participant's Accounts following his termination of employment, excluding (effective for distributions after February 28, 2002) the value of his Rollover Contribution Account, is more than $5,000, payments from the Participant's Accounts shall not be made prior to the Participant's Normal Retirement Date, without the written consent of the Participant obtained no more than 90 days and no less than 30 days before a distribution (or, in the case of installments, the initial such distribution), unless the Participant waives the 30 day minimum period in accordance with the waiver provisions of Section 5.12.

         Notwithstanding any provision of the Plan to the contrary, the vested benefits of a Participant shall generally commence or otherwise be paid in accordance with Treasury Regulations under Section 401(a)(9) of the Code no later than April 1 of the calendar year following the later of (i) the year the Participant attains Age 70 1/2, or (ii) the year the Participant retires or otherwise terminates employment (except as otherwise provided for a Participant who is a 5% owner as defined in Section 416 of the Code).

         Benefits attributable to the portion of the Participant's Account accrued prior to July 1, 1995 shall be paid in the form of payment elected by the Participant, but in no event in an amount less than required by Section 401(a)(9) of the Code and regulations thereunder. If no election is made, such benefits shall automatically be paid in a single lump sum. Benefits attributable to the portion of the Participant's Account accrued on and after July 1, 1995 shall be paid in a single lump sum.

         With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

5.06     Installment Payments.
         --------------------

         A Participant may elect to receive his entire Vested Account Balance in up to ten approximately equal annual installments ("Installment Payments"), as elected by the Participant. Until such time as his entire Vested Account Balance has been distributed by such method, the Account will continue to incur appreciation and depreciation, earnings, expenses, and similar adjustments, and the amount of each subsequent installment will reflect a proportional amount of such adjustments.

5.07     Joint-and-Survivor Annuity

         A Participant may elect to receive an annuity, payable monthly, quarterly, semi-annually, or annually at the Participant's option, of a level annual amount for his lifetime, with a provision for continuation of no less than fifty percent (50%), up to one hundred percent (100%), of such amount payable to the Participant's spouse for the duration of the spouse's lifetime after the death of the Participant (a "Joint-and-Survivor Annuity"). The Plan Administrator will purchase the Joint-and-Survivor Annuity from a legal reserve life insurance company in the name of the Participant with the lump-sum value of the Participant's Vested Account Balance. Payments of the annuity shall commence as soon as practicable following the date of such purchase (the "Annuity Starting Date")

5.08     Life Annuity.
         ------------

         A Participant who is not married at the time payment of his Retirement Benefit is due to commence, or who has received a Spousal Consent or qualifies within one of the exceptions from the requirement for a Spousal Consent set forth in the following paragraph, may elect to receive an annuity, payable quarterly, semi-annually, or annually at the Participant's election, of a level annual amount for his lifetime (a "Life Annuity"). The Plan Administrator will purchase the Life Annuity from a legal reserve life insurance company in the name of the Participant with the lump-sum value of the Participant's Vested Account Balance, and payments shall commence on the Annuity Starting Date.

         If a Participant is married at the time payment of his Retirement Benefit is due to commence, he must receive a Joint-and-Survivor Annuity, in lieu of a Life Annuity, unless (a) the Participant is legally separated from the spouse, by order of a court; (b) the Participant has been abandoned by the spouse, in accordance with local law; (c) the spouse consents in writing to the election of a Life Annuity, within the 90-day period ending on such commencement date (a "Spousal Consent"); (d) if the spouse is not legally competent to give consent, the legal guardian of the spouse, including the Participant if the Participant is such legal guardian, gives such Spousal Consent on behalf of the spouse; or (e) it is established to the satisfaction of the Plan Administrator that Spousal Consent cannot be obtained because the spouse cannot be located. A Spousal Consent must be witnessed by a notary public or by a person so designated by the Plan Administrator. A Spousal Consent shall be irrevocable. Purchase of a Life Annuity on behalf of a Participant in reliance upon information submitted by or on behalf of the Participant, including a form of Spousal Consent, shall discharge the responsibility of the Employer, the Plan Administrator, and the Trustees.

5.09     Additional Allocations on Retirement.
         ------------------------------------

         Except as otherwise provided in Section 5.06, any allocation for a Participant, made as of a Valuation Date subsequent to the date of his retirement, shall be paid to such Participant, or his Beneficiary, as soon after such Valuation Date as is practical.

5.10     Crediting of Investment Earnings.
         --------------------------------

         Investment earnings shall be credited to a Participant's Account through the Valuation Date coincident with or last preceding the date that distribution of the Account is made. No earnings shall be credited after such Valuation Date.

5.11     Company Stock.
         -------------

         A Participant may elect to have the portion, if any, of his Vested Account Balance accrued prior to July 1, 1995 and attributable to a fund invested in Company Stock distributed all in cash or all in kind or in a combination thereof. In the case of an in kind distribution, the value of a fractional share shall be paid in cash. A Participant may elect to have that portion, if any, of the Participant's Vested Account Balance accrued on and after July 1, 1995, and invested in Company Stock, distributed all in cash or all in kind; provided however, any such distribution in cash shall be subject to the Trustee's ability to sell the shares of Company Stock for fair market value on the Internal Market. If the Trustee is unable to sell all the Company Stock in the Participant's Accounts within the time required to make distribution of the Participant's Accounts in accordance with Section 401(a)(14) of the Code, distribution of the remaining Company Stock shall be made in kind.

         On and after January 1, 1996, the portion of a Participant's Vested Account Balance accrued prior to July 1, 1995 and invested in the Company Stock Fund may be distributed in cash or in kind or in a combination thereof; provided, however, a cash distribution of that portion of a Participant's Accounts invested in Company Stock shall be subject to the Trustee's ability to sell the shares of Company Stock allocated to the Participant's Accounts on the Internal Market. If the Trustee is unable to sell all the Company Stock in the Participant's Accounts within the time required to make distribution of the Participant's Accounts in accordance with Section 401(a)(14) of the Code, distribution of the remaining Company Stock shall be made in kind. The provisions of this paragraph shall become operative only upon a determination by the Internal Revenue Service that the terms of the Plan, including these provisions, will continue to qualify under Section 401(a) of the Code.

5.12     Waiver of Notice.
         ----------------

         Any distribution under the Plan may be made (or may commence, as the case may be) less than 30 days after any notice required under Sections 411(a)(11) and 402(f) of the Code is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to consider whether to elect a distribution (and, if applicable, a particular distribution option) for at least 30 days after the notice is given, and (ii) the Participant, after receiving the notice, affirmatively elects such distribution.

                          Article VI -- DEATH BENEFITS

6.01     ESOP Account Benefit.
         --------------------

         Death benefits payable to a Participant's Beneficiary with respect to his ESOP Account, if any, shall be payable solely pursuant to the terms of
Article II and III of Appendix A, attached hereto. Participant Accounts other than ESOP Accounts shall be payable pursuant to the terms of this Article VI and
Section 7.02. References in this Article VI to Vested Account Balance shall refer to a Participant's Account without reference to such Participant's ESOP Account, if any.

6.02     Death Benefits.
         --------------

         In the event of the death of a Participant who has not yet received payment of his Vested Account Balance, the Vested Account Balance shall be paid to his Beneficiary in a single lump sum. Any payment under this Section shall be paid as soon as practicable at the Beneficiary's election and no later than five years after the Participant's death. The distribution shall be equal to the Participant's Vested Account Balance as of the Valuation Date coincident with or immediately preceding the date of payment.

6.03     Additional Allocations on Death.
         -------------------------------

         Any allocation for a Participant, made as of a Valuation Date subsequent to the date of his death, shall be paid to such Participant's Beneficiary as soon after such Valuation Date as is practical.

6.04     Beneficiary Designation.
         -----------------------

         If a Participant has a qualified spouse, then such spouse shall automatically be the Beneficiary eligible to receive the Vested Account Balance of the Participant pursuant to the Participant's death, unless the Participant names an alternate Beneficiary, and the qualified spouse has given a Spousal Consent to the Participant's naming of an alternate Beneficiary, which consent must acknowledge the effect of such designation. For purposes of this paragraph, a qualified spouse is a spouse to whom the Participant is married at the date of death and to whom the Participant has been married for at least one year. Each Participant shall have the right by written notice to the Plan Administrator, in the form prescribed by the Plan Administrator, to designate, and from time to time to change the designation of, one or more Beneficiaries and contingent Beneficiaries to receive any benefit which may become payable under the Plan pursuant to his death, provided his qualified spouse, if any, consents to the designation of an alternate Beneficiary as set forth in the preceding sentence. A qualified spouse may also expressly permit a Participant to subsequently change an alternative Beneficiary designation without any further Spousal Consent.

         If it is established to the satisfaction of the Plan Administrator that there is no qualified spouse or that such spouse cannot be located, an alternative Beneficiary designation will be deemed a proper election without any Spousal Consent.

         Any consent by a qualified spouse obtained under this provision (or establishment that the consent of a qualified spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by the qualified spouse must acknowledge that such spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior beneficiary designation may be made by a Participant without the consent of the qualified spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

         In the event that a Participant who does not have a qualified spouse as described above fails to designate a Beneficiary to receive a benefit under the Plan that becomes payable pursuant to his death, or in the event that the Participant is pre-deceased by all automatic or designated primary and contingent beneficiaries, the death benefit shall be payable to the Participant's estate.

         Notwithstanding any other provision of the Plan to the contrary, the beneficiary designation filed under the ESOP by an ESOP participant who terminated participation in the ESOP on or before December 31, 2000, shall control until changed by the Participant pursuant to this Section 6.04.

               Article VII -- VESTING AND SEPARATION FROM SERVICE

7.01     Vesting of Account.
         ------------------

(a) A Participant shall at all times be fully (100%) vested in his Salary Deferral Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account, and in any restoration contributions by the Participant made pursuant to Section 7.03.

(b) A Participant shall be vested in his Matching Employer Contribution Account, Supplemental Matching Employer Contribution, and his Discretionary Employer Contribution Account in accordance with the following table:

         Years of Service                   Vesting Percentage
         ----------------                   ------------------
           Less than 1                             0%
           1 or more                             100%

(c) A Participant shall be vested in his ESOP Account in accordance with the following table:

         Years of Service                   Vesting Percentage
         ----------------                   ------------------
           Less than 2                             0%
           2 but less than 3                      50%
           3 but less than 4                      75%
           4 or more                             100%

         A Participant's Years of Service credited under the Plan on or after January 1, 2001, together with service credited to the Participant under the ESOP through December 31, 2000, shall be aggregated to determine the percentage of a Participant's ESOP Account or Plan Account that is vested. In no event shall the operation of the previous sentence allow the duplication of Years of Service for Participants who participated in both the ESOP and the Plan prior to January 1, 2001.

         Notwithstanding the foregoing, where the Plan Administrator determines that government regulations, including the Federal Procurement Regulations and agency supplemental procurement regulations, or contracts issued by government agencies require, for Participants who are subject to such regulation or contract, that so much of the Participant's ESOP Account as is attributable to a period of service when the Participant is performing a government contract shall be 100% vested for any such Participant who has completed one Year of Service, then each such Participant shall be 100% vested, in that portion of his ESOP Account attributable to contributions for the period during which he is subject to such regulation or contract, upon completion of one Year of Service. However, if for any Plan Year the application of the preceding sentence would result in discrimination in favor of Highly Paid Employees in violation of Code Section 401(a)(4), then for such Plan Year the preceding sentence shall not apply to any such Highly Paid Employee.

(d) Notwithstanding any provision of this Section to the contrary, an Active Participant, an Inactive Participant, and any other employee of an Employer whose Years of Service are taken into account for purposes of vesting under this Section shall be fully (100%) vested in his entire Account at his Normal Retirement Date, the date of his retirement due to Disability, or the date of his death.

(e) Notwithstanding any provision of this Section to the contrary, if an earlier vesting schedule is required pursuant to a collective bargaining agreement, an Active Participant affected by such agreement shall be vested in his Account in accordance with the terms of such agreement; provided, however, if for any Plan Year the application of the preceding clause would result in discrimination in favor of highly compensated employees (as defined in Code Section 414(s)) in violation of Code Section 401(a)(4), then for such Plan Year the preceding sentence shall not apply to any such highly compensated employee.

(f) Notwithstanding any provision of this Section to the contrary, a Columbus Participant shall at all times be fully (100%) vested in his entire Account.

(g) Notwithstanding any provision of this Section to the contrary, a Participant shall at all times be fully (100%) vested in his Special SCA Discretionary Contribution Account.

(h) Notwithstanding any provision of this Section to the contrary, for a Participant who (i) was an Employee on December 27, 2001 and (ii) became an employee of DynTek Services, Inc., a Delaware corporation ("DynTek"), on December 28, 2001, periods of subsequent employment DynTek, so long as an Employer owns at least 25% of the ownership interest in DynTek, directly or indirectly, shall count toward Years of Service for purposes of this Section.

7.02     Payment of Benefits to Terminated Participants.
         ----------------------------------------------

         An Active Participant who is vested in any portion of his Account and terminates employment prior to his Normal Retirement Date shall be deemed a Terminated Vested Participant. Payment of his Vested Account Balance (other than his ESOP Account, the payment of which shall be subject to the provisions of Appendix A) shall, subject to Section 5.11, commence no later than sixty (60) days after the end of the Plan Year in which the Participant's Normal Retirement Date occurs. However, a Terminated Vested Participant may elect, in the manner prescribed by the Plan Administrator, that his Vested Account Balance be paid as soon as practicable following his Termination of Employment. If the value of the Terminated Vested Participant's Vested Account Balance is not more than $5,000 the Plan Administrator shall automatically direct that the Participant's entire Vested Account Balance be distributed in a single lump sum as soon as practicable following the Participant's termination of employment. If the value of the Terminated Vested Participant's Vested Account Balance is more than $5,000, no payment shall be made prior to the Participant's Normal Retirement Date without the written consent of the Participant obtained no more than 90 days prior to the date payment is made. Solely for purposes of determining whether the Plan Administrator may, pursuant to this Section 7.02, compel the distribution of a Terminated Vested Participant's Vested Account Balance that is $5,000 or less, (i) benefits provided under Appendix A to such Participant, if any, shall be taken into account and (ii) effective for distributions after February 28, 2002, the value of a Participant's Rollover Contribution Account shall be excluded.

7.03     Re-employment After Distribution and Restoration of Contributions.
         -----------------------------------------------------------------

         Any former Participant who once again qualifies as an Active Participant prior to the occurrence of five consecutive twelve-month Breaks-in-Service and who has received a distribution of any portion of his Account attributable to his prior participation in this Plan may restore to the Trustee the full amount of the distribution he previously received which was derived from Employer Contributions. In order to reinstate his full Matching (including Supplemental Matching) or Discretionary Employer Contribution Account, a re-employed Participant must repay the full amount of the distribution from such Accounts prior to the earlier of (i) the fifth anniversary of the date such participant is re-employed or (ii) five consecutive twelve-month Breaks-in-Service after the date of distribution. Any Participant who fails to make his restoration contribution within such time period shall waive his right to the portion of his Account which was not vested when he received his distribution.

                     Article VIII -- WITHDRAWALS AND LOANS

8.01     Withdrawals While Employed.
         --------------------------

(a) General In-Service Withdrawals. In-service withdrawals of amounts not held as security for a loan from the Plan may be made by Active or Inactive Participants, but not by Terminated Vested Participants, in accordance with procedures prescribed by the Plan Administrator, but not more frequently than once per calendar month, in the following order:

(i) A Participant may withdraw all or any portion of his After-Tax Contribution Account, first from After-Tax Contributions made prior to January 1, 1987 and next proportionately from his After-Tax Contributions made after December 31, 1986 and the investment earnings on After-Tax Contributions;

(ii) After a Participant has withdrawn all of his After-Tax Contribution Account, if any, he may withdraw all or any portion of his Rollover Contribution Account; and

(iii) After a Participant has withdrawn all of his After-Tax Contribution Account and Rollover Contribution Account, if any, he may withdraw all or any portion of the amount of his vested Matching Employer Contribution Account and vested Discretionary Employer Contribution Account accrued prior to October 1, 1995.

(b) After Age 59 1/2. After a Participant who has attained Age 59 1/2 has withdrawn all of his available Accounts pursuant to (a) above, if any, he may withdraw all or any portion of his Salary Deferral Contribution Account: provided, however, amounts accrued in the Participant's Salary Deferral Contribution Account may only be withdrawn if invested in Non-Company Stock Investment Funds.

(c) Hardship Withdrawals. After a Participant has withdrawn all of his available Accounts pursuant to (a) and (b) above, if any, and obtained all non-taxable loans available from this Plan and all distributions and non-taxable loans available from any other plans maintained by the Employer, he may withdraw so much of his available Salary Deferral Contribution Account as is necessary to alleviate a financial hardship, and the amount reasonably estimated as necessary to pay income taxes or penalties resulting from the distribution. Such hardship must be an immediate and heavy financial need of the Participant where such Participant lacks other available resources.

         The following conditions would be deemed an immediate and heavy financial need:

(i) medical expenses as described under Code Section 213(d) previously incurred by the Participant, his spouse, or his dependents or necessary for these persons to obtain medical care;

(ii) costs directly related to the purchase of a primary residence (excluding mortgage payments);

(iii) payment of tuition, related educational fees and room and board expenses for the next twelve months of post-secondary education for the Employee, his spouse, or his dependents;

(iv) payment to prevent eviction of the Participant from a primary residence or

(v)      foreclosure of mortgage on his primary residence; and

(vi) funeral expenses in connection with a death in the Participant's immediate family.

         A Participant must submit a written certification on the form prescribed by the Plan Administrator that the hardship distribution is necessary to satisfy an immediate and heavy financial need. The written certification must indicate that the need cannot reasonably be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the employee's assets, by cessation of Salary Deferral Contributions or After-Tax Contributions (if applicable) under the Plan, by other distributions or non-taxable loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. The Employer must not have actual knowledge to the contrary that the need cannot reasonably be relieved as described above.

         In no event will any hardship withdrawal of Salary Deferral Contributions be granted until any applicable distributions and loans have been taken from this Plan and from all other qualified retirement plans of the Employer.

         Hardship withdrawals shall first reduce that portion of the affected Participant's Salary Deferral Contribution Account, if any, invested in Non-Company Stock Investment funds; next that portion of the Salary Deferral Contribution Account invested in the Company Stock Fund but not yet invested in Company Stock; and finally that portion of the Salary Deferral Contribution Account invested in Company Stock. Notwithstanding any provision of this Section to the contrary, withdrawal of amounts invested in shares of Company Stock shall be subject to the Trustee's ability to sell such shares on the Internal Market.

(d)      Limitations on Withdrawals.
         ---------------------------

         Notwithstanding any other provision of this Article VIII, a Participant may not withdraw any portion of his Salary Deferral Account Contribution Account while such portion remains subject to the investment requirements for Company Stock provided in Section 4.03.

         A Participant may not withdraw any investment earnings included in his Salary Deferral Contribution Account which were accumulated after December 31, 1988, or any Qualified Non-elective Contributions (including investment earnings), unless he has attained Age 59 1/2.

8.02     Loans.
         -----

(a) Active or Inactive Participants (but not Vested Terminated Participants) may obtain a loan from their Accounts in amounts of not less than $1,000 under procedures prescribed by the Plan Administrator. No more than one Plan loan for the purpose of purchasing a primary residence of the Participant and one plan loan for other purposes may be outstanding to a Participant at any time. At least six months must pass between the times two loans for purposes other than the purchase of a primary residence are initiated.

(b) No Participant shall, under any circumstances, be entitled to loans in excess of the lesser of:

(i)      50% of his Vested Account Balance

(ii) $50,000 less the highest outstanding loan balance in the preceding 12-month period over the outstanding loan balance on the day immediately preceding issuance of the loan; or

(iii) the amount of the Participant's Accounts invested in Non-Company Stock Investment Funds the terms of which permit withdrawals without penalty.

         For purposes of this paragraph, all outstanding loans to a Participant under this Plan or any other qualified retirement plan of the Employer shall be aggregated.

(c) Any loan to a Participant shall be evidenced by the Participant's promissory note and secured by the pledge of up to 50% of the balance of the Participant's Accounts and by the pledge of such further collateral as the Trustee deems necessary or desirable to assure repayment of the borrowed amount and all interest payable thereon in accordance with the terms of the loan.

(d) Interest on any loan shall be at a reasonable rate determined by the Plan Administrator commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Plan Administrator shall have sole discretion in determining the interest rate, and its decision shall be final and binding. The Plan Administrator may also impose a reasonable charge for processing and administering a loan.

(e) Loans shall be for such term as the Participant elects, except that loans shall not be for a period of less than one year or in excess of five years unless they are made for the purpose of purchasing the primary residence of the Participant. In no event shall a loan be for a period in excess of 10 years or such longer period of time as established by the Plan Administrator to be used on a uniform and non-discriminatory basis.

(f) Loans shall be repaid in approximately level installments made no less frequently than quarterly. The Plan Administrator may require that loans be repaid by payroll deduction or any other convenient manner. The manner and frequency of payment shall be determined by the Plan Administrator.

(g) Upon a Participant's termination of employment for any reason, the entire amount of unpaid loan principal and interest shall immediately become due and payable. If not previously repaid in full, the unpaid portion of any outstanding loans (including interest thereon) shall be deducted at the time of a distribution due to retirement, death, disability, or other termination or employment, from the amount of the Account otherwise available to pay or purchase any benefit to which a Participant (or his beneficiary) is entitled under this Plan.

(h) If a required periodic loan payment is not made by the end of the calendar quarter following the calendar quarter in which the payment was first due, the loan shall be in default; provided however, loan repayments may be suspended as permitted under Section 414(u)(4) of the Code. Upon a default, the entire amount of unpaid loan principal and interest shall immediately become due and payable. Furthermore, the Salary Deferral Contributions of the borrowing Participant shall automatically be suspended until the loan is repaid. Without further action or notice to the Participant, the Plan Administrator may direct the Trustee to reduce the Participant's Plan Account by the lesser of the total amount due and payable or the amount of the Accounts pledged as security for the loan. The Plan Administrator, at its discretion, may delay the direction, for as long as it deems appropriate, provided such delay is applied on a consistent basis that is not discriminatory in favor of Highly-Paid Employees. Notwithstanding the foregoing, no reduction in a Participant's Salary Deferral Contribution Account shall occur upon the default of a Participant's loan until one of the distributable events described in Code Sections 401(k)(2) or 401(k)(10) has occurred. If such action does not fully repay the loan, the Plan Administrator may take such other action as may be necessary or appropriate to secure repayment, including foreclosure upon other property, if any, pledged as security for the loan.

(i) Loan proceeds shall be taken from that portion of a Participant's Plan Accounts invested in Non-Company Stock Investment Funds in the following order:

(1)      After-Tax Contribution Account:

(2)      Rollover Contribution Account;

(3)      Matching Employer Contribution Account;

(4)      Supplemental Matching Employer Contribution Account;

(5)      Discretionary Employer Contribution Account; and

(6)      Salary Deferral Contribution Account.

         Repayments of loan principal shall reduce the outstanding balance of the loan and shall be credited to the Participant's Plan Accounts in reverse order from which loan proceeds were taken until principal repayments equal the amount of the proceeds taken from the respective Accounts. Interest payments shall be credited to the Account from which loan proceeds were taken until principal repayments to the Account equal the proceeds taken from the Account.

         The Plan Account from which loan proceeds are last taken shall be reduced proportionately from the applicable Account's investments in the Non-Company Stock Investment Funds.

         Repayments of loan principal and interest shall be invested among the Plan's Non-Company Stock Investment Funds in the same proportion as the Participant's then current investment election for Salary Deferral Contributions among the Non-Company Investment Funds. If there is no such current election, repayments of loan principal and interest shall be invested in the investment fund the Plan Administrator directs.

                          Article IX -- ADMINISTRATION

9.01     Plan Administrator.
         ------------------

         The Plan Administrator for purposes of ERISA shall consist of a committee of one or more persons who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. The Plan shall be administered by the Plan Administrator in accordance with its provisions, and the committee is hereby deemed to be plan administrator within the meaning of ERISA. Any committee member may resign by delivering his written resignation to the Company. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors. If the Board of Directors fails to act, and in any event, until the Board of Directors so acts, the remaining members of the committee may appoint an interim committee member to fill any vacancy occurring on the committee. If no person has been appointed to the committee, or if no person remains on the committee, the Company shall be deemed to be the Plan Administrator. All aspects of Plan administration shall be the responsibility of the Plan Administrator, except those specifically delegated to the Trustees or other parties in accordance with provisions of the Plan or Trust Agreement.

9.02     Administrative Procedures.
         -------------------------

         The Plan Administrator shall have discretionary authority based on a reasonable interpretation of the Plan to determine the eligibility for benefits and the benefits payable under the Plan, and shall have discretionary authority to construe all terms of the Plan, including uncertain terms, to determine questions of fact and law arising under the Plan and make such rules as may be necessary for the administration of the Plan. Any determination by the Plan Administrator shall be given all legally entitled deference in the event it is subject to judicial review. The Plan Administrator may require Participants to apply in writing for benefits hereunder and to furnish satisfactory evidence of their date of birth and such other information as may from time to time be deemed necessary.

9.03     Other Plan Administrator.
         ------------------------

         Except as provided in Section 9.07, the Plan Administrator may designate an individual or individuals, whether or not employed by an Employer, to carry out any of the duties of the Plan Administrator. Such duties may include, but are not limited to, determining the eligibility of any Employee for any benefits and the amount of such benefits under the Plan, maintaining custody of all documents and elections made by an Employee, directing the investment of any payment made by an Employer within any limits which may be imposed by the Employer, and retaining suitable agents and advisors. Any such individual or individuals shall be considered an agent of the Employer with respect to the Plan and shall be indemnified by the Employer against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act, except when the same is determined to be due to the gross negligence or willful misconduct of such individual or a member of a committee.

         The Plan Administrator shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the committee serving as Plan Administrator shall constitute a quorum for the transaction of business at a meeting of the committee. Any action of the Plan Administrator may be taken upon the affirmative vote of a majority of the quorum of the committee serving as Plan Administrator at a meeting or without a meeting, by mail, electronic mail or telephone, provided that all of the members of the committee are informed by mail, electronic mail or facsimile of their right to vote on the proposal and of the outcome of the vote thereon.

9.04     Claims Procedures.
         -----------------

(a) If a Participant or Beneficiary (hereinafter referred to as "Claimant") is denied any vested benefits under this Plan, either partially or in total, the Plan Administrator shall advise the Claimant of the method of computation of his benefit, if any, and the specific reason for the denial. The Plan Administrator shall also furnish the Claimant at that time with:

(i)      a specific reference to pertinent Plan provisions,

(ii) a description of any additional material or information necessary for the Claimant to perfect his claim, if possible, and an explanation of why such material or information is needed, and

(iii)    an explanation of the Plan's claim review procedure.

(b) Within 60 days of receipt of the information stated in (a) above, the Claimant shall, if he desires further review, file a written request for reconsideration with the Plan Administrator.

(c) So long as the Claimant's request for review is pending (including the 60 day period in (b) above), the Claimant or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Plan Administrator.

(d) A final and binding decision shall be made by the Plan Administrator within 60 days of the filing by the Claimant of his request for reconsideration, provided, however, that if the Plan Administrator, in its discretion, determines that a hearing with the Claimant or his representative present is necessary or desirable, this period shall be extended an additional 60 days.

(e) The Plan Administrator's decision shall be conveyed to the Claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

9.05     Expenses.
         --------

         Expenses incidental to loans shall be paid by the borrower. Brokerage fees attributable to individually directed transactions may be charged to the Account of the Participant directing such transaction. Other expenses of the Plan shall be paid from the Trust Fund, unless the Employer elects to pay such expenses. The Employer may transfer funds to the Trust to provide for the payment of Plan expenses; any such transfer shall not be treated as a contribution to the Plan for purposes of Article III of the Plan and Section 415 of the Code.

9.06     Service of Process.
         ------------------

         The General Counsel of the Company or such other person as may from time to time be designated by the Board of Directors shall be the agent for service of process under the Plan.

9.07     Purchase of Common Stock; Valuation.
         -----------------------------------

         The Plan Administrator (and not the Company) shall be the named fiduciary of the Plan with responsibility for directing the Trustee as to whether it shall purchase or otherwise acquire, or sell or otherwise dispose of, Common Stock. In the event of such a direction and in the event that there is no generally recognized market for Common Stock, the Trustee (and not the Company) shall be the fiduciary with responsibility for determining the fair market value of the Common Stock to be acquired or sold; provided, that any such determination shall be in accordance with applicable Treasury Regulations, if any, and the Trustee shall, in making such determination, retain an independent appraiser to make such valuation on behalf of the Plan Administrator in accordance with Section 4.06. In no event may the Plan obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

9.08     Direct Rollovers of Accounts to Qualified Plans.
         -----------------------------------------------

         (a) At the election of a Participant, surviving spouse, or alternate payee who is eligible for a distribution from the Plan that is an "eligible rollover distribution" (within the meaning of Section 402 of the Code), the Plan Administrator shall authorize the direct rollover of the distributed amount from the trust fund of this Plan (i) in the case of a Participant, to an "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code), (ii) in the case of a surviving spouse, to an "individual retirement account" or "individual retirement annuity" (within the meaning of Section 408 of the Code), or (iii) in the case of an alternate payee, to an "individual retirement account" or "individual retirement annuity" (within the meaning of Section 408 of the Code) or a "qualified trust" (within the meaning of Section 402(c)(8) of the Code) (including the Plan, if the alternate payee is an Employee). Direct rollovers shall be made according to the procedures established by the Plan Administrator conforming to the requirements of Section 401(a)(31) of the Code and regulations thereunder.

         (b) For purposes of the direct rollover provisions in this Section 9.08, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

         (c) For purposes of the direct rollover provisions in this Section 9.08, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.


         (d) For purposes of the direct rollover provisions in this Section 9.08, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.


9.09     Administration and Maintenance of ESOP Accounts.
         -----------------------------------------------

         The Plan Administrator shall maintain appropriate records of the ESOP Accounts of those individuals who were Participants in the ESOP, including those Participants who were active, inactive, receiving distributions, or terminated vested (or their beneficiaries, as the case may be), as of December 31, 2000, which shall record all information pertinent and necessary to accurately determine such Participants' retirement benefits under the ESOP, including, but not limited to, Participants' (i) entry dates; (ii) termination dates (i.e., separation from service); (iii) break-in-service information; (iv) retirement date; (v) beneficiary designation information; (vi) vested account information;
(vii) allocable share of forfeitures; (viii) allocable net income (or loss) of the Trust; (ix) allocable cash dividends on Common Stock; (x) distribution dates; and (xi) written elections concerning the diversification and put option requirements (see Section 2.8 and 4.3 of Appendix A). At such time (or times) determined by the Plan Administrator, the Plan Administrator may transfer ESOP Accounts of such Inactive or Terminated Vested Participants who have no other active account in this Plan to ESOP Accounts maintained on their behalf under the SARP, provided that such ESOP Accounts in the SARP are maintained under terms that are substantially similar to those otherwise provided for under Appendix A of this Plan. The Plan Administrator shall determine which such ESOP Accounts are to be transferred during any Plan Year and is not obliged to transfer all such ESOP Accounts to ESOP Accounts maintained under the SARP. In addition, upon the transfer of ESOP Accounts from the SARP to this Plan, affected Participants' ESOP Accounts shall be subject to the provisions of this Plan otherwise governing ESOP Accounts.

9.10     Correcting Administrative Errors.
         --------------------------------

         If, with respect to any Plan Year, an administrative error results in a Participant's Account not being properly credited with the amounts of Contributions, Allocations, or earnings or an Eligible Employee is erroneously omitted, solely for the purpose of placing the Participant's Account in the position that the Account would have been in if no error had been made, (i) the Employer may in its discretion make additional Contributions to such Participant's Account, or (ii) the Plan Administrator may in its discretion allocate or reallocate existing Contributions, Allocations, or earnings among the Accounts of affected Participants. If an administrative error results in an amount being credited to a Participant's Account or any other individual, including a person who is not an Eligible Employee, who is not entitled thereto, corrective action may be taken by the Plan Administrator in its discretion, including but not limited to forfeit amounts erroneously credited, reallocate such amounts among other Participants, or take such other corrective action as is appropriate under the circumstances. To the extent amounts contributed by an Employer under this Section are attributable to lost earnings, such contributions shall not be deemed to be annual additions under the Plan. In all events, such corrections may be corrected through the use of the IRS Employee Plans Compliance Resolution System, the Department of Labor Voluntary Fiduciary Correction Program, or any other similar program of the IRS, or Department of Labor, or other agency.

                Article X -- AMENDMENT, TERMINATION, AND MERGERS

10.01    Amendment.
         ---------

         The provisions of this Plan may be amended at any time and from time to time by action of the Board of Directors; provided, however, that:

(a) to the extent required under Section 54.4975-11 of the Treasury Regulations and Code Section 411(d)(6)(C), the rights and protections provided in Appendix A attached hereto shall be nonterminable;

(b) no amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of such party;

(c) no amendment shall deprive any Participant or beneficiary of a deceased Participant of any of the benefits to which he is entitled under this Plan with respect to contributions previously made, nor shall any amendment decrease the balance in any Participant's Account. For purposes of this paragraph, a plan amendment which has the effect of decreasing the balance of a Participant's Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit;

(d) no amendment shall provide for the use of funds or assets held to provide benefits under this Plan other than for the benefit of Employees and their beneficiaries or provide that funds may revert to the Employer except as permitted by law; and (e) no amendment may change the vesting schedule with respect to any Participant, unless each Participant with three or more Years of Service is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his vested benefit. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)      60 days after the amendment is adopted;

(ii)     60 days after the amendment becomes effective; or

(iii) 60 days after the Participant is issued written notice of the amendment by the Board of Directors.

         In the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the non-forfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

         Each amendment shall be approved by the Board of Directors by resolution and shall be filed with the Trustee.

10.02    Plan Termination.
         ----------------

(a) Right Reserved. While it is the Company's intention to continue the Plan indefinitely, the right is, nevertheless, reserved to terminate the Plan (including the provisions of Appendix A to the Plan) in whole or in part by action of the Board of Directors. Termination or partial termination of the Plan shall result in full and immediate vesting of each affected Participant in his entire Account, and there shall not thereafter be any forfeitures with respect to any Participant for any reason. Notwithstanding any other provision of this Plan, complete or partial termination of the Plan shall not be conditioned solely upon any resolution or other action of the Company, the Board of Directors or any other party.

(b) Disposition of Accounts. Upon termination of the Plan, the Accounts of each affected Participant shall be distributed as soon as administratively feasible in the manner provided in Article VI and VII, and Appendix A, through payments from the trust or purchase of an annuity contract unless the Company, in its discretion, and if permitted by the Code and the regulations thereunder, directs that the Accounts of the affected Participants continue to be held in the Trust Fund to be distributed upon each Participant's retirement, death, disability, termination of employment or otherwise in accordance with the terms of the Plan. The distribution of Accounts shall be made in accordance with the Participant and spousal consent provisions of Section 411(a)(11) and 401(a)(11) of the Code to the extent the consent provisions are applicable to Accounts having a value, excluding the value of Rollover Contribution Accounts, at the time of such distribution of more than $5,000.

         Notwithstanding the foregoing, if the Company or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Accounts may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

         Upon termination of this Plan, if the Company or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Account may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

10.03    Permanent Discontinuance of Employer Contributions.
         --------------------------------------------------

         While it is the Company's intention to make substantial and recurrent contributions to the Trust Fund pursuant to the provisions of this Plan, the right is, nevertheless, reserved to at any time permanently discontinue Employer contributions. Such permanent discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, except that the Trustee shall not have authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund pursuant to Section 10.02(c).

10.04    Suspension of Employer Contributions.
         ------------------------------------

         The Employer shall have the right at any time, and from time to time, to suspend Employer contributions to the Trust Fund pursuant to this Plan. Such suspension shall have no effect on the operation of the Plan unless the Board of Directors determines by resolution that such suspension shall be permanent. A permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

10.05    Mergers and Consolidations of Plans.
         -----------------------------------

         In the event of any merger or consolidation with, or transfer of assets or liabilities to or from, this Plan or any other qualified plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, etc., in the plan in which he was then a Participant (had such plan been terminated at that time). For the purposes hereof, former Participants and beneficiaries shall be considered Participants. Subject to the foregoing and the applicable requirements of Section 411(d)(6) of the Code, the Plan Administrator may, in its sole discretion, direct the Trustee to (i) transfer all or a specified portion of the Trust Fund to any other trust forming part of another qualified plan or (ii) accept a transfer to the Trust Fund of all or a specified portion of the assets of a trust forming part of another qualified plan. Any transfer of assets to another trust shall be in complete satisfaction of all liabilities relating to the amounts so transferred.

10.06    Former Participants in Merged Plans.
         -----------------------------------

         Notwithstanding any other provision of this Plan, in the case of a Participant who was a participant in a Merged Plan, such Participant shall be entitled to all benefits attributable to contributions made to such Merged Plan, including all forms of benefits to which he was entitled under the Merged Plan and all credit for Service toward vesting of Accounts, and the Plan Administrator is authorized to make such interpretations and such exceptions, on a non-discriminatory basis, as will prevent such merger from decreasing the benefits due to any such Participant which are attributable to the time of his participation in the Merged Plan.

                      Article XI -- WITHDRAWAL OF EMPLOYER

11.01    Withdrawal of Employer.
         ----------------------

         Any Employer (other than DynCorp) may, with the consent of the Board of Directors, withdraw from participation in the Plan by giving the Plan Administrator and the Trustee prior written notice in a resolution by its board of directors specifying a withdrawal date which shall be the last day of a month at least 30 days (or such other time as the Plan Administrator may permit) subsequent to the date such notice is received by the Plan Administrator or the Trustee, whichever receives such notice the latest. The Plan Administrator (a) may require any Employer to withdraw from the Plan, as of any withdrawal date specified by the Plan Administrator, for the failure of the Employer to make proper Contributions or to comply with any other provision of the Plan, and (b) shall require an Employer's withdrawal, unless the Plan Administrator determines otherwise, (i) upon complete and final discontinuance of the contributions, or
(ii) at such time (if any) as the Employer ceases to be an Affiliated Organization. In the event of any such withdrawal, the Plan Administrator may request such determination as counsel to the Plan may recommend and as the Plan Administrator may deem desirable.

11.02    Distribution after Withdrawal.
         -----------------------------

         Upon withdrawal from the Plan by any Employer, no further contributions shall be made under the Plan by or on behalf of such Employer, and, unless otherwise directed by the Plan Administrator, no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer except as provided under the regular distribution provisions of the Plan and Appendix A. To the maximum extent permitted by ERISA, any rights of Participants no longer employed by such Employer and of former Participants and their Beneficiaries under the Plan shall be unaffected by such withdrawal, and any transfers, distributions or other dispositions of the assets of the Plan (including Appendix A) as provided in this Article XI shall constitute a complete discharge of all liabilities under the Plan with respect to such Employer's participation in the Plan and any Participant then employed by such Employer.

         All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan. To the maximum extent permitted by ERISA, the withdrawal from the Plan by any Employer shall not in any way affect any other Employer's participation in the Plan.

                    Article XII -- MISCELLANEOUS PROVISIONS

12.01    Non-Alienation of Benefits.
         --------------------------

         None of the payments, benefits, or rights of any participant or beneficiary shall be subject to any claim of any creditor, and in particular, to the fullest extent permitted by law, all such payments, benefits, and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or beneficiary. Notwithstanding the foregoing, the Plan Administrator shall assign or recognize an alternate payee with respect to all or a portion of a Participant's benefit, as may be required in accordance with a QDRO, or any offset of a Participant's Account pursuant to a judgment, order, decree or settlement agreement permitted by Section 401(a)(13) of the Code. The Plan Administrator shall develop such guidelines and procedures as it deems appropriate to determine, in accordance with Section 414 of the Code, and regulations issued pursuant thereto, whether, and in what manner, to comply with any document it receives which is intended to be a QDRO. Distribution to an alternate payee pursuant to the terms of a QDRO may be made regardless of the participant's age or the earliest date the participant could begin receiving benefits under the Plan if the Participant separated from service. No Participant or beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinbefore provided.

12.02    No Contract of Employment.
         -------------------------

         Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust, or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

12.03    Severability of Provisions.
         --------------------------

         If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

12.04    Heirs, Assigns, and Personal Representatives.
         --------------------------------------------

         This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties, including each Participant and beneficiary, present and future.

12.05    Headings and Captions.
         ---------------------

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

12.06    Gender and Number.
         -----------------

         Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

12.07    Funding Policy.
         --------------

         The Plan Administrator, in consultation with the Company, shall establish and communicate to the Trustees a funding and investment policy consistent with the objectives of this Plan and of the corresponding Trust. Such policy shall reflect due regard for the emerging liquidity needs of the Trust. Such funding policy shall also state the general investment objectives of the Trust and the philosophy upon which maintenance of the Plan is based.

12.08    Title to Assets.
         ---------------

         No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefore in any manner.

12.09    Payment to Minors, etc.
         ----------------------

         Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustees, the Plan Administrator, the Employer and all other parties with respect thereto.

12.10    Situs.
         -----

         This Plan shall, to the extent not pre-empted by ERISA or other Federal law, be construed according to the laws of the Commonwealth of Virginia, where such state statutes may be applicable to an employee benefit plan.

12.11    Missing Payee.
         -------------

         If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Plan Administrator or the Company, and within three months after such mailing such person has not made written claim therefore, the Plan Administrator, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions (if any) of the Employer that had employed the Participant, and upon such cancellation, the Plan and Trust shall have no further liability therefore, except that, subject to applicable law, in the event such person later notifies the Plan Administrator of his whereabouts and requests the payment or payments due to him under the Plan, the amounts so applied shall be paid to him as provided herein or in Appendix A.

12.12    Subject to Trust Agreement.
         --------------------------

         Any and all rights or benefits accruing to any persons under the Plan (including Appendix A) shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee, providing for the administration of the Trust Fund.

                      Article XIII -- TOP-HEAVY PROVISIONS

13.01    Determination of Top-Heavy Status.
         ---------------------------------

         This Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such Plan Years.

         For any Plan Year commencing in 2002 or thereafter, the Plan shall be a Top-Heavy Plan, as such term is defined under Section 416 of the Internal Revenue Code, if the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 60% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, determined as of the Determination Date immediately preceding such Plan Year. If the Plan is a Top-Heavy Plan for a Plan Year and, as of the Determination Date immediately preceding such Plan Year, the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 90% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, then the Plan shall be a Super Top-Heavy Plan for such Plan Year.

         The value of Accounts and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in
Section 416 of the Code for the first and second plan years of a defined benefit plan. The Accounts and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of Accounts and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

         The accrued benefit of a participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.

         This Section 13.01 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

         The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

         For purposes of this Article, the following definitions shall apply in addition to those set forth in Article I:

         "Affiliated Employer Group" shall mean the Employer and each other employer which must be aggregated with the Employer for purposes of Sections 414(b), 414(c) or 414(m) of the Code.

         "Aggregated Plans" shall mean (i) all plans of the Employer or an Affiliated Employer Group which are required to be aggregated with the Plan, and
(ii) all plans of the Employer or an Affiliated Employer Group which are permitted to be aggregated with the Plan and which the Plan Administrator elects to aggregate with the Plan, for purposes of determining whether the Plan is a Top-Heavy Plan. A plan shall be required to be aggregated with the Plan if such plan includes as a participant a Key Employee (and the beneficiary of such employee) or if such plan enables any plan of the Employer or of a member of the Affiliated Employer Group in which a Key Employee participates to qualify under
Section 401(a)(4) or Section 410 of the Code. A plan of the Employer or the Affiliated Employer Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Sections 401(a)(4) and 410 of the Code, when considered together with the Plan and all plans which are required to be aggregated with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under Section 401 of the Code. The required aggregation group shall include plans terminated within the five year period ending on the Determination Date.

         "Determination Date" shall mean the date as of which it is determined whether a plan is a Top-Heavy Plan or Super Top-Heavy Plan for the Plan Year immediately following such Determination Date. The Determination Date for the Plan shall be:

(a) in the case of a defined benefit plan, the date as of which the actuarial valuation of the Plan, as used for determination of minimum funding standards under Section 412 of the Code, is performed; and

(b)      in the case of a defined contribution plan, the last day of the Plan
         Year.

         "Group Participant" shall mean anyone who is or was a participant in any plan included in the Aggregated Plans during the Plan Year which includes the Determination Date, and who received compensation from an Employer during the one-year period ending on the Determination Date. Any beneficiary of a Group Participant who has received, or is expected to receive, a benefit from a plan included in the Aggregated Plans shall be considered a Group Participant solely for purposes of determining whether the Plan is a Top-Heavy Plan or Super Top-Heavy Plan.

         "Key Employee" shall mean any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31,2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual compensation of more that $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

         "Value of Accumulated Benefits" shall mean:

                  (a) In the case of a Group Participant or beneficiary covered under a defined benefit plan, the sum of:

                           (i) the present value of the accrued pension benefit
                  (as such term is defined under the applicable plan) of the Group Participant or beneficiary determined as of the Determination Date using reasonable actuarial assumptions as to interest and mortality, and taking into account any non-proportional subsidies in accordance with regulations issued by the Secretary of the Treasury; plus

                           (ii) the sum of any amounts distributed to the Group Participant and his beneficiary during the plan year ending on the Determination Date.

                  (b) In the case of a Group Participant or beneficiary covered under a defined contribution plan, the sum of the accounts of the Group Participant or beneficiary under the plan as of the plan's Determination Date derived from:

                           (i) employee contributions credited to such accounts and investment earnings thereon; and

                           (ii) employer contributions credited to such accounts and investment earnings thereon; and

                           (iii) rollover contributions made prior to January 1, 1984, and investment earnings thereon; and

                           (iv) any contributions which would have been credited
                  to such accounts on or before the Determination Date, but which were waived as provided under the Code and resulted in a funding deficiency; and

                           (v) any amount distributed from the accounts
                  described in (i) through (iv) above during the Plan Year ending on the Determination Date.

         If the Plan is determined to be a Top-Heavy Plan or Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in the remainder of this Article for the Plan Year next following such Determination Date. If, as of a subsequent Determination Date, the Plan is determined to no longer be a Top-Heavy Plan or Super Top-Heavy Plan, then the rules set forth in the remainder of this Article shall no longer apply, except where expressly indicated otherwise. Notwithstanding the foregoing, if the Plan changes from being a Super Top-Heavy Plan to a Top-Heavy Plan, the rules applicable to a Top-Heavy Plan shall apply.

         "Year of Super Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Super Top-Heavy Plan.

         "Year of Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Top-Heavy Plan.

13.02    Minimum benefits.
         ----------------

         (a) Matching Employer Contributions, Supplemental Matching Employer Contributions, and Discretionary Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of
Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Employer Contributions, Supplemental Matching Employer Contributions, and Discretionary Employer Contributions that are used to satisfy the minimum contributions requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

         (b) For any Plan Year in which the Plan is a Top-Heavy Plan the minimum rate of contributions and forfeitures allocated to the account of any Participant shall be the lesser of:

                  (i) The highest rate of employer contributions and forfeitures (determined as a percentage of compensation as defined under Section 415 of the Code) allocated to the account of any Key Employee; and

                  (ii)     3% of such compensation.

         (c) Notwithstanding the foregoing, if a Participant is also a participant in another defined contribution plan of the Affiliated Employer Group, all or a portion of the minimum allocation described above may be provided under such other plan and the minimum allocation provided under this Plan shall be eliminated or reduced accordingly. If the Employee is a Participant in one or more defined benefit plans of the Affiliated Employer Group, all or a portion of the minimum required benefits or allocations under
Section 416 of the Code may be provided under such plans as set forth in regulations issued by the Secretary of the Treasury, and the minimum allocation provided in the preceding paragraph shall be eliminated or reduced accordingly. Employer contributions resulting from a salary reduction election by an Employee shall not be counted toward meeting the minimum required allocations under this Section. Matching Employer Contributions may be used to satisfy the minimum required allocations under this Section, if such contributions are not counted under the ACP test described in Section 3.06.

         (d) Participants who are not Key Employees and who are not separated from service as of the last day of the Plan Year, and who have (1) failed to complete 1000 Hours of Service (or the equivalent), (2) declined to make mandatory contributions to the Plan, or (3) been excluded from the Plan because such individual's compensation is less than a stated amount, are considered Participants solely for purposes of this Section.

         (e) The minimum allocation required (to the extent required to be non-forfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D).

13.03    Discontinuance of Article.
         -------------------------

         In the event that the provisions of this Article are no longer required to qualify the Plan under the Code, then this Article XIII shall thereupon be void without the necessity of further amendment of the Plan.

                                   APPENDIX A


                                Table of Contents
                                                                        Page



ARTICLE I--  GENERAL....................................................1

         1.01 Purpose...................................................1
         1.02 Applicability.............................................1
         1.03 Defined Terms.............................................1

ARTICLE II--  PAYMENT OF ESOP ACCOUNT RETIREMENT BENEFITS...............1

         2.01 Normal Retirement Date....................................1
         2.02 Deferred Retirement Date..................................1
         2.03 Disability Retirement Date................................1
         2.04 Early Retirement Date.....................................2
         2.05 Method of Distribution....................................2
         2.06 Distribution of Vested Account Balance....................2
         2.07 Commencement of Benefits..................................3
         2.08 Diversification...........................................5
         2.09 Annuity Distributions.....................................6
         2.10 Accelerated Distributions.................................7

ARTICLE III--  DEATH BENEFITS...........................................8

         3.01 Death During a Period of Service..........................8
         3.02 Death After Termination of Employment.....................8
         3.03 Other Amounts.............................................8

ARTICLE IV--  RIGHTS AND OPTIONS CONCERNING DISTRIBUTED
              SHARES OF COMMON STOCK....................................9

         4.01 Right of First Refusal....................................9
         4.02 Put Option................................................9
         4.03 Exercise of Put Option...................................10
         4.04 Other Rights.............................................11
         4.05 Actions To Carry Out the Rights and Options..............11
         4.06 Stock Transfer Taxes.....................................11

ARTICLE V--  LIMITATIONS WITH RESPECT TO CERTAIN PARTICIPANTS..........11

         5.01 Section 1042 Transactions................................11

                                   APPENDIX A

                         Article I......... -- GENERAL

1.01     Purpose

         The purpose of this Appendix A is to provide Participants in the Plan with certain nonterminable protections and rights with respect to their ESOP Accounts.

1.02     Applicability

         This Appendix A has no application to an Employee hired by the Employer after December 31, 2000 (other than the restoration of forfeited accounts, as applicable); and no such Employee shall have any rights under this Appendix A, which applies only to current and former Employees.

1.03     Defined Terms

         All capitalized terms used in this Appendix A shall have the meanings set forth in Article I of the Plan unless the context clearly indicates otherwise or such terms are not defined in Article I.

       Article II........ -- PAYMENT OF ESOP ACCOUNT RETIREMENT BENEFITS

2.01     Normal Retirement Date

         Subject to Section 2.02, any Participant who is an Employee of the Employer when he attains his Normal Retirement Date shall have a nonforfeitable right to his ESOP Account, and may retire on his Normal Retirement Date, which shall be the Participant's attainment of age 65. For purposes of this Article II of Appendix A, Retirement Date means the date of a Participant's Normal Retirement Date, Deferred Retirement Date, Disability Retirement Date, or Early Retirement Date, all as provided in this Article II. A Participant's election to receive benefits on his Retirement Date under this Appendix A and under the Plan shall be uniform and consistent.

2.02     Deferred Retirement Date

         If a Participant remains an Employee after his Normal Retirement Date, he shall participate in the benefits of the Plan in the same manner as any other Participant. The Deferred Retirement Date of a Participant who remains an Employee after his Normal Retirement Date shall be the first day of any month coincident with or following the date of his termination of Service.

2.03     Disability Retirement Date

         A Participant shall be considered, if he so elects, to have retired for the purposes of the Plan on his Disability Retirement Date which shall be the date of his termination of Service on account of his Disability, regardless of his age.

2.04     Early Retirement Date

         A Participant shall be considered, if he so elects, to have retired for the purposes of the Plan on his Early Retirement Date which shall be the date of his termination of Service, provided that the sum of the Participant's age and Years of Service equals or exceeds 75. If on such date of his termination of Service such sum is less than 75, then a Participant's Early Retirement Date shall be, if he so elects, the subsequent date (if any) on which such sum equals
75. The effect of the election described in this Section 2.04, if made, shall be the payment of benefits as if such Participant retired on his Normal Retirement Date. This Section 2.04 applies only for purposes of an ESOP Account.

2.05     Method of Distribution

         Subject to Article IV and Sections 2.07, 2.10 (if in force) and 3.01, distribution of a Participant's Vested Account Balance shall be made in substantially equal periodic installments not less frequently than annually (in a manner prescribed by the Plan Administrator) over a period equal to the greater of (a) five years, or (b) in the case of a Participant with an ESOP Account which has a value in excess of $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code) on the Valuation Date coincident with or immediately preceding the date distributions are scheduled to commence, five years plus one additional year (but not more than five additional years) for each $100,000 (as adjusted pursuant to Section 409(o)(2) of the Code) or fraction thereof by which the value of such ESOP Account exceeds $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code); provided, however, that distributions with a value of less than the "Applicable Amount" (defined below) may be paid at the election of the Participant or his Beneficiary, as applicable, in one single distribution. The "Applicable Amount" shall mean the amount, if any, established in a uniform and nondiscriminatory manner by the Plan Administrator; provided that the Applicable Amount, once established, may only be changed in conformity with the requirements of Section 411(d)(6) of the Code and the Treasury Regulations promulgated thereunder.

2.06     Distribution of Vested Account Balance

(a) Distribution of a Participant's Vested Account Balance from his ESOP Account will be made entirely in whole shares of Common Stock, with the value of any fractional interest in shares of Common Stock paid in cash. To the extent a distribution is to be made in shares of Common Stock, any cash or other property in a Participant's ESOP Account will be used to acquire shares of Common Stock for distribution. Notwithstanding the foregoing, if applicable corporate charter or bylaw provisions restrict ownership of substantially all outstanding shares of Common Stock to Employees or to a plan or trust described in Section 401(a) of the Code, then any distribution of a Participant's Vested Account Balance from his ESOP Account shall be in cash.

(b) Distribution to a Participant shall be based upon the value of the Vested Account Balance in his ESOP Account on the Valuation Date coinciding with or immediately preceding the date of distribution.

2.07     Commencement of Benefits

(a) General Rule For Determining Plan Year in which Benefit Commences. Subject to Sections 2.07(c), 2.07(f), 2.07(h) of this Article II of Appendix A, and
Section 12.11 of the Plan, the payment of any benefit to which a Participant is entitled under this Appendix A to the Plan shall commence not later than the earliest of:

(1) 60 days after the close of the Plan Year in which the Participant has a termination of Service on or after the Participant's Retirement Date;

(2)      60 days after the close of the Plan Year in which occurs the latest of
         (i) the 10th anniversary of the year in which the Participant commenced Plan participation; (ii) the Participant's 65th birthday; or
         (iii) the Participant's termination of Service;

(3) one year after the close of the Plan Year in which the Participant dies; or

(4) unless subsequent to such termination of Service the Participant has again become an Employee, the close of the fifth Plan Year following the Plan Year in which the Participant's termination of Service occurs.

(b) Exception to General Rule. Notwithstanding the provisions of Section 2.07(a), distribution to a Participant may commence as soon as practicable after
(i) the Participant's Retirement Date, or the date a Participant who is not an Employee attains age 65, if the Participant so elects in writing or (ii) the date of his death if the Beneficiary so elects in writing. If such an election is made, distribution of such Participant's Vested Account Balance from his ESOP Account shall be made in installments with (i) the number and timing of such installments (but not the amounts thereof) determined pursuant to Section 2.05 and (ii) the amount of each installment determined by dividing the value of the Vested Account Balance in such Participant's ESOP Account as of the Valuation Date coinciding with or next preceding the making of such installment by the number of installments remaining to be paid immediately preceding the making of such installment; provided that the final installment shall in all events consist of the full remaining Vested Account Balance in such Participant's Account immediately prior to such installment.

(c) Deferral of Certain Payments until 65. Notwithstanding any other provision of this Appendix A to the Plan, if a Participant's Vested Account Balance either
(i) has a present value of greater than $5,000 or (ii) is 100 shares of Common Stock or more in his ESOP Account, payment of benefits under this Plan to such Participant shall not commence prior to the Participant's attainment of age 65 unless the Participant consents in writing to an earlier commencement of payments. Solely for purposes of determining whether a Participant's Vested Account Balance has a present value of greater than $5,000, or is 100 shares or more of Common Stock, the full value of all the Participant's Accounts, including his ESOP Account, shall be taken into account.

(d) Time for Commencement of Benefits within Applicable Plan Year. To the extent consistent with the Code and Treasury Regulations, in the case of any payment of benefits which is to commence within a particular Plan Year in accordance with this Section 2.07, payment shall commence as soon as practicable following the receipt by the Plan Administrator of data relating to the Participants, as the Plan Administrator may reasonably require, to determine the allocations to Participants' ESOP Accounts in accordance with this Article II.

(e) Accelerated Commencement of Small Benefits. If, as of the time such distribution would first be made to a Participant in accordance with this sentence, (i) such Participant has not again become an Employee, (ii) the value of such Participant's Vested Account Balance in his ESOP Account (using the value per share established as of the most recent Valuation Date) is not greater than $5,000, and (iii) such Participant's Vested Account Balance in his ESOP Account is less than 100 shares of Common Stock, then distribution of such Vested Account Balance shall be made in the form of a single distribution of the entire Vested Account Balance then allocated to such Participant's ESOP Account, as soon as practicable following (A) the occurrence of the Participant's death or Retirement Date, or (B) the end of the Plan Year following a Break in Service of at least 12 months duration, as the case may be. If any shares of Common Stock or other amounts are allocated to his account following such distribution, such shares of Common Stock or other amounts shall be distributed to the Participant as soon as practicable after such allocation is made and in no event later than the date required for the commencement of benefits to such Participant otherwise prescribed in Section 2.07(a). Solely for purposes of determining whether the Plan Administrator may, pursuant to this Section 2.07(e), compel the distribution of a Participant's Vested Account Balance that is $5,000 or less, and is less than 100 shares of Common Stock, the full value of all the Participant's Accounts, including his ESOP Account, shall be taken into account.

(f) Latest Date for Commencement of Benefits. Except as provided in Section
12.11 of the Plan, the distribution of the ESOP Account of any Participant who is a 5% owner (as defined in Section 416(i) of the Code) must commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, and must be made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the proposed Treasury Regulations thereunder. Except as provided in Section 12.11 of the Plan, the distribution of the ESOP Account of any Participant who is not a 5% owner (as defined in Section 416(i) of the Code) must commence not later than April 1 of the calendar year following the later of
(1) the calendar year in which the Participant attains age 70 1/2 or (2), where the Participant so elects, the calendar year in which the employee retires, and must be made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the proposed Treasury Regulations thereunder. The distribution of the ESOP Account of any Participant who is not a 5% owner (as defined in Section 416(i) of the Code) and who attains age 70 1/2 prior to January 1, 2001 may commence, at the election of such Participant, not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, and in such case must be made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the proposed Treasury Regulations thereunder. A Participant's election to receive benefits pursuant to this
Section 2.07(f) shall be uniform and consistent with any election or distribution under Section 5.05 of the Plan.

(g) Distributions Which Commenced Prior To Death. If distribution of a Participant's benefit under his ESOP Account has commenced prior to a Participant's death, and such Participant dies before his entire ESOP Account benefit is distributed, the remaining portion of the Participant's benefit shall be distributed at least as rapidly as under the method of distribution in effect on the date of the Participant's death.

(h) Administrative Delays. If the amount payable cannot be ascertained, or, subject to the provisions of Section 12.11 of the Plan, the Participant cannot be located after reasonable efforts, a payment retroactive to the date determined under the preceding provisions of this Section 2.07 may be made not later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

(i) Conflicts of Interest. If, following a termination of Service, a Participant becomes employed by a governmental agency which determines that the Participant's continued participation in the Plan constitutes a conflict of interest with the Participant's employment with such agency, the Participant's entire vested ESOP Account shall be distributed as soon as practicable following clear demonstration of such facts; provided, however, that the distribution shall be made only in the form of an eligible rollover distribution pursuant to
Section 9.08 of the Plan.

(j)      Special Exceptions.

(1) For those Participants who are not "highly compensated employees" as defined in Section 414(q) of the Code and who were employed by former Employers known as "Columbus Union" or "Columbus Non Union", (i) reemployment by the Company, commencing on or after July 1, 1998 shall not preclude the commencement of benefits pursuant to Section 2.07(a)(4), and (ii) notwithstanding the provisions of Sections 2.07(a), (b) and (e), but subject to the provisions of Section 2.07(c), each such Participant shall receive a single distribution of the entire Vested Account Balance allocated to such Participant's ESOP Account, as soon as practicable.

(2) For those Participants who are not "highly compensated employees" as defined in Section 414(q) of the Code and who were employed by former Employers known as Holloman, reemployment by the Company, commencing on or after September 1, 1999 shall not preclude the commencement of benefits pursuant to Section 2.07(a)(4).

2.08     Diversification

(a) "Qualified Election Period" means the six Plan Year period beginning with the later of (i) the Plan Year in which the Participant attains age 55; or, (ii) the Plan Year in which the Participant first becomes a Qualified Participant.

(b) "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation under the Plan, including years of participation in the pre-merger DynCorp Employee Stock Ownership Plan. Periods of time following a termination of Service shall not be treated as participation for purposes of this Section 2.08.

(c) A Qualified Participant may file a written election with the Plan Administrator within 90 days after the close of each Plan Year (the "Notice Period") during the first five Plan Years of his Qualified Election Period to have twenty-five percent of the shares of Common Stock employer securities acquired by or contributed to the Plan and allocated to his ESOP Account (less the number of shares of previously distributed pursuant to this Section 2.08) distributed to him in kind in the form of a single payment. If a Qualified Participant makes a timely election to have shares of Common Stock distributed, such shares of Common Stock shall be distributed no later than 90 days after the end of the Notice Period during which such election was made.

(d) A Qualified Participant may elect during the Notice Period of the sixth and final Plan Year of his Qualified Election Period to have fifty percent of the shares of employer securities acquired by or contributed to the Plan and allocated to his ESOP Account (less the number of shares of Common Stock previously distributed pursuant to this Section 2.08) distributed to him in kind in the form of a single payment. If a Qualified Participant makes a timely election to have shares of Common Stock distributed, such shares of Common Stock shall be distributed no later than 90 days after the end of the Notice Period during which such election was made.

(e) The diversification requirements of this Section 2.08 for any Plan Year shall be treated as having been satisfied with respect to a Qualified Participant if such Participant fails to file a timely election by the end of the applicable Notice Period.

2.09     Annuity Distributions

         Notwithstanding any provision of this Appendix A of the Plan to the contrary, unless the provisions of Section 2.07(e) are applicable to such Participant, a Participant who has terminated Service and who has attained age 65 shall be permitted, in his sole discretion, to elect that his ESOP Account distribution shall be paid in the form of a Straight Life Annuity ("SLA") or, if the Participant is married, a Qualified Joint and Survivor Annuity ("QJSA"). However, no surviving spouse of a deceased Participant shall be eligible to elect to receive a qualified preretirement survivor annuity as described in section 417(c) of the Code because of the exemption contained in section 401(a)(11)(C) of the Code. The amount payable under an SLA shall be paid as an annual annuity on the life of the Participant. The amount payable under a QJSA shall be payable as an annual annuity on the life of the Participant, with an amount equal to 50% of the annual benefit payable under such annuity payable to the Participant's surviving spouse if the Participant predeceases his or her spouse. Any ESOP Account benefit in the form of an annuity shall be provided by the purchase of a nontransferable annuity contract from an insurance company selected by the Trustees, which shall be delivered to the Participant. The Trustee shall, as the contents of the Participant's ESOP Account become otherwise distributable to the Participant according to the Plan, cause shares of Common Stock then distributable from such ESOP Account to be converted into cash at the fair market value thereof and the proceeds, together with any other cash then distributable from the ESOP Account, to be used to purchase the SLA or QJSA.

         Payments under an SLA or QJSA shall commence not later than 60 days after the last day of the Plan Year coinciding with or next following the latest of (1) the Participant's 65th birthday or (2) his termination of Service (the "Annuity Starting Date").

         An election to receive payments in the form of an SLA or QJSA must be made within sixty (60) days preceding the last day of the Plan Year coinciding with or next following the latest of (1) the Participant's 65th birthday or (2) his termination of Service (the "Applicable Election Period"). A participant who is married at the time of such election may not elect to receive an SLA except with the written consent of his or her spouse, waiving the QJSA form of benefit. Within a reasonable period prior to the Applicable Election Period, the Participant must be furnished a written explanation, reasonably calculated to be understood by him, of:

(a)      the terms and conditions of the SLA or QJSA;

(b) the steps needed to record an SLA or QJSA election, the requirements for spousal consent to waive the QJSA form of benefit, and the effect thereof; and

(c) the Participant's right to revoke the waiver described at (b) above within the Applicable Election Period.

2.10     Accelerated Distributions

         A Participant who has terminated employment and is eligible to receive distributions from his or her ESOP Account in 2002 or later years may elect to receive a distribution of the shares of Common Stock allocated to his or her ESOP Account at a time earlier than that otherwise provided under Section 2.7 of this Appendix A, subject to the limitations and requirements of this Section, which shall be referred to as an "Accelerated Distribution". Accelerated Distributions shall be made only immediately prior to a "Trade Date" occurring under the Internal Market.

(a) The aggregate number of shares of Common Stock that shall be distributed to all Participants receiving an Accelerated Distribution in connection with a Trade Date shall be equal to the excess (if any) of the number of valid orders to purchase shares over the number of valid orders to sell shares other than Accelerated Distribution shares, for execution on the Trade Date in accordance with applicable market rules (and disregarding any sell orders issued by the Plan matching the Plan's repurchase from Participants of Accelerated Distribution shares at the Trade Date). If there is no such excess with respect to a particular Trade Date, then there shall be no Accelerated Distributions made with respect to such Trade Date.

(b) The number of shares in each Participant's ESOP Account that shall be distributed pursuant to an Accelerated Distribution on a Trade Date shall be determined as follows:

    Total shares subject to individual        Aggregate number of Accelerated
  Participant's election for Accelerated     Distribution shares distributed
     Distribution at such Trade Date      X         at such Trade Date

  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
       Total shares subject to all Participants' elections for Accelerated
                        Distribution at such Trade Date

(c) Any shares of Common Stock distributed to a Participant pursuant to an Accelerated Distribution shall reduce the Participant's entitlement to subsequent installment distributions of Common Stock pursuant to Section 2.5 of this Appendix A in inverse order of time.

(d) A Participant (or the qualified plan or IRA to which the Participant wishes to transfer his Accelerated Distribution) must elect to sell all of the shares of Common Stock received in connection with an Accelerated Distribution back to the Company or the Trust immediately upon their distribution pursuant to the put option provisions of Section 4.2 of this Appendix A as a condition of the election to receive an Accelerated Distribution, and the Participant or plan shall therefore receive solely the proceeds of the sale of such Common Stock, without the right to retain ownership of such Common Stock.

(e) A Participant who is eligible to receive an Accelerated Distribution may elect to do so by executing and delivering a form to that effect to be supplied by the Plan Administrator. Forms must be delivered at least ten business days prior to a Trade Date to be effective for that Trade Date. All such elections shall remain in effect for all subsequent Trade Dates until they are revoked by the Participant. A Participant may revoke an election to receive Accelerated Distributions at any time by executing and delivering a form to that effect to be supplied by the Plan Administrator. However, no such revocation shall be effective with respect to a Trade Date if it is received fewer than three business days prior to a Trade Date. A Participant who does not elect Accelerated Distribution, or who validly revokes an election for Accelerated Distribution, shall continue to be eligible for all of the rights with regard to distributions otherwise available under the Plan, including the right to elect or re-elect Accelerated Distribution at a later time.

(f)      This Section 2.10 shall automatically be deleted on March 31, 2003.

                      Article III....... -- DEATH BENEFITS

3.01     Death During a Period of Service

         Subject to Section 2.06(a), upon the death of a Participant during a period of Service, all amounts then credited to his ESOP Account shall be distributed to the Participant's Beneficiary in accordance with Sections 2.05 and 2.07.

3.02     Death After Termination of Employment

         Upon the death of a Participant after retirement, Disability or termination of Service, but prior to the distribution of his entire Vested Account Balance, his ESOP Account shall be distributed to the Participant's Beneficiary in accordance with Sections 2.05 and 2.07(g).

3.03     Other Amounts

         Any amounts credited to a Participant's ESOP Account after his death shall be distributed as soon as administratively practicable or, if later, at the time any amounts previously credited are distributed in accordance with the other provisions of this Article III of Appendix A.

Article IV -- RIGHTS AND OPTIONS CONCERNING DISTRIBUTED SHARES OF COMMON STOCK

4.01     Right of First Refusal

(a) During any period when shares of Common Stock are not publicly traded on an established market, all distributions of such shares of Common Stock from ESOP Accounts to any Participant or his Beneficiary (the "Distributee") by the Trust shall be subject to a "right of first refusal" upon the terms and conditions hereinafter set forth. The "right of first refusal" shall provide that prior to any transfer (as determined by the Plan Administrator) of the shares of Common Stock, the Distributee must first offer to sell such shares of Common Stock to the Trust, and if the Trust refuses to exercise its right to purchase the shares of Common Stock, then the Company shall have a "right of first refusal" to purchase such shares of Common Stock. Neither the Trust nor the Company shall be required to exercise the "right of first refusal".

(b) The terms and conditions of the "right of first refusal" shall be determined as follows:

(1) If the Distributee receives a bona fide offer for the purchase of all or any part of his shares of Common Stock from a third party, the Distributee shall forthwith deliver (by registered mail, return receipt requested) a copy in writing of any such offer to the Plan Administrator and the Trustee. The Trustee (as directed by the Plan Administrator) or the Company, as the case may be, shall then have 14 days after receipt by the Plan Administrator of the written offer to exercise the right to purchase all or any portion of the shares of Common Stock. Subject to Section 4.01(b)(2), the purchase price to be paid by the Trust or the Company for the shares of Common Stock shall be the purchase price stated in the bona fide offer received by the Distributee; and

(2) The selling price and other terms under the "right of first refusal" must not be less favorable to the Distributee than the greater of the value of the security determined pursuant to the Treasury Regulations or the purchase price and other terms offered by the third-party buyer making a good faith offer to purchase the security from the Distributee.

4.02     Put Option

         If at the time of distribution, shares of Common Stock distributed from the Trust Fund are not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code and the Treasury Regulations, such shares of Common Stock shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the shares of Common Stock distributed to him by the Trust to the Trust. Should the Trust decline to purchase all or any part of the shares of Common Stock put to it by the Qualified Holder, the Company shall purchase those shares of Common Stock that the Trust declines to purchase. The put option shall be subject to the following conditions:

(a) The term "Qualified Holder" shall mean the Participant or Beneficiary receiving the distribution of such shares of Common Stock, any other party to whom the shares of Common Stock are transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code
Section 408) to which all or any portion of the distributed shares of Common Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Sections 402 and 408 of the Code.

(b) During the "put option period", as hereafter defined, with respect to any distribution of such shares of Common Stock, a Qualified Holder shall have the right to require the Trust, or the Company if the Trust declines, to purchase all or a portion of the distributed shares of Common Stock held by the Qualified Holder. Such "put option period" shall commence on the date of the distribution of such shares of Common Stock and shall end on the 60th day following the later of (i) the date of such distribution or (ii) the date on which the fair market value of such shares of Common Stock has been determined as of the Valuation Date coinciding with or next preceding the distribution thereof. The purchase price to be paid for any such shares of Common Stock shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 4.02(b) or, (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of
Section 4975(e)(2) of the Code, as of the date of the transaction.

(c) If a Qualified Holder shall fail to exercise his put option right under
Section 4.02(b), the option right shall temporarily lapse upon the expiration of the "put option period". As soon as practicable following the last day of the Plan Year in which the "put option period" expires, the Company shall notify the nonelecting Qualified Holder (if he is then a shareholder of record) of the valuation of the shares of Common Stock as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed shares of Common Stock. The purchase price to be paid therefore shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this
Section 4.02(c) or (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, as of the date of the transaction.

(d) The foregoing put options under Section 4.02(b) and (c) shall not obligate the Plan or Trust in any manner if the Trust declines to purchase all or any part of the shares of Common Stock so offered, and, in such event, shall be effective solely against the Company. In no event may the Trustee pay more than fair market value for shares of Common Stock.

(e) The period during which the put option is exercisable does not include any time when a Qualified Holder is unable to exercise it because the Company is prohibited from honoring it by applicable Federal or state laws.

(f) Except as otherwise required or permitted by the Code, the put options under
Section 4.02 shall satisfy the requirements of Section 54.4975-7(b) of the Treasury Regulations to the extent, if any, that such requirements apply to such put options.

4.03     Exercise of Put Option

         A Qualified Holder must exercise his put option in writing on a form supplied by the Plan Administrator. Unless otherwise determined by the Plan Administrator, if a Qualified Holder exercises his put option under Section 4.02, payment for the shares of Common Stock repurchased shall be made, (a) in the case of a total distribution of a Participant's ESOP Account within a single taxable year as described in Section 409(h)(5) of the Code, (i) if the Vested Account Balance of the Participant has a value of $5,000 or less, in one installment not later than 30 days after exercise, or (ii) if the Vested Account Balance of the Participant has a value of more than $5,000, in accordance with uniform rules established by the Plan Administrator, in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding five years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, (b) in the case of other distributions, not later than 30 days after such exercise. For purposes of this Section 4.03, the interest rate shall be determined by reference to the prevailing Prime Rate as listed in the Wall Street Journal unless the Code requires a higher rate. Solely for purposes of determining whether a Participant's Vested Account Balance has a value of greater than $5,000, the full value of all the Participant's Accounts, including his ESOP Account, shall be taken into account.

4.04     Other Rights

         Except as provided in Sections 4.01, 4.02, 4.03 or 2.06(a), no shares of Common Stock acquired with the proceeds of an exempt loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by or distributed from the Plan. Rights and protection set forth in this Article IV shall be nonterminable to the extent, if any, provided in Section 10.01 of the Plan.

4.05     Actions To Carry Out the Rights and Options

         The Company shall take any and all actions as it may deem necessary or desirable to effectuate and carry out the "right of first refusal" and the put option provided under this Article IV, including, but not limited to, the placing of appropriate legends on the certificates representing the shares of Common Stock and the issuance of appropriate stop transfer instructions to the transfer agent for shares of Common Stock.

4.06     Stock Transfer Taxes

         Subject to applicable law, the stock transfer or similar taxes, if any, arising in connection with the purchase of shares of Common Stock pursuant to this Article IV shall be the obligation of the purchaser of such shares of Common Stock.

     Article V......... -- LIMITATIONS WITH RESPECT TO CERTAIN PARTICIPANTS

5.01     Section 1042 Transactions

         If a shareholder sells Common Stock to the Trust Fund (with the consent of the Company) in a Section 1042 Transaction (as defined in the former DynCorp Employee Stock Ownership Plan), no portion of the Common Stock purchased in any such transaction (or any dividends or other assets of the Plan attributable thereto) may be allocated, during the Nonallocation Period (defined below), to the Accounts of:

(1)      the selling shareholder; or

(2) the selling shareholder's spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent provided in Section 409(n)(3)(A) of the Code), or any other person who bears a relationship to him that is described in Section 267(b) of the Code.

         In addition, no portion of the Common Stock purchased in any such transaction (or any dividends or other income attributable thereto) may thereafter be allocated to the Account of any other Participant owning (as determined under Section 318(a) of the Code, without regard to Section 318(a)(2)(B)(i) of the Code), during the entire one-year period preceding the purchase or on the last day of any Plan Year, more than 25% of any class of outstanding Company Stock or of the total value of any class of outstanding Company Stock.

         For purposes of this Section 5.01, "Nonallocation Period" shall mean the period beginning on the date of the sale of the qualified securities and ending on the later of (i) the date which is 10 years after the date of the
Section 1042 Transaction, or (ii) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

                                   APPENDIX B

Special Match and other Provisions Relating to Certain Company Operations.

         1. Special Incentive Matching Employer Contribution Applicable to Participants who first participate in the Plan between November 1, 2000 and March 31, 2001.

         A Participant who is a Non-Highly Paid Employee, and who first elects to participate in the Plan between (and including) November 1, 2000 and March 31, 2001, shall receive an incentive Matching Employer Contribution in the amount of $100, contributed to the Plan by the Employer in the form of cash; provided such Participant continues to make Salary Deferral Contributions for at least six months following such Participant's Entry Date into the Plan.

         2. Special provisions applicable to Participants covered by a collective bargaining agreement.

         Notwithstanding any provision of the Plan to the contrary, a Participant who is covered by a collective bargaining agreement between the Company and a union shall make or receive, but shall only make or receive, such Salary Deferral Contributions, Matching Employer Contributions, Supplemental Matching Employer Contributions or Discretionary Employer Contributions, whether in stock or in cash, as are so provided for in such collective bargaining agreement.

                                   APPENDIX C
                          (As amended January 1, 2002)

I.       Participating Employers under the CAP

         The following is a list of those Employers that have, with the consent of the Plan Administrator, adopted this Plan:

         1.       DynCorp (consolidated)
         2.       DynCorp Technical Services LLC
         3.       DynCorp International LLC
         4.       DynPar LLC

II.      Certain Eligible Employees

         1. Every Highly-Paid Employee of DynPar L.L.C. shall be an Eligible Employee for purposes of the CAP (but not the SARP).

         2. Every hourly paid employee on the following contracts shall be an Eligible Employee for purposes of the CAP (but not the SARP):

                  ANDREWS SUPPORT DIVISION HOURLY SCA
                  APS-3 HOURLY SCA
                  AVIATION ENGINEERING OPERATIONS
                                 C12 HOURLY SCA
                               C12 OVERSEAS HOURLY
                  CALIFORNIA DEPARTMENT OF FORESTRY HOURLY SCA
                  CALIFORNIA DEPARTMENT OF FORESTRY MECHANICS UNION
                  COLUMBUS SUPPORT DIVISION HOURLY SCA
                  COLUMBUS SUPPORT DIVISION UNION
                  EGLIN HOURLY SCA
                  ENGINEERING SUPPORT SERVICES
                  FIELD SERVICES DIVISION HOURLY SCA
                  FIELD SERVICES DIVISION OVERSEAS HOURLY
                  FIELD SERVICES DIVISION PAX RIVER AREA HOURLY SCA FLEET HOSPITAL WAREHOUSE HOURLY SCA FLEET HOSPITAL WAREHOUSE UNION FOOD & DRUG ADMINISTRATION MOD 1 UNION FOOD & DRUG ADMINISTRATION MOD 8 (FDB) UNION FORT BELVOIR HOURLY SCA FORT HOOD CONROE HOURLY SCA FORT HOOD HOURLY SCA FORT RUCKER UNION GODDARD SUPPORT DIVISION HOURLY SCA GODDARD SUPPORT DIVISION UNION GTE HOURLY SCA HOLOMON SUPPORT DIVISION BEALE UNION HOLOMON SUPPORT DIVISION HOURLY SCA HOLOMON SUPPORT DIVISION UNION HOLOMON SUPPORT DIVISION WHITEMAN UNION IMPASS HOURLY SCA JOHNSON SUPPORT DIVISION HOURLY SCA JOHNSON SUPPORT DIVISION UNION JSD-DRYDEN UNION JSD-ETS DRYDEN SCA JSD-SAERS HOURLY SCA KHL HOURLY SCA LOGCAP FORT POLK SCA LOGCAP HOURLY SCA NAIC HOURLY SCA NASA HOURLY SCA NASA UNION 1 (UPGWA) PATRICK SUPPORT DIVISION OVERSEAS HOURLY PATRICK SUPPORT DIVISION HOURLY SCA PAX RIVER AREA CARDEROCK HOURLY SCA PAX RIVER AREA CATV HOURLY SCA PAX RIVER AREA EAGLE HOURLY SCA PAX RIVER AREA MANTECH HOURLY SCA PAX RIVER AREA MILCORP HOURLY SCA PAX RIVER AREA RANGE HOURLY SCA POINT MUGU UNION ROCK ISLAND HOURLY SCA SECURITY SERVICES INFORMATION MANAGEMENT HOURLY SCA SECURITY SERVICES RDR HOURLY SCA SECURITY SERVICES SEMP HOURLY SCA SECURITY SERVICES WASHMAC HOURLY SCA SECURITY SERVICES WASHMAC OVERSEAS HOURLY TESCO HOURLY SCA TINKER HOURLY SCA TINKER MACHINISTS UNION TINKER PLUMBERS UNION TYNDALL HOURLY SCA VANCE SUPPORT DIVISION HOURLY SCA VANCE SUPPORT DIVISION UNION WARTIME RESERVE MANAGEMENT HOURLY SCA WARTIME RESERVE MANAGEMENT OVERSEAS HOURLY

         3. Every Employee who is a resident of, or primarily employed in, the Commonwealth of Puerto Rico shall be an Excluded Employee for the purposes of the CAP.

Exhibit 4.5













                                     DYNCORP


                           SAVINGS AND RETIREMENT PLAN


                              AMENDED AND RESTATED


                              AS OF JANUARY 1, 2001

                                TABLE OF CONTENTS

                                                                        Page


ARTICLE I --  DEFINITIONS...................................................1

ARTICLE II--  PARTICIPATION matters.........................................9
       2.01 Eligibility.....................................................9
       2.02 Plan Participation..............................................9
       2.03 Re-employment...................................................9
       2.04 Change in Status................................................9
       2.05 Transfer of CAP Accounts.......................................10
       2.06 Service........................................................10

ARTICLE III--  CONTRIBUTIONS...............................................12
       3.01 Salary Deferral Contributions..................................12
       3.02 After-Tax Contributions........................................13
       3.03 Method of Contribution/Change of Contribution Rate.............13
       3.04 Matching Employer Contributions................................13
       3.05 Supplemental Matching Employer Contributions...................14
       3.06 Matching Credits and Matching Employer Contributions...........14
       3.07 Discretionary Employer Contributions...........................15
       3.08 Discretionary Credits and Discretionary Employer
            Contributions..................................................16
       3.09 Non-Discrimination Test........................................17
       3.10 Forfeitures....................................................21
       3.11 Time of Payment and Accrual of Contributions for
            Highly-Paid Employees..........................................22
       3.12 Annual Additions Limitation....................................22
       3.13 Return of Contribution.........................................24
       3.14 Rollover Contributions.........................................25
       3.15 Military Service...............................................25

ARTICLE IV--  ADMINISTRATION OF FUNDS......................................25
       4.01 Investment of Funds............................................25
       4.02 Investment Elections...........................................26
       4.03 Change of Elections - Investment in Company Stock Fund.........26
       4.04 Change of Election - Diversification...........................26
       4.05 Allocation of Contributions....................................27
       4.06 Valuation of Assets............................................27
       4.07 Voting of Shares...............................................27
       4.08 Tender or Exchange Offer Procedure.............................28
       4.09 ERISA Section 404(c) Plan......................................29
       4.10 Confidentiality................................................29
       4.11 Fiduciary Designation..........................................29
       4.12 Effect of Certain Withdrawals, Distributions and Transfers.....29

ARTICLE V--  RETIREMENT BENEFITS...........................................30
       5.01 ESOP Account Benefit...........................................30
       5.02 Normal Retirement Benefit......................................30
       5.03 Deferred Retirement Benefit....................................30
       5.04 Disability Retirement Benefit..................................30
       5.05 Payment of Benefits............................................30
       5.06 Installment Payments...........................................32
       5.07 Joint-and-Survivor Annuity.....................................32
       5.08 Life Annuity...................................................32
       5.09 Additional Allocations on Retirement...........................33
       5.10 Crediting of Investment Earnings...............................33
       5.11 Company Stock..................................................33
       5.12 Waiver of Notice...............................................34

ARTICLE VI--  DEATH BENEFITS...............................................34
       6.01 ESOP Account Benefit...........................................34
       6.02 Death Benefits.................................................34
       6.03 Additional Allocations on Death................................34
       6.04 Beneficiary Designation........................................34

ARTICLE VII--  VESTING AND SEPARATION FROM SERVICE.........................35
       7.01 Vesting of Accounts............................................35
       7.02 Payment of Benefits to Terminated Participants.................37
       7.03 Re-employment After Distribution and Restoration of
            Contributions..................................................37

ARTICLE VIII--  WITHDRAWALS AND LOANS......................................37
       8.01 Withdrawals While Employed.....................................37
       8.02 Loans..........................................................39

ARTICLE IX--  ADMINISTRATION...............................................41
       9.01 Plan Administrator.............................................41
       9.02 Administrative Procedures......................................42
       9.03 Other Plan Administrator.......................................42
       9.04 Claims Procedures..............................................43
       9.05 Expenses.......................................................43
       9.06 Service of Process.............................................43
       9.07 Purchase of Common Stock; Valuation............................44
       9.08 Direct Rollovers of Accounts to Qualified Plans................44
       9.09 Administration and Maintenance of ESOP Accounts................45
       9.10 Correcting Administrative Errors...............................45

ARTICLE X--  AMENDMENT, TERMINATION, AND MERGERS...........................46
       10.01 Amendment.....................................................46
       10.02 Plan Termination..............................................47
       10.03 Permanent Discontinuance of Employer Contributions............47
       10.04 Suspension of Employer Contributions..........................48
       10.05 Mergers and Consolidations of Plans...........................48
       10.06 Former Participants in Merged Plans...........................48

ARTICLE XI--  WITHDRAWAL OF EMPLOYER.......................................48
       11.01 Withdrawal of Employer........................................48
       11.02 Distribution after Withdrawal.................................49

ARTICLE XII--  MISCELLANEOUS PROVISIONS....................................49
       12.01 Non-Alienation of Benefits....................................49
       12.02 No Contract of Employment.....................................50
       12.03 Severability of Provisions....................................50
       12.04 Heirs, Assigns, and Personal Representatives..................50
       12.05 Headings and Captions.........................................50
       12.06 Gender and Number.............................................50
       12.07 Funding Policy................................................50
       12.08 Title to Assets...............................................50
       12.09 Payment to Minors, etc........................................51
       12.10 Situs.........................................................51
       12.11 Missing Payee.................................................51
       12.12 Subject to Trust Agreement....................................51

ARTICLE XIII--  TOP-HEAVY PROVISIONS.......................................51
       13.01 Determination of Top-Heavy Status.............................51
       13.02 Minimum benefits..............................................54
       13.03 Discontinuance of Article.....................................55

                       DYNCORP SAVINGS AND RETIREMENT PLAN

                              AMENDED AND RESTATED

                              AS OF JANUARY 1, 2001

         WHEREAS, DynCorp (hereinafter sometimes referred to as the "Company") has previously adopted the Deferred Savings Plan of DynCorp and Participating Subsidiaries (hereinafter referred to as the "Plan"), effective as of April 1, 1983, which is to continue to be funded through the medium of a Trust Fund; and

         WHEREAS, the Company desires to amend and restate the Plan to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998; and

         WHEREAS, the Company desires to further amend and restate the Plan to enhance certain of the benefits offered thereunder and to add certain new benefits not previously offered; and

         WHEREAS, the Company has previously adopted the DynCorp Employee Stock Ownership Plan (hereinafter referred to as the "ESOP"), effective January 1, 1988, and concurrently desires to merge the ESOP into the Plan, which, pursuant to a spin-off was bifurcated into two substantially identical qualified savings and retirement plans, effective January 1, 2001, such that all applicable contributions and distributions under the ESOP after such date will be made under the terms and provisions of such Plan documents; and

         WHEREAS, the provisions describing the nonterminable protections and rights with respect to Participants' ESOP Accounts under the ESOP are attached hereto as Appendix A, which is incorporated into and made a part of the Plan.

         NOW, THEREFORE, the Company hereby renames, amends, and restates the Plan, effective as of January 1, 2001 (or such other date or dates otherwise specified herein or such other earlier date or dates as shall be necessary to comply with those changes in applicable law that became effective prior to January 1, 2001) to be hereafter known as the DynCorp Savings and Retirement Plan, as follows:

ARTICLE I

                            ARTICLE I -- DEFINITIONS

1.01 ..."Account" shall mean with respect to a Participant all of the various accounts, as applicable, maintained to define such Participant's proportionate interest in the Trust Fund as follows:

(a)......A "Salary Deferral Contribution Account" includes the Salary Deferral
Contributions made on behalf of the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

(b)......An "After-Tax Contribution Account" includes the Participant's
After-Tax Contributions, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

(c)......An "ESOP Account" reflects the account of each Participant under the
ESOP that was merged into the Plan, and any allocable share of forfeitures from ESOP Accounts, any cash dividends on Common Stock allocated to ESOP Accounts, and any net income (or loss) of the Trust allocable to ESOP Accounts.

(d)......A "Matching Employer Contribution Account" reflects the Matching
Employer Contributions allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

(e)......A "Discretionary Employer Contribution Account" reflects the
Discretionary Employer Contributions (including Special SCA Discretionary Contributions and Special SCA Compliance Contributions) allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

(f)......A "Rollover Contribution Account" reflects any rollover/direct transfer contribution made in accordance with Section 3.13, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account; and

(g)......A "Supplemental Matching Employer Account" reflects the Supplemental
Matching Employer Contribution allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account.

1.02 ..."Active Participant" shall mean Eligible Employees who have satisfied the participation requirements of Section 2.02 as of an applicable Entry Date or who have made a Rollover Contribution, and are not Terminated Vested Participants or Inactive Participants.

1.03 ..."Affiliated Organization" shall mean (i) any corporation on or after the date it becomes a member of a controlled group of corporations which includes the Employer, as determined under the provisions of Section 414(b) of the Code,
(ii) any trade or business, whether or not incorporated, on or after it comes under common control with the Employer, as determined under Section 414(c) of the Code, (iii) any organization which is an affiliated service organization with the Employer within the meaning of Section 414(m) of the Code, and (iv) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

1.04 ..."Age" or "age" shall mean the chronological age attained by the Participant at his most recent birthday or as of such other date of reference as set forth in this Plan.

1.05 ..."Beneficiary" shall mean the beneficiary or beneficiaries (including any contingent beneficiary) designated by a Participant pursuant to Section 6.04 to receive the amount, if any, payable under the Plan (including Appendix A) upon the death of such Participant. A beneficiary designation previously filed pursuant to Section 6.04 shall control until changed by the Participant; provided that where there has been an invalid designation, or no designation, Beneficiary shall mean the beneficiary or beneficiaries to whom such amount would otherwise be payable under the terms of this Plan (including Appendix A).

1.06 ..."Board of Directors" shall mean the board of directors of the Company and/or any authorized committee thereof.


1.07  ..."Break-in-Service" shall mean the period so described in
Section 2.06(f).

1.08 ..."CAP" means the DynCorp Capital Accumulation Plan, effective as of January 1, 2001.

1.09 ..."Code" means the Internal Revenue Code of 1986 as the same currently exists, and as it may hereafter be amended or clarified by regulations, rulings, notices or other publications of the Internal Revenue Service having legal effect.

         1.09A "Columbus Participants" means hourly paid Participants, other than Highly-Paid Employees, who are currently employed at Columbus (Mississippi) Air Force Base.

1.10 ..."Company Stock" or "Common Stock" means shares of the common stock of the Company.

1.11 ..."Company Stock Fund" means an investment fund primarily invested in Company Stock.

1.12 ..."Compensation" shall mean, for any applicable period, the total remuneration that is paid to an Employee for services performed for an Employer reportable for federal income tax purposes as provided under Section 3401(a) of the Code on IRS Form W-2, including any Salary Deferral Contribution made on behalf of the Participant under this Plan, and any contributions made by salary reduction to a plan or program established in accordance with Section 125, 129 or 132(f) of the Code. Compensation shall exclude premiums paid to a life insurance plan of the Company for additional coverage above $50,000; the value of Company car or commuting allowances; reimbursements for expenses; and any other fringe benefits, and, for Highly-Paid Employees, shall also exclude distributions of compensation deferred during a prior period and earnings thereon, supplemental executive retirement plans, and long-term incentive plan awards or distributions, such as restricted stock and stock options.

         Anything herein to the contrary notwithstanding, a Participant's Compensation shall not exceed the limitations of Section 401(a)(17)(A) of the Code for any Plan Year, subject to any adjustments to reflect any increases in the cost of living as determined by the Secretary of the Treasury or any other adjustments pursuant to Section 401(a)(17) (B) of the Code.

1.13 ..."Contribution" shall mean any or all of the various types of contributions made under the Plan by Participants or the Employer, as described below:

(a)......"ESOP Contribution" shall mean a Contribution made by the Employer pursuant to the ESOP; provided that ESOP Contributions (other than allocation of forfeitures, if any) shall be suspended for Plan Years beginning on or after January 1, 2001.

(b)......"Salary Deferral Contribution" shall mean that portion of the
Contribution made to the Plan on behalf of a Participant by his Employer through a salary reduction agreement, as described under Sections 2.02 and 3.01.

(c)......"After-Tax Contribution" shall mean that portion of a Participant's
Contribution to the Plan which he elects to make independent of a salary reduction agreement, as described under Section 3.02.

(d)......"Matching Employer Contribution" shall mean a Contribution made by an
Employer as described under Section 3.04, based on a Participant's Salary Deferral Contribution (including any Salary Deferral Contributions re-characterized as After-Tax Contributions pursuant to Section 3.09). Effective January 1, 2002, the term "Matching Employer Contributions" shall include the value of Matching Employer Allocations made under Section 3.06.

(e)......"Discretionary Employer Contribution" shall mean a Contribution
(including a Special SCA Discretionary Contribution and a Special SCA Compliance Contribution) made by an Employer which is unrelated to any Participant Contributions, as described under Section 3.05. Effective January 1, 2002, the term "Discretionary Employer Contributions" shall include the value of Discretionary Employer Allocations made under Section 3.08.

(f)......"Qualified Non-elective Contribution" shall mean a Contribution made by an Employer (other than those listed above) in order that the Plan will satisfy the requirements of Section 3.07 for a Plan Year. The allocation may be made to all Active Participants who are not Highly-Paid Employees or, with respect to satisfaction of the ADP test, only to those Active Participants who have made Salary Deferral Contributions for a Plan Year and who are not Highly-Paid Employees. Such Contributions shall be treated as Salary Deferral Contributions for all purposes under the Plan and shall be nonforfeitable.

(g)......"Supplemental Matching Employer Contribution" shall mean a Contribution made by an Employer described under Section 3.05, based on a Participant's Salary Deferral Contribution that is directed as an investment in the Company Stock Fund. Effective January 1, 2002, the term "Supplemental Matching Employer Contributions" shall include the value of Supplemental Matching Employer Allocations made under Section 3.06.

1.14 ..."Contribution Percentage" shall mean the percentage determined by dividing (i) the sum of the Salary Deferral Contribution, After-Tax Contribution, Matching Employer Contribution, Supplemental Matching Employer Contribution, and any Qualified Non-elective Contribution used to satisfy the non-discrimination requirements of Section 3.07 or any combination of such Contributions, whichever is applicable, made by or on behalf of a Participant for the applicable period by (ii) his compensation, as defined under Code
Section 414(s), earned while eligible to participate in the Plan. "ADP" shall sometimes be used herein to refer to the Average Contribution Percentage with respect to Salary Deferral Contributions or amounts treated as Salary Deferral Contributions. "ACP" shall sometimes be used herein to refer to the Average Contribution Percentage with respect to Matching Employer Contributions, Supplemental Matching Employer Contributions, and After-Tax Contributions, if applicable.

1.15 ..."Disability" shall mean the Employee has been determined by appropriate authority to be eligible for Social Security disability benefits or for long-term disability benefits under the applicable insured plan sponsored by the Employer.

         1.15A "Discretionary Credits" means the credits accumulated in a Participant's Discretionary Credits Account pursuant to Section 3.08.

         1.15B "Discretionary Credits Account" means an account, maintained for recordkeeping purposes only, that accumulates Discretionary Credits for eligible Participants on an annual basis in accordance with Section 3.08.

         1.15C "Discretionary Contribution Cash Holding Account" means a Holding Account established to hold Employer Contributions made under Section 3.08 prior to transfer to the Discretionary Contribution Stock Holding Account. The amounts held in the Discretionary Holding Cash Account shall be invested in the T. Rowe Stable Value Fund and may not be invested in Company Stock, except after such amounts are transferred to the Discretionary Contribution Stock Holding Account in accordance with Section 3.08.

         1.15D "Discretionary Contribution Stock Holding Account" means a Holding Account established to hold amounts transferred to such account in accordance with Section 3.08 prior to allocation to Participant Discretionary Employer Contribution Accounts. The amounts held in the Discretionary Contribution Stock Holding Account shall be invested in Company Stock to the extent possible and, until so invested, may be invested in cash or cash equivalents.

1.16 ..."Effective Date" of this Plan shall mean April 1, 1983. The effective date of this amended and restated Plan is January 1, 2001.

1.17 ..."Eligible Employee" shall mean an Employee of an Employer other than Excluded Employees or Employees who are eligible to participate in the CAP. In addition to the foregoing, the term "Eligible Employee" shall not include (i) any person whose terms and conditions of employment are determined by collective bargaining with a third party and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment, (ii) any Employee of the Employer who, on the basis of the Employer's customary practices consistently applied, is classified by the Employer as an independent contractor, (iii) any leased employee, or (iv) any nonresident alien who receives no compensation from the Employer which constitutes income from sources within the United States.

1.18 ..."Employee" shall mean any employee of the Employer who, on the basis of the Employer's customary practices consistently applied, is classified as such, including a leased employee as defined under Section 414(n)(2) of the Code.

         The term "leased employee" means any person (other than an employee of the recipient organization) who pursuant to an agreement between the recipient organization and any other person ("leasing organization") has performed services for the recipient organization (including related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for at least one year, and such services are performed under the primary direction and control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         A leased employee shall not be considered an employee of the recipient organization if such employee is covered by a money purchase pension plan providing immediate participation, full and immediate vesting and a non-integrated employer contribution rate of at least ten percent (10%) of compensation (as defined, for purposes of leased employees, in Section 414(n)(5)(C)(iii) of the Code). Also, the leased employees must not constitute more than twenty percent (20%) of the recipient organization's non-highly compensated workforce.

1.19 ..."Employer" shall mean DynCorp (hereinafter sometimes referred to as the "Company"), and any successor thereto which adopts this Plan and joins in the corresponding Trust Agreement. The term "Employer" shall also include any subsidiary or other entity affiliated or associated with the Company or an Employer (including an Affiliated Organization), and joint ventures, which, with the consent of the Plan Administrator, adopts this Plan. The term "Employer" shall not include any subsidiary or affiliate of the Company, unless such subsidiary or affiliate is specifically designated as an Employer in accordance with the foregoing sentence. The designated Employers who have adopted the Plan with the consent of the Plan Administrator are set forth on Appendix C, attached hereto.

1.20  ..."Entry Date" shall mean the first day of each payroll period.

1.21 ..."ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406), including all amendments thereto.

1.22 ..."ESOP" means the provisions of the DynCorp Employee Stock Ownership Plan, which, pursuant to the spin-off of the ESOP into two separate plans and merger of the relevant ESOP provisions this into this Plan, are incorporated herein and reflected in Appendix A.

1.23 ..."Excluded Employee" means employees who are employed at the excluded operations as set forth on Appendix C hereto. The list of excluded operations as set forth on Appendix C may be revised from time to time by the Plan Administrator. Such revisions shall not be considered amendments to the Plan, and Board of Director approval shall not be required.

1.24 ..."Fund" or "Trust Fund" shall mean all of the assets of the Plan held by the Trustees (or any nominees thereof) at any time under the Trust Agreement.

1.25  ..."Highly-Paid Employee" means any Employee who:

(i)......is a greater than five percent (5%) owner of an Employer or an
          Affiliated Organization (as defined in Section 416(i) of the Code) in the current Plan Year or the twelve (12) months immediately preceding the current Plan Year; or

(ii) is among the top one-fifth (1/5th) of all Employees of an Employer and all its Affiliated Organizations (other than those Employees excluded pursuant to Treasury Regulations) ranked by compensation in the twelve
          (12) months immediately preceding the current Plan Year, if he received more than eighty thousand dollars ($80,000) (as such amount may be adjusted by the Secretary of the Treasury pursuant to Section 414(q) of the Code) in compensation.

         For purposes of this definition, the term "compensation" shall have the meaning described in Section 414(q)(4) of the Code.

1.26 "Holding Account" means an account established to hold contributions made by an Employer under Sections 3.06 or 3.08 prior to actual allocation to Participant Accounts in accordance with Section 3.06. or 3.08. No Participant shall have any right to amounts contributed to a Holding Account until such amounts are released for actual allocation to the Participant's Account under the Plan.

1.27 "Inactive Participant" shall mean former Participants who are not Active Participants or Terminated Vested Participants and who continue to be employed in a non-covered class by an Employer or an Affiliated Organization, including, but not limited to, inactive participants under the ESOP who had ESOP Accounts as of December 31, 2000, all of which continue to be maintained under this Plan effective January 1, 2001.

1.28 "Internal Market" means an arrangement administered and maintained by the Company whereby individuals desiring to sell Company Stock and individuals desiring to purchase Company Stock who are designated by the Company as eligible to participate in the arrangement may execute sales and purchases of Company Stock at a price established by the Board of Directors.

          1.28A "Matching Credits" means the credits accumulated in a Participant's Matching Credits Account pursuant to Section 3.06.

         1.28B "Matching Credits Account" means an account, maintained for recordkeeping purposes only, that accumulates Matching Credits for eligible Participants on an annual basis in accordance with Section 3.06.

         1.28C "Matching Contribution Cash Holding Account" means a Holding Account established to hold Employer contributions made under Section 3.06(b) prior to transfer to the Matching Contribution Stock Holding Account. The amounts held in the Matching Contribution Cash Holding Account shall be invested in the T. Rowe Price Stable Value Fund and may not be invested in Company Stock, except after such amounts are transferred to the Matching Contribution Stock Holding Account in accordance with Section 3.06.

         1.28D "Matching Contribution Stock Holding Account" means a Holding Account established to hold amounts transferred to such account in accordance with Section 3.06 prior to allocation to Participant Matching Employer and Supplemental Matching Employer Contributions Accounts. The amounts held in the Matching Contribution Stock Holding Account shall be invested in Company Stock to the extent possible and, until so invested, may be invested in cash or cash equivalents.

1.29 "Merged Plan" shall mean a qualified plan previously maintained by an Affiliated Organization which has been merged with or consolidated into this Plan.

1.30 "Named Fiduciary" shall mean the Employer, the Trustees and the Plan Administrator. Each named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically given him under the Plan and/or the Trust Agreement.

1.31 "Non-Company Stock Investment Fund" means an investment fund primarily invested in assets other than Company Stock.

1.32 "Non-Highly-Paid Employee" shall mean any Employee who during the applicable period was not a Highly-Paid Employee.

1.33 "Normal Retirement Date" shall mean the date on which the Participant has attained Age 65.

1.34 "Participant" shall mean any Eligible Employee, including, if applicable, Beneficiaries and alternate payees of such Eligible Employees pursuant to QDROs. The term "Participant" includes Active Participants, Terminated Vested Participants, and Inactive Participants. Unless the QDRO expressly provides otherwise, an alternate payee pursuant to a QDRO shall be treated as a Terminated Vested Participant for purposes of Article 8.

1.35 "Participating Unit" shall mean a division, organizational unit, work location, facility or other group affiliated or associated with the Employer, as designated by the Plan Administrator from time to time.

1.36 "Plan" shall mean the DynCorp Savings and Retirement Plan as set forth herein (including Appendix A), and as the same may from time to time hereafter be amended. The Plan is a "profit sharing plan" as described in Treasury Regulations under Section 401(a)(27) of the Code; Appendix A includes the "nonterminable" protections and rights required by Treasury Regulation Section 54.4975-11 to be provided Participants with ESOP Accounts.

1.37 "Plan Administrator" shall mean the committee appointed by the Board of Directors, or such other individuals named as such pursuant to the provisions of
Article IX hereof.

1.38 "Plan Year" shall mean a twelve-month period beginning on January 1st and ending on each December 31st.

1.39 "QDRO" shall mean a qualified domestic relations order as such term is defined under Section 414(p) of the Code.

1.40     (Reserved)

1.41 "Service" shall mean any period of employment or period credited, as described in Section 2.06.

1.42 "Special SCA Compliance Contribution" shall have the meaning given in
Section 3.06. All references to Discretionary Employer Contributions shall be deemed to include Special SCA Compliance Contributions, unless specifically indicated to the contrary.

1.43 "Special SCA Discretionary Contribution" shall have the meaning given in
Section 3.06. All references to Discretionary Employer Contributions shall be deemed to include Special SCA Discretionary Contributions, unless specifically indicated to the contrary.

1.44 "Terminated Vested Participant" shall mean former Employees who are entitled at some future date to the distribution of benefits from this Plan, including, but not limited to, terminated vested participants under the ESOP who had ESOP Accounts as of December 31, 2000, all of which continue to be maintained under this Plan effective January 1, 2001.

1.45 "Transferred Employee" shall mean any individual who, immediately prior to becoming an Eligible Employee, was a participant in the CAP, and who has transferred employment to a unit of the Company which has adopted the SARP.

1.46 "Treasury Regulation" shall mean a regulation or temporary regulation issued pursuant to the Code.

1.47 "Trust Agreement" shall mean the agreement that provides for the Trust Fund in which the assets of the Plan are held by the Trustee, and any similar agreement amending or superseding said Trust Agreement, which may be amended from time to time.

1.48 "Trustees" shall mean the party or parties so designated pursuant to the Trust Agreement.

1.49 "Valuation Date" shall mean the last day of each Plan Year and any other date as of which the Plan Administrator elects to make a valuation of Plan Accounts. The term Valuation Date shall mean with respect to ESOP Accounts, and portions of Plan Accounts invested in the Company Stock Fund, the last day of each calendar quarter and any other date as of which the Plan Administrator elects to make a valuation of such ESOP Accounts, and such portions of Plan Accounts invested in the Company Stock Fund.

1.50 "Vested Account Balance" shall mean so much of a Participant's Account as is vested in accordance with Sections 7.01 and 10.02(a).

1.51 "Years of Service" shall mean the period so described in Section 2.06(f).

                      ARTICLE II -- PARTICIPATION MATTERS

2.01     Eligibility.
         -----------

         Each individual who is a Participant immediately prior to the effective date of this amended and restated Plan shall continue to participate as of such effective date. Beginning on and after the effective date of this amended and restated Plan, each individual shall become a Participant on the first Entry Date following the date he first becomes an Eligible Employee, unless specifically authorized by the Plan Administrator to the contrary.

2.02     Plan Participation.
         ------------------

         Each Eligible Employee who has satisfied the requirements of Section
2.01 shall complete such forms and provide such data as is reasonably required by the Plan Administrator as a precondition to Plan participation. In order to receive a Salary Deferral Contribution, a Participant must enter into a salary reduction agreement to be effective as of an Entry Date, electing to reduce his salary by an amount equal to his Salary Deferral Contribution. Except as otherwise established by the Plan Administrator on a non-discriminatory basis, a Participant's Salary Deferral Contribution for any Plan Year shall not exceed the lesser of (i) 50% of his Compensation for the Plan Year or portion of such Plan Year during which he was an Active Participant, subject to the limitations set forth in Article III, (ii) if the Participant is a Highly-Paid Employee, 12% of his Compensation for the Plan Year or portion of such Plan Year during which he was an Active Participant, subject to the limitations set forth in Article III, and (iii) $11,000, or such higher maximum contribution for a taxable year as may be permitted under Section 402(g) of the Code. The Plan Administrator shall determine the minimum and/or maximum permitted salary reduction. Any maximum permitted salary reduction may apply to all Participants or to Participants of one or more Employers or solely to those Participants of one or more Employers who are Highly-Paid Employees. Participants shall make separate elections with respect to Salary Deferral and After-Tax Contributions, and the election of either type of contribution shall not, in any way, be contingent upon any other election made under the Plan. By becoming a Participant, an Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.

2.03     Re-employment.
         -------------

         In the event a Participant terminates employment, and is re-employed, he shall be admitted or readmitted as an Active Participant on the date of his re-employment, provided he is then an Eligible Employee.

2.04     Change in Status.
         ----------------

           In the event that a person who has been an Employee in an employment status not eligible for participation in this Plan subsequently becomes eligible by reason of a change in status, he shall become a Participant on the date such person becomes an Eligible Employee; provided such Eligible Employee has previously satisfied the requirements of Section 2.01.

2.05     Transfer of CAP Accounts.
         ------------------------

         At the election of the Plan Administrator and with the consent of the administrator of the CAP, the CAP account balances of any Transferred Employee, including any outstanding loans to the Transferred Employee, shall be transferred to the Trust Fund in accordance with the requirements of Section
10.05. Subject to the requirement that all optional forms of benefits available under the CAP be preserved in accordance with Section 411(d)(6) of the Code, any amounts transferred to the Trust Fund in respect of a Transferred Employee from the CAP shall be governed by the rules, investment choices, valuation procedures and distribution options that apply under this Plan as of the date of such transfer.

2.06     Service.
         -------
         (a)      Service shall mean periods of employment with:

                           (i)      An Employer;

                           (ii) An Affiliated Organization, on and after the date it becomes an Affiliated Organization (unless the Board of Directors, in its sole discretion, provides credit for Service for periods of employment prior to such date); and

                           (iii) Any company which is a predecessor of an Employer or a company merged, consolidated, converted, or liquidated into an Employer or a predecessor of an Employer, or a company, substantially all of the assets of which have been acquired by an Employer, if the Employer maintains a plan of such a predecessor. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code.

          Notwithstanding the foregoing, an Employee shall receive credit for periods of employment with a company described in subsections (ii) or (iii) above only to the extent that he would be given credit under this Section if he were then in the employ of an Employer.

          (b) An Employee shall receive credit for Service under the Plan from his hire or rehire date to his Severance of Service Date with an Employer, including, by way of illustration but not by way of limitation, the following periods:

                  (i) Any leave of absence from employment which is authorized by the Employer or by an Affiliate or predecessor in accordance with rules applied on a non-discriminatory basis;

                  (ii) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Employer, Affiliate or predecessor within the period his reemployment rights are protected by law; and

                  (iii) Any absence from work for up to a
          twelve-consecutive-month period during which no duties are performed due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee or a caring for such child for a period immediately following birth or placement; provided that, if an Employee is absent beyond such twelve-consecutive-month period for the above-mentioned reasons, an Employee's employment shall be severed on the second anniversary of the first date of such absence, and the period which begins on the first anniversary of the first date of an Employee's absence for one of the reasons described in this subsection shall be a Break-in-Service and shall not be credited to the Employee as Service .

         For these purposes an Employee's hire (or rehire) date shall be the date on which the Employee first performs an "hour of service" (or first performs a new "hour of service" for the Employer or Affiliate after a Break-in-Service) as determined under Department of Labor regulations, 29 C.F.R. ss.2530.200b-2(a)(1) for the Employer or Affiliate.

         (c) An Employee's Service shall be severed as of his "Severance from Service Date", which shall be the earlier of the date on which he retires, resigns, is discharged, or dies, or the first anniversary of his first date of absence for any other reason. An Employee's Service shall not be considered severed by reason of a transfer from one Employer or Affiliate to another Employer or Affiliate.

         (d) Reemployment Within Twelve Months. Notwithstanding the foregoing, in the event that an Employee's Service is severed but he is reemployed within the twelve-consecutive-month period commencing on his Severance from Service Date, the period of severance shall constitute Service.

         (e) Service shall be measured in years and days, with each 365 days of Service being equivalent to one Year of Service. Fractional years shall be disregarded; provided, however, that subject to Subsection 2(f) hereof, all periods of Service prior to and subsequent to any period of severance shall be aggregated for purposes of determining the Employee's vested interest in his entire remaining account balance.

         (f) A Break-in-Service shall mean the period of time commencing on the Severance from Service Date and ending on the date on which the Employee again performs an "hour of service" for the Employer or an Affiliate, as determined under Department of Labor regulations 29 C.F.R. ss.2530.200b-2(a)(1). A twelve-month Break-in-Service shall occur if employment is severed and the Employee is not reemployed within the twelve-consecutive-month period commencing on the Severance from Service Date. If an Employee is reemployed after Service is severed and the Employee had no vested interest in any Employer Contributions or Salary Deferral Contributions in the Plan at the time of such severance, Service prior to such severance shall be disregarded if the length of his period of severance equals or exceeds five (5) years.

                          ARTICLE III -- CONTRIBUTIONS

3.01     Salary Deferral Contributions.
         -----------------------------

         The Employer will make a Salary Deferral Contribution to the Plan for each Active Participant who has entered into a salary reduction agreement, in accordance with Section 2.02, as determined by such salary reduction agreement. In addition, for any Plan Year, an Employer may elect to make a Qualified Non-elective Contribution (including a qualified matching Contribution) allocable only to those Active Participants who are not Highly-Paid Employees, in order that the Plan will satisfy requirements of Section 3.09 for such Plan Year. Any Contribution made in accordance with the preceding sentence shall be allocated among applicable Participants in proportion to the ratios of each such Participant's Compensation or, with respect to satisfaction of the ADP test, only to those Participants who have made Salary Deferral Contributions. Matching Employer Contributions used to satisfy the test described under Section 3.09 must comply with Treasury Regulation 1.401(k)-1(b)(3).

         "Excess Elective Deferrals" shall mean any Salary Deferral Contributions which exceed the dollar limitation under Code Section 402(g). Such Excess Elective Deferrals shall be treated as annual additions under the Plan unless they are distributed in accordance with this Article.

         A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by providing fifteen (15) days written notification to the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to this Plan. Such notice shall be provided no later than the last date prior to the date which would allow the Plan Administrator sufficient time to pay such amount prior to the first April 15th following the close of the individual's tax year. Excess Elective Deferrals with respect to the combination of Excess Elective Deferrals and deferrals under another plan of deferred compensation of an Employer or an Affiliated Organization will automatically be returned to the Participant.

         Notwithstanding any other provision of the Plan, Excess Elective Deferrals for a taxable year (reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year), plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose Salary Deferral Contribution Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

         Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Salary Deferral Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Salary Deferral Contribution Account without regard to any income or loss occurring during such taxable year.

         Any Supplemental Matching Employer Contributions or Matching Employer Contributions attributable to Excess Elective Deferrals, with the income allocable to such Supplemental Matching Employer Contributions or Matching Employer Contributions calculated in accordance with regulations under Section 401(m) of the Code, shall be withdrawn from the affected Participant's Supplemental Matching Employer Contribution and Matching Employer Contribution Accounts and used by the Employer as future Supplemental Matching Employer Contributions, Matching Employer Contributions or Discretionary Employer Contributions.

3.02     After-Tax Contributions.
         -----------------------

         With the consent of the Plan Administrator as to the Employer by which an Employee is then employed, Participants may elect to make After-Tax Contributions to the Trust for each Plan Year in amounts not less than one percent (1%) of Compensation, nor more than ten percent (10%) of Compensation for such Plan Year and all prior Plan Years during which the Plan was in effect, reduced by the total After-Tax Contributions previously made by the Participant not to exceed the maximums permitted under Section 3.09 and 3.12. Such consent may be given in the Plan Administrator's sole discretion, but shall be applied on a non-discriminatory basis. After-Tax Contributions shall not be used to reduce the Participant's taxable income.

3.03     Method of Contribution/Change of Contribution Rate.
         --------------------------------------------------

         Salary Deferral and After-Tax Contributions may be made by periodic payroll deductions or on such other basis as shall be determined from time to time by the Plan Administrator. Nothing contained herein shall preclude the Plan Administrator from not allowing Salary Deferral or After-Tax Contributions to be made by any Participant in accordance with Section 3.07 or from limiting the number of payroll periods in a Plan Year during which such Contributions are permitted. A Participant may elect an increase or decrease in his Salary Deferral Contributions or After-Tax Contributions, provided that such election is made in the manner and within the time prescribed by the Plan Administrator. Such election shall become effective as soon as practicable after notice of the election is received by the Plan Administrator or its delegate.

         A Participant may elect to suspend all of his Salary Deferral Contributions or After-Tax Contributions provided such election is made in the manner and within the time prescribed by the Plan Administrator. Such suspension shall become effective as soon as practicable after notice of the Participant's election is received by the Plan Administrator or its delegate. A Participant may elect to resume contributions in the manner prescribed by the Plan Administrator.

         No contributions may be made by or on behalf of any Participant during any period that he is receiving long term disability benefits, worker's compensation benefits or while the Participant is on a leave of absence for which no Compensation is being paid from the Employer.

3.04     Matching Employer Contributions.
         -------------------------------

         For Plan Years beginning on or after January 1, 2001 and prior to January 1, 2002, the Employer shall make a Matching Employer Contribution with respect to those Salary Deferral Contributions made by each Participant. Such Matching Employer Contribution for each payroll period will equal 50% of the first 8% of the Participant's Compensation for the payroll period contributed on the Participant's behalf as a Salary Deferral Contribution. The Employer may make Matching Employer Contributions in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Matching Employer Contributions. The cash received by the Trust shall, unless contrary to ERISA, be used to purchase Company Stock to satisfy the Company's put option liability under Appendix A, attached hereto.

         Except as provided in Appendix B, an Employer may only make a Matching Employer Contribution if such Contribution, and the amount of such Contribution, has been authorized by the Plan Administrator. Certain Matching Employer Contributions made under the Plan are subject to the special conditions set forth in Appendix B.

3.05     Supplemental Matching Employer Contributions.
         --------------------------------------------

         For Plan Years prior to January 1, 2002, the Employer shall make a Supplemental Matching Employer Contribution with respect to those Salary Deferral Contributions made by each Participant who has directed the investment of such Salary Deferral Contributions in the Company Stock Fund. The Supplemental Matching Employer Contribution for each payroll period will equal 50% of the first 3% of the Participant's Compensation for the payroll period contributed on the Participant's behalf as a Salary Deferral Contribution directed to the Company Stock Fund. The Employer may make Supplemental Matching Contributions in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Supplemental Matching Employer Contributions. The cash received by the Trust shall, unless contrary to ERISA, be used to purchase Company stock to satisfy the Company's put option liability under Appendix A, attached hereto.

3.06     Matching Credits and Matching Employer Contributions.
         ----------------------------------------------------

          For Plan Years beginning on or after January 1, 2002, Matching Credits shall be accumulated and Matching Employer Contributions allocated as follows:

(a) Matching Credits. A Matching Credits Account shall be maintained for each Participant who completes an Hour of Service on or after January 1, 2002 for purposes of accumulating a Participant's Matching Credits as determined in accordance with this Section 3.06(a). Each calendar quarter, a Participant's Matching Credits Account shall be credited with a number of Matching Credits equal to 50% of the first 8% of the Participant's Compensation for the calendar quarter contributed on the Participant's behalf as a Salary Deferral Contribution. In addition, each calendar quarter, a Participant shall be credited with a number of Supplemental Matching Credits equal to 50% of the first 3% of the Participant's Compensation for the calendar quarter contributed on the Participant's behalf as a Salary Deferral Contribution and directed to be invested in the Company Stock Fund. A Participant's total Matching Credits and Supplemental Matching Credits for a Plan Year shall equal the sum of all Matching and Supplemental Matching Credits accumulated in the Participant's Matching Credits Account for such Plan Year. A Participant's Matching Credits Account shall only reflect a Participant's Matching and Supplemental Matching Credits for each Plan Year. Matching and Supplemental Matching Credits shall not accumulate from one Plan Year to the next.

(b) Matching Contribution Holding Accounts. The Trustee shall maintain a Matching Contribution Cash Holding Account and a Matching Contribution Stock Holding Account. Each calendar quarter, the Employer may contribute an amount, determined in its sole discretion, to the Matching Contribution Cash Holding Account. Solely to the extent that additional cash amounts are needed by the Trustee to satisfy the put option liability under Appendix A, the necessary amounts to satisfy such obligations shall be transferred from the Matching Contribution Cash Holding Account to the Matching Contribution Stock Holding Account and used to purchase Company Stock from Participants or Beneficiaries, as required by Appendix A. In addition, immediately prior to the last Internal Market trading period of the Plan Year, all amounts allocated to the Matching Contribution Cash Holding Account shall be transferred to the Matching Contribution Stock Holding Account and used to purchase whole and fractional shares of Company Stock, to the extent such purchases are available.

(c) Matching Employer Allocations. As of the end of each Plan Year, the total amount in the Matching Contribution Stock Holding Account shall be allocated to each eligible Participant's Matching Employer Contribution Account and Supplemental Matching Employer Contribution Account as Matching Employer Allocations and Supplemental Matching Employer Allocations in accordance with this Section 3.06(c). Eligible Participants shall include only those Participants for whom Matching and, if applicable, Supplemental Matching Credits are accumulated for such Plan Year. An amount shall be allocated to each eligible Participant's Matching Employer Contribution Account equal to the ratio that the Matching Credits accumulated in such eligible Participant's Matching Credits Account bears to the total number of Matching Credits accumulated for all eligible Participants for such Plan Year. In addition, an amount shall be allocated to each eligible Participant's Supplemental Matching Employer Contribution Account equal to the ratio that the Supplemental Matching Credits accumulated in such eligible Participant's Supplemental Matching Credits Account bears to the total number of Supplemental Matching Credits accumulated for all eligible Participants for such Plan Year. Any amount allocated to a Participant's Matching Employer Contribution Account or Supplemental Matching Employer Contribution Account that is not already in the form of Company Stock (and any earnings thereon) shall be used to purchase Company Stock as soon as practicable thereafter.

3.07     Discretionary Employer Contributions.
         ------------------------------------

         For Plan Years beginning prior to January 1, 2002, Employers may make Discretionary Employer Contributions, which shall be allocated to each eligible Participant's Account in an amount equal to at least 1% of the Participant's Compensation; provided that in any Plan Year, the Discretionary Employer Contributions on behalf of certain Participants who are employees of a Participating Unit, when expressed as a percentage of the aggregate Compensation of such Participants, may, but need not be, the same as the contribution on behalf of the Participants who are employees of another Participating Unit. The Discretionary Employer Contributions made pursuant to this Section 3.06 shall be made in a manner that is nondiscriminatory and that meets all of the applicable qualification requirements under the Code. The Employer may designate whether or not the Participant must be an active Employee on the last day of the applicable period in order to be eligible for a share in the Discretionary Employer Contribution. The Employer may designate that the Discretionary Employer Contribution or any portion thereof shall be invested in Company Stock. The Employer may make Discretionary Employer Contributions in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Discretionary Employer Contributions. The cash received by the Trust shall, unless contrary to ERISA, be used to satisfy the Company's put option liability under Appendix A, attached hereto.

         For all Plan Years, Employers may make a special Discretionary Employer Contribution, to be known as a "Special SCA Discretionary Contribution", to Participants who are not Highly-Paid Employees and who are "Service Employees" as defined in Section 22.1001 of the Federal Acquisition Regulations, provided, however that Special SCA Discretionary Contributions shall be allocated to each eligible Participant on the basis of hours paid, not to exceed 40 hours per work week. Special SCA Discretionary Contributions may be made by the Employer in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Special SCA Discretionary Employer Contributions. The cash received by the Trust shall be used to satisfy the Company's put option liability under Appendix A, attached hereto.

         For all Plan Years, Employers may also make a separate Discretionary Employer Contribution in addition to, or in lieu of, the Special SCA Discretionary Contribution, to be known as a "Special SCA Compliance Contribution" to certain Participants who are not Highly-Paid Employees and who are "Service Employees," as defined in Section 22.1001 of the Federal Acquisition Regulations. The Special SCA Compliance Contribution shall be made in an amount necessary to satisfy the area wage determination, consistent with the requirements of the Service Contract Act, on a basis other than hours worked per week, as determined by the Plan Administrator. Special SCA Compliance Contributions may be made by the Employer in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Special SCA Compliance Contributions. The cash received by the Trust shall be used to satisfy the Company's put option liability under Appendix A, attached hereto.

         Notwithstanding any other provision of this Section 3.06, except in the case of such Contributions as are provided for in a collective bargaining agreement or are specified in Appendix B, the amount of a Discretionary Employer Contribution or a decision not to make such Discretionary Employer Contribution must be authorized in advance specifically by the Company. Certain Discretionary Employer Contributions made under the Plan are subject to the special conditions and terms referenced in Appendix B.

3.08     Discretionary Credits and Discretionary Employer Contributions.
         --------------------------------------------------------------

(a) For Plan Years beginning on or after January 1, 2002, Discretionary Credits shall be accumulated and Discretionary Employer Contributions allocated as follows:

(b) Discretionary Credits. A Discretionary Credits Account shall be maintained for each Participant who completes an Hour of Service on or after January 1, 2002 for purposes of accumulating a Participant's Discretionary Credits, as determined in accordance with this Section 3.08(a). Each calendar quarter, a Participant's Discretionary Credits Account shall be credited with a number of Discretionary Credits equal to 1% of the Participant's Compensation for the calendar quarter. A Participant's total Discretionary Credits for a Plan Year shall equal the sum of all Discretionary Credits accumulated in the Participant's Discretionary Credits Account for such Plan Year. A Participant's Discretionary Credits Account shall only reflect a Participant's Discretionary Credits for each Plan Year. Discretionary Credits shall not accumulate from one Plan Year to the next.

(c) Discretionary Contribution Holding Accounts. The Trustee shall maintain a Discretionary Contribution Cash Holding Account and a Discretionary Contribution Stock Holding Account. Each calendar quarter, the Employer may contribute an amount, determined in its sole discretion, to the Discretionary Contribution Cash Holding Account. Solely to the extent that additional cash amounts are needed by the Trustee to satisfy the put option liability under Appendix A, the necessary amounts to satisfy such obligations shall be transferred from the Discretionary Contribution Cash Holding Account to the Discretionary Contribution Stock Holding Account and used to purchase Company Stock from Participants or Beneficiaries, as required by Appendix A. In addition, immediately prior to the last Internal Market trading period of the Plan Year, all amounts allocated to the Discretionary Contribution Cash Holding Account shall be transferred to the Discretionary Contribution Stock Holding Account and used to purchase whole and fractional shares of Company Stock, to the extent such purchases are available.

(d) Discretionary Employer Contribution Allocations. As of the end of each Plan Year, the total amount in the Discretionary Contribution Stock Holding Account shall be allocated to each eligible Participant's Discretionary Employer Contribution Account as Discretionary Employer Contribution Allocations in accordance with this Section 3.08(c). Eligible Participants shall include only those Participants for whom Discretionary Credits are accumulated for such Plan Year. An amount shall be allocated to each eligible Participant's Discretionary Employer Contribution Account equal to the ratio that the Discretionary Credits accumulated in such eligible Participant's Discretionary Credits Account bears to the total number of Discretionary Credits accumulated for all eligible Participants for such Plan Year. Any amount allocated to a Participant's Discretionary Employer Contribution Account that is not already in the form of Company Stock (and any earnings thereon) shall be used to purchase Company Stock as soon as practicable thereafter.

3.09     Non-Discrimination Test.
         -----------------------

         For each Plan Year the average Contribution Percentage for Participants who are Highly-Paid Employees determined based on Salary Deferral Contributions
(ADP) and separately based on the sum of After-Tax Contributions and any Matching Employer Contributions and Supplemental Matching Employer Contributions
(ACP) shall not exceed the greater of:

        (a) 1.25 multiplied by the average Contribution Percentage for the preceding Plan Year of all Eligible Employees who are not Highly-Paid Employees; or

        (b) the lesser of (i) twice the average Contribution Percentage for the preceding Plan Year of all Participants who are not Highly-Paid Employees; and (ii) the average Contribution Percentage for the preceding Plan Year of all Participants who are not Highly-Paid Employees, plus two percent (2%).

         If the limitation described under subsection (b) above is applied with respect to Salary Deferral Contributions, it shall not be applied with respect to the sum of After-Tax Contributions, Supplemental Matching Employer Contributions and Matching Employer Contributions, and vice-versa, except as otherwise permitted under the following Definitions and Special Rules Section describing the multiple use test.

         For purposes of this Section, an Excess Contribution shall mean the excess of a Highly-Paid Employee's Salary Deferral Contribution (or amounts treated as Salary Deferral Contributions) over the maximum amount of such Contributions as provided under the above test.

         For purposes of this Section, Excess Aggregate Contributions shall mean the excess of the aggregate amount of After-Tax Contributions, Matching Employer Contributions and Supplemental Matching Employer Contributions which were made on behalf of Highly-Paid Employees for any Plan Year, over the maximum amount of such Contributions as provided under the above test.

         The Excess Contributions or Excess Aggregate Contributions, whichever is applicable, shall be allocated by reducing the actual Contribution Percentage of the Highly-Paid Employee with the highest dollar amount of Salary Deferral Contributions or combined Matching Employer Contributions, Supplemental Matching Employer Contributions and After-Tax Contributions, whichever is applicable. Such Contribution Percentage shall be reduced until the Highly-Paid Employee with the highest dollar amount of applicable contributions is equal to that of the Highly-Paid Employee with the next highest dollar amount of applicable contributions or until the above test is passed. This process shall be repeated until the test is passed and such leveling method shall determine the amount of Excess Contributions attributable to each Highly-Paid Employee. The Excess Aggregate Contribution amount shall be determined after any Salary Deferral Contributions are re-characterized as After-Tax Contributions.

         With respect to Plan Years beginning before January 1, 2002, the alternative test (i.e., the lesser of 200% or 2% plus the ADP or ACP, whichever is applicable, of Non-Highly Paid Employees) may only be used to meet one of the mathematical nondiscrimination tests (ADP or ACP) described in this Section. The determination of whether there has been a multiple use of the alternative test shall be made in accordance with Treasury Regulation Section 1.401(m)-2(b). If, for any Plan Year, it is determined that there has been a multiple use of the alternative test, correction shall occur through the following procedure:

         Reduce the ADP of the Highly-Paid Employees utilizing the leveling method described in regulations under Section 401(k) of the Code by returning unmatched Salary Deferral Contributions and income allocable thereto until correction is accomplished.

         If further reductions are needed, reduce the ADP of the Highly-Paid Employees determined (after the adjustments described in the preceding step) using the leveling method described in regulations under Section 401(k) of the Code by returning matched Salary Deferral Contributions and by reducing the Matching Employer Contribution Accounts of the affected Highly-Paid Employees by any Matching Employer Contributions attributable to the returned Salary Deferral Contributions.

         The Plan Administrator shall also have discretionary authority to restructure the Plan and satisfy the above test based on specific common attributes among Employees.

         For purposes of determining the Contribution Percentage test, After-Tax Contributions are considered to have been made in the Plan Year in which contributed to the trust. Salary Deferral Contributions, Matching Employer Contributions, and Qualified Non-elective Contributions will be considered made for a Plan Year only if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

         The Employer shall maintain records sufficient to demonstrate satisfaction of the above tests and the amount of Qualified Non-elective Contributions, including qualified matching Contributions, if applicable, used in the test.

         The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         If in such Plan Year the Employer permits Participants to make After-Tax Contributions, a Participant may treat his Excess Contributions under
Section 3.01 as an amount distributed to the Participant and then contributed by such Participant to the Plan as an After-Tax Contribution. Such re-characterized amounts will remain non-forfeitable and subject to the same distribution requirements as Salary Deferral Contributions. Amounts may not be re-characterized by a Highly-Paid Employee to the extent that such amount, in combination with other After-Tax Contributions made by that Employee, would exceed any stated limit under the Plan on After-Tax Contributions.

         Re-characterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly-Paid Employee is informed in writing of the amount re-characterized and the consequences thereof. Re-characterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

         Excess Contributions or Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to such Contributions is the income or loss allocable to the Participant's Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions or Excess Aggregate Contributions for the year and the denominator of which is the Participant's Account attributable to satisfaction of ADP and ACP test (as applicable) without regard to any income or loss occurring during such Plan Year.

         Notwithstanding the preceding paragraph, any other reasonable method for computing the income allocable to Excess Contributions or Excess Aggregate Contributions may be used, provided that the method is non-discriminatory, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

         Excess Contributions (adjusted for income or loss) shall be returned to affected Highly-Paid Employees, to the extent not recharacterized. The amount of Excess Contributions to be distributed or recharacterized for a Plan Year shall be reduced by Excess Elective Deferrals previously distributed for the taxable year ending in such Plan Year. In addition, any Matching Employer Contributions attributable to returned Excess Contributions (adjusted for income or loss in the manner described in regulations under Section 401(m) of the Code) shall be withdrawn from the affected Participant's Matching Employer Contribution Accounts and used to reduce future Employer contributions.

         Excess Aggregate Contributions (adjusted for income or loss) that are After-Tax Contributions shall be returned to affected Highly-Paid Employees. Any Matching Employer Contributions attributable to returned After-Tax Contributions (adjusted for income or loss in the manner described in regulations under Section 401(m) of the Code) shall be withdrawn from the affected Participants' Matching Employer Contribution Accounts and used to reduce future Employer contributions.

         Excess Aggregate Contributions (adjusted for income or loss) that are Matching Employer Contributions not attributable to returned After-Tax Contributions, shall be distributed to affected Highly-Paid Employees to the extent vested. To the extent such Matching Employer Contributions are not vested they shall be withdrawn from the affected Participants' Matching Employer Contribution Accounts and used to reduce future Employer contributions.

         The return of Excess Contributions and Excess Aggregate Contributions shall occur within 12 months following the end of the Plan Year in which the nondiscrimination tests described in this Section are not satisfied and shall be accomplished by a reduction in the respective Accounts' investments in the Plan's investment funds in amounts determined by the Plan Administrator.

         In the event that this Plan satisfies the requirements of Section 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 3.09 shall be applied by determining the Contribution Percentage of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) or 401(m) of the Code only if they have the same Plan Year.

         The ACP for any Participant who is a Highly-Paid Employee for the Plan Year and who is eligible to make after-tax employee contributions or receive employer matching contributions under two or more arrangements described in
Section 401(m) of the Code that are maintained by the Employer and that are not required to be mandatorily disaggregated shall be determined as if such contributions were made under a single arrangement. If a Highly-Paid Employee participates in two or more arrangements described in Section 401(m) that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement..

         In lieu of applying the nondiscrimination test described in this Section to a single group composed of all Eligible Employees as of the end of the Plan Year, the Plan Administrator may elect to separately apply the test to two groups of Eligible Employees: one group consisting of those Eligible Employees who have not completed the minimum age and service conditions described in Section 410(a) of the Code as of the end of the Plan Year, and the other group consisting of the remaining Eligible Employees.

         In the event that any provisions of this Section 3.09 are no longer required or applicable for qualification of the Plan under the Code, then any applicable provisions of this Section 3.09 shall thereupon be void.

         The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section shall not apply for Plan Years beginning after December 31, 2001.

3.10     Forfeitures.
         -----------


(a) Upon termination of employment with all Employers and Affiliated Organizations prior to January 1, 2001 for reasons other than retirement, disability, or death, a Participant shall forfeit his unvested Account, subject to reinstatement as described below, and provided that if less than 100% of a Participant's ESOP Account is to be forfeited, Company Stock held in such Participant's ESOP Account that was acquired with the proceeds of an Exempt Loan (as defined in the pre-merger DynCorp Employee Stock Ownership Plan) shall be forfeited only after all other assets held in such Participant's ESOP Account are forfeited.

(b) Upon incurring five consecutive Breaks-in-Service of 12 months duration following termination of employment with all Employers and Affiliated Organizations on or after January 1, 2001 for reasons other than retirement, disability, or death, a Participant shall forfeit his unvested Account, provided that if less than 100% of a Participant's ESOP Account is to be forfeited, Company Stock held in such Participant's ESOP Account that was acquired with the proceeds of an Exempt Loan (as defined in the pre-merger DynCorp Employee Stock Ownership Plan) shall be forfeited only after all other assets held in such Participant's ESOP Account are forfeited.


(c) If a terminated Participant who was not fully vested in his ESOP, Matching Employer Contribution, Supplemental Matching Employer Contribution and Discretionary Employer Contribution Accounts is subsequently re-employed by the Employer or an Affiliated Organization prior to the occurrence of five consecutive twelve-month Breaks-in-Service after the date of his termination of employment, any amount forfeited shall be reinstated to his Account, subject to the repayment requirements of Section 7.03.

(d) As of the end of each Plan Year, any forfeitures occurring during such Plan Year resulting from a Participant's termination of employment shall first be applied to restore the previously forfeited accounts, if applicable, of former Terminated Vested Participants who have been re-employed and second, to reduce Plan expenses. The cash portion of such forfeitures shall be applied to the cash requirements of such restorations, and the Company Stock portion shall be applied to Company Stock requirements.

(e) Effective for Plan Years beginning prior to January 1, 2002, any portion of the total forfeiture not applied in accordance with (d) above may be applied toward the Matching Employer Contribution or Supplemental Matching Employer Contribution and allocated to remaining Active Participants in the same manner as provided under Sections 3.04 and 3.05, respectively. Any portion of the total forfeiture remaining may be applied toward the Discretionary Employer Contribution, and allocated to remaining Active Participants in the same manner as provided under Section 3.07.

(f) Effective for Plan Years beginning on or after January 1, 2002 (except in the case of ESOP Accounts, for which this subsection (f) shall be effective for Plan Years beginning on or after January 1, 2001):

(i) Any cash portion of the total forfeiture not yet applied in accordance with the foregoing paragraphs shall be transferred to the Matching Contribution Cash Holding Account to the extent determined in the sole discretion by the Plan Administrator;

(ii)     Any  cash  portion  of  the  total  forfeiture   remaining  shall  be
         transferred  to  the  Discretionary Contribution Cash Holding Account;

(iii) Any Company Stock portion of the forfeiture shall be allocated to the Matching Contribution Stock Holding Account, to the extent determined in the sole discretion by the Plan Administrator, and any remaining portion shall be transferred to the Discretionary Contribution Stock Holding Account.

3.11     Time of Payment and Accrual of Contributions for Highly-Paid Employees.
         ----------------------------------------------------------------------

         Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions may be made at any time on or before the date required for deduction of such Contributions on the Employer's Federal income tax return. In the event the Company is unable to satisfy the requirements of Sections 401(a)(4) or 410 of the Code and the Treasury Regulations thereunder for a particular Plan Year, the Plan Administrator may, in its discretion, reduce the contributions to Highly-Paid Employees by using a leveling method similar to that described in the regulations under Section 401(k) of the Code or by using any other method that is approved by the Plan Administrator, but in all cases done in a manner that is nondiscriminatory, and which causes the Plan to satisfy all of the applicable qualification requirements under the Code.

3.12     Annual Additions Limitation.
         ---------------------------

         Notwithstanding the above provisions of this Article, in no event shall the annual additions to a Participant's Account exceed the maximum amount permitted under Section 415 of the Code, and all provisions of such Section are hereby incorporated in the Plan by reference. The term "limitation year", as defined under the Code, shall mean the Plan Year.

         Effective January 1, 2002, in determining the amount of annual additions attributable to Matching Employer Contributions and Discretionary Contributions, such amount shall be based on the total dollar amount of the Employer contributions made under Section 3.06(b) and 3.08(b). Therefore, the amount of each Participant's annual addition attributable to Matching Employer Contributions shall equal the product of the ratio of the Participant's Matching Credits and Supplemental Matching Credits to the total Matching Credits and Supplemental Matching Credits accumulated for all eligible Participants for the Plan Year multiplied by the total dollar amount contributed by the Employer to the Matching Contribution Cash Holding Account for such Plan Year. The amount of each Participant's annual addition attributable to Discretionary Employer Contributions shall equal the product of the ratio of the Participant's Discretionary Credits to the total Discretionary Credits assigned to Participants for the Plan Year multiplied by the total dollar amount contributed by the Employer to the Discretionary Contribution Cash Holding Account for such Plan Year.

         As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

         If due to the maximum permitted above there is an excess amount, the excess will be disposed of as follows:

                  (a) Any After-Tax Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

                  (b) If an excess amount still exists, and the Participant is covered by the Plan at the end of a limitation year, the excess amount shall next be adjusted as follows:

                           (i) first by a reduction in the Participant's Salary
                  Deferral Contribution Account by the amount of unmatched Salary Deferral Contributions for the Plan Year, initially from those unmatched contributions invested among Non-Company Stock Investment Funds, on a proportionate basis, and thereafter from those unmatched contributions invested in the Company Stock Fund, plus the amount of earnings, if any, attributable to such Salary Deferral Contributions;

                           (ii) next by a reduction in the Participant's Salary
                  Deferral Contribution Account by the amount of matched Salary Deferral Contributions for the Plan Year, initially from those matched contributions invested among Non-Company Stock Investment Funds, on a proportionate basis, and thereafter from those matched contributions invested in the Company Stock Fund, plus the amount of earnings, if any, attributable to such Salary Deferral Contributions and by a reduction in the Matching Employer Contributions attributable to matched Salary Deferral Contributions and earnings for the Plan Year attributable to such Matching Employer Contributions, initially from those Matching Employer Contributions invested among Non-Company Stock Investment Funds (if any) and thereafter from Matching Employer Contributions invested in the Company Stock Fund;

                           (iii) next by a reduction in the Participant's
                  Supplemental Matching Employer Contributions Account by the amount of any Supplemental Matching Employer Contributions for the current Plan Year; and

                           (iv) next by a reduction in the Participant's
                  Discretionary Employer Contribution Account by the amount of any Discretionary Employer Contributions for the current Plan Year.

                  (c) If an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

                  (d) If a suspense account is in existence at any time during a limitation year pursuant to this Section, such account will not receive an allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer or any Participant contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants, except as provided below.

         In the case where a reasonable error is made so that the limitations of
Section 415 are violated, the aggregate amount of any corrective adjustments to the Salary Deferral Contribution Account of a Participant covered by the Plan shall be accomplished by distributing the excess Salary Deferral Contributions and the earnings, if any, attributable to such excess Salary Deferral Contributions to the affected Participant. The aggregate amount of corrective adjustments that are attributable to Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions shall be held in suspense and applied to reduce any later contributions by the Employer on behalf of all Participants.

3.13     Return of Contribution.
         ----------------------

(a) Except as provided in Section 3.12 and this Section, and notwithstanding any other provision of this Plan or of the Trust Agreement, the Employer irrevocably divests itself of any interest or reversion whatsoever in any sums contributed by it to the Trust Fund, and it shall be impossible for any portion of the Trust Fund to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants or their Beneficiaries.

(b) If a contribution by the Employer is conditioned upon initial qualification of the Plan under Section 401 of the Code, and the Plan does not so qualify, the contribution shall be returned to the Employer within one year of the date of denial of such qualification.

(c) If a contribution made by the Employer is based upon a good faith mistake of fact, the contribution shall be returned to the Employer within one year after the payment of the contribution.

(d) If a contribution which is intended to be deductible for Federal income tax purposes is determined to not be deductible and part or all of the deduction is disallowed, the contribution, to the extent disallowed, shall be returned to the Employer within one year after the disallowance of the deduction.

(e) Earnings attributable to any mistaken or non-deductible contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.

(f) If the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction. In the case of a reversion due to initial disqualification of the Plan, the entire assets of the Plan attributable to Employer contributions may be returned to the Employer.

(g) A contribution may be returned to the Employer or a Participant, whichever is applicable, in order to satisfy the requirements of Section 3.09.

3.14     Rollover Contributions.
         ----------------------

                  An Eligible Employee who is entitled to receive an "eligible rollover distribution" within the meaning of Section 402 of the Code from (i) a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions, or (ii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, may, with the approval of the Plan Administrator authorize the direct rollover of, all or part of such distribution to the Trust Fund for this Plan.

                  The Plan will not accept a rollover of any portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or (b) of the Code.

                  The Plan Administrator may develop procedures, and may require the information from the Eligible Employee desiring to make a rollover, as it deems necessary or desirable to determine that the proposed rollover shall satisfy the requirements of this Section. Upon approval by the Plan Administrator, the amount included in the rollover shall be credited to a Rollover Contribution Account established on the Eligible Employee's behalf. Rollover Contributions shall be invested in the manner described in Section 4.02. Upon a rollover by an Eligible Employee who is not yet making contributions to this Plan, his Rollover Contribution Account adjusted for Plan earnings and losses attributable to that amount shall represent his sole interest in this Plan until he begins making contributions.

3.15     Military Service.
         ----------------

         Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                     ARTICLE IV -- ADMINISTRATION OF FUNDS

4.01     Investment of Funds.
         -------------------

         There shall be established within the Plan's Trust Fund one or more separate investment funds selected by the Company, one of which shall be a Company Stock Fund and the remainder which shall be Non-Company Stock Investment Funds. The Company may add, modify, or eliminate investment funds at its discretion without amending the Plan.

4.02     Investment Elections.
         --------------------

         A Participant may direct the investment of his future Salary Deferral Contributions and future Rollover Contributions among any of the Plan's investment funds according to procedures prescribed by the Plan Administrator. In the absence of any investment direction by the Participant, a Participant's Accounts shall be invested in the investment fund the Plan Administrator directs.

         Except as otherwise required by law, Matching Employer Contributions attributable to Salary Deferral Contributions made on or after July 1, 1995, and prior to January 1, 2001, and any investment earnings on such Matching Employer Contributions, shall remain invested in the Company Stock Fund at all times. Notwithstanding the foregoing, Matching Employer Contributions made with respect to Salary Deferral Contributions of Participants employed by Employers that do not make Matching Employer Contributions in the form of Company Stock on or after July 1, 1995, and Matching Employer Contributions made pursuant to paragraph 1 of Appendix B, shall be invested among the Plan's investment funds in the same proportions as the Salary Deferral Contributions.

4.03     Change of Elections - Investment in Company Stock Fund.
         ------------------------------------------------------

         A Participant may elect to change the investment of his future Salary Deferral Contributions among the Plan's investment funds in the manner and at the times prescribed by the Plan Administrator. Any such election shall be effective as soon as practicable following receipt of the election by the Plan Administrator or its delegate. Notwithstanding the foregoing or any provision of
Section 4.04 to the contrary, Salary Deferral Contributions which the Participant elects to initially invest in the Company Stock Fund, and Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions made on or after January 1, 2001, all of which are to be invested in the Company Stock fund, may not be reinvested in other investment funds until the expiration of four full calendar quarters following the end of the payroll period to which such contributions relate.

4.04     Change of Election - Diversification.
         ------------------------------------

         Subject to the provisions of Section 4.02 and 4.03, a Participant may elect to change the investment direction of the balance of his Accounts (other than his ESOP Account, if any, which, except as otherwise required by law, shall at all times remain invested in Company Stock, except to the extent that the diversification requirements of Appendix A apply), and amounts invested in the Company Stock fund, among the Plan's investment funds at such times and in accordance with such procedures and limitations prescribed by the Plan Administrator. A Participant's investment direction given pursuant to this Section shall be given effect as soon as administratively practicable following receipt of the investment direction by the Plan Administrator or its delegate.

         With respect to a direction to change investment of Accounts from the Company Stock Fund to Non-Company Stock Investment Funds, a sale of Company Stock in satisfaction of the direction shall not occur before the trading period on the Internal Market next following receipt of the investment direction and shall be subject to the Trustee's ability to sell shares for fair market value on the Internal Market. If the Trustee is unable to sell a sufficient number of shares for fair market value on the Internal Market to fully satisfy all outstanding Participant directions to change investment of account balances from the Company Stock Fund to Non-Company Stock Investment Funds and other directions requiring the sale of Company Stock, the Trustee shall prorate the sale of shares among directing Participants' Accounts based on the total number of shares in each Account required to be sold to fully satisfy the investment direction over the total number of shares required to be sold to satisfy all directions requiring sale of Company Stock. In such event, no further action will be required by the Trustee in satisfaction of the Participants' elections.

4.05     Allocation of Contributions.
         ---------------------------

         Salary Deferral Contributions, After-Tax Contributions, and Rollover Contributions shall be allocated to a Participant's Salary Deferral Contribution Account, After-Tax Contribution Account, or Rollover Contribution Account as soon as is administratively feasible after they are contributed to the Plan or deducted from a Participant's Compensation through payroll deduction. Matching Employer Contributions and Discretionary Contributions shall be allocated to Participants' Accounts as set forth in Article III.

4.06     Valuation of Assets.
         -------------------

         As of each Valuation Date, the assets of the Trust shall be valued at fair market value, and any gains or losses shall be allocated to the same investment alternatives in which they arose.

         All valuations of Common Stock shall be performed in accordance with generally accepted valuation methods and practices. Where such Common Stock is not readily tradable on an established securities market, valuations shall be made by one or more independent appraisers who meet the requirements, if any, of the Code and Regulations. The determination of fair market value of shares of Common Stock shall consider, to the extent permitted by law (and in conformity, where applicable, with the provisions of this Article IV), any enterprise or premium amounts payable to a Participant in the event of exercise of a put option pursuant to Sections 4.2 and 4.3 of Appendix A.

         The Plan Administrator shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts in accordance with provisions of the Plan. From time to time, the Plan Administrator may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the provisions of the Plan.

4.07     Voting of Shares.
         ----------------

         If a Participant's Account is invested in Common Stock, then, at least 30 days before each annual or special meeting of shareholders of the Company (or, if such schedule cannot be met, as early as practicable before such meeting), the Company shall cause the Trustee to send to each Participant whose Account is invested in Common Stock, a copy of the proxy solicitation material therefore, together with a form providing confidential instructions to the Trustee on how to vote the shares of Common Stock held within the Participant's Account. Upon receipt by the Trustee of such instructions directly from Participants, or upon receipt of such instructions from the Plan Administrator that were communicated by the Participant to the Plan Administrator, in conformance with said proxy solicitation material, the Trustee shall vote the shares of Common Stock as instructed. Instructions received from individual Participants by the Trustee shall be held in strictest confidence and shall not be divulged or released to any person, including officers or Employees of an Employer. The Trustees shall vote the shares of Common Stock for which no instructions have been received and the shares of Common Stock held in a Holding Account in the same proportion as the shares for which instructions have been received unless otherwise prohibited by ERISA.

         A Participant's Beneficiary shall be entitled to exercise all notice, voting, tender, or exchange rights provided for in Sections 4.07 and 4.08 with respect to shares of Common Stock allocated to the Account of a deceased Participant as if such Beneficiary were the Participant.

4.08     Tender or Exchange Offer Procedure.
         ----------------------------------

         In the event an offer is received by the Trustee (including, but not limited to, a tender offer or exchange offer) to purchase any shares of Common Stock held by the Trustee in the Trust, the Company shall cause the Trustee to send to each Participant whose Account is invested in Common Stock such information as will be distributed to shareholders of the Company in connection with such offer, and to notify each Participant in writing of the number of shares of Common Stock which are then credited to such Participant's Account. The Trustee shall provide to each Participant a form requesting confidential directions as to the manner in which the Trustee is to respond to the offer with respect to shares of Common Stock allocated to such Participant's Account. Upon timely receipt of such directions, the Trustee shall respond as directed with respect to the tender or exchange of such shares. With respect to shares of Common Stock held in a Holding Account, the Trustees shall tender or exchange the number of shares equal to the product of (i) the number of shares of Common Stock in the Holding Account at such time, times (ii) a fraction, the numerator of which is the number of shares of Common Stock (including fractional shares) allocated to Participants' Accounts that the Participants have, in the aggregate, directed the Trustee to tender or exchange (which direction is not otherwise withdrawn as described below), and the denominator of which is the total number of shares of Common Stock allocated to Participants' Accounts. Instructions received from individual Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or Employees of an Employer. The Trustee shall not tender or exchange shares of Common Stock allocated to a Participant's Account for which the Trustee has not received directions from the Participant.

         A Participant who has directed the Trustee to tender or exchange shares of Common Stock allocated to such Participant's Account may, at any time prior to the offer withdrawal date, direct the Trustee to withdraw such shares from the offer prior to the withdrawal deadline, in which case the Trustee shall carry out such directive.

         In the event that shares of Common Stock held in a Participant's Account are tendered or exchanged pursuant to this Section 4.08, the proceeds received upon the acceptance of such tender or exchange shall be credited to such Participant's Account, and shall be invested in the manner determined by the Company or as otherwise provided in the Plan. In the event that shares of Common Stock held in a Holding Account are tendered or exchanged pursuant to this Section 4.08, the proceeds received upon the acceptance of such tender or exchange shall be credited to such Holding Account and shall be invested in the manner determined by the Company or as otherwise provided in the Plan.

4.09     ERISA Section 404(c) Plan.
         -------------------------

         Other than for Accounts which are required to be invested in the Company Stock Fund, the Plan is intended to constitute a plan described in
Section 404(c) of ERISA and shall be administered in accordance with such intent and in compliance with Department of Labor Regulations Section 2550.440c-1.

4.10     Confidentiality.
         ---------------

         Information relating to the purchase, holding, and sale of Common Stock in a Participant's Account and the exercise of voting, tender, and similar rights with respect to such stock by Participants and their beneficiaries shall be maintained in accordance with such procedures as the Trustee shall establish designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

4.11     Fiduciary Designation.
         ---------------------

         The Trustee is designated as the Plan fiduciary responsible for ensuring that the procedures implemented pursuant to Section 4.10 are sufficient to safeguard the confidentiality of information described in that Section, that such procedures are being followed, and that an independent fiduciary is appointed to carry out activities which the Plan Administrator determines involve a potential for undue influence by any Employer upon Participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights with respect to Common Stock. A Participant who gives instructions to the Trustee pursuant to Sections 4.07 and 4.08 shall be deemed to be acting as a "named fiduciary", as such term is defined in Section 402(a)(1) of ERISA.

4.12     Effect of Certain Withdrawals, Distributions and Transfers.
         ----------------------------------------------------------

         Notwithstanding any other provision of this Plan, in the event (a) a Participant is a person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, (b) who has invested any portion of his Account in the Company Stock Fund and (c) who has made any withdrawal or received any distribution from his Account for any reason other than a distribution on account of death, retirement, disability, termination of employment, or a QDRO, such former Participant may not make any further investments in the Company Stock Fund until a period of six months has expired since his last such withdrawal or distribution. In addition, in the case of a Participant who is a person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, such Participant may not make a change of investments between the Company Stock Fund and any other investment fund unless (a) such change of investments is made no earlier than six months after any previous such change, whether into or out of the Company Stock Fund, and (b) such change of investments is elected within the period beginning on the third business day and ending on the twelfth business day following the Company's filing of its Annual Report, Form 10-K, or Quarterly Report, Form 10-Q, with the Securities and Exchange Commission; affected Participants may ascertain the respective filing dates from the Company's Controller.

                        ARTICLE V -- RETIREMENT BENEFITS

5.01     ESOP Account Benefit.
         --------------------

         Except as otherwise specifically provided in Section 5.05, a Participant's ESOP Account shall be payable solely pursuant to the terms of
Article II and III of Appendix A, attached hereto. A Participant's Accounts, other than ESOP Accounts, if any, shall be payable pursuant to the terms of this
Article V and Section 7.02. Accordingly, unless expressly provided otherwise, all references in this Article V to capitalized terms (e.g., Vested Account Balance, Retirement Benefits, Installment Payments, Joint-and-Survivor Annuity, and Annuity Starting Date) shall refer to a Participant's Account without reference to amounts allocated to such Participant's ESOP Account, if any.

5.02     Normal Retirement Benefit.
         -------------------------

         A Normal Retirement Benefit shall be payable to any Participant upon his Normal Retirement, unless such Participant has elected to receive a Deferred Retirement Benefit. Payment of the Normal Retirement Benefit shall commence no later than 60 days following the last day of the Plan Year in which his Normal Retirement Date occurs.

5.03     Deferred Retirement Benefit.
         ---------------------------

         If a Participant so elects in writing to defer his receipt of benefits until some date or event after his Normal Retirement Date, a Deferred Retirement Benefit shall be payable to the Participant upon the occurrence of such date or event.

5.04     Disability Retirement Benefit.
         -----------------------------

         A Disability Retirement Benefit (collectively with Normal Retirement Benefits and Deferred Retirement Benefits "Retirement Benefits") shall be payable to any Participant who has suffered a Disability and who retires from service of the Employer by reason of such Disability. Payment shall commence no later than sixty (60) days following the last day of the Plan Year in which such retirement occurs.

5.05     Payment of Benefits.
         -------------------

         If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is $5,000 or less, the Plan Administrator shall direct the Trustee to distribute the Participant's Retirement Benefit in a single lump sum, without any requirement for such Participant's consent. Solely for purposes of determining whether the Plan Administrator may, pursuant to this
Section 5.05, compel the distribution of a Participant's Vested Account Balance that is $5,000 or less, the value of a Participant's ESOP Account, if any, provided under Appendix A shall be taken into account, and, effective for distributions after February 28, 2002, the value of a Participant's Rollover Contribution Account shall be excluded.

         If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is greater than $5,000, the Participant's Vested Account Balance shall be paid in a lump sum, unless the Participant elects in writing to receive Installment Payments, a Life Annuity, or a Joint-and-Survivor Annuity, in which case payments shall be made accordingly. No less than 30, and no more than 90 days before payment of the Retirement Benefit of a Participant is due to commence, the Employer shall explain to affected Participants the material features of, and explain the relative values of, a Joint-and-Survivor Annuity and other forms of benefit available under the Plan. An election may be changed at any time by delivery of a written change to the Plan Administrator, up to the time the Plan Administrator has ordered payment of a Retirement Benefit by the Trustee or has paid for the purchase of an annuity described below.

         Any benefits that become distributable to the Participant pursuant to this Article shall be paid as soon as reasonably practicable after the Participant's termination of employment subject, where applicable, to the Trustee's ability to sell shares of Company Stock in which the Participant's Accounts are invested for fair market value on the Internal Market. Unless the Participant otherwise elects, benefits shall be paid no later than 60 days after the end of the Plan Year in which occurs the latest of:

(i)      the Participant's Normal Retirement Date;

(ii)     the 10th anniversary of the commencement of his Plan participation; or

(iii)    his termination of employment.

         Notwithstanding the foregoing, if the value of a terminating Participant's Accounts following his termination of employment, excluding (effective for distributions after February 28, 2002) the value of his Rollover Contribution Account, is more than $5,000, payments from the Participant's Accounts shall not be made prior to the Participant's Normal Retirement Date, without the written consent of the Participant obtained no more than 90 days and no less than 30 days before a distribution (or, in the case of installments, the initial such distribution), unless the Participant waives the 30 day minimum period in accordance with the waiver provisions of Section 5.12.

         Notwithstanding any provision of the Plan to the contrary, the vested benefits of a Participant shall generally commence or otherwise be paid in accordance with Treasury Regulations under Section 401(a)(9) of the Code no later than April 1 of the calendar year following the later of (i) the year the Participant attains Age 70 1/2, or (ii) the year the Participant retires or otherwise terminates employment (except as otherwise provided for a Participant who is a 5% owner as defined in Section 416 of the Code).

         Benefits attributable to the portion of the Participant's Account accrued prior to July 1, 1995 shall be paid in the form of payment elected by the Participant, but in no event in an amount less than required by Section 401(a)(9) of the Code and regulations thereunder. If no election is made, such benefits shall automatically be paid in a single lump sum. Benefits attributable to the portion of the Participant's Account accrued on and after July 1, 1995 shall be paid in a single lump sum.

         With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

5.06     Installment Payments.
         --------------------

         A Participant may elect to receive his entire Vested Account Balance in up to ten approximately equal annual installments ("Installment Payments"), as elected by the Participant. Until such time as his entire Vested Account Balance has been distributed by such method, the Account will continue to incur appreciation and depreciation, earnings, expenses, and similar adjustments, and the amount of each subsequent installment will reflect a proportional amount of such adjustments.

5.07     Joint-and-Survivor Annuity.
         --------------------------

         A Participant may elect to receive an annuity, payable monthly, quarterly, semi-annually, or annually at the Participant's option, of a level annual amount for his lifetime, with a provision for continuation of no less than fifty percent (50%), up to one hundred percent (100%), of such amount payable to the Participant's spouse for the duration of the spouse's lifetime after the death of the Participant (a "Joint-and-Survivor Annuity"). The Plan Administrator will purchase the Joint-and-Survivor Annuity from a legal reserve life insurance company in the name of the Participant with the lump-sum value of the Participant's Vested Account Balance. Payments of the annuity shall commence as soon as practicable following the date of such purchase (the "Annuity Starting Date")

5.08     Life Annuity.
         ------------

         A Participant who is not married at the time payment of his Retirement Benefit is due to commence, or who has received a Spousal Consent or qualifies within one of the exceptions from the requirement for a Spousal Consent set forth in the following paragraph, may elect to receive an annuity, payable quarterly, semi-annually, or annually at the Participant's election, of a level annual amount for his lifetime (a "Life Annuity"). The Plan Administrator will purchase the Life Annuity from a legal reserve life insurance company in the name of the Participant with the lump-sum value of the Participant's Vested Account Balance, and payments shall commence on the Annuity Starting Date.

         If a Participant is married at the time payment of his Retirement Benefit is due to commence, he must receive a Joint-and-Survivor Annuity, in lieu of a Life Annuity, unless (a) the Participant is legally separated from the spouse, by order of a court; (b) the Participant has been abandoned by the spouse, in accordance with local law; (c) the spouse consents in writing to the election of a Life Annuity, within the 90-day period ending on such commencement date (a "Spousal Consent"); (d) if the spouse is not legally competent to give consent, the legal guardian of the spouse, including the Participant if the Participant is such legal guardian, gives such Spousal Consent on behalf of the spouse; or (e) it is established to the satisfaction of the Plan Administrator that Spousal Consent cannot be obtained because the spouse cannot be located. A Spousal Consent must be witnessed by a notary public or by a person so designated by the Plan Administrator. A Spousal Consent shall be irrevocable. Purchase of a Life Annuity on behalf of a Participant in reliance upon information submitted by or on behalf of the Participant, including a form of Spousal Consent, shall discharge the responsibility of the Employer, the Plan Administrator, and the Trustees.

5.09     Additional Allocations on Retirement.
         ------------------------------------

         Except as otherwise provided in Section 5.06, any allocation for a Participant, made as of a Valuation Date subsequent to the date of his retirement, shall be paid to such Participant, or his Beneficiary, as soon after such Valuation Date as is practical.

5.10     Crediting of Investment Earnings.
         --------------------------------

         Investment earnings shall be credited to a Participant's Account through the Valuation Date coincident with or last preceding the date that distribution of the Account is made. No earnings shall be credited after such Valuation Date.

5.11     Company Stock.
         -------------

         A Participant may elect to have the portion, if any, of his Vested Account Balance accrued prior to July 1, 1995 and attributable to a fund invested in Company Stock distributed all in cash or all in kind or in a combination thereof. In the case of an in kind distribution, the value of a fractional share shall be paid in cash. A Participant may elect to have that portion, if any, of the Participant's Vested Account Balance accrued on and after July 1, 1995, and invested in Company Stock, distributed all in cash or all in kind; provided however, any such distribution in cash shall be subject to the Trustee's ability to sell the shares of Company Stock for fair market value on the Internal Market. If the Trustee is unable to sell all the Company Stock in the Participant's Accounts within the time required to make distribution of the Participant's Accounts in accordance with Section 401(a)(14) of the Code, distribution of the remaining Company Stock shall be made in kind.

         On and after January 1, 1996, the portion of a Participant's Vested Account Balance accrued prior to July 1, 1995 and invested in the Company Stock Fund may be distributed in cash or in kind or in a combination thereof; provided, however, a cash distribution of that portion of a Participant's Accounts invested in Company Stock shall be subject to the Trustee's ability to sell the shares of Company Stock allocated to the Participant's Accounts on the Internal Market. If the Trustee is unable to sell all the Company Stock in the Participant's Accounts within the time required to make distribution of the Participant's Accounts in accordance with Section 401(a)(14) of the Code, distribution of the remaining Company Stock shall be made in kind. The provisions of this paragraph shall become operative only upon a determination by the Internal Revenue Service that the terms of the Plan, including these provisions, will continue to qualify under Section 401(a) of the Code.

5.12     Waiver of Notice.
         ----------------

         Any distribution under the Plan may be made (or may commence, as the case may be) less than 30 days after any notice required under Sections 411(a)(11) and 402(f) of the Code is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to consider whether to elect a distribution (and, if applicable, a particular distribution option) for at least 30 days after the notice is given, and (ii) the Participant, after receiving the notice, affirmatively elects such distribution.

                          ARTICLE VI -- DEATH BENEFITS

6.01     ESOP Account Benefit.
         --------------------

         Death benefits payable to a Participant's Beneficiary with respect to his ESOP Account, if any, shall be payable solely pursuant to the terms of
Article II and III of Appendix A, attached hereto. Participant Accounts other than ESOP Accounts shall be payable pursuant to the terms of this Article VI and
Section 7.02. References in this Article VI to Vested Account Balance shall refer to a Participant's Account without reference to such Participant's ESOP Account, if any.

6.02     Death Benefits.
         --------------

         In the event of the death of a Participant who has not yet received payment of his Vested Account Balance, the Vested Account Balance shall be paid to his Beneficiary in a single lump sum. Any payment under this Section shall be paid as soon as practicable at the Beneficiary's election and no later than five years after the Participant's death. The distribution shall be equal to the Participant's Vested Account Balance as of the Valuation Date coincident with or immediately preceding the date of payment.

6.03     Additional Allocations on Death.
         -------------------------------

         Any allocation for a Participant, made as of a Valuation Date subsequent to the date of his death, shall be paid to such Participant's Beneficiary as soon after such Valuation Date as is practical.

6.04     Beneficiary Designation.
         -----------------------

         If a Participant has a qualified spouse, then such spouse shall automatically be the Beneficiary eligible to receive the Vested Account Balance of the Participant pursuant to the Participant's death, unless the Participant names an alternate Beneficiary, and the qualified spouse has given a Spousal Consent to the Participant's naming of an alternate Beneficiary, which consent must acknowledge the effect of such designation. For purposes of this paragraph, a qualified spouse is a spouse to whom the Participant is married at the date of death and to whom the Participant has been married for at least one year. Each Participant shall have the right by written notice to the Plan Administrator, in the form prescribed by the Plan Administrator, to designate, and from time to time to change the designation of, one or more Beneficiaries and contingent Beneficiaries to receive any benefit which may become payable under the Plan pursuant to his death, provided his qualified spouse, if any, consents to the designation of an alternate Beneficiary as set forth in the preceding sentence. A qualified spouse may also expressly permit a Participant to subsequently change an alternative Beneficiary designation without any further Spousal Consent.

         If it is established to the satisfaction of the Plan Administrator that there is no qualified spouse or that such spouse cannot be located, an alternative Beneficiary designation will be deemed a proper election without any Spousal Consent.

         Any consent by a qualified spouse obtained under this provision (or establishment that the consent of a qualified spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by the qualified spouse must acknowledge that such spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior beneficiary designation may be made by a Participant without the consent of the qualified spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

         In the event that a Participant who does not have a qualified spouse as described above fails to designate a Beneficiary to receive a benefit under the Plan that becomes payable pursuant to his death, or in the event that the Participant is pre-deceased by all automatic or designated primary and contingent beneficiaries, the death benefit shall be payable to the Participant's estate.

         Notwithstanding any other provision of the Plan to the contrary, the beneficiary designation filed under the ESOP by an ESOP participant who terminated participation in the ESOP on or before December 31, 2000, shall control until changed by the Participant pursuant to this Section 6.04.

               ARTICLE VII -- VESTING AND SEPARATION FROM SERVICE

7.01     Vesting of Accounts.
         -------------------

(a) A Participant shall at all times be fully (100%) vested in his Salary Deferral Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account, and in any restoration contributions by the Participant made pursuant to Section 7.03.

(b) A Participant shall be vested in his Matching Employer Contribution Account, Supplemental Matching Employer Contribution, and his Discretionary Employer Contribution Account in accordance with the following table:

          Years of Service                   Vesting Percentage
          ----------------                   ------------------
            Less than 1                             0%
            1 or more                             100%

(c) A Participant shall be vested in his ESOP Account in accordance with the following table:

          Years of Service                   Vesting Percentage
          ----------------                   ------------------
            Less than 2                             0%
         2 but less than 3                         50%
         3 but less than 4                         75%
            4 or more                             100%

         A Participant's Years of Service credited under the Plan on or after January 1, 2001, together with service credited to the Participant under the ESOP through December 31, 2000, shall be aggregated to determine the percentage of a Participant's ESOP Account or Plan Account that is vested. In no event shall the operation of the previous sentence allow the duplication of Years of Service for Participants who participated in both the ESOP and the Plan prior to January 1, 2001.

         Notwithstanding the foregoing, where the Plan Administrator determines that government regulations, including the Federal Procurement Regulations and agency supplemental procurement regulations, or contracts issued by government agencies require, for Participants who are subject to such regulation or contract, that so much of the Participant's ESOP Account as is attributable to a period of service when the Participant is performing a government contract shall be 100% vested for any such Participant who has completed one Year of Service, then each such Participant shall be 100% vested, in that portion of his ESOP Account attributable to contributions for the period during which he is subject to such regulation or contract, upon completion of one Year of Service. However, if for any Plan Year the application of the preceding sentence would result in discrimination in favor of Highly Paid Employees in violation of Code Section 401(a)(4), then for such Plan Year the preceding sentence shall not apply to any such Highly Paid Employee.

(d) Notwithstanding any provision of this Section to the contrary, an Active Participant, an Inactive Participant, and any other employee of an Employer whose Years of Service are taken into account for purposes of vesting under this Section shall be fully (100%) vested in his entire Account at his Normal Retirement Date, the date of his retirement due to Disability, or the date of his death.

(e) Notwithstanding any provision of this Section to the contrary, if an earlier vesting schedule is required pursuant to a collective bargaining agreement, an Active Participant affected by such agreement shall be vested in his Account in accordance with the terms of such agreement; provided, however, if for any Plan Year the application of the preceding clause would result in discrimination in favor of highly compensated employees (as defined in Code Section 414(s)) in violation of Code Section 401(a)(4), then for such Plan Year the preceding sentence shall not apply to any such highly compensated employee.

(f) Notwithstanding any provision of this Section to the contrary, a Columbus Participant shall at all times be fully (100%) vested in his entire Account.

(g) Notwithstanding any provision of this Section to the contrary, a Participant shall at all times be fully (100%) vested in his Special SCA Discretionary Contribution Account.

(h) Notwithstanding any provision of this Section to the contrary, for a Participant who (i) was an Employee on December 27, 2001 and (ii) became an employee of DynTek Services, Inc., a Delaware corporation ("DynTek"), on December 28, 2001, periods of subsequent employment DynTek, so long as an Employer owns at least 25% of the ownership interest in DynTek, directly or indirectly, shall count toward Years of Service for purposes of this Section.

7.02     Payment of Benefits to Terminated Participants.
         ----------------------------------------------

         An Active Participant who is vested in any portion of his Account and terminates employment prior to his Normal Retirement Date shall be deemed a Terminated Vested Participant. Payment of his Vested Account Balance (other than his ESOP Account, the payment of which shall be subject to the provisions of Appendix A) shall, subject to Section 5.11, commence no later than sixty (60) days after the end of the Plan Year in which the Participant's Normal Retirement Date occurs. However, a Terminated Vested Participant may elect, in the manner prescribed by the Plan Administrator, that his Vested Account Balance be paid as soon as practicable following his Termination of Employment. If the value of the Terminated Vested Participant's Vested Account Balance is not more than $5,000 the Plan Administrator shall automatically direct that the Participant's entire Vested Account Balance be distributed in a single lump sum as soon as practicable following the Participant's termination of employment. If the value of the Terminated Vested Participant's Vested Account Balance is more than $5,000, no payment shall be made prior to the Participant's Normal Retirement Date without the written consent of the Participant obtained no more than 90 days prior to the date payment is made. Solely for purposes of determining whether the Plan Administrator may, pursuant to this Section 7.02, compel the distribution of a Terminated Vested Participant's Vested Account Balance that is $5,000 or less, (i) benefits provided under Appendix A to such Participant, if any, shall be taken into account and (ii) effective for distributions after February 28, 2002, the value of a Participant's Rollover Contribution Account shall be excluded.

7.03     Re-employment After Distribution and Restoration of Contributions.
         -----------------------------------------------------------------

         Any former Participant who once again qualifies as an Active Participant prior to the occurrence of five consecutive twelve-month Breaks-in-Service and who has received a distribution of any portion of his Account attributable to his prior participation in this Plan may restore to the Trustee the full amount of the distribution he previously received which was derived from Employer Contributions. In order to reinstate his full Matching (including Supplemental Matching) or Discretionary Employer Contribution Account, a re-employed Participant must repay the full amount of the distribution from such Accounts prior to the earlier of (i) the fifth anniversary of the date such participant is re-employed or (ii) five consecutive twelve-month Breaks-in-Service after the date of distribution. Any Participant who fails to make his restoration contribution within such time period shall waive his right to the portion of his Account which was not vested when he received his distribution.

                     ARTICLE VIII -- WITHDRAWALS AND LOANS

8.01     Withdrawals While Employed.
         --------------------------

(a) General In-Service Withdrawals. In-service withdrawals of amounts not held as security for a loan from the Plan may be made by Active or Inactive Participants, but not by Terminated Vested Participants, in accordance with procedures prescribed by the Plan Administrator, but not more frequently than once per calendar month, in the following order:

(i) A Participant may withdraw all or any portion of his After-Tax Contribution Account, first from After-Tax Contributions made prior to January 1, 1987 and next proportionately from his After-Tax Contributions made after December 31, 1986 and the investment earnings on After-Tax Contributions;

(ii) After a Participant has withdrawn all of his After-Tax Contribution Account, if any, he may withdraw all or any portion of his Rollover Contribution Account; and

(iii) After a Participant has withdrawn all of his After-Tax Contribution Account and Rollover Contribution Account, if any, he may withdraw all or any portion of the amount of his vested Matching Employer Contribution Account and vested Discretionary Employer Contribution Account accrued prior to October 1, 1995.

(b) After Age 59 1/2. After a Participant who has attained Age 59 1/2 has withdrawn all of his available Accounts pursuant to (a) above, if any, he may withdraw all or any portion of his Salary Deferral Contribution Account: provided, however, amounts accrued in the Participant's Salary Deferral Contribution Account may only be withdrawn if invested in Non-Company Stock Investment Funds.

(c) Hardship Withdrawals. After a Participant has withdrawn all of his available Accounts pursuant to (a) and (b) above, if any, and obtained all non-taxable loans available from this Plan and all distributions and non-taxable loans available from any other plans maintained by the Employer, he may withdraw so much of his available Salary Deferral Contribution Account as is necessary to alleviate a financial hardship, and the amount reasonably estimated as necessary to pay income taxes or penalties resulting from the distribution. Such hardship must be an immediate and heavy financial need of the Participant where such Participant lacks other available resources.

         The following conditions would be deemed an immediate and heavy financial need:

(i) medical expenses as described under Code Section 213(d) previously incurred by the Participant, his spouse, or his dependents or necessary for these persons to obtain medical care;

(ii) costs directly related to the purchase of a primary residence (excluding mortgage payments);

(iii) payment of tuition, related educational fees and room and board expenses for the next twelve months of post-secondary education for the Employee, his spouse, or his dependents;

(iv) payment to prevent eviction of the Participant from a primary residence or

(v)      foreclosure of mortgage on his primary residence; and

(vi) funeral expenses in connection with a death in the Participant's immediate family.

         A Participant must submit a written certification on the form prescribed by the Plan Administrator that the hardship distribution is necessary to satisfy an immediate and heavy financial need. The written certification must indicate that the need cannot reasonably be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the employee's assets, by cessation of Salary Deferral Contributions or After-Tax Contributions (if applicable) under the Plan, by other distributions or non-taxable loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. The Employer must not have actual knowledge to the contrary that the need cannot reasonably be relieved as described above.

         In no event will any hardship withdrawal of Salary Deferral Contributions be granted until any applicable distributions and loans have been taken from this Plan and from all other qualified retirement plans of the Employer.

         Hardship withdrawals shall first reduce that portion of the affected Participant's Salary Deferral Contribution Account, if any, invested in Non-Company Stock Investment funds; next that portion of the Salary Deferral Contribution Account invested in the Company Stock Fund but not yet invested in Company Stock; and finally that portion of the Salary Deferral Contribution Account invested in Company Stock. Notwithstanding any provision of this Section to the contrary, withdrawal of amounts invested in shares of Company Stock shall be subject to the Trustee's ability to sell such shares on the Internal Market.

(d)      Limitations on Withdrawals.
         --------------------------

         Notwithstanding any other provision of this Article VIII, a Participant may not withdraw any portion of his Salary Deferral Account Contribution Account while such portion remains subject to the investment requirements for Company Stock provided in Section 4.03.

         A Participant may not withdraw any investment earnings included in his Salary Deferral Contribution Account which were accumulated after December 31, 1988, or any Qualified Non-elective Contributions (including investment earnings), unless he has attained Age 59 1/2.

8.02     Loans.
         -----

(a) Active or Inactive Participants (but not Vested Terminated Participants) may obtain a loan from their Accounts in amounts of not less than $1,000 under procedures prescribed by the Plan Administrator. No more than one Plan loan for the purpose of purchasing a primary residence of the Participant and one plan loan for other purposes may be outstanding to a Participant at any time. At least six months must pass between the times two loans for purposes other than the purchase of a primary residence are initiated.

(b) No Participant shall, under any circumstances, be entitled to loans in excess of the lesser of:

        (i)   50% of his Vested Account Balance

        (ii) $50,000 less the highest outstanding loan balance in the preceding 12-month period over the outstanding loan balance on the day immediately preceding issuance of the loan; or

        (iii) the amount of the Participant's Accounts invested in Non-Company Stock Investment Funds the terms of which permit withdrawals without penalty.

For purposes of this paragraph, all outstanding loans to a Participant under this Plan or any other qualified retirement plan of the Employer shall be aggregated.

(c) Any loan to a Participant shall be evidenced by the Participant's promissory note and secured by the pledge of up to 50% of the balance of the Participant's Accounts and by the pledge of such further collateral as the Trustee deems necessary or desirable to assure repayment of the borrowed amount and all interest payable thereon in accordance with the terms of the loan.

(d) Interest on any loan shall be at a reasonable rate determined by the Plan Administrator commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Plan Administrator shall have sole discretion in determining the interest rate, and its decision shall be final and binding. The Plan Administrator may also impose a reasonable charge for processing and administering a loan.

(e) Loans shall be for such term as the Participant elects, except that loans shall not be for a period of less than one year or in excess of five years unless they are made for the purpose of purchasing the primary residence of the Participant. In no event shall a loan be for a period in excess of 10 years or such longer period of time as established by the Plan Administrator to be used on a uniform and non-discriminatory basis.

(f) Loans shall be repaid in approximately level installments made no less frequently than quarterly. The Plan Administrator may require that loans be repaid by payroll deduction or any other convenient manner. The manner and frequency of payment shall be determined by the Plan Administrator.

(g) Upon a Participant's termination of employment for any reason, the entire amount of unpaid loan principal and interest shall immediately become due and payable. If not previously repaid in full, the unpaid portion of any outstanding loans (including interest thereon) shall be deducted at the time of a distribution due to retirement, death, disability, or other termination or employment, from the amount of the Account otherwise available to pay or purchase any benefit to which a Participant (or his beneficiary) is entitled under this Plan.

(h) If a required periodic loan payment is not made by the end of the calendar quarter following the calendar quarter in which the payment was first due, the loan shall be in default; provided however, loan repayments may be suspended as permitted under Section 414(u)(4) of the Code. Upon a default, the entire amount of unpaid loan principal and interest shall immediately become due and payable. Furthermore, the Salary Deferral Contributions of the borrowing Participant shall automatically be suspended until the loan is repaid. Without further action or notice to the Participant, the Plan Administrator may direct the Trustee to reduce the Participant's Plan Account by the lesser of the total amount due and payable or the amount of the Accounts pledged as security for the loan. The Plan Administrator, at its discretion, may delay the direction, for as long as it deems appropriate, provided such delay is applied on a consistent basis that is not discriminatory in favor of Highly-Paid Employees. Notwithstanding the foregoing, no reduction in a Participant's Salary Deferral Contribution Account shall occur upon the default of a Participant's loan until one of the distributable events described in Code Sections 401(k)(2) or 401(k)(10) has occurred. If such action does not fully repay the loan, the Plan Administrator may take such other action as may be necessary or appropriate to secure repayment, including foreclosure upon other property, if any, pledged as security for the loan.

(i) Loan proceeds shall be taken from that portion of a Participant's Plan Accounts invested in Non-Company Stock Investment Funds in the following order:

(1)      After-Tax Contribution Account:

(2)      Rollover Contribution Account;

(3)      Matching Employer Contribution Account;

(4)      Supplemental Matching Employer Contribution Account;

(5)      Discretionary Employer Contribution Account; and

(6)      Salary Deferral Contribution Account.

         Repayments of loan principal shall reduce the outstanding balance of the loan and shall be credited to the Participant's Plan Accounts in reverse order from which loan proceeds were taken until principal repayments equal the amount of the proceeds taken from the respective Accounts. Interest payments shall be credited to the Account from which loan proceeds were taken until principal repayments to the Account equal the proceeds taken from the Account.

         The Plan Account from which loan proceeds are last taken shall be reduced proportionately from the applicable Account's investments in the Non-Company Stock Investment Funds.

         Repayments of loan principal and interest shall be invested among the Plan's Non-Company Stock Investment Funds in the same proportion as the Participant's then current investment election for Salary Deferral Contributions among the Non-Company Investment Funds. If there is no such current election, repayments of loan principal and interest shall be invested in the investment fund the Plan Administrator directs.

                          ARTICLE IX -- ADMINISTRATION

9.01     Plan Administrator.
         ------------------

         The Plan Administrator for purposes of ERISA shall consist of a committee of one or more persons who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. The Plan shall be administered by the Plan Administrator in accordance with its provisions, and the committee is hereby deemed to be plan administrator within the meaning of ERISA. Any committee member may resign by delivering his written resignation to the Company. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors. If the Board of Directors fails to act, and in any event, until the Board of Directors so acts, the remaining members of the committee may appoint an interim committee member to fill any vacancy occurring on the committee. If no person has been appointed to the committee, or if no person remains on the committee, the Company shall be deemed to be the Plan Administrator. All aspects of Plan administration shall be the responsibility of the Plan Administrator, except those specifically delegated to the Trustees or other parties in accordance with provisions of the Plan or Trust Agreement.

9.02     Administrative Procedures.
         -------------------------

         The Plan Administrator shall have discretionary authority based on a reasonable interpretation of the Plan to determine the eligibility for benefits and the benefits payable under the Plan, and shall have discretionary authority to construe all terms of the Plan, including uncertain terms, to determine questions of fact and law arising under the Plan and make such rules as may be necessary for the administration of the Plan. Any determination by the Plan Administrator shall be given all legally entitled deference in the event it is subject to judicial review. The Plan Administrator may require Participants to apply in writing for benefits hereunder and to furnish satisfactory evidence of their date of birth and such other information as may from time to time be deemed necessary.

9.03     Other Plan Administrator.
         ------------------------

         Except as provided in Section 9.07, the Plan Administrator may designate an individual or individuals, whether or not employed by an Employer, to carry out any of the duties of the Plan Administrator. Such duties may include, but are not limited to, determining the eligibility of any Employee for any benefits and the amount of such benefits under the Plan, maintaining custody of all documents and elections made by an Employee, directing the investment of any payment made by an Employer within any limits which may be imposed by the Employer, and retaining suitable agents and advisors. Any such individual or individuals shall be considered an agent of the Employer with respect to the Plan and shall be indemnified by the Employer against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act, except when the same is determined to be due to the gross negligence or willful misconduct of such individual or a member of a committee.

         The Plan Administrator shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the committee serving as Plan Administrator shall constitute a quorum for the transaction of business at a meeting of the committee. Any action of the Plan Administrator may be taken upon the affirmative vote of a majority of the quorum of the committee serving as Plan Administrator at a meeting or without a meeting, by mail, electronic mail or telephone, provided that all of the members of the committee are informed by mail, electronic mail or facsimile of their right to vote on the proposal and of the outcome of the vote thereon.

9.04     Claims Procedures.
         -----------------

(a) If a Participant or Beneficiary (hereinafter referred to as "Claimant") is denied any vested benefits under this Plan, either partially or in total, the Plan Administrator shall advise the Claimant of the method of computation of his benefit, if any, and the specific reason for the denial. The Plan Administrator shall also furnish the Claimant at that time with:

(i)      a specific reference to pertinent Plan provisions,

(ii) a description of any additional material or information necessary for the Claimant to perfect his claim, if possible, and an explanation of why such material or information is needed, and

(iii)    an explanation of the Plan's claim review procedure.

(b) Within 60 days of receipt of the information stated in (a) above, the Claimant shall, if he desires further review, file a written request for reconsideration with the Plan Administrator.

(c) So long as the Claimant's request for review is pending (including the 60 day period in (b) above), the Claimant or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Plan Administrator.

(d) A final and binding decision shall be made by the Plan Administrator within 60 days of the filing by the Claimant of his request for reconsideration, provided, however, that if the Plan Administrator, in its discretion, determines that a hearing with the Claimant or his representative present is necessary or desirable, this period shall be extended an additional 60 days.

(e) The Plan Administrator's decision shall be conveyed to the Claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

9.05     Expenses.
         --------

         Expenses incidental to loans shall be paid by the borrower. Brokerage fees attributable to individually directed transactions may be charged to the Account of the Participant directing such transaction. Other expenses of the Plan shall be paid from the Trust Fund, unless the Employer elects to pay such expenses. The Employer may transfer funds to the Trust to provide for the payment of Plan expenses; any such transfer shall not be treated as a contribution to the Plan for purposes of Article III of the Plan and Section 415 of the Code.

9.06     Service of Process.
         ------------------

         The General Counsel of the Company or such other person as may from time to time be designated by the Board of Directors shall be the agent for service of process under the Plan.

9.07     Purchase of Common Stock; Valuation.
         -----------------------------------

         The Plan Administrator (and not the Company) shall be the named fiduciary of the Plan with responsibility for directing the Trustee as to whether it shall purchase or otherwise acquire, or sell or otherwise dispose of, Common Stock. In the event of such a direction and in the event that there is no generally recognized market for Common Stock, the Trustee (and not the Company) shall be the fiduciary with responsibility for determining the fair market value of the Common Stock to be acquired or sold; provided, that any such determination shall be in accordance with applicable Treasury Regulations, if any, and the Trustee shall, in making such determination, retain an independent appraiser to make such valuation on behalf of the Plan Administrator in accordance with Section 4.06. In no event may the Plan obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

9.08     Direct Rollovers of Accounts to Qualified Plans.
         -----------------------------------------------

         (a) At the election of a Participant, surviving spouse, or alternate payee who is eligible for a distribution from the Plan that is an "eligible rollover distribution" (within the meaning of Section 402 of the Code), the Plan Administrator shall authorize the direct rollover of the distributed amount from the trust fund of this Plan (i) in the case of a Participant, to an "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code), (ii) in the case of a surviving spouse, to an "individual retirement account" or "individual retirement annuity" (within the meaning of Section 408 of the Code), or (iii) in the case of an alternate payee, to an "individual retirement account" or "individual retirement annuity" (within the meaning of Section 408 of the Code) or a "qualified trust" (within the meaning of Section 402(c)(8) of the Code) (including the Plan, if the alternate payee is an Employee). Direct rollovers shall be made according to the procedures established by the Plan Administrator conforming to the requirements of Section 401(a)(31) of the Code and regulations thereunder.

         (b) For purposes of the direct rollover provisions in this Section 9.08, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

         (c) For purposes of the direct rollover provisions in this Section 9.08, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.


         (d) For purposes of the direct rollover provisions in this Section 9.08, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.


9.09     Administration and Maintenance of ESOP Accounts.
         -----------------------------------------------

         The Plan Administrator shall maintain appropriate records of the ESOP Accounts of those individuals who were Participants in the ESOP, including those Participants who were active, inactive, receiving distributions, or terminated vested (or their beneficiaries, as the case may be), as of December 31, 2000, which shall record all information pertinent and necessary to accurately determine such Participants' retirement benefits under the ESOP, including, but not limited to, Participants' (i) entry dates; (ii) termination dates (i.e., separation from service); (iii) break-in-service information; (iv) retirement date; (v) beneficiary designation information; (vi) vested account information;
(vii) allocable share of forfeitures; (viii) allocable net income (or loss) of the Trust; (ix) allocable cash dividends on Common Stock; (x) distribution dates; and (xi) written elections concerning the diversification and put option requirements (see Section 2.8 and 4.3 of Appendix A). At such time (or times) determined by the Plan Administrator, the Plan Administrator may transfer ESOP Accounts of such Inactive or Terminated Vested Participants who have no other active account in this Plan to ESOP Accounts maintained on their behalf under the CAP, provided that such ESOP Accounts in the CAP are maintained under terms that are substantially similar to those otherwise provided for under Appendix A of this Plan. The Plan Administrator shall determine which such ESOP Accounts are to be transferred during any Plan Year and is not obliged to transfer all such ESOP Accounts to ESOP Accounts maintained under the CAP. In addition, upon the transfer of ESOP Accounts from the CAP to this Plan, affected Participants' ESOP Accounts shall be subject to the provisions of this Plan otherwise governing ESOP Accounts.

9.10     Correcting Administrative Errors.
         --------------------------------

         If, with respect to any Plan Year, an administrative error results in a Participant's Account not being properly credited with the amounts of Contributions, Allocations, or earnings or an Eligible Employee is erroneously omitted, solely for the purpose of placing the Participant's Account in the position that the Account would have been in if no error had been made, (i) the Employer may in its discretion make additional Contributions to such Participant's Account, or (ii) the Plan Administrator may in its discretion allocate or reallocate existing Contributions, Allocations, or earnings among the Accounts of affected Participants. If an administrative error results in an amount being credited to a Participant's Account or any other individual, including a person who is not an Eligible Employee, who is not entitled thereto, corrective action may be taken by the Plan Administrator in its discretion, including but not limited to forfeit amounts erroneously credited, reallocate such amounts among other Participants, or take such other corrective action as is appropriate under the circumstances. To the extent amounts contributed by an Employer under this Section are attributable to lost earnings, such contributions shall not be deemed to be annual additions under the Plan. In all events, such corrections may be corrected through the use of the IRS Employee Plans Compliance Resolution System, the Department of Labor Voluntary Fiduciary Correction Program, or any other similar program of the IRS, or Department of Labor, or other agency.

                ARTICLE X -- AMENDMENT, TERMINATION, AND MERGERS

10.01    Amendment.
         ---------

         The provisions of this Plan may be amended at any time and from time to time by action of the Board of Directors; provided, however, that:

(a) to the extent required under Section 54.4975-11 of the Treasury Regulations and Code Section 411(d)(6)(C), the rights and protections provided in Appendix A attached hereto shall be nonterminable;

(b) no amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of such party;

(c) no amendment shall deprive any Participant or beneficiary of a deceased Participant of any of the benefits to which he is entitled under this Plan with respect to contributions previously made, nor shall any amendment decrease the balance in any Participant's Account. For purposes of this paragraph, a plan amendment which has the effect of decreasing the balance of a Participant's Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit;

(d) no amendment shall provide for the use of funds or assets held to provide benefits under this Plan other than for the benefit of Employees and their beneficiaries or provide that funds may revert to the Employer except as permitted by law; and

(e) no amendment may change the vesting schedule with respect to any Participant, unless each Participant with three or more Years of Service is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his vested benefit. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)      60 days after the amendment is adopted;

(ii)     60 days after the amendment becomes effective; or

(iii) 60 days after the Participant is issued written notice of the amendment by the Board of Directors.

         In the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the non-forfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

         Each amendment shall be approved by the Board of Directors by resolution and shall be filed with the Trustee.

10.02    Plan Termination.
         ----------------

(a) Right Reserved. While it is the Company's intention to continue the Plan indefinitely, the right is, nevertheless, reserved to terminate the Plan (including the provisions of Appendix A to the Plan) in whole or in part by action of the Board of Directors. Termination or partial termination of the Plan shall result in full and immediate vesting of each affected Participant in his entire Account, and there shall not thereafter be any forfeitures with respect to any Participant for any reason. Notwithstanding any other provision of this Plan, complete or partial termination of the Plan shall not be conditioned solely upon any resolution or other action of the Company, the Board of Directors or any other party.

(b) Disposition of Accounts. Upon termination of the Plan, the Accounts of each affected Participant shall be distributed as soon as administratively feasible in the manner provided in Article VI and VII, and Appendix A, through payments from the trust or purchase of an annuity contract unless the Company, in its discretion, and if permitted by the Code and the regulations thereunder, directs that the Accounts of the affected Participants continue to be held in the Trust Fund to be distributed upon each Participant's retirement, death, disability, termination of employment or otherwise in accordance with the terms of the Plan. The distribution of Accounts shall be made in accordance with the Participant and spousal consent provisions of Section 411(a)(11) and 401(a)(11) of the Code to the extent the consent provisions are applicable to Accounts having a value, excluding the value of Rollover Contribution Accounts, at the time of such distribution of more than $5,000.

         Notwithstanding the foregoing, if the Company or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Accounts may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

         Upon termination of this Plan, if the Company or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Account may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

10.03    Permanent Discontinuance of Employer Contributions.
         --------------------------------------------------

         While it is the Company's intention to make substantial and recurrent contributions to the Trust Fund pursuant to the provisions of this Plan, the right is, nevertheless, reserved to at any time permanently discontinue Employer contributions. Such permanent discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, except that the Trustee shall not have authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund pursuant to Section 10.02(c).

10.04    Suspension of Employer Contributions.
         ------------------------------------

         The Employer shall have the right at any time, and from time to time, to suspend Employer contributions to the Trust Fund pursuant to this Plan. Such suspension shall have no effect on the operation of the Plan unless the Board of Directors determines by resolution that such suspension shall be permanent. A permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

10.05    Mergers and Consolidations of Plans.
         -----------------------------------

         In the event of any merger or consolidation with, or transfer of assets or liabilities to or from, this Plan or any other qualified plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, etc., in the plan in which he was then a Participant (had such plan been terminated at that time). For the purposes hereof, former Participants and beneficiaries shall be considered Participants. Subject to the foregoing and the applicable requirements of Section 411(d)(6) of the Code, the Plan Administrator may, in its sole discretion, direct the Trustee to (i) transfer all or a specified portion of the Trust Fund to any other trust forming part of another qualified plan or (ii) accept a transfer to the Trust Fund of all or a specified portion of the assets of a trust forming part of another qualified plan. Any transfer of assets to another trust shall be in complete satisfaction of all liabilities relating to the amounts so transferred.

10.06    Former Participants in Merged Plans.
         -----------------------------------

         Notwithstanding any other provision of this Plan, in the case of a Participant who was a participant in a Merged Plan, such Participant shall be entitled to all benefits attributable to contributions made to such Merged Plan, including all forms of benefits to which he was entitled under the Merged Plan and all credit for Service toward vesting of Accounts, and the Plan Administrator is authorized to make such interpretations and such exceptions, on a non-discriminatory basis, as will prevent such merger from decreasing the benefits due to any such Participant which are attributable to the time of his participation in the Merged Plan.

                      ARTICLE XI -- WITHDRAWAL OF EMPLOYER

11.01    Withdrawal of Employer.
         ----------------------

         Any Employer (other than DynCorp) may, with the consent of the Board of Directors, withdraw from participation in the Plan by giving the Plan Administrator and the Trustee prior written notice in a resolution by its board of directors specifying a withdrawal date which shall be the last day of a month at least 30 days (or such other time as the Plan Administrator may permit) subsequent to the date such notice is received by the Plan Administrator or the Trustee, whichever receives such notice the latest. The Plan Administrator (a) may require any Employer to withdraw from the Plan, as of any withdrawal date specified by the Plan Administrator, for the failure of the Employer to make proper Contributions or to comply with any other provision of the Plan, and (b) shall require an Employer's withdrawal, unless the Plan Administrator determines otherwise, (i) upon complete and final discontinuance of the contributions, or
(ii) at such time (if any) as the Employer ceases to be an Affiliated Organization. In the event of any such withdrawal, the Plan Administrator may request such determination as counsel to the Plan may recommend and as the Plan Administrator may deem desirable.

11.02    Distribution after Withdrawal.
         -----------------------------

         Upon withdrawal from the Plan by any Employer, no further contributions shall be made under the Plan by or on behalf of such Employer, and, unless otherwise directed by the Plan Administrator, no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer except as provided under the regular distribution provisions of the Plan and Appendix A. To the maximum extent permitted by ERISA, any rights of Participants no longer employed by such Employer and of former Participants and their Beneficiaries under the Plan shall be unaffected by such withdrawal, and any transfers, distributions or other dispositions of the assets of the Plan (including Appendix A) as provided in this Article XI shall constitute a complete discharge of all liabilities under the Plan with respect to such Employer's participation in the Plan and any Participant then employed by such Employer.

         All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan. To the maximum extent permitted by ERISA, the withdrawal from the Plan by any Employer shall not in any way affect any other Employer's participation in the Plan.

                    ARTICLE XII -- MISCELLANEOUS PROVISIONS

12.01    Non-Alienation of Benefits.
         --------------------------

         None of the payments, benefits, or rights of any participant or beneficiary shall be subject to any claim of any creditor, and in particular, to the fullest extent permitted by law, all such payments, benefits, and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or beneficiary. Notwithstanding the foregoing, the Plan Administrator shall assign or recognize an alternate payee with respect to all or a portion of a Participant's benefit, as may be required in accordance with a QDRO, or any offset of a Participant's Account pursuant to a judgment, order, decree or settlement agreement permitted by Section 401(a)(13) of the Code. The Plan Administrator shall develop such guidelines and procedures as it deems appropriate to determine, in accordance with Section 414 of the Code, and regulations issued pursuant thereto, whether, and in what manner, to comply with any document it receives which is intended to be a QDRO. Distribution to an alternate payee pursuant to the terms of a QDRO may be made regardless of the participant's age or the earliest date the participant could begin receiving benefits under the Plan if the Participant separated from service. No Participant or beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinbefore provided.

12.02    No Contract of Employment.
         -------------------------

         Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust, or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

12.03    Severability of Provisions.
         --------------------------
         If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

12.04    Heirs, Assigns, and Personal Representatives.
         --------------------------------------------

         This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties, including each Participant and beneficiary, present and future.

12.05    Headings and Captions.
         ---------------------

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

12.06    Gender and Number.
         -----------------

         Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

12.07    Funding Policy.
         --------------

         The Plan Administrator, in consultation with the Company, shall establish and communicate to the Trustees a funding and investment policy consistent with the objectives of this Plan and of the corresponding Trust. Such policy shall reflect due regard for the emerging liquidity needs of the Trust. Such funding policy shall also state the general investment objectives of the Trust and the philosophy upon which maintenance of the Plan is based.

12.08    Title to Assets.
         ---------------

         No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefore in any manner.

12.09    Payment to Minors, etc.
         ----------------------

         Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustees, the Plan Administrator, the Employer and all other parties with respect thereto.

12.10    Situs.
         -----

         This Plan shall, to the extent not pre-empted by ERISA or other Federal law, be construed according to the laws of the Commonwealth of Virginia, where such state statutes may be applicable to an employee benefit plan.

12.11    Missing Payee.
         -------------

         If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Plan Administrator or the Company, and within three months after such mailing such person has not made written claim therefore, the Plan Administrator, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions (if any) of the Employer that had employed the Participant, and upon such cancellation, the Plan and Trust shall have no further liability therefore, except that, subject to applicable law, in the event such person later notifies the Plan Administrator of his whereabouts and requests the payment or payments due to him under the Plan, the amounts so applied shall be paid to him as provided herein or in Appendix A.

12.12    Subject to Trust Agreement.
         --------------------------

         Any and all rights or benefits accruing to any persons under the Plan (including Appendix A) shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee, providing for the administration of the Trust Fund.

                      ARTICLE XIII -- TOP-HEAVY PROVISIONS

13.01    Determination of Top-Heavy Status.
         ---------------------------------

         This Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such Plan Years.

         For any Plan Year commencing in 2002 or thereafter, the Plan shall be a Top-Heavy Plan, as such term is defined under Section 416 of the Internal Revenue Code, if the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 60% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, determined as of the Determination Date immediately preceding such Plan Year. If the Plan is a Top-Heavy Plan for a Plan Year and, as of the Determination Date immediately preceding such Plan Year, the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 90% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, then the Plan shall be a Super Top-Heavy Plan for such Plan Year.

         The value of Accounts and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in
Section 416 of the Code for the first and second plan years of a defined benefit plan. The Accounts and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of Accounts and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

         The accrued benefit of a participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.

         This Section 13.01 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

         The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

         For purposes of this Article, the following definitions shall apply in addition to those set forth in Article I:

         "Affiliated Employer Group" shall mean the Employer and each other employer which must be aggregated with the Employer for purposes of Sections 414(b), 414(c) or 414(m) of the Code.

         "Aggregated Plans" shall mean (i) all plans of the Employer or an Affiliated Employer Group which are required to be aggregated with the Plan, and
(ii) all plans of the Employer or an Affiliated Employer Group which are permitted to be aggregated with the Plan and which the Plan Administrator elects to aggregate with the Plan, for purposes of determining whether the Plan is a Top-Heavy Plan. A plan shall be required to be aggregated with the Plan if such plan includes as a participant a Key Employee (and the beneficiary of such employee) or if such plan enables any plan of the Employer or of a member of the Affiliated Employer Group in which a Key Employee participates to qualify under
Section 401(a)(4) or Section 410 of the Code. A plan of the Employer or the Affiliated Employer Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Sections 401(a)(4) and 410 of the Code, when considered together with the Plan and all plans which are required to be aggregated with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under Section 401 of the Code. The required aggregation group shall include plans terminated within the five year period ending on the Determination Date.

         "Determination Date" shall mean the date as of which it is determined whether a plan is a Top-Heavy Plan or Super Top-Heavy Plan for the Plan Year immediately following such Determination Date. The Determination Date for the Plan shall be:

(a) in the case of a defined benefit plan, the date as of which the actuarial valuation of the Plan, as used for determination of minimum funding standards under Section 412 of the Code, is performed; and

(b)   in the case of a defined contribution plan, the last day of the Plan Year.

         "Group Participant" shall mean anyone who is or was a participant in any plan included in the Aggregated Plans during the Plan Year which includes the Determination Date, and who received compensation from an Employer during the one-year period ending on the Determination Date. Any beneficiary of a Group Participant who has received, or is expected to receive, a benefit from a plan included in the Aggregated Plans shall be considered a Group Participant solely for purposes of determining whether the Plan is a Top-Heavy Plan or Super Top-Heavy Plan.

         "Key Employee" shall mean any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31,2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual compensation of more that $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

         "Value of Accumulated Benefits" shall mean:

                  (a) In the case of a Group Participant or beneficiary covered under a defined benefit plan, the sum of:

                           (i) the present value of the accrued pension benefit
                  (as such term is defined under the applicable plan) of the Group Participant or beneficiary determined as of the Determination Date using reasonable actuarial assumptions as to interest and mortality, and taking into account any non-proportional subsidies in accordance with regulations issued by the Secretary of the Treasury; plus

                           (ii) the sum of any amounts distributed to the Group Participant and his beneficiary during the plan year ending on the Determination Date.

                  (b) In the case of a Group Participant or beneficiary covered under a defined contribution plan, the sum of the accounts of the Group Participant or beneficiary under the plan as of the plan's Determination Date derived from:

                           (i) employee contributions credited to such accounts and investment earnings thereon; and

                           (ii) employer contributions credited to such accounts and investment earnings thereon; and

                           (iii) rollover contributions made prior to January 1, 1984, and investment earnings thereon; and

                           (iv) any contributions which would have been credited
                  to such accounts on or before the Determination Date, but which were waived as provided under the Code and resulted in a funding deficiency; and

                           (v) any amount distributed from the accounts
                  described in (i) through (iv) above during the Plan Year ending on the Determination Date.

         If the Plan is determined to be a Top-Heavy Plan or Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in the remainder of this Article for the Plan Year next following such Determination Date. If, as of a subsequent Determination Date, the Plan is determined to no longer be a Top-Heavy Plan or Super Top-Heavy Plan, then the rules set forth in the remainder of this Article shall no longer apply, except where expressly indicated otherwise. Notwithstanding the foregoing, if the Plan changes from being a Super Top-Heavy Plan to a Top-Heavy Plan, the rules applicable to a Top-Heavy Plan shall apply.

         "Year of Super Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Super Top-Heavy Plan.

         "Year of Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Top-Heavy Plan.

13.02    Minimum benefits.
         ----------------

         (a) Matching Employer Contributions, Supplemental Matching Employer Contributions, and Discretionary Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of
Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Employer Contributions, Supplemental Matching Employer Contributions, and Discretionary Employer Contributions that are used to satisfy the minimum contributions requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

         (b) For any Plan Year in which the Plan is a Top-Heavy Plan the minimum rate of contributions and forfeitures allocated to the account of any Participant shall be the lesser of:

(a) The highest rate of employer contributions and forfeitures (determined as a percentage of compensation as defined under Section 415 of the
         Code) allocated to the account of any Key Employee; and

(b)      3% of such compensation.

         (c) Notwithstanding the foregoing, if a Participant is also a participant in another defined contribution plan of the Affiliated Employer Group, all or a portion of the minimum allocation described above may be provided under such other plan and the minimum allocation provided under this Plan shall be eliminated or reduced accordingly. If the Employee is a Participant in one or more defined benefit plans of the Affiliated Employer Group, all or a portion of the minimum required benefits or allocations under
Section 416 of the Code may be provided under such plans as set forth in regulations issued by the Secretary of the Treasury, and the minimum allocation provided in the preceding paragraph shall be eliminated or reduced accordingly. Employer contributions resulting from a salary reduction election by an Employee shall not be counted toward meeting the minimum required allocations under this Section. Matching Employer Contributions may be used to satisfy the minimum required allocations under this Section, if such contributions are not counted under the ACP test described in Section 3.06.

         (d) Participants who are not Key Employees and who are not separated from service as of the last day of the Plan Year, and who have (1) failed to complete 1000 Hours of Service (or the equivalent), (2) declined to make mandatory contributions to the Plan, or (3) been excluded from the Plan because such individual's compensation is less than a stated amount, are considered Participants solely for purposes of this Section.

         (e) The minimum allocation required (to the extent required to be non-forfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D).

13.03    Discontinuance of Article.
         -------------------------

         In the event that the provisions of this Article are no longer required to qualify the Plan under the Code, then this Article XIII shall thereupon be void without the necessity of further amendment of the Plan.

                                   APPENDIX A


                                Table of Contents
                                                                        Page



ARTICLE I--  GENERAL....................................................1

         1.01 Purpose...................................................1
         1.02 Applicability.............................................1
         1.03 Defined Terms.............................................1

ARTICLE II--  PAYMENT OF ESOP ACCOUNT RETIREMENT BENEFITS...............1

         2.01 Normal Retirement Date....................................1
         2.02 Deferred Retirement Date..................................1
         2.03 Disability Retirement Date................................1
         2.04 Early Retirement Date.....................................2
         2.05 Method of Distribution....................................2
         2.06 Distribution of Vested Account Balance....................2
         2.07 Commencement of Benefits..................................3
         2.08 Diversification...........................................5
         2.09 Annuity Distributions.....................................6
         2.10 Accelerated Distributions.................................7

ARTICLE III--  DEATH BENEFITS...........................................8

         3.01 Death During a Period of Service..........................8
         3.02 Death After Termination of Employment.....................8
         3.03 Other Amounts.............................................8

ARTICLE IV--  RIGHTS AND OPTIONS CONCERNING DISTRIBUTED
              SHARES OF COMMON STOCK....................................9

         4.01 Right of First Refusal....................................9
         4.02 Put Option................................................9
         4.03 Exercise of Put Option...................................10
         4.04 Other Rights.............................................11
         4.05 Actions To Carry Out the Rights and Options..............11
         4.06 Stock Transfer Taxes.....................................11

ARTICLE V--  LIMITATIONS WITH RESPECT TO CERTAIN PARTICIPANTS..........11

         5.01 Section 1042 Transactions................................11

                                   APPENDIX A

                         Article I......... -- GENERAL

1.01     Purpose

         The purpose of this Appendix A is to provide Participants in the Plan with certain nonterminable protections and rights with respect to their ESOP Accounts.

1.02     Applicability

         This Appendix A has no application to an Employee hired by the Employer after December 31, 2000 (other than the restoration of forfeited accounts, as applicable); and no such Employee shall have any rights under this Appendix A, which applies only to current and former Employees.

1.03     Defined Terms

         All capitalized terms used in this Appendix A shall have the meanings set forth in Article I of the Plan unless the context clearly indicates otherwise or such terms are not defined in Article I.

       Article II........ -- PAYMENT OF ESOP ACCOUNT RETIREMENT BENEFITS

2.01     Normal Retirement Date

         Subject to Section 2.02, any Participant who is an Employee of the Employer when he attains his Normal Retirement Date shall have a nonforfeitable right to his ESOP Account, and may retire on his Normal Retirement Date, which shall be the Participant's attainment of age 65. For purposes of this Article II of Appendix A, Retirement Date means the date of a Participant's Normal Retirement Date, Deferred Retirement Date, Disability Retirement Date, or Early Retirement Date, all as provided in this Article II. A Participant's election to receive benefits on his Retirement Date under this Appendix A and under the Plan shall be uniform and consistent.

2.02     Deferred Retirement Date

         If a Participant remains an Employee after his Normal Retirement Date, he shall participate in the benefits of the Plan in the same manner as any other Participant. The Deferred Retirement Date of a Participant who remains an Employee after his Normal Retirement Date shall be the first day of any month coincident with or following the date of his termination of Service.

2.03     Disability Retirement Date

         A Participant shall be considered, if he so elects, to have retired for the purposes of the Plan on his Disability Retirement Date which shall be the date of his termination of Service on account of his Disability, regardless of his age.

2.04     Early Retirement Date

         A Participant shall be considered, if he so elects, to have retired for the purposes of the Plan on his Early Retirement Date which shall be the date of his termination of Service, provided that the sum of the Participant's age and Years of Service equals or exceeds 75. If on such date of his termination of Service such sum is less than 75, then a Participant's Early Retirement Date shall be, if he so elects, the subsequent date (if any) on which such sum equals
75. The effect of the election described in this Section 2.04, if made, shall be the payment of benefits as if such Participant retired on his Normal Retirement Date. This Section 2.04 applies only for purposes of an ESOP Account.

2.05     Method of Distribution

         Subject to Article IV and Sections 2.07, 2.10 (if in force) and 3.01, distribution of a Participant's Vested Account Balance shall be made in substantially equal periodic installments not less frequently than annually (in a manner prescribed by the Plan Administrator) over a period equal to the greater of (a) five years, or (b) in the case of a Participant with an ESOP Account which has a value in excess of $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code) on the Valuation Date coincident with or immediately preceding the date distributions are scheduled to commence, five years plus one additional year (but not more than five additional years) for each $100,000 (as adjusted pursuant to Section 409(o)(2) of the Code) or fraction thereof by which the value of such ESOP Account exceeds $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code); provided, however, that distributions with a value of less than the "Applicable Amount" (defined below) may be paid at the election of the Participant or his Beneficiary, as applicable, in one single distribution. The "Applicable Amount" shall mean the amount, if any, established in a uniform and nondiscriminatory manner by the Plan Administrator; provided that the Applicable Amount, once established, may only be changed in conformity with the requirements of Section 411(d)(6) of the Code and the Treasury Regulations promulgated thereunder.

2.06     Distribution of Vested Account Balance

(a) Distribution of a Participant's Vested Account Balance from his ESOP Account will be made entirely in whole shares of Common Stock, with the value of any fractional interest in shares of Common Stock paid in cash. To the extent a distribution is to be made in shares of Common Stock, any cash or other property in a Participant's ESOP Account will be used to acquire shares of Common Stock for distribution. Notwithstanding the foregoing, if applicable corporate charter or bylaw provisions restrict ownership of substantially all outstanding shares of Common Stock to Employees or to a plan or trust described in Section 401(a) of the Code, then any distribution of a Participant's Vested Account Balance from his ESOP Account shall be in cash.

(b) Distribution to a Participant shall be based upon the value of the Vested Account Balance in his ESOP Account on the Valuation Date coinciding with or immediately preceding the date of distribution.

2.07     Commencement of Benefits

(a) General Rule For Determining Plan Year in which Benefit Commences. Subject to Sections 2.07(c), 2.07(f), 2.07(h) of this Article II of Appendix A, and
Section 12.11 of the Plan, the payment of any benefit to which a Participant is entitled under this Appendix A to the Plan shall commence not later than the earliest of:

(1) 60 days after the close of the Plan Year in which the Participant has a termination of Service on or after the Participant's Retirement Date;

(2)      60 days after the close of the Plan Year in which occurs the latest of
         (i) the 10th anniversary of the year in which the Participant commenced Plan participation; (ii) the Participant's 65th birthday; or
         (iii) the Participant's termination of Service;

(3) one year after the close of the Plan Year in which the Participant dies; or

(4) unless subsequent to such termination of Service the Participant has again become an Employee, the close of the fifth Plan Year following the Plan Year in which the Participant's termination of Service occurs.

(b) Exception to General Rule. Notwithstanding the provisions of Section 2.07(a), distribution to a Participant may commence as soon as practicable after
(i) the Participant's Retirement Date, or the date a Participant who is not an Employee attains age 65, if the Participant so elects in writing or (ii) the date of his death if the Beneficiary so elects in writing. If such an election is made, distribution of such Participant's Vested Account Balance from his ESOP Account shall be made in installments with (i) the number and timing of such installments (but not the amounts thereof) determined pursuant to Section 2.05 and (ii) the amount of each installment determined by dividing the value of the Vested Account Balance in such Participant's ESOP Account as of the Valuation Date coinciding with or next preceding the making of such installment by the number of installments remaining to be paid immediately preceding the making of such installment; provided that the final installment shall in all events consist of the full remaining Vested Account Balance in such Participant's Account immediately prior to such installment.

(c) Deferral of Certain Payments until 65. Notwithstanding any other provision of this Appendix A to the Plan, if a Participant's Vested Account Balance either
(i) has a present value of greater than $5,000 or (ii) is 100 shares of Common Stock or more in his ESOP Account, payment of benefits under this Plan to such Participant shall not commence prior to the Participant's attainment of age 65 unless the Participant consents in writing to an earlier commencement of payments. Solely for purposes of determining whether a Participant's Vested Account Balance has a present value of greater than $5,000, or is 100 shares or more of Common Stock, the full value of all the Participant's Accounts, including his ESOP Account, shall be taken into account.

(d) Time for Commencement of Benefits within Applicable Plan Year. To the extent consistent with the Code and Treasury Regulations, in the case of any payment of benefits which is to commence within a particular Plan Year in accordance with this Section 2.07, payment shall commence as soon as practicable following the receipt by the Plan Administrator of data relating to the Participants, as the Plan Administrator may reasonably require, to determine the allocations to Participants' ESOP Accounts in accordance with this Article II.

(e) Accelerated Commencement of Small Benefits. If, as of the time such distribution would first be made to a Participant in accordance with this sentence, (i) such Participant has not again become an Employee, (ii) the value of such Participant's Vested Account Balance in his ESOP Account (using the value per share established as of the most recent Valuation Date) is not greater than $5,000, and (iii) such Participant's Vested Account Balance in his ESOP Account is less than 100 shares of Common Stock, then distribution of such Vested Account Balance shall be made in the form of a single distribution of the entire Vested Account Balance then allocated to such Participant's ESOP Account, as soon as practicable following (A) the occurrence of the Participant's death or Retirement Date, or (B) the end of the Plan Year following a Break in Service of at least 12 months duration, as the case may be. If any shares of Common Stock or other amounts are allocated to his account following such distribution, such shares of Common Stock or other amounts shall be distributed to the Participant as soon as practicable after such allocation is made and in no event later than the date required for the commencement of benefits to such Participant otherwise prescribed in Section 2.07(a). Solely for purposes of determining whether the Plan Administrator may, pursuant to this Section 2.07(e), compel the distribution of a Participant's Vested Account Balance that is $5,000 or less, and is less than 100 shares of Common Stock, the full value of all the Participant's Accounts, including his ESOP Account, shall be taken into account.

(f) Latest Date for Commencement of Benefits. Except as provided in Section
12.11 of the Plan, the distribution of the ESOP Account of any Participant who is a 5% owner (as defined in Section 416(i) of the Code) must commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, and must be made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the proposed Treasury Regulations thereunder. Except as provided in Section 12.11 of the Plan, the distribution of the ESOP Account of any Participant who is not a 5% owner (as defined in Section 416(i) of the Code) must commence not later than April 1 of the calendar year following the later of
(1) the calendar year in which the Participant attains age 70 1/2 or (2), where the Participant so elects, the calendar year in which the employee retires, and must be made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the proposed Treasury Regulations thereunder. The distribution of the ESOP Account of any Participant who is not a 5% owner (as defined in Section 416(i) of the Code) and who attains age 70 1/2 prior to January 1, 2001 may commence, at the election of such Participant, not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, and in such case must be made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the proposed Treasury Regulations thereunder. A Participant's election to receive benefits pursuant to this
Section 2.07(f) shall be uniform and consistent with any election or distribution under Section 5.05 of the Plan.

(g) Distributions Which Commenced Prior To Death. If distribution of a Participant's benefit under his ESOP Account has commenced prior to a Participant's death, and such Participant dies before his entire ESOP Account benefit is distributed, the remaining portion of the Participant's benefit shall be distributed at least as rapidly as under the method of distribution in effect on the date of the Participant's death.

(h) Administrative Delays. If the amount payable cannot be ascertained, or, subject to the provisions of Section 12.11 of the Plan, the Participant cannot be located after reasonable efforts, a payment retroactive to the date determined under the preceding provisions of this Section 2.07 may be made not later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

(i) Conflicts of Interest. If, following a termination of Service, a Participant becomes employed by a governmental agency which determines that the Participant's continued participation in the Plan constitutes a conflict of interest with the Participant's employment with such agency, the Participant's entire vested ESOP Account shall be distributed as soon as practicable following clear demonstration of such facts; provided, however, that the distribution shall be made only in the form of an eligible rollover distribution pursuant to
Section 9.08 of the Plan.

(j)      Special Exceptions.

(1) For those Participants who are not "highly compensated employees" as defined in Section 414(q) of the Code and who were employed by former Employers known as "Columbus Union" or "Columbus Non Union", (i) reemployment by the Company, commencing on or after July 1, 1998 shall not preclude the commencement of benefits pursuant to Section 2.07(a)(4), and (ii) notwithstanding the provisions of Sections 2.07(a), (b) and (e), but subject to the provisions of Section 2.07(c), each such Participant shall receive a single distribution of the entire Vested Account Balance allocated to such Participant's ESOP Account, as soon as practicable.

(2) For those Participants who are not "highly compensated employees" as defined in Section 414(q) of the Code and who were employed by former Employers known as Holloman, reemployment by the Company, commencing on or after September 1, 1999 shall not preclude the commencement of benefits pursuant to Section 2.07(a)(4).

2.08     Diversification

(a) "Qualified Election Period" means the six Plan Year period beginning with the later of (i) the Plan Year in which the Participant attains age 55; or, (ii) the Plan Year in which the Participant first becomes a Qualified Participant.

(b) "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation under the Plan, including years of participation in the pre-merger DynCorp Employee Stock Ownership Plan. Periods of time following a termination of Service shall not be treated as participation for purposes of this Section 2.08.

(c) A Qualified Participant may file a written election with the Plan Administrator within 90 days after the close of each Plan Year (the "Notice Period") during the first five Plan Years of his Qualified Election Period to have twenty-five percent of the shares of Common Stock employer securities acquired by or contributed to the Plan and allocated to his ESOP Account (less the number of shares of previously distributed pursuant to this Section 2.08) distributed to him in kind in the form of a single payment. If a Qualified Participant makes a timely election to have shares of Common Stock distributed, such shares of Common Stock shall be distributed no later than 90 days after the end of the Notice Period during which such election was made.

(d) A Qualified Participant may elect during the Notice Period of the sixth and final Plan Year of his Qualified Election Period to have fifty percent of the shares of employer securities acquired by or contributed to the Plan and allocated to his ESOP Account (less the number of shares of Common Stock previously distributed pursuant to this Section 2.08) distributed to him in kind in the form of a single payment. If a Qualified Participant makes a timely election to have shares of Common Stock distributed, such shares of Common Stock shall be distributed no later than 90 days after the end of the Notice Period during which such election was made.

(e) The diversification requirements of this Section 2.08 for any Plan Year shall be treated as having been satisfied with respect to a Qualified Participant if such Participant fails to file a timely election by the end of the applicable Notice Period.

2.09     Annuity Distributions

         Notwithstanding any provision of this Appendix A of the Plan to the contrary, unless the provisions of Section 2.07(e) are applicable to such Participant, a Participant who has terminated Service and who has attained age 65 shall be permitted, in his sole discretion, to elect that his ESOP Account distribution shall be paid in the form of a Straight Life Annuity ("SLA") or, if the Participant is married, a Qualified Joint and Survivor Annuity ("QJSA"). However, no surviving spouse of a deceased Participant shall be eligible to elect to receive a qualified preretirement survivor annuity as described in section 417(c) of the Code because of the exemption contained in section 401(a)(11)(C) of the Code. The amount payable under an SLA shall be paid as an annual annuity on the life of the Participant. The amount payable under a QJSA shall be payable as an annual annuity on the life of the Participant, with an amount equal to 50% of the annual benefit payable under such annuity payable to the Participant's surviving spouse if the Participant predeceases his or her spouse. Any ESOP Account benefit in the form of an annuity shall be provided by the purchase of a nontransferable annuity contract from an insurance company selected by the Trustees, which shall be delivered to the Participant. The Trustee shall, as the contents of the Participant's ESOP Account become otherwise distributable to the Participant according to the Plan, cause shares of Common Stock then distributable from such ESOP Account to be converted into cash at the fair market value thereof and the proceeds, together with any other cash then distributable from the ESOP Account, to be used to purchase the SLA or QJSA.

         Payments under an SLA or QJSA shall commence not later than 60 days after the last day of the Plan Year coinciding with or next following the latest of (1) the Participant's 65th birthday or (2) his termination of Service (the "Annuity Starting Date").

         An election to receive payments in the form of an SLA or QJSA must be made within sixty (60) days preceding the last day of the Plan Year coinciding with or next following the latest of (1) the Participant's 65th birthday or (2) his termination of Service (the "Applicable Election Period"). A participant who is married at the time of such election may not elect to receive an SLA except with the written consent of his or her spouse, waiving the QJSA form of benefit. Within a reasonable period prior to the Applicable Election Period, the Participant must be furnished a written explanation, reasonably calculated to be understood by him, of:

(a)      the terms and conditions of the SLA or QJSA;

(b) the steps needed to record an SLA or QJSA election, the requirements for spousal consent to waive the QJSA form of benefit, and the effect thereof; and

(c) the Participant's right to revoke the waiver described at (b) above within the Applicable Election Period.

2.10     Accelerated Distributions

         A Participant who has terminated employment and is eligible to receive distributions from his or her ESOP Account in 2002 or later years may elect to receive a distribution of the shares of Common Stock allocated to his or her ESOP Account at a time earlier than that otherwise provided under Section 2.7 of this Appendix A, subject to the limitations and requirements of this Section, which shall be referred to as an "Accelerated Distribution". Accelerated Distributions shall be made only immediately prior to a "Trade Date" occurring under the Internal Market.

(a) The aggregate number of shares of Common Stock that shall be distributed to all Participants receiving an Accelerated Distribution in connection with a Trade Date shall be equal to the excess (if any) of the number of valid orders to purchase shares over the number of valid orders to sell shares other than Accelerated Distribution shares, for execution on the Trade Date in accordance with applicable market rules (and disregarding any sell orders issued by the Plan matching the Plan's repurchase from Participants of Accelerated Distribution shares at the Trade Date). If there is no such excess with respect to a particular Trade Date, then there shall be no Accelerated Distributions made with respect to such Trade Date.

(b) The number of shares in each Participant's ESOP Account that shall be distributed pursuant to an Accelerated Distribution on a Trade Date shall be determined as follows:

    Total shares subject to individual        Aggregate number of Accelerated
  Participant's election for Accelerated     Distribution shares distributed
     Distribution at such Trade Date      X         at such Trade Date

  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
       Total shares subject to all Participants' elections for Accelerated
                        Distribution at such Trade Date

(c) Any shares of Common Stock distributed to a Participant pursuant to an Accelerated Distribution shall reduce the Participant's entitlement to subsequent installment distributions of Common Stock pursuant to Section 2.5 of this Appendix A in inverse order of time.

(d) A Participant (or the qualified plan or IRA to which the Participant wishes to transfer his Accelerated Distribution) must elect to sell all of the shares of Common Stock received in connection with an Accelerated Distribution back to the Company or the Trust immediately upon their distribution pursuant to the put option provisions of Section 4.2 of this Appendix A as a condition of the election to receive an Accelerated Distribution, and the Participant or plan shall therefore receive solely the proceeds of the sale of such Common Stock, without the right to retain ownership of such Common Stock.

(e) A Participant who is eligible to receive an Accelerated Distribution may elect to do so by executing and delivering a form to that effect to be supplied by the Plan Administrator. Forms must be delivered at least ten business days prior to a Trade Date to be effective for that Trade Date. All such elections shall remain in effect for all subsequent Trade Dates until they are revoked by the Participant. A Participant may revoke an election to receive Accelerated Distributions at any time by executing and delivering a form to that effect to be supplied by the Plan Administrator. However, no such revocation shall be effective with respect to a Trade Date if it is received fewer than three business days prior to a Trade Date. A Participant who does not elect Accelerated Distribution, or who validly revokes an election for Accelerated Distribution, shall continue to be eligible for all of the rights with regard to distributions otherwise available under the Plan, including the right to elect or re-elect Accelerated Distribution at a later time.

(f)      This Section 2.10 shall automatically be deleted on March 31, 2003.

                      Article III....... -- DEATH BENEFITS

3.01     Death During a Period of Service

         Subject to Section 2.06(a), upon the death of a Participant during a period of Service, all amounts then credited to his ESOP Account shall be distributed to the Participant's Beneficiary in accordance with Sections 2.05 and 2.07.

3.02     Death After Termination of Employment

         Upon the death of a Participant after retirement, Disability or termination of Service, but prior to the distribution of his entire Vested Account Balance, his ESOP Account shall be distributed to the Participant's Beneficiary in accordance with Sections 2.05 and 2.07(g).

3.03     Other Amounts

         Any amounts credited to a Participant's ESOP Account after his death shall be distributed as soon as administratively practicable or, if later, at the time any amounts previously credited are distributed in accordance with the other provisions of this Article III of Appendix A.

Article IV -- RIGHTS AND OPTIONS CONCERNING DISTRIBUTED SHARES OF COMMON STOCK

4.01     Right of First Refusal

(a) During any period when shares of Common Stock are not publicly traded on an established market, all distributions of such shares of Common Stock from ESOP Accounts to any Participant or his Beneficiary (the "Distributee") by the Trust shall be subject to a "right of first refusal" upon the terms and conditions hereinafter set forth. The "right of first refusal" shall provide that prior to any transfer (as determined by the Plan Administrator) of the shares of Common Stock, the Distributee must first offer to sell such shares of Common Stock to the Trust, and if the Trust refuses to exercise its right to purchase the shares of Common Stock, then the Company shall have a "right of first refusal" to purchase such shares of Common Stock. Neither the Trust nor the Company shall be required to exercise the "right of first refusal".

(b) The terms and conditions of the "right of first refusal" shall be determined as follows:

(1) If the Distributee receives a bona fide offer for the purchase of all or any part of his shares of Common Stock from a third party, the Distributee shall forthwith deliver (by registered mail, return receipt requested) a copy in writing of any such offer to the Plan Administrator and the Trustee. The Trustee (as directed by the Plan Administrator) or the Company, as the case may be, shall then have 14 days after receipt by the Plan Administrator of the written offer to exercise the right to purchase all or any portion of the shares of Common Stock. Subject to Section 4.01(b)(2), the purchase price to be paid by the Trust or the Company for the shares of Common Stock shall be the purchase price stated in the bona fide offer received by the Distributee; and

(2) The selling price and other terms under the "right of first refusal" must not be less favorable to the Distributee than the greater of the value of the security determined pursuant to the Treasury Regulations or the purchase price and other terms offered by the third-party buyer making a good faith offer to purchase the security from the Distributee.

4.02     Put Option

         If at the time of distribution, shares of Common Stock distributed from the Trust Fund are not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code and the Treasury Regulations, such shares of Common Stock shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the shares of Common Stock distributed to him by the Trust to the Trust. Should the Trust decline to purchase all or any part of the shares of Common Stock put to it by the Qualified Holder, the Company shall purchase those shares of Common Stock that the Trust declines to purchase. The put option shall be subject to the following conditions:

(a) The term "Qualified Holder" shall mean the Participant or Beneficiary receiving the distribution of such shares of Common Stock, any other party to whom the shares of Common Stock are transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code
Section 408) to which all or any portion of the distributed shares of Common Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Sections 402 and 408 of the Code.

(b) During the "put option period", as hereafter defined, with respect to any distribution of such shares of Common Stock, a Qualified Holder shall have the right to require the Trust, or the Company if the Trust declines, to purchase all or a portion of the distributed shares of Common Stock held by the Qualified Holder. Such "put option period" shall commence on the date of the distribution of such shares of Common Stock and shall end on the 60th day following the later of (i) the date of such distribution or (ii) the date on which the fair market value of such shares of Common Stock has been determined as of the Valuation Date coinciding with or next preceding the distribution thereof. The purchase price to be paid for any such shares of Common Stock shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 4.02(b) or, (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of
Section 4975(e)(2) of the Code, as of the date of the transaction.

(c) If a Qualified Holder shall fail to exercise his put option right under
Section 4.02(b), the option right shall temporarily lapse upon the expiration of the "put option period". As soon as practicable following the last day of the Plan Year in which the "put option period" expires, the Company shall notify the nonelecting Qualified Holder (if he is then a shareholder of record) of the valuation of the shares of Common Stock as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed shares of Common Stock. The purchase price to be paid therefore shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this
Section 4.02(c) or (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, as of the date of the transaction.

(d) The foregoing put options under Section 4.02(b) and (c) shall not obligate the Plan or Trust in any manner if the Trust declines to purchase all or any part of the shares of Common Stock so offered, and, in such event, shall be effective solely against the Company. In no event may the Trustee pay more than fair market value for shares of Common Stock.

(e) The period during which the put option is exercisable does not include any time when a Qualified Holder is unable to exercise it because the Company is prohibited from honoring it by applicable Federal or state laws.

(f) Except as otherwise required or permitted by the Code, the put options under
Section 4.02 shall satisfy the requirements of Section 54.4975-7(b) of the Treasury Regulations to the extent, if any, that such requirements apply to such put options.

4.03     Exercise of Put Option

         A Qualified Holder must exercise his put option in writing on a form supplied by the Plan Administrator. Unless otherwise determined by the Plan Administrator, if a Qualified Holder exercises his put option under Section 4.02, payment for the shares of Common Stock repurchased shall be made, (a) in the case of a total distribution of a Participant's ESOP Account within a single taxable year as described in Section 409(h)(5) of the Code, (i) if the Vested Account Balance of the Participant has a value of $5,000 or less, in one installment not later than 30 days after exercise, or (ii) if the Vested Account Balance of the Participant has a value of more than $5,000, in accordance with uniform rules established by the Plan Administrator, in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding five years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, (b) in the case of other distributions, not later than 30 days after such exercise. For purposes of this Section 4.03, the interest rate shall be determined by reference to the prevailing Prime Rate as listed in the Wall Street Journal unless the Code requires a higher rate. Solely for purposes of determining whether a Participant's Vested Account Balance has a value of greater than $5,000, the full value of all the Participant's Accounts, including his ESOP Account, shall be taken into account.

4.04     Other Rights

         Except as provided in Sections 4.01, 4.02, 4.03 or 2.06(a), no shares of Common Stock acquired with the proceeds of an exempt loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by or distributed from the Plan. Rights and protection set forth in this Article IV shall be nonterminable to the extent, if any, provided in Section 10.01 of the Plan.

4.05     Actions To Carry Out the Rights and Options

         The Company shall take any and all actions as it may deem necessary or desirable to effectuate and carry out the "right of first refusal" and the put option provided under this Article IV, including, but not limited to, the placing of appropriate legends on the certificates representing the shares of Common Stock and the issuance of appropriate stop transfer instructions to the transfer agent for shares of Common Stock.

4.06     Stock Transfer Taxes

         Subject to applicable law, the stock transfer or similar taxes, if any, arising in connection with the purchase of shares of Common Stock pursuant to this Article IV shall be the obligation of the purchaser of such shares of Common Stock.

     Article V......... -- LIMITATIONS WITH RESPECT TO CERTAIN PARTICIPANTS

5.01     Section 1042 Transactions

         If a shareholder sells Common Stock to the Trust Fund (with the consent of the Company) in a Section 1042 Transaction (as defined in the former DynCorp Employee Stock Ownership Plan), no portion of the Common Stock purchased in any such transaction (or any dividends or other assets of the Plan attributable thereto) may be allocated, during the Nonallocation Period (defined below), to the Accounts of:

(1)      the selling shareholder; or

(2) the selling shareholder's spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent provided in Section 409(n)(3)(A) of the Code), or any other person who bears a relationship to him that is described in Section 267(b) of the Code.

         In addition, no portion of the Common Stock purchased in any such transaction (or any dividends or other income attributable thereto) may thereafter be allocated to the Account of any other Participant owning (as determined under Section 318(a) of the Code, without regard to Section 318(a)(2)(B)(i) of the Code), during the entire one-year period preceding the purchase or on the last day of any Plan Year, more than 25% of any class of outstanding Company Stock or of the total value of any class of outstanding Company Stock.

         For purposes of this Section 5.01, "Nonallocation Period" shall mean the period beginning on the date of the sale of the qualified securities and ending on the later of (i) the date which is 10 years after the date of the
Section 1042 Transaction, or (ii) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

                                   APPENDIX B

Special Match and other Provisions Relating to Certain Company Operations.

         1. Special Incentive Matching Employer Contribution Applicable to Participants who first participate in the Plan between November 1, 2000 and March 31, 2001.

         A Participant who is a Non-Highly Paid Employee, and who first elects to participate in the Plan between (and including) November 1, 2000 and March 31, 2001, shall receive an incentive Matching Employer Contribution in the amount of $100, contributed to the Plan by the Employer in the form of cash; provided such Participant continues to make Salary Deferral Contributions for at least six months following such Participant's Entry Date into the Plan.

         2. Special provisions applicable to Participants covered by a collective bargaining agreement.

         Notwithstanding any provision of the Plan to the contrary, a Participant who is covered by a collective bargaining agreement between the Company and a union shall make or receive, but shall only make or receive, such Salary Deferral Contributions, Matching Employer Contributions, Supplemental Matching Employer Contributions or Discretionary Employer Contributions, whether in stock or in cash, as are so provided for in such collective bargaining agreement.

                                   APPENDIX C
                          (As amended January 1, 2002)

I.       Participating Employers under the SARP

         The following is a list of those Employers that have, with the consent of the Plan Administrator, adopted this Plan:

1.       DynCorp
2.       DynCorp Systems & Solutions LLC
3.       DynCorp Information Systems LLC
4.       DynCorp International LLC
5.       DynCorp Technical Services LLC
6.       AdvanceMed Corporation
7.       DynRide LLC
8.       Dyn Marine Services, Inc.
9.       Dyn Marine Services Of Virginia, Inc.
10.      DynKePRO L.L.C.
11.      DynPort Vaccine Company LLC
12.      DynPar L.L.C.

II.      Certain Excluded Employees

1. No Highly-Paid Employee of DynPar L.L.C. shall be an Eligible Employee for purposes of the SARP.

2. Every hourly paid employee on the following contracts shall be an Excluded Employee for purposes of the SARP:

                  ANDREWS SUPPORT DIVISION HOURLY SCA
                  APS-3 HOURLY SCA
                  AVIATION ENGINEERING OPERATIONS
                                 C12 HOURLY SCA
                               C12 OVERSEAS HOURLY
                  CALIFORNIA DEPARTMENT OF FORESTRY HOURLY SCA
                  CALIFORNIA DEPARTMENT OF FORESTRY MECHANICS UNION
                  COLUMBUS SUPPORT DIVISION HOURLY SCA
                  COLUMBUS SUPPORT DIVISION UNION
                  EGLIN HOURLY SCA
                  ENGINEERING SUPPORT SERVICES
                  FIELD SERVICES DIVISION HOURLY SCA
                  FIELD SERVICES DIVISION OVERSEAS HOURLY
                  FIELD SERVICES DIVISION PAX RIVER AREA HOURLY SCA FLEET HOSPITAL WAREHOUSE HOURLY SCA FLEET HOSPITAL WAREHOUSE UNION FOOD & DRUG ADMINISTRATION MOD 1 UNION FOOD & DRUG ADMINISTRATION MOD 8 (FDB) UNION FORT BELVOIR HOURLY SCA FORT HOOD CONROE HOURLY SCA FORT HOOD HOURLY SCA FORT RUCKER UNION GODDARD SUPPORT DIVISION HOURLY SCA GODDARD SUPPORT DIVISION UNION GTE HOURLY SCA HOLOMON SUPPORT DIVISION BEALE UNION HOLOMON SUPPORT DIVISION HOURLY SCA HOLOMON SUPPORT DIVISION UNION HOLOMON SUPPORT DIVISION WHITEMAN UNION IMPASS HOURLY SCA JOHNSON SUPPORT DIVISION HOURLY SCA JOHNSON SUPPORT DIVISION UNION JSD-DRYDEN UNION JSD-ETS DRYDEN SCA JSD-SAERS HOURLY SCA KHL HOURLY SCA LOGCAP FORT POLK SCA LOGCAP HOURLY SCA NAIC HOURLY SCA NASA HOURLY SCA NASA UNION 1 (UPGWA) PATRICK SUPPORT DIVISION HOURLY SCA PATRICK SUPPORT DIVISION OVERSEAS HOURLY PAX RIVER AREA CARDEROCK HOURLY SCA PAX RIVER AREA CATV HOURLY SCA PAX RIVER AREA EAGLE HOURLY SCA PAX RIVER AREA MANTECH HOURLY SCA PAX RIVER AREA MILCORP HOURLY SCA PAX RIVER AREA RANGE HOURLY SCA POINT MUGU UNION ROCK ISLAND HOURLY SCA SECURITY SERVICES INFORMATION MANAGEMENT HOURLY SCA SECURITY SERVICES RDR HOURLY SCA SECURITY SERVICES SEMP HOURLY SCA SECURITY SERVICES WASHMAC HOURLY SCA SECURITY SERVICES WASHMAC OVERSEAS HOURLY TESCO HOURLY SCA TINKER HOURLY SCA TINKER MACHINISTS UNION TINKER PLUMBERS UNION TYNDALL HOURLY SCA VANCE SUPPORT DIVISION HOURLY SCA VANCE SUPPORT DIVISION UNION WARTIME RESERVE MANAGEMENT HOURLY SCA WARTIME RESERVE MANAGEMENT OVERSEAS HOURLY

         3. Every Employee who is a resident of, or primarily employed in, the Commonwealth of Puerto Rico shall be an Excluded Employee for the purposes of the SARP.

Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated April 10, 2002, included in this Form 10-K/A, into the Company's previously filed Amendment No. 1 to Form S-4 Registration Statement No. 333-25355, Form S-1 Registration Statement and post-effective Amendment Nos. 1 through 7 on Form S-2 to Form S-1 Registration Statement No. 33-59279 and Form S-8 Registration Statement No.333-38034.


     Vienna, Virginia
     May 3, 2002